As filed with the Securities and Exchange Commission on May 15, 2013

Registration No. 333-187643

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONSTAR MORTGAGE LLC	NATIONSTAR CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
6162	6162
(Primary standard industrial classification code number)	(Primary standard industrial classification code number)
75-2921540	27-1996157
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
350 Highland Drive Lewisville, Texas 75067 (469) 549-2000	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Address, including zip code, and telephone number, including area code, of principal executive offices)

and the Guarantors identified in Table of Additional Registrant Guarantors below

Anthony W. Villani, Esq. Executive Vice President and General Counsel Nationstar Mortgage LLC 350 Highland Drive Lewisville, Texas, 75067 (469) 549-2000	Duane McLaughlin, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000 (Copies of all communications, including communications sent to agent for service)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
9.625% Senior Notes due 2019	$375,000,000	100%	$375,000,000	$51,150
Guarantees for the 9.625% Senior Notes due 2019	(3)	(3)	(3)	(3)
7.875% Senior Notes due 2020	$400,000,000	100%	$400,000,000	$54,560
Guarantees for the 7.875% Senior Notes due 2020	(3)	(3)	(3)	(3)
6.500% Senior Notes due 2021	$600,000,000	100%	$600,000,000	$81,840
Guarantees for the 6.500% Senior Notes due 2021	(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457 under the Securities Act.
(3)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Name	Jurisdiction	I.R.S. Employer ID #	Address and Telephone #
Centex Land Vista Ridge Lewisville III General Partner, LLC	Delaware	75-2921540	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Centex Land Vista Ridge Lewisville III, L.P.	Delaware	20-3437712	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Champion Mortgage LLC	Delaware	80-0870998	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Harwood Service Company, LLC	Delaware	75-2925375	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Harwood Insurance Services, LLC	California	75-2921540	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Harwood Service Company of Georgia, LLC	Georgia	73-1643246	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Harwood Service Company of New Jersey, LLC	New Jersey	74-3047401	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
HomeSelect Settlement Solutions, LLC	Delaware	20-1356314	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar 2009 Equity Corporation	Delaware	27-1285662	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar Equity Corporation	Nevada	75-2711305	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar Industrial Loan Company	Tennessee	75-2786875	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar Industrial Loan Corporation	Minnesota	90-0338045	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar Mortgage Holdings Inc.	Delaware	45-2156869	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar Sub1 LLC	Delaware	45-2307080	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar Sub2 LLC	Delaware	45-2307126	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
NSM Recovery Services Inc.	Delaware	27-3275696	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
NSM Foreclosure Services Inc.	Delaware	27-3916074	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is neither an offer to sell nor a solicitation of an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2013

PRELIMINARY PROSPECTUS

Nationstar Mortgage LLC

Nationstar Capital Corporation

Offers to Exchange

$375,000,000 aggregate principal amount of our new 9.625% Senior Notes due 2019 (the “New 2019 Notes”), $400,000,000 aggregate principal amount of our new 7.875% Senior Notes due 2020 (the “New 2020 Notes”) and $600,000,000 aggregate principal amount of our new 6.500% Senior Notes due 2021 (the “New 2021 Notes” and, together with the New 2019 Notes and the New 2020 Notes, the “New Notes”), the issuance of each of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of our outstanding unregistered 9.625% Senior Notes due 2019 (the “Old 2019 Notes”), 7.875% Senior Notes due 2020 (the “Old 2020 Notes”) and 6.500% Senior Notes due 2021 (the “Old 2021 Notes” and, together with the Old 2019 Notes and the Old 2020 Notes, the “Old Notes”), respectively.

Terms of the Exchange Offers

•

We are offering to exchange any and all of our Old Notes that are validly tendered and not validly withdrawn for an equal principal amount of New Notes that are freely tradable. We refer to the Old Notes and the New Notes collectively as the “Notes.”

•

The exchange offers expire at 5:00 p.m., New York City time, on                , 2013 (such date and time, the “Expiration Date,” unless we extend or terminate one or more of the exchange offers, in which case the “Expiration Date” of such exchange offer will mean the latest date and time to which we extend such exchange offer).

•	Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

•	The Old Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•	The exchange of Old Notes for New Notes generally will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offers.

•

The terms of the New Notes to be issued in the exchange offers are substantially the same as the terms of the Old Notes, except that the offers of the New Notes are registered under the Securities Act, and the New Notes have no transfer restrictions, rights to additional interest or registration rights.

•

The New Notes will be senior unsecured obligations of each of Nationstar Mortgage LLC and Nationstar Capital Corporation, jointly and severally, and will be fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis by each of our existing and future domestic subsidiaries, other than non-guarantor subsidiaries as described by the applicable indentures governing the New Notes, and Nationstar Mortgage Holdings Inc. (“NMHI”), Nationstar Sub1 LLC (“Sub1”) and Nationstar Sub2 LLC (“Sub2 and, together with NMHI and Sub1, the “Parent Entities”).

•	The New Notes will not be listed on any securities exchange. A public market for the New Notes may not develop, which could make selling the New Notes difficult.

We are making the exchange offers in reliance on the position of the staff of the Securities and Exchange Commission (“SEC”) as set forth in interpretive letters addressed to third parties in other transactions, including the SEC staff’s no-action letter, Exxon Capital Holdings Corporation, available May 13, 1988. See “Description of the Exchange Offers—Resale of the New Notes.”

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Starting on the Expiration Date (as defined herein) and ending on the close of business 90 days after the Expiration Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the New Notes involves certain risks. See “Risk Factors” beginning on page 17.

We are not making an offer to exchange Notes in any jurisdiction where the offer is not permitted.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2013.

We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus or the related registration statement. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 to register the exchange offers of the New Notes, which you can access on the SEC’s website at http://www.sec.gov. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and about the New Notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any materials we or NMHI file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These materials are also available to the public from the SEC’s website at http://www.sec.gov.

MARKET AND INDUSTRY DATA

Certain market and industry data included or incorporated by reference in this prospectus have been obtained from third party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third party information. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information NMHI files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that NMHI subsequently files with the SEC will automatically update and supersede information in this prospectus and in NMHI’s other filings with the SEC. We incorporate by reference the documents listed below, which NMHI has already filed with the SEC, and any future filings we or NMHI makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement and prior to the termination of the exchange offers, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference to a furnished Current Report on Form 8-K or other furnished document:

•	NMHI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed on March 15, 2013 (“NMHI 2012 Form 10-K”);

•	NMHI’s Definitive Proxy Statement, as filed on April 15, 2013 (other than information in the Definitive Proxy Statement that is not specifically incorporated by reference in NMHI’s 2012 Form 10-K);

•	NMHI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as filed on May 7, 2013 (“NMHI Q1 2013 10-Q”); and

•

NMHI’s Current Reports on Form 8-K as filed on January 10, 2013, February 4, 2013, February 5, 2013, February 6, 2013, February 7, 2013, February 21, 2013, March 21, 2013 (of which there are three), March 26, 2013 and May 9, 2013.

You may request a copy of these filings at no cost, by contacting us at the following:

Nationstar Mortgage Holdings Inc.

350 Highland Drive

Lewisville, Texas 75067

Telephone: (469) 549-2000

Attn: Marshall Murphy

To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the Expiration Date of the exchange offers. This means that you must request this information no later than                     , 2013.

WEBSITES

The information contained on or that can be accessed through any of our websites is not incorporated in, and is not part of, this prospectus or the registration statement.

i

PROSPECTUS SUMMARY

This prospectus summary contains basic information about our company and the offering. It may not contain all the information that may be important to you and is qualified in its entirety by more detailed information appearing elsewhere in, or incorporated by reference into, this prospectus. Investors should carefully read this entire prospectus, including the information set forth under “Risk Factors” and in NMHI’s consolidated financial statements and related notes before making an investment decision.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Nationstar,” the “Company,” “we,” “us” or “our” refer collectively to Nationstar Mortgage LLC and its subsidiaries. With respect to the discussion of the terms of the notes on the cover page, in the section entitled “Prospectus Summary—Summary of the Exchange Offers,” in the section entitled “Prospectus Summary—Summary of the New Notes,” in the section entitled “Description of the New 2019 Notes,” in the section entitled “Description of the New 2020 Notes” and in the section entitled “Description of the New 2021 Notes,” references to “we,” “us” or “our” include only Nationstar Mortgage LLC and Nationstar Capital Corporation and not any other subsidiaries of Nationstar Mortgage LLC.

Company Overview

General

We are one of the largest residential mortgage services companies in the United States, offering a broad array of servicing, origination and real estate services to financial institutions and consumers. We have been one of the fastest growing mortgage servicers since 2007 as measured by growth in aggregate unpaid principal balance (“UPB”), having grown 84.1% annually on a compounded basis through March 31, 2013. As of March 31, 2013, we serviced over 1.9 million residential mortgage loans with an aggregate UPB of $312.5 billion. Our clients include national and regional banks, government organizations, securitization trusts, private investment funds and other owners of residential mortgage loans and securities. As of March 31, 2013, we employ over 5,700 people in the United States and are a licensed servicer in all 50 states.

In addition to our core servicing business, we also operate a fully integrated loan originations platform and suite of adjacent businesses, which we call “Solutionstar,” designed to meet the changing needs of the mortgage industry. Our originations platform complements and enhances our servicing business by allowing us to replenish our servicing portfolio as loans pay off over time, while Solutionstar broadens our product offerings by providing mortgage-related services spanning the life cycle of a mortgage loan. We believe our integrated approach, together with the strength and diversity of our servicing operations and our strategies for growing substantial portions of our business with minimal capital outlays (which we refer to as our “capital light” approach), position us to take advantage of the major structural changes currently occurring across the mortgage industry.

Our Business

Residential Mortgage Servicing

Our leading residential mortgage servicing business serves a diverse set of clients encompassing a broad range of mortgage loans, including prime and non-prime loans, traditional and reverse mortgage loans, government-sponsored enterprises (“GSEs”) and government agency-insured loans, as well as private-label loans issued by non-government affiliated institutions. We have grown our residential mortgage servicing portfolio from an aggregate UPB of $12.7 billion as of December 31, 2007 to $312.5 billion as of March 31, 2013. From December 2008 to March 31, 2013, we have added over $291 billion in UPB to our servicing platform. This growth has been funded primarily through internally generated cash flows and proceeds from equity and debt financings.

We service loans as the owner of mortgage servicing rights (“MSRs”), which we refer to as “primary servicing,” and on behalf of other MSR or mortgage owners, which we refer to as “subservicing.” We also service reverse mortgages. As of March 31, 2013, our primary servicing and subservicing portfolios represented 77.3% and 13.7%, respectively, of our total servicing portfolio, with 9.0% of our outstanding servicing portfolio consisting of reverse mortgages.

Originations

In addition to our servicing business, we operate a fully integrated loan originations platform to complement and enhance our servicing business. In the years ended December 31, 2012, 2011 and 2010, we originated conventional loans in aggregate principal balance of $7.9 billion, $3.4 billion and $2.8 billion, respectively. For the three months ended March 31, 2013, we originated approximately $3.4 billion of loans. We originate primarily conventional agency (GSE) and government-insured residential mortgage loans and, to mitigate risk, typically sell these loans within 30 days while retaining the associated servicing rights.

Solutionstar

We operate or have investments in several adjacent businesses which provide mortgage-related services that are complementary to our servicing and originations businesses. These businesses, which together we call “Solutionstar,” offer an array of ancillary services, including providing services for delinquent loans, managing loans in the foreclosure/real estate owned process and providing title insurance agency, loan settlement and valuation services on newly originated and re-originated loans. We offer these services in connection with loans we currently service, as well as on a third-party basis in exchange for base and/or incentive fees. In addition to enhancing our core businesses, Solutionstar presents an opportunity to increase future earnings with minimal capital investment, including by expanding the services we provide to large banks and other financial institutions seeking to outsource these functions to a third party.

Company History

Nationstar Mortgage LLC is a Delaware limited liability company. We were formed in 1994 in Denver, Colorado as Nova Credit Corporation, a Nevada corporation. In 1997, we moved our executive offices and primary operations to Lewisville, Texas and changed our name to Centex Credit Corporation. In 2001, Centex Credit Corporation was merged into Centex Home Equity Company, LLC, a Delaware limited liability company. In 2006, FIF HE Holdings LLC, acquired all of our outstanding membership interests, and we changed our name to Nationstar Mortgage LLC. Nationstar Capital Corporation, a Delaware corporation, is our wholly-owned subsidiary formed solely for the purpose of being a corporate co-issuer of our 10.875% Senior Notes due 2015, our 9.625% Senior Notes due 2019, our 7.875% Senior Notes due 2020 and our 6.500% Senior Notes due 2021.

In March 2012, our parent, NMHI, completed an initial public offering and related reorganization transactions pursuant to which all of the equity interests in Nationstar Mortgage LLC were transferred from FIF HE Holdings LLC to two direct, wholly-owned subsidiaries of NMHI. Trading in NMHI’s common stock on the New York Stock Exchange commenced on March 8, 2012 under the symbol “NSM.” On March 13, 2012, NMHI closed the initial public offering. Including 2,500,000 shares issued following the exercise of the underwriters’ overallotment option, the aggregate shares issued in connection with the initial public offering amounted to 19,166,667 shares. In addition, in connection with the initial public offering, FIF HE Holdings LLC offered certain of our current and former members of management the opportunity to exchange their Series 1 Class A units for shares of NMHI’s common stock that were held by FIF HE Holdings LLC. As of the date of this prospectus, FIF HE Holdings LLC owns approximately 75.2% of NMHI’s outstanding common stock. FIF HE Holdings LLC, in turn, is primarily owned by certain private equity funds managed by an affiliate of Fortress Investment Group LLC (“Fortress”). Fortress is a leading global investment management firm with approximately $55.6 billion in fee paying assets under management as of March 31, 2013. Fortress is headquartered in New York and has affiliates with offices in Atlanta, Dallas, Frankfurt, London, Los Angeles, New Canaan, Philadelphia, Rome, San Francisco, Shanghai, Singapore, Sydney and Tokyo.

Corporate Information

Our executive offices are located at 350 Highland Drive, Lewisville, Texas 75067 and our telephone number is (469) 549-2000.

Summary of the Exchange Offers

Background	On April 25, 2012, we issued $275,000,000 aggregate principal amount of Old 2019 Notes in an unregistered offering. In connection with that issuance, we entered into a registration rights agreement on April 25, 2012 (the “April Registration Rights Agreement”) in which we agreed, among other things, to complete an exchange offer.

On July 24, 2012, we issued a further $100,000,000 aggregate principal amount of Old 2019 Notes in an unregistered offering. In connection with that issuance, we entered into a registration rights agreement on July 24, 2012 (the “July Registration Rights Agreement” and, together with the April Registration Rights Agreement, the “2019 Registration Rights Agreements”) in which we agreed, among other things, to complete an exchange offer.

Under the terms of the 2019 Registration Rights Agreements, holders of Old 2019 Notes are entitled to exchange any and all of such notes for new notes evidencing the same indebtedness and with substantially similar terms. You should read the discussion under the heading “Description of the New 2019 Notes” for further information regarding the New 2019 Notes.

On September 24, 2012, we issued $300,000,000 aggregate principal amount of Old 2020 Notes in an unregistered offering. In connection with that issuance, we entered into a registration rights agreement on September 24, 2012 (the “First September Registration Rights Agreement”) in which we agreed, among other things, to complete an exchange offer.

On September 28, 2012, we issued a further $100,000,000 aggregate principal amount of Old 2020 Notes in an unregistered offering. In connection with that issuance, we entered into a registration rights agreement on September 28, 2012 (the “Second September Registration Rights Agreement” and, together with the First September Registration Rights Agreement, the “2020 Registration Rights Agreements”) in which we agreed, among other things, to complete an exchange offer.

Under the terms of the 2020 Registration Rights Agreements, holders of Old 2020 Notes are entitled to exchange any and all of such notes for new notes evidencing the same indebtedness and with substantially similar terms. You should read the discussion under the heading “Description of the New 2020 Notes” for further information regarding the New 2020 Notes.

On February 7, 2013, we issued $400,000,000 aggregate principal amount of Old 2021 Notes in an unregistered offering. In connection with that issuance, we entered into a registration rights agreement on February 7, 2013 (the “February Registration Rights Agreement”) in which we agreed, among other things, to complete an exchange offer.

On March 26, 2013, we issued a further $200,000,000 aggregate principal amount of Old 2021 Notes in an unregistered offering. In connection with that issuance, we entered into a registration rights agreement on March 26, 2013 (the “March Registration Rights Agreement” and, together with the February Registration Rights Agreement, the “2021 Registration Rights Agreements”) in which we agreed, among other things, to complete an exchange offer.

Under the terms of the 2021 Registration Rights Agreements, holders of Old 2021 Notes are entitled to exchange any and all of such notes for new notes evidencing the same indebtedness and with substantially similar terms. You should read the discussion under the heading “Description of the New 2021 Notes” for further information regarding the New 2021 Notes.

The Exchange Offers	We are offering to exchange, for each $1,000 aggregate principal amount of our Old 2019 Notes validly tendered and accepted, $1,000 aggregate principal amount of our New 2019 Notes, for each $1,000 aggregate principal amount of our Old 2020 Notes validly tendered and accepted, $1,000 aggregate principal amount of our New 2020 Notes, and for each $1,000 aggregate principal amount of our Old 2021 Notes validly tendered and accepted, $1,000 aggregate principal amount of our New 2021 Notes. You should read the discussion under the headings “Description of the New 2019 Notes,” “Description of the New 2020 Notes” and “Description of the New 2021 Notes” for further information regarding the New Notes.

We will not pay any accrued and unpaid interest on the Old Notes that we acquire in the exchange offers. Instead, interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including April 25, 2012, with respect to the New 2019 Notes, from and including September 24, 2012, with respect to the New 2020 Notes, and from and including February 7, 2013, with respect to the New 2021 Notes.

As of the date of this prospectus, approximately $375,000,000 aggregate principal amount of the Old 2019 Notes, approximately $400,000,000 aggregate principal amount of the Old 2020 Notes and approximately $600,000,000 aggregate principal amount of the Old 2021 Notes are outstanding.

Denominations of New Notes	Tendering holders of Old Notes must tender Old Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date

The exchange offers will expire at 5:00 p.m., New York City time, on                 , 2013, unless we extend or terminate one or more of the exchange offers, in which case the “Expiration Date” of such exchange offer will mean the latest date and time to which we extend such exchange offer. We may extend, amend or terminate one or more of the exchange offers without extending, amending or terminating all of the exchange offers. See “Description of the Exchange Offers—Expiration Date; Extensions; Amendments; Termination.”

Settlement Date	The settlement date of an exchange offer will be as soon as practicable after the Expiration Date of such exchange offer.

Withdrawal of Tenders	Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

Conditions to the Exchange Offers	Our obligation to consummate the exchange offers is subject to certain customary conditions, which we may assert or waive. See “Description of the Exchange Offers—Conditions to the Exchange Offer.”

Procedures for Tendering	To participate in the exchange offers, you must follow the automatic tender offer program (“ATOP”), procedures established by The Depository Trust Company (“DTC”), for tendering Old Notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the Expiration Date of the exchange offers, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•	DTC has received instructions to exchange your Old Notes; and

•	you agree to be bound by the terms of the letter of transmittal.

For more details, please read “Description of the Exchange Offers—Terms of the Exchange Offers” and “Description of the Exchange Offers—Procedures for Tendering.” If you elect to have Old Notes exchanged pursuant to these exchange offers, you must properly tender your Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date. All Old Notes validly tendered and not properly withdrawn will be accepted for exchange. Old Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Consequences of Failure to Exchange	If we complete the exchange offers and you do not participate in them, then:

•	your Old Notes will continue to be subject to the existing restrictions upon their transfer;

•	we will have no further obligation to provide for the registration under the Securities Act of those Old Notes except under certain limited circumstances; and

•	the liquidity of the market for your Old Notes could be adversely affected.

Taxation	The exchange pursuant to the exchange offers generally will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes in these exchange offers.

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offers.

Resale	Based on interpretations of the staff of the SEC, we believe that you may offer for sale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

•	you are acquiring the New Notes in the ordinary course of the business of yourself and any beneficial owner;

•

you are not participating in, and do not intend to participate in, a distribution of the New Notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the New Notes within the meaning of the Securities Act;

•	you are not a broker-dealer who acquired the Old Notes directly from us; and

•	you are not an “affiliate” of ours, within the meaning of Rule 405 of the Securities Act.

If any of these conditions are not satisfied and you transfer any New Notes issued to you in the exchange offers without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you incur.

Any broker-dealer that acquires New Notes for its own account in exchange for Old Notes that it acquired through market-making or other trading activities must acknowledge that it will deliver this prospectus when it resells or transfers any exchange notes issued in the exchange offers. See “Plan of Distribution” for further information regarding the prospectus delivery obligations of broker-dealers.

Regulatory Approvals	Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Risk Factors

You should consider carefully all of the information included or incorporated by reference in this prospectus and, in particular, the information under the heading “Risk Factors” beginning on page 17 prior to deciding whether to invest in the Notes.

Summary of the New Notes

Issuers	Nationstar Mortgage LLC, a Delaware limited liability company, and Nationstar Capital Corporation, a Delaware corporation.

Securities Offered

New 2019 Notes	U.S. $375,000,000 aggregate principal amount of 9.625% Senior Notes due 2019

New 2020 Notes	U.S. $400,000,000 aggregate principal amount of 7.875% Senior Notes due 2020

New 2021 Notes	U.S. $600,000,000 aggregate principal amount of 6.500% Senior Notes due 2021

Maturity Date

New 2019 Notes	May 1, 2019

New 2020 Notes	October 1, 2020

New 2021 Notes	July 1, 2021

Interest Rate

New 2019 Notes	9.625% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2013. Interest on the New 2019 Notes will accrue from and including November 1, 2012.

New 2020 Notes	7.875% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2013. Interest on the New 2020 Notes will accrue from and including April 1, 2013.

New 2021 Notes	6.500% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, commencing July 1, 2013. Interest on the New 2021 Notes will accrue from and including February 7, 2013.

Guarantees	The New Notes will be fully and unconditionally guaranteed on an unsecured senior basis by each of our existing and future domestic subsidiaries, other than our securitization and certain finance subsidiaries, certain other restricted subsidiaries and subsidiaries that in the future we designate as excluded restricted and unrestricted subsidiaries, and by the Parent Entities.

Ranking	The New Notes and the related guarantees will be our and the guarantors’ general unsecured senior indebtedness, respectively, and will:

•

rank equally in right of payment to all of our and the guarantors’ existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes and the guarantees;

•	rank senior in right of payment to any of our and the guarantors’ existing and future senior subordinated and subordinated indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes and the guarantees; and

•

be effectively junior in right of payment to all of our and the guarantors’ existing and future senior secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations.

Form and Denomination	The New Notes will be issued in fully-registered form. The New Notes will be represented by one or more global notes, deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effective only through, records maintained by DTC and its participants.

The New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption

New 2019 Notes	We may redeem the New 2019 Notes, in whole or in part, at any time prior to May 1, 2015, at a price equal to 100% of the aggregate principal amount of the New 2019 Notes plus the applicable “make whole” premium, as described in “Description of the New 2019 Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

We may redeem the New 2019 Notes, in whole or in part, at any time on or after May 1, 2015, at the applicable redemption price specified in “Description of the New 2019 Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

In addition, we may redeem up to 35% of the aggregate principal amount of the New 2019 Notes at any time on or prior to May 1, 2015 with the net cash proceeds from certain equity offerings at the applicable redemption price specified in “Description of the New 2019 Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

New 2020 Notes	We may redeem the New 2020 Notes, in whole or in part, at any time prior to October 1, 2016, at a price equal to 100% of the aggregate principal amount of the New 2020 Notes plus the applicable “make whole” premium, as described in “Description of the New 2020 Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

We may redeem the New 2020 Notes, in whole or in part, at any time on or after October 1, 2016, at the applicable redemption price specified in “Description of the New 2020 Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

In addition, we may redeem up to 35% of the aggregate principal amount of the New 2020 Notes at any time on or prior to October 1, 2015 with the net cash proceeds from certain equity offerings at the applicable redemption price specified in “Description of the New 2020 Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

New 2021 Notes	We may redeem the New 2021 Notes, in whole or in part, at any time prior to January 1, 2017, at a price equal to 100% of the aggregate principal amount of the New 2021 Notes plus the applicable “make whole” premium, as described in “Description of the New 2021 Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

We may redeem the New 2021 Notes, in whole or in part, at any time on or after January 1, 2017, at the applicable redemption price specified in “Description of the New 2021 Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

In addition, we may redeem up to 35% of the aggregate principal amount of the New 2021 Notes at any time on or prior to January 1, 2016 with the net cash proceeds from certain equity offerings at the applicable redemption price specified in “Description of the New 2021 Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

Change of Control	If certain change-of-control events occur, we must offer to repurchase all of the New Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Asset Sales	If we sell assets under certain circumstances, we will be required to make an offer to purchase the New Notes at their face amount, plus accrued and unpaid interest, if any, as of the purchase date.

Absence of a Public Market	The New Notes will be freely transferrable, but will be new securities for which there currently is no market. Accordingly, we cannot assure you that any public market for the New Notes will develop or be sustained.

Certain Covenants	The indentures governing the New Notes will, among other things, limit our ability and the ability of our subsidiaries to:

•	incur or guarantee additional indebtedness;

•	incur liens;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	make investments;

•	consolidate, merge, sell or otherwise dispose of certain assets; and

•	enter into transactions with our affiliates.

These covenants are subject to important exceptions, limitations and qualifications as described in “Description of the New 2019 Notes—Certain Covenants,” “Description of the New 2020 Notes—Certain Covenants” and “Description of the New 2021 Notes—Certain Covenants.”

Listing	We do not intend to list the New Notes on any securities exchange.

Governing Law	The New Notes are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Book-Entry Depository	DTC.

Trustee	Wells Fargo Bank, National Association.

Risk Factors	You should refer to the section entitled “Risk Factors” for a discussion of material risks you should carefully consider before deciding to invest in the New Notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables present our summary consolidated financial information and the summary consolidated financial information of NMHI. Effective June 30, 2012, the Parent Entities guaranteed our outstanding 10.875% Senior Notes due 2015 and our outstanding Old 2019 Notes. Prior to March 7, 2012, NMHI conducted no activities other than those incident to its formation and the preparation of its registration statement on Form S-1. There are certain differences in our and NMHI’s financial information, principally related to taxes, which are presented in Note 20 to the financial statements of the NMHI Q1 2013 10-Q. You should read these tables along with “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited consolidated historical financial statements and the related notes and other information incorporated by reference into this prospectus.

The summary consolidated statement of operations data for the years ended December 31, 2010, 2011 and 2012 and the summary consolidated balance sheet data as of December 31, 2011 and 2012 have been derived from NMHI’s audited financial statements incorporated by reference into this prospectus. The summary consolidated balance sheet data at December 31, 2010 has been derived from our audited financial statements that are not incorporated by reference into this prospectus. The summary consolidated statement of operations data for the three months ended March 31, 2012 and 2013 and the summary consolidated statement of operations data as of March 31, 2013 have been derived from NMHI’s unaudited financial statements incorporated by reference into this prospectus. The unaudited consolidated financial data, in the opinion of management, reflects all adjustments, including normal recurring items, which are necessary to present fairly, in all material respects, the results of interim periods. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the entire year or for future periods. Additionally, historical audited consolidated financial data is not necessarily indicative of future performance.

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
				(unaudited)
	(in thousands, except per share data)
Statement of Operations Data—Consolidated
Revenues:
Total fee income	$184,084	$268,705	$497,151	$93,560	$242,475
Gain on mortgage loans held for sale	77,344	109,136	487,164	70,512	188,587

Total revenues	261,428	377,841	984,315	164,072	431,062
Total expenses and impairments	220,976	306,183	582,045	96,577	268,571
Other income (expense):
Interest income	98,895	66,802	71,586	11,201	29,608
Interest expense	(116,163)	(105,375)	(197,308)	(24,980)	(92,374)
Contract termination fees	—	—	15,600	—	—
Loss on equity method investments	—	(107)	(14,571)	(117)	—
Gain (loss) on interest rate swaps and caps	(9,801)	298	(994)	(268)	1,268
Fair value changes in ABS securitizations	(23,297)	(12,389)	—	—	—

Total other income (expense)	(50,366)	(50,771)	(125,687)	(14,164)	(61,498)

(Loss) income before taxes	(9,914)	20,887	276,583	53,331	100,993
Income tax expense	—	—	71,296	3,145	38,377

Net (loss) income	$(9,914)	$20,887	$205,287	$50,186	$62,616

	December 31,			March 31,
	2010	2011	2012	2013
				(unaudited)
	(in thousands)
Balance Sheet Data—Consolidated
Cash and cash equivalents	$21,223	$62,445	$152,649	$220,039
Accounts receivable	441,275	562,300	3,043,606	3,614,827
Mortgage servicing rights (at fair value)	145,062	251,050	635,860	1,289,643
Total assets	1,947,181	1,787,931	7,126,143	8,885,565
Notes payable(1)	709,758	873,179	3,601,586	3,409,886
Unsecured senior notes	244,061	280,199	1,062,635	1,669,146
Legacy assets securitized debt	138,662	112,490	100,620	98,388
Excess spread financing (at fair value)	—	44,595	288,089	498,906
ABS nonrecourse debt (at fair value)	496,692	—	—	—
Total liabilities	1,690,809	1,506,622	6,368,461	8,061,313
Total equity	256,372	281,309	757,682	824,252

(1)	A summary of notes payable as of March 31, 2013 follows:

Notes Payable	March 31, 2013
(in thousands)
Servicing
MBS Advance Financing Facility	$174,965
Securities Repurchase Facility (2011)	11,774
2010-ABS Advance Financing Facility	194,217
2011-1 Agency Advance Financing Facility	575,035
MSR Note	3,239
2012- AW Agency Advance Financing Facility	—
2012- C ABS Advance Financing Facility	574,437
2012- R ABS Advance Financing Facility	326,821
2012- W ABS Advance Financing Facility	424,503
Reverse Participations Financing Facility	104,799
MBS Advance Financing Facility	60,012
Originations
$750 Million Warehouse Facility	495,751
$150 Million Warehouse Facility	128,900
$750 Million Warehouse Facility (2011)	197,257
$300 Million Warehouse Facility (2009)	80,847
ASAP+ Short-Term Financing Facility	57,329

$3,409,886

The following tables summarize consolidated financial information for our and NMHI’s Operating Segments. Management analyzes our and NMHI’s performance in two separate segments, the Servicing Segment and the Originations Segment, which together constitute our Operating Segments. In addition, we have a legacy asset portfolio, which primarily consists of non-prime and non-conforming mortgage loans, most of which were originated from April to July 2007. The Servicing Segment provides loan servicing on our and NMHI’s servicing portfolio and the Originations Segment involves the origination, packaging and sale of GSE mortgage loans into the secondary markets via whole loan sales or securitizations.

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
				(unaudited)
	(in thousands)
Statement of Operations Data—Operating Segments Information
Revenues:
Total fee income	$189,884	$269,692	$496,843	$93,440	$251,421
Gain on mortgage loans held for sale	77,498	109,431	487,142	70,500	179,695

Total revenues	267,382	379,123	983,985	163,940	431,116
Total expenses and impairments	194,203	279,537	557,900	87,704	259,511
Other income (expense):
Interest income	12,111	14,981	51,362	5,926	24,359
Interest expense	(60,597)	(68,979)	(182,647)	(20,705)	(88,080)
Contract termination fees	—	—	15,600	—	—
Loss on equity method investments	—	(107)	(14,571)	(117)	—
Gain (loss) on interest rate swaps and caps	(9,801)	298	1,237	38	795

Total other income (expense)	(58,287)	(53,807)	(129,019)	(14,858)	(62,926)

Income before taxes	$14,892	$45,779	$297,066	$61,378	$108,679

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
	(in thousands)
Income from Operating Segments to Adjusted EBITDA Reconciliation:
Income from Operating Segments	$14,892	$45,779	$297,066	$61,378	$108,679
Adjust for:
Interest expense from unsecured senior notes	24,628	30,464	63,879	8,542	30,690
Depreciation and amortization	1,873	3,395	8,880	1,242	3,528
Change in fair value of MSRs	6,043	39,000	68,242	(495)	9,659
Amortization of mortgage servicing liabilities	—	—	(5,210)	(633)	(275)
Fair value changes on excess spread financing(1)	—	3,060	10,684	4,852	23,891
Share-based compensation	8,999	14,764	14,045	2,395	2,858
Exit costs	—	1,836	—	—	—
Fair value changes in derivatives	9,801	(298)	(1,237)	(38)	(795)
Ineffective portion of cash flow hedge	(930)	(2,032)	—	—	—

Adjusted EBITDA(2)	$65,306	$135,968	$456,439	$77,243	$178,235

(1)	Relates to a financing arrangement on certain MSRs which are carried at fair value under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825, Financial Instruments.

(2)	Adjusted EBITDA is a key performance measure used by management in evaluating the performance of our and NMHI’s segments. Adjusted EBITDA represents our and NMHI’s Operating Segments’ income (loss), and excludes income and expenses that relate to the financing of the senior notes, depreciable (or amortizable) asset base of the business, income taxes (if any), exit costs from our and NMHI’s restructuring and certain non-cash items. Adjusted EBITDA also excludes results from our and NMHI’s legacy asset portfolio and certain securitization trusts that were consolidated upon adoption of the new accounting guidance eliminating the concept of a qualifying special purpose entity (“QSPE”).

Adjusted EBITDA provides us and NMHI with a key measure of our and NHMI’s Operating Segments’ performance as it assists us in comparing our and NHMI’s Operating Segments’ performance on a consistent basis. Management believes Adjusted EBITDA is useful in assessing the profitability of our and NHMI’s core business and uses Adjusted EBITDA in evaluating our and NHMI’s operating performance as follows:

•

Financing arrangements for our and NHMI’s Operating Segments are secured by assets that are allocated to these segments. Interest expense that relates to the financing of the senior notes is not considered in evaluating our and NHMI’s operating performance because this obligation is serviced by the excess earnings from our and NHMI’s Operating Segments after the debt obligations that are secured by their assets.

•

To monitor operating costs of each Operating Segment excluding the impact from depreciation, amortization and fair value change of the asset base, exit costs from our and NHMI’s restructuring and non-cash operating expense, such as share-based compensation. Operating costs are analyzed to manage costs per our and NHMI’s operating plan and to assess staffing levels, implementation of technology-based solutions, rent and other general and administrative costs.

Management does not assess the growth prospects and the profitability of our and NHMI’s legacy asset portfolio and certain securitization trusts that were consolidated upon adoption of the new accounting guidance, except to the extent necessary to assess whether cash flows from the assets in the legacy asset portfolio are sufficient to service its debt obligations.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our and NHMI’s results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our and NHMI’s cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our and NHMI’s working capital needs;

•	Adjusted EBITDA does not reflect the cash requirements necessary to service principal payments related to the financing of the business;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our corporate debt;

•

although depreciation and amortization and changes in fair value of MSRs are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	other companies in our and NHMI’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these and other limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us and NHMI’s to invest in the growth of our business. Adjusted EBITDA is presented to provide additional information about our and NHMI’s operations. Adjusted EBITDA is a non-

GAAP measure and should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow and other measures of financial performance prepared in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

We have provided above a reconciliation of Adjusted EBITDA to our and NMHI’s net income from Operating Segments, which is the most directly comparable GAAP financial measure.

Adjusted EBITDA, as described in this prospectus, is not calculated in a manner consistent with consolidated EBITDA, which is described under the headings “Description of the New 2019 Notes,” “Description of the New 2020 Notes” and “Description of the New 2021 Notes.”

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included or incorporated by reference in this prospectus, before deciding to participate in the exchange offers and to invest in the New Notes. The risks described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business or results of operations in the future. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your investment in the notes. See also “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Related to Our Business and Industry

Our foreclosure proceedings in certain states have been delayed due to inquiries by certain state Attorneys General, court administrators and state and federal government agencies, the outcome of which could have a negative effect on our operations, earnings or liquidity.

Allegations of irregularities in foreclosure processes, including so-called “robo-signing” by mortgage loan servicers, have gained the attention of the Department of Justice, regulatory agencies, state Attorneys General and the media, among other parties. On December 1, 2011, the Massachusetts Attorney General filed a lawsuit against five large mortgage providers alleging unfair and deceptive business practices, including the use of so-called “robo-signers.” In response, one of the mortgage providers temporarily halted most of its lending in Massachusetts. A $25 billion settlement among banks, federal agencies and the state attorneys general from 49 states and the District of Columbia settled the claims made as a part of the Massachusetts Attorney General’s case and claims from other states’ Attorneys General. Certain state Attorneys General, court administrators and government agencies, as well as representatives of the federal government, have issued letters of inquiry to mortgage servicers, including us, requesting written responses to questions regarding policies and procedures, especially with respect to notarization and affidavit procedures. As of March 31, 2013, the foreclosure proceedings for loans in our servicing portfolio are not affected by the various inquiries by the state Attorneys General or the inquiries in California and Florida. However, we can give no assurance that the foreclosure proceedings for loans in our servicing portfolio will not be affected by any such inquiries in the future. These requests or any subsequent administrative, judicial or legislative actions taken by these regulators, court administrators or other government entities may subject us to fines and other sanctions, including a foreclosure moratorium or suspension. Additionally, because we do business in all fifty states, our operations may be affected by regulatory actions or court decisions that are taken at the individual state level.

In addition to these inquiries, several state Attorneys General have requested that certain mortgage servicers, including us, suspend foreclosure proceedings pending internal review to ensure compliance with applicable law, and we have received requests from four such state Attorneys General. Pursuant to these requests and in light of industry-wide press coverage regarding mortgage foreclosure documentation practices, we, as a precaution, delayed foreclosure proceedings in 23 states, so that we could evaluate our foreclosure practices and underlying documentation. Upon completion of our internal review and after responding to such inquiries, we resumed these previously delayed proceedings. Such inquiries, however, as well as continued court backlog and emerging court processes may cause an extended delay in the foreclosure process in certain states.

Even in states where we did not suspend foreclosure proceedings or where we have lifted or will soon lift any such delayed foreclosures, we have faced, and may continue to face, increased delays and costs in the foreclosure process. For example, we have incurred, and may continue to incur, additional costs related to the re-execution and re-filing of certain documents. We may also be required to take other action in our capacity as a mortgage servicer in connection with pending foreclosures. In addition, the current legislative and regulatory climate could lead borrowers to contest foreclosures that they would not otherwise have contested under ordinary circumstances, and we may incur increased litigation costs if the validity of a foreclosure action is challenged by a borrower. Delays in foreclosure proceedings could also require us to make additional servicing advances by drawing on our servicing advance facilities, or delay the recovery of advances, all or any of which could materially affect our earnings and liquidity and increase our need for capital.

The ongoing implementation of the Dodd-Frank Act will increase our regulatory compliance burden and associated costs and place restrictions on certain originations and servicing operations, all of which could adversely affect our business, financial condition and results of operations.

The Dodd-Frank Act represents a comprehensive overhaul of the financial services industry in the United States. The Dodd-Frank Act includes, among other things: (i) the creation of a Financial Stability Oversight Council to identify emerging systemic risks posed by financial firms, activities and practices, and to improve cooperation among federal agencies; (ii) the creation of a Bureau of Consumer Financial Protection (CFPB) authorized to promulgate and enforce consumer protection regulations relating to financial products; (iii) the establishment of strengthened capital and prudential standards for banks and bank holding companies; (iv) enhanced regulation of financial markets, including the derivatives and securitization markets; and (v) amendments to the Truth in Lending Act aimed at improving consumer protections with respect to mortgage originations, including originator compensation, minimum repayment standards and prepayment considerations.

On January 10, 2013, the CFPB announced a rule to implement certain provisions of the Dodd-Frank Act relating to mortgage originations. Under the new originations rule, before originating a mortgage loan, lenders must determine on the basis of certain information and according to specified criteria that the prospective borrower has the ability to repay the loan. Lenders that issue loans meeting certain requirements will be presumed to comply with the new rule with respect to these loans. On January 17, 2013, the CFPB announced rules to implement certain provisions of the Dodd-Frank Act relating to mortgage servicing. The new servicing rules require servicers to meet certain benchmarks for customer service. Servicers must provide periodic billing statements and certain required notices and acknowledgments, promptly credit borrowers’ accounts for payments received and promptly investigate complaints by borrowers and are required to take additional steps before purchasing insurance to protect the lender’s interest in the property. The new servicing rules also call for additional notice, review and timing requirements with respect to delinquent borrowers, including early intervention, ongoing access to servicer personnel and specific loss mitigation and foreclosure procedures. Both the originations and servicing rules will take effect on January 10, 2014. The CFPB also issued guidelines on October 13, 2011 and January 11, 2012 indicating that it would send examiners to banks and other institutions that service and/or originate mortgages to assess whether consumers’ interests are protected. The CFPB is conducting an examination of our business pursuant to these guidelines.

The ongoing implementation of the Dodd Frank Act, including the implementation of the new originations and servicing rules by the CFPB and the CFPB’s continuing examination of our business, will increase our regulatory compliance burden and associated costs and place restrictions on our servicing operations, which could in turn adversely affect our business, financial condition and results of operations.

The enforcement consent orders by, agreements with, and settlements of, certain federal and state agencies against the largest mortgage servicers related to foreclosure practices could impose additional compliance costs on our servicing business, which could materially and adversely affect our financial condition and results of operations.

On April 13, 2011, the federal agencies overseeing certain aspects of the mortgage market, the Federal Reserve, the OCC and the FDIC, entered into enforcement consent orders with 13 of the largest mortgage servicers in the United States regarding foreclosure practices. The enforcement consent orders require the servicers, among other things to: (i) promptly correct deficiencies in residential mortgage loan servicing and foreclosure practices; (ii) make significant modifications in practices for residential mortgage loan servicing and foreclosure processing, including communications with borrowers and limitations on dual-tracking, which occurs when servicers continue to pursue foreclosure during the loan modification process; (iii) ensure that foreclosures are not pursued once a mortgage has been approved for modification and establish a single point of contact for borrowers throughout the loan modification and foreclosure processes; and (iv) establish robust oversight and controls pertaining to their third party vendors, including outside legal counsel, that provide default management or foreclosure services. On January 7, 2013, ten of the mortgage servicers reached an agreement in principle with the OCC and the Federal Reserve to pay more than $8.5 billion in cash payments and other assistance to borrowers. While these enforcement consent orders are considered not to be preemptive of the state actions, it is currently unclear how state actions and proceedings will be affected by the federal consents.

On February 9, 2012, federal and state agencies announced a $25 billion settlement with five large banks that resulted from investigations of foreclosure practices. As part of the settlement, the banks have agreed to comply with various servicing standards relating to foreclosure and bankruptcy proceedings, documentation of borrowers’ account balances, chain of title, and evaluation of borrowers for loan modifications and short sales as well as servicing fees and the use of lender-placed insurance. The settlement also provides for certain financial relief to homeowners. As a result, there have been $46 billion worth of loan modifications, short-sales, refinancings and forbearance.

Although we are not a party to the above enforcement consent orders and settlements, we could become subject to the terms of the consent orders and settlements if (i) we subservice loans for the mortgage servicers that are parties to the enforcement consent orders and settlements; (ii) the agencies begin to enforce the consent orders and settlements by looking downstream to our arrangement with certain mortgage servicers; (iii) the mortgage servicers for which we subservice loans request that we comply with certain aspects of the consent orders and settlements, or (iv) we otherwise find it prudent to comply with certain aspects of the consent orders and settlements. In addition, the practices set forth in such consent orders and settlements may be adopted by the industry as a whole, forcing us to comply with them in order to follow standard industry practices, or may become required by our servicing agreements. As of March 31, 2013, less than half of the loans that we subservice, which are less than 10% of the loans we service, are for entities that are parties to the enforcement consent orders and settlements discussed above. While we have made and continue to make changes to our operating policies and procedures in light of the consent orders and settlements, further changes could be required and changes to our servicing practices will increase compliance costs for our servicing business, which could materially and adversely affect our financial condition or results of operations.

On September 1, 2011, November 10, 2011 and December 2012, the New York State Department of Financial Services entered into agreements regarding mortgage servicing practices with seven financial institutions. The additional requirements provided for in these agreements will increase operational complexity and the cost of servicing loans in New York. Other servicers, including us, could be required to enter into similar agreements. In addition, other states may also require mortgage servicers to enter into similar agreements. These additional costs could also materially and adversely affect our financial condition and results of operations.

Legal proceedings, state or federal governmental examinations or enforcement actions and related costs could have a material adverse effect on our liquidity, financial position and results of operations.

We are routinely and currently involved in legal proceedings concerning matters that arise in the ordinary course of our business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. These actions and proceedings are generally based on alleged violations of consumer protection, securities, employment, contract and other laws, including the Fair Debt Collection Practices Act. Additionally, along with others in our industry, we are subject to repurchase claims and may continue to receive claims in the future, including from our Legacy Portfolio. Our business in general exposes us to both formal and informal periodic inquiries, from various state and federal agencies as part of those agencies’ oversight of the mortgage servicing sector. Such inquiries may include those into servicer foreclosure processes and procedures and lender placed insurance. An adverse result in governmental investigations or examinations or private lawsuits, including purported class action lawsuits, may adversely affect our financial results. In addition, a number of participants in our industry, including us, have been the subject of purported class action lawsuits and regulatory actions by state regulators, and other industry participants have been the subject of actions by state Attorneys General. Although we believe we have meritorious legal and factual defenses to the lawsuits in which we are currently involved, the ultimate outcomes with respect to these matters remain uncertain. Litigation and other proceedings may require that we pay settlement costs, legal fees, damages, penalties or other charges, any or all of which could adversely affect our financial results. In particular, ongoing and other legal proceedings brought under state consumer protection statutes may result in a separate fine for each violation of the statute, which, particularly in the case of class action lawsuits, could result in damages substantially in excess of the amounts we earned from the underlying activities and that could have a material adverse effect on our liquidity, financial position and results of operations.

Governmental investigations, both state and federal, can be either formal or informal. The costs of responding to the investigations can be substantial. In addition, government-mandated changes to servicing practices could lead to higher costs and additional administrative burdens, in particular regarding record retention and informational obligations.

The continued deterioration of the residential mortgage market may adversely affect our business, financial condition and results of operations.

Since late 2006, a number of mortgage servicers and originators of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business, as adverse economic conditions, including high unemployment, have impacted the residential mortgage market, resulting in unprecedented delinquency, default and foreclosure rates. These increased rates of delinquency, default and foreclosure have led to increased loss severities on all types of residential mortgage loans due to sharp declines in residential real estate values. Falling home prices have resulted in higher loan-to-value ratios (“LTVs”), lower recoveries in foreclosure and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase. As LTVs increase, borrowers are left with equity in their homes that is not sufficient to permit them to refinance their existing loans. This may also provide borrowers an incentive to default on their mortgage loan even if they have the ability to make principal and interest payments, which we refer to as strategic defaults. Increased mortgage defaults negatively impact our Servicing Segment because they increase the costs to service the underlying loans and may ultimately reduce the number of mortgages we service. While home prices have increased in most parts of the country and the number of foreclosures has generally declined since 2007, the housing market has not fully recovered from the economic crisis. Any deterioration from its current state could adversely affect our business, financial condition and results of operations.

Adverse economic conditions may also impact our Originations Segment. Declining home prices and increasing LTVs may preclude many potential borrowers, including borrowers whose existing loans we service, from refinancing their existing loans. An increase in prevailing interest rates could decrease our originations volume through our Consumer Direct Retail originations channel, our largest originations channel by volume from December 31, 2006 to March 31, 2013, because this channel focuses predominantly on refinancing existing mortgage loans.

A continued deterioration or a delay in any recovery in the residential mortgage market may reduce the number of mortgages we service or new mortgages we originate, reduce the profitability of mortgages currently serviced by us, adversely affect our ability to sell mortgage loans originated by us, increase delinquency rates or cause us to experience other serious financial difficulties similar to those experienced by other mortgage servicers and originators, some of whom have gone out of business since the residential mortgage market began to deteriorate. Any of the foregoing could adversely affect our business, financial condition and results of operations.

We service reverse mortgages, which subjects us to additional risks and could have a material adverse effect on our business, liquidity, financial condition and results of operations.

In 2012, we purchased the servicing rights to certain reverse mortgages. As of March 31, 2013, our reverse mortgage servicing portfolio amounted to $28.2 billion in UPB, representing 9.0% of our total servicing portfolio. The reverse mortgage business is subject to substantial risks, including market, credit, interest rate, liquidity, operational, reputational and legal risks. A reverse mortgage is a loan available to seniors aged 62 or older that allows homeowners to borrow money against the value of their home. No repayment of the mortgage is required until the borrower dies or the home is sold. A deterioration of the market for reverse mortgages may reduce the number of reverse mortgages we service, reduce the profitability of reverse mortgages currently serviced by us and adversely affect our ability to sell reverse mortgages in the market. Although foreclosures involving reverse mortgages generally occur less frequently than forward mortgages, loan defaults on reverse mortgages leading to foreclosures may occur if borrowers fail to meet maintenance obligations, such as payment of taxes or home insurance premiums. An increase in foreclosure rates may increase our cost of servicing. As a reverse mortgage servicer, we will also be responsible for funding any payments due to borrowers in a timely manner, remitting to investors interest accrued, and paying for interest shortfalls. Advances on reverse mortgages are typically greater than advances on forward residential mortgages. They are typically recovered upon weekly or monthly reimbursement or from sale in the market. In the event we receive requests for advances in excess of amounts we are able to fund, we may not be able to fund these advance requests, which could materially and adversely affect our liquidity. As of March 31, 2013, our reverse mortgage servicing advance facility had an outstanding balance of $104.8 million and the capacity to borrow a total of up to $150 million. Finally, we are subject to negative headline risk in the event that loan defaults on reverse mortgages lead to foreclosures or even evictions of elderly homeowners. All of the above factors could have a material adverse effect on our business, liquidity, financial condition and results of operations.

Borrowers with adjustable rate mortgage loans are especially exposed to increases in monthly payments and they may not be able to refinance their loans, which could cause delinquency, default and foreclosure and therefore adversely affect our business.

Borrowers with adjustable rate mortgage loans are exposed to increased monthly payments when the related mortgage loan’s interest rate adjusts upward from an initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. Borrowers with adjustable rate mortgage loans seeking to refinance their mortgage loans to avoid increased monthly payments as a result of an upward adjustment of the mortgage loan’s interest rate may no longer be able to find available replacement loans at comparably low interest rates. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may cause delinquency, default and foreclosure. Increased mortgage defaults and foreclosures may adversely affect our business as they reduce the number of mortgages we service. As of March 31, 2013, we serviced or held adjustable rate mortgage loans with a total UPB of approximately $56 billion and the average interest rate of our portfolio of adjustable rate mortgage loans was 4.00%. Because of the continuing low interest rate environment, a significant portion of our adjustable rate mortgage loans subject to adjustment during 2013 will not experience a rate increase.

We principally service higher risk loans, which are more expensive to service than conventional mortgage loans.

A significant percentage of the mortgage loans we service are higher risk loans, meaning that the loans are to less creditworthy borrowers or for properties the value of which has decreased. These loans are more expensive to service because they require more frequent interaction with customers and greater monitoring and oversight. Additionally, in connection with the ongoing mortgage market reform and regulatory developments, servicers of higher risk loans may be subject to increased scrutiny by state and federal regulators or may experience higher compliance costs, which could result in a further increase in servicing costs. We may not be able to pass along any of the additional expenses we incur in servicing higher risk loans to our servicing clients. The greater cost of servicing higher risk loans, which may be further increased through regulatory reform, could adversely affect our business, financial condition and results of operations.

A significant change in delinquencies for the loans we service or originate could adversely affect our business, financial condition and results of operations.

Delinquency rates have a significant impact on our revenues, expenses and liquidity and on the valuation of our MSRs and our mortgage loans as follows:

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Revenue. An increase in delinquencies will result in lower revenue for loans we service for GSEs because we only collect servicing fees from GSEs for performing loans. Additionally, while increased delinquencies generate higher ancillary fees, including late fees, these fees are not likely to be recoverable in the event that the related loan is liquidated. In addition, an increase in delinquencies lowers the interest income we receive on cash held in collection and other accounts.

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Expenses. An increase in delinquencies will result in a higher cost to service due to the increased time and effort required to collect payments from delinquent borrowers. It may also result in an increase in interest expense as a result of an increase in our advancing obligations. The cost of servicing an increasingly delinquent mortgage loan portfolio may thus rise without a corresponding increase in revenue.

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Liquidity. An increase in delinquencies could also negatively impact our liquidity because of an increase in borrowing under our advance facilities, if we cannot recover the advances we are required to make from delinquent borrowers.

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Valuation of MSRs. We base the price we pay for MSRs on, among other things, our projections of the cash flows from the related pool of mortgage loans. Our expectation of delinquencies is a significant assumption underlying those cash flow projections. If delinquencies were significantly greater than expected, the estimated fair value of our MSRs could be diminished. If the estimated fair value of MSRs is reduced, we could suffer a loss, which has a negative impact on our financial results.

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Valuation of mortgage loans. Higher delinquencies reduce the value of mortgage loans. An increase in delinquencies in any of the mortgage loans that we originate may require us to sell these loans at a greater discount to par, which would have a negative impact on our financial results.

An increase in delinquency rates could therefore adversely affect our business, financial condition and results of operations.

Moreover, a significant percentage of the mortgage loans we service are higher risk loans, which tend to have higher delinquency and default rates. Private-label mortgage loans may be at a greater risk of such delinquency than GSE and government agency-insured mortgage loans. Therefore, as we increase the percentage of private-label mortgages in our servicing portfolio as measured by UPB, our servicing portfolio may become increasingly delinquent, which could adversely affect our business, financial condition and results of operations.

Decreases in property values have caused increases in LTVs, resulting in borrowers having little or negative equity in their property, which may reduce new loan originations and provide incentive to borrowers to strategically default on their loans.

We believe that borrowers with negative equity in their properties are more likely to strategically default on mortgage loans, which could materially affect our business. Also, with the exception of loans modified under the Making Home Affordable plan (“MHA”), we are generally unable to refinance loans with high LTVs. Increased LTVs could reduce our ability to originate loans for borrowers with low or negative equity and could adversely affect our business, financial condition and results of operations.

The industry in which we operate is highly competitive and our inability to compete successfully could adversely affect our business, financial condition and results of operations.

We operate in a highly competitive industry that could become even more competitive as a result of economic, legislative, regulatory and technological changes. In the servicing industry, we face competition in areas such as fees and performance in reducing delinquencies and entering successful modifications. Competition to service mortgage loans comes primarily from large commercial banks and savings institutions. These financial institutions generally have significantly greater resources and access to capital than we do, which gives them the benefit of a lower cost of funds. Additionally, our servicing competitors may decide to modify their servicing model to compete more directly with our servicing model, or our servicing model may generate lower margins as a result of competition or as overall economic conditions improve.

In the mortgage loan originations industry, we face competition in such areas as mortgage loan offerings, rates, fees and customer service. Competition to originate mortgage loans comes primarily from large commercial banks and savings institutions. These financial institutions generally have significantly greater resources and access to capital than we do, which gives them the benefit of a lower cost of funds.

In addition, technological advances and heightened e-commerce activities have increased consumers’ accessibility to products and services. This has intensified competition among banks and non-banks in offering mortgage loans and loan servicing. We may be unable to compete successfully in our industries and this could adversely affect our business, financial condition and results of operations.

We may not be able to maintain or grow our business if we cannot identify and acquire MSRs or enter into additional subservicing agreements on favorable terms.

Our servicing portfolio is subject to “run off,” meaning that mortgage loans serviced by us may be prepaid prior to maturity, refinanced with a mortgage not serviced by us or liquidated through foreclosure, deed-in-lieu of foreclosure or other liquidation process or repaid through standard amortization of principal. As a result, our ability to maintain the size of our servicing portfolio depends on our ability to originate additional mortgages or to acquire the right to service additional pools of residential mortgages. We may not be able to acquire MSRs or enter into additional subservicing agreements on terms favorable to us or at all, which could adversely affect our business, financial condition and results of operations. In determining the purchase price for MSRs and subservicing agreements, management makes certain assumptions, many of which are beyond our control, including, among other things:

•	the rates of prepayment and repayment within the underlying pools of mortgage loans;

•	projected rates of delinquencies, defaults and liquidations;

•	future interest rates;

•	our cost to service the loans;

•	ancillary fee income; and

•	amounts of future servicing advances.

We may not be able to recover our significant investments in personnel and our technology platform if we cannot identify and acquire MSRs or enter into additional subservicing agreements on favorable terms, which could adversely affect our business, financial condition and results of operations.

We have made, and expect to continue to make, significant investments in personnel and our technology platform to allow us to service additional loans. In particular, prior to acquiring a large portfolio of MSRs or entering into a large subservicing contract, we invest significant resources in recruiting, training, technology and systems. We may not realize the expected benefits of these investments to the extent we are unable to increase the pool of residential mortgages serviced, we are delayed in obtaining the right to service such loans or we do not appropriately value the MSRs that we do purchase or the subservicing agreements we enter into. Any of the foregoing could adversely affect our business, financial condition and results of operations.

We may not realize all of the anticipated benefits of potential future acquisitions, which could adversely affect our business, financial condition and results of operations.

Our ability to realize the anticipated benefits of potential future acquisitions of servicing portfolios, originations platforms or companies will depend, in part, on our ability to scale-up to appropriately service any such assets, and integrate the businesses of such acquired companies with our business. The process of acquiring assets or companies may disrupt our business and may not result in the full benefits expected. The risks associated with acquisitions include, among others:

•	uncoordinated market functions;

•	unanticipated issues in integrating information, communications and other systems;

•	unanticipated incompatibility of purchasing, logistics, marketing and administration methods;

•	not retaining key employees; and

•	the diversion of management’s attention from ongoing business concerns.

In the event that we acquire a servicing or originations platform, we may elect to operate this platform in addition to our current platform for a period of time or indefinitely. These transactions could vary in size. Individually or collectively, these transactions could substantially increase the UPB, or alter the composition of the portfolio, of mortgage loans that we service or have an otherwise significant impact on our business. We can provide no assurances that we will enter into any such agreement or as to the timing of any potential acquisition. Additionally, we may make or have made potentially significant acquisitions which could expose us to greater risks than we currently experience in servicing our current portfolio and adversely affect our business, financial condition and results of operations. We also may not realize all of the anticipated benefits of potential future acquisitions, which could adversely affect our business, financial condition and results of operations.

Any future acquisitions could require substantial additional capital in excess of cash from operations. Therefore, we may fund acquisitions with a combination of excess MSR co-investments, nonrecourse securitization debt, warehouse financing, servicer advance facilities, additional corporate indebtedness or equity financing. Where we can obtain such financing on attractive terms, we typically attempt to finance our acquisitions on a nonrecourse basis. In addition, we could enter into such acquisition arrangements on a standalone basis or on a co-investment or other basis with one or more of our affiliates. We can provide no assurances, however, as to the availability or terms of funding for future acquisitions or our ability to enter into such arrangements with our affiliates. If we fail to obtain adequate financing or otherwise enter into satisfactory arrangements with our affiliates, we could be exposed to significant risks, including risks that we may not be able to complete the acquisition on alternative terms or at all and risks that we may have to pay damages.

Moreover, the success of any acquisition will depend upon our ability to effectively integrate the acquired servicing portfolios, originations platforms or businesses. The acquired servicing portfolios, originations platforms or businesses may not contribute to our revenues or earnings to any material extent, and cost savings and synergies we expect at the time of an acquisition may not be realized once the acquisition has been completed. If we inappropriately value the assets we acquire or the value of the assets we acquire declines after we acquire them, the resulting charges may negatively affect the carrying value of the assets on our balance sheet and our earnings. See “—We use financial models and estimates in determining the fair value of certain assets, such as MSRs and investments in debt securities. If our estimates or assumptions prove to be incorrect, we may be required to record impairment charges, which could adversely affect our earnings.” Furthermore, if we incur additional indebtedness to finance an acquisition, the acquired business may not be able to generate sufficient cash flow to service that additional indebtedness. Unsuitable or unsuccessful acquisitions could adversely affect our business, financial condition and results of operations.

We may be unable to obtain sufficient capital to meet the financing requirements of our business.

Our financing strategy includes the use of significant leverage. Accordingly, our ability to finance our operations and repay maturing obligations rests in large part on our ability to borrow money. We are generally required to renew our financing arrangements each year, which exposes us to refinancing and interest rate risks. See “Note 12—Indebtedness, to NMHI’s Consolidated Financial Statements, incorporated by reference into this prospectus.” Our ability to refinance existing debt and borrow additional funds is affected by a variety of factors including:

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limitations imposed on us under the indentures governing our unsecured senior notes and other financing agreements that contain restrictive covenants and borrowing conditions that may limit our ability to raise additional debt;

•	the decrease in liquidity in the credit markets;

•	prevailing interest rates;

•	the strength of the lenders from which we borrow;

•	limitations on borrowings on advance facilities imposed by the amount of eligible collateral pledged, which may be less than the borrowing capacity of the advance facility; and

•	accounting changes that may impact calculations of covenants in our debt agreements.

In the ordinary course of our business, we periodically borrow money or sell newly-originated loans to fund our servicing and originations operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” of NMHI’s 2012 Form 10-K, incorporated by reference into this prospectus. Our ability to fund current operations and meet our servicing advance obligations depends on our ability to secure these types of financings on acceptable terms and to renew or replace existing financings as they expire. We rely on our originations and servicing advance facilities for substantially all of the liquidity we rely on to fund the mortgage loans that we originate and the servicing advances we are required to make. We may elect to fund these liquidity needs from cash flows available to us. To the extent we do not have sufficient cash available to meet these liquidity needs we will continue to draw on originations and servicing advance facilities. Such financings may not be available with the GSEs or other counterparties on acceptable terms or at all. If we are unable to obtain such financings, we may need to raise the funds we require on the capital markets or through other means, any of which may increase our cost of funds.

An event of default, a negative ratings action by a rating agency, an adverse action by a regulatory authority or a general deterioration in the economy that constricts the availability of credit—similar to the market conditions that we have experienced during the last several years—may increase our cost of funds and make it difficult for us to renew existing credit facilities or obtain new lines of credit. We intend to continue to seek opportunities to acquire loan servicing portfolios and/or businesses that engage in loan servicing and/or loan originations. Our liquidity and capital resources may be diminished by any such transactions. Additionally, we believe that a significant acquisition may require us to raise additional capital to facilitate such a transaction, which may not be available on acceptable terms or at all.

In June 2011, the Basel Committee on Banking Supervision of the Bank of International Settlements announced the final framework for strengthening capital requirements, known as Basel III, which if implemented as proposed by U.S. bank regulatory agencies in their June 2012 notices of proposed rulemaking, is expected to materially increase the cost of funding for banking institutions that we rely on for financing. Such Basel III requirements on banking institutions could reduce our sources of funding and increase the costs of originating and servicing mortgage loans. If we are unable to obtain sufficient capital on acceptable terms for any of the foregoing reasons, this could adversely affect our business, financial condition and results of operations.

We may not be able to continue to grow our loan originations volume, which could adversely affect our business, financial condition and results of operations.

Overall originations volumes are down significantly in the current economic environment. According to Inside Mortgage Finance, total U.S. residential mortgage originations volume decreased from $3.0 trillion in 2006 to $1.8 trillion in 2012. We may be unable to continue to grow our loan originations volume as a result of this declining market for mortgage loans.

More specifically, our loan originations business consists primarily of refinancing existing loans. While we intend to use sales lead aggregators and Internet marketing to reach new borrowers, our Consumer Direct Retail originations platform may not succeed because of the referral-driven nature of our industry. Further, our largest customer base consists of borrowers whose existing loans we service. Because we primarily service credit-sensitive loans, many of our existing servicing customers may not be able to qualify for conventional mortgage loans with us or may pose a higher credit risk than other consumers. Furthermore, our Consumer Direct Retail originations platform focuses predominantly on refinancing existing mortgage loans. This type of originations activity is sensitive to increases in interest rates.

Our loan originations business also consists of providing purchase money loans to homebuyers. The origination of purchase money mortgage loans is greatly influenced by traditional business clients in the home buying process such as realtors and builders. As a result, our ability to secure relationships with such traditional business clients will influence our ability to grow our purchase money mortgage loan volume and, thus, our loan originations business.

Our wholesale originations business operates largely through third party mortgage brokers who are not contractually obligated to do business with us. Further, our competitors also have relationships with our brokers and actively compete with us in our efforts to expand our broker networks. Accordingly, we may not be successful in maintaining our existing relationships or expanding our broker networks. If we are unable to continue to grow our loan originations business, this could adversely affect our business, financial condition and results of operations.

Our counterparties may terminate our servicing rights and subservicing contracts, which could adversely affect our business, financial condition and results of operations.

The owners of the loans we service and the primary servicers of the loans we subservice, may, under certain circumstances, terminate our MSRs or subservicing contracts, respectively.

As is standard in the industry, under the terms of our master servicing agreement with GSEs, GSEs have the right to terminate us as servicer of the loans we service on their behalf at any time and also have the right to cause us to sell the MSRs to a third party. In addition, failure to comply with servicing standards could result in termination of our agreements with GSEs. Because we are required to follow the guidelines of the GSEs with which we do business and are not able to negotiate our fees with these entities for the purchase of our loans, our competitors may be able to sell their loans on more favorable terms. Some GSEs may also have the right to require us to assign the MSRs to a subsidiary and sell our equity interest in the subsidiary to a third party. Under our subservicing contracts, the primary servicers for which we conduct subservicing activities have the right to terminate our subservicing rights with or without cause, with little notice and little to no compensation. We expect to continue to acquire subservicing rights, which could exacerbate these risks.

If we were to have our servicing or subservicing rights terminated on a material portion of our servicing portfolio, this could adversely affect our business, financial condition and results of operations.

Federal, state and local laws and regulations could materially adversely affect our business, financial condition and results of operations.

Federal, state and local governments have recently proposed or enacted numerous laws, regulations and rules related to mortgage loans generally and foreclosure actions in particular. These laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers, modification of the original terms of mortgage loans, permanent forgiveness of debt and increased servicing advances. In some cases, local governments have ordered moratoriums on foreclosure activity, which prevent a servicer or trustee, as applicable, from exercising any remedies they might have in respect of liquidating a severely delinquent mortgage loan. Several courts also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether.

In addition, in January 2011, the Federal Housing Finance Agency (the “FHFA”) proposed changes to mortgage servicing compensation structures, including cutting servicing fees and channeling funds toward reserve accounts for delinquent loans. Due to the highly regulated nature of the residential mortgage industry, we are required to comply with a wide array of federal, state and local laws and regulations that regulate, among other things, the manner in which we conduct our servicing and originations business and the fees we may charge. These regulations directly impact our business and require constant compliance, monitoring and internal and external audits. A material failure to comply with any of these laws or regulations could subject us to lawsuits or governmental actions, which could materially adversely affect our business, financial condition and results of operations.

In addition, there continue to be changes in legislation and licensing in an effort to simplify the consumer mortgage experience, which require technology changes and additional implementation costs for loan originators. We expect legislative changes will continue in the foreseeable future, which may increase our operating expenses.

Furthermore, there continue to be changes in state law that are adverse to mortgage servicers that increase costs and operational complexity of our business and impose significant penalties for violation.

Any of these changes in the law could adversely affect our business, financial condition and results of operations.

Unlike competitors that are banks, we are subject to state licensing and operational requirements that result in substantial compliance costs.

Because we are not a depository institution, we do not benefit from a federal exemption to state mortgage banking, loan servicing or debt collection licensing and regulatory requirements. We must comply with state licensing requirements and varying compliance requirements in all fifty states and the District of Columbia, and we are sensitive to regulatory changes that may increase our costs through stricter licensing laws, disclosure laws or increased fees or that may impose conditions to licensing that we or our personnel are unable to meet. In addition, we are subject to periodic examinations by state regulators, which can result in refunds to borrowers of certain fees earned by us, and we may be required to pay substantial penalties imposed by state regulators due to compliance errors. Future state legislation and changes in existing regulation may significantly increase our compliance costs or reduce the amount of ancillary fees, including late fees, that we may charge to borrowers. This could make our business cost-prohibitive in the affected state or states and could materially affect our business.

Federal and state legislative and agency initiatives in mortgage-backed securities (“MBS”) and securitization may adversely affect our financial condition and results of operations.

There are federal and state legislative and agency initiatives that could, once fully implemented, adversely affect our business. For instance, the risk retention requirement under the Dodd-Frank Act requires securitizers to retain a minimum beneficial interest in MBS they sell through a securitization, absent certain qualified residential mortgage (“QRM”) exemptions. Once implemented, the risk retention requirement may result in higher costs of certain originations operations and impose on us additional compliance requirements to meet servicing and originations criteria for QRMs. Additionally, the amendments to Regulation AB relating to the registration statement required to be filed by ABS issuers adopted in March 2011 by the SEC pursuant to the Dodd-Frank Act would increase compliance costs for ABS issuers, which could in turn increase our cost of funding and operations. Lastly, certain proposed federal legislation would permit borrowers in bankruptcy to restructure mortgage loans secured by primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the principal balance of a mortgage loan that is secured by a lien on mortgaged property, reduce the mortgage interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan. Any of the foregoing could materially affect our financial condition and results of operations.

Our business would be adversely affected if we lose our licenses.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a regulatory agency regulates and enforces laws relating to mortgage servicing companies and mortgage originations companies such as us. These rules and regulations generally provide for licensing as a mortgage servicing company, mortgage originations company or third party debt default specialist, requirements as to the form and content of contracts and other documentation, licensing of our employees and employee hiring background checks, licensing of independent contractors with which we contract, restrictions on collection practices, disclosure and record-keeping requirements and enforcement of borrowers’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate require special licensing or provide extensive regulation of our business.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable federal, state and local regulations. We may not be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could result in a default under our servicing agreements and have a material adverse effect on our operations. The states that currently do not provide extensive regulation of our business may later choose to do so, and if such states so act, we may not be able to obtain or maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could result in a default under our servicing agreements and have a material adverse effect on our operations. Furthermore, the adoption of additional, or the revision of existing, rules and regulations could adversely affect our business, financial condition and results of operations.

We may be required to indemnify or repurchase loans we sold, or will sell, if these loans fail to meet certain criteria or characteristics or under other circumstances.

The indentures governing our securitized pools of loans and our contracts with purchasers of our whole loans contain provisions that require us to indemnify or repurchase the related loans under certain circumstances. While our contracts vary, they contain provisions that require us to repurchase loans if:

•	our representations and warranties concerning loan quality and loan circumstances are inaccurate, including representations concerning the licensing of a mortgage broker;

•	we fail to secure adequate mortgage insurance within a certain period after closing;

•	a mortgage insurance provider denies coverage;

•	we fail to comply, at the individual loan level or otherwise, with regulatory requirements in the current dynamic regulatory environment; or

•	the borrower fails to make certain initial loan payments due to the purchaser.

We believe that, as a result of the current market environment, many purchasers of residential mortgage loans are particularly aware of the conditions under which originators must indemnify or repurchase loans and would benefit from enforcing any repurchase remedies they may have. Along with others in the industry, we are subject to repurchase claims and may continue to receive claims in the future. We believe that our exposure to repurchases under our representations and warranties includes the current unpaid balance of all loans we have sold. Between January 1, 2009 and March 31, 2013, we sold an aggregate of $17.2 billion of loans. To recognize the potential loan repurchase or indemnification losses, we have recorded a reserve of $20.9 million as of March 31, 2013. In the three months ended March 31, 2013, we were not required to repurchase a significant number of mortgages that had been previously sold, and we incurred losses of $3.2 million related to such repurchase activity. Because of the increase in our loan originations since 2008, we expect that repurchase requests are likely to increase. Should home values continue to decrease, our realized loan losses from loan repurchases and indemnifications may increase as well. As such, our reserve for repurchases may increase beyond our current expectations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Items on Consolidated Balance Sheet—Liabilities and Stockholders’ Equity”

of NMHI’s 2012 Form 10-K incorporated by reference into this prospectus. If we are required to indemnify or repurchase loans that we originate and sell or securitize that result in losses that exceed our reserve, this could adversely affect our business, financial condition and results of operations.

We may incur increased litigation costs and related losses if a borrower challenges the validity of a foreclosure action or if a court overturns a foreclosure, which could adversely affect our liquidity, business, financial condition and results of operations.

We may incur costs if we are required to, or if we elect to, execute or re-file documents or take other action in our capacity as a servicer in connection with pending or completed foreclosures. We may incur litigation costs if the validity of a foreclosure action is challenged by a borrower. If a court overturns a foreclosure because of errors or deficiencies in the foreclosure process, we may have liability to a title insurer or the purchaser of the property sold in foreclosure. These costs and liabilities may not be legally or otherwise reimbursable to us, particularly to the extent they relate to securitized mortgage loans. In addition, if certain documents required for a foreclosure action are missing or defective, we could be obligated to cure the defect or repurchase the loan. A significant increase in litigation costs could adversely affect our liquidity, and our inability to be reimbursed for an advance could adversely affect our business, financial condition and results of operations.

Because we are required to follow the guidelines of the GSEs with which we do business and are not able to negotiate our fees with these entities for the purchase of our loans, our competitors may be able to sell their loans to GSEs on more favorable terms.

Even though we currently originate conventional agency and government conforming loans, because we previously originated non-prime mortgage loans, we believe we are required to pay a higher fee to access the secondary market for selling our loans to GSEs. We believe that because many of our competitors have always originated conventional loans, they are able to sell newly originated loans on more favorable terms than us. As a result, these competitors are able to earn higher margins than we earn on originated loans, which could materially impact our business.

In our transactions with the GSEs, we are required to follow specific guidelines that impact the way we service and originate mortgage loans including:

•	our staffing levels and other servicing practices;

•	the servicing and ancillary fees that we may charge;

•	our modification standards and procedures; and

•	the amount of non-reimbursable advances.

In particular, the FHFA has directed GSEs to align their guidelines for servicing delinquent mortgages they own or guarantee, which can result in monetary incentives for servicers that perform well and penalties for those that do not. In addition, FHFA has directed the Federal National Mortgage Association (“Fannie Mae”) to assess compensatory fees against servicers in connection with delinquent loans, foreclosure delays, and other breaches of servicing obligations.

We cannot negotiate these terms with the GSEs and they are subject to change at any time. A significant change in these guidelines that has the effect of decreasing our fees or requires us to expend additional resources in providing mortgage services could decrease our revenues or increase our costs, which could adversely affect our business, financial condition and results of operations.

We are required to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances, which could adversely affect our liquidity, business, financial condition and results of operations.

During any period in which a borrower is not making payments, we are required under most of our servicing agreements to advance our own funds to meet contractual principal and interest remittance requirements for investors, pay property taxes and insurance premiums, legal expenses and other protective advances. We also advance funds to maintain, repair and market real estate properties on behalf of investors. As home values change, we may have to reconsider certain of the assumptions underlying our decisions to make advances and, in certain situations, our contractual obligations may require us to make certain advances for which we may not be reimbursed. In addition, in the event a mortgage loan serviced by us defaults or becomes delinquent, the repayment to us of the advance may be delayed until the mortgage loan is repaid or refinanced or a liquidation occurs. As a reverse mortgage servicer, we will also be responsible for funding any payments due to borrowers in a timely manner, remitting to investors interest accrued and paying for interest shortfalls. Advances on reverse mortgages are typically greater than advances on forward residential mortgages. They are typically recovered upon weekly or monthly reimbursement or from sale in the market. In the event we receive requests for advances in excess of amounts we are able to fund, we may not be able to fund these advance requests, which could materially and adversely affect our liquidity. A delay in our ability to collect an advance may adversely affect our liquidity, and our inability to be reimbursed for an advance could adversely affect our business, financial condition and results of operations.

Changes to government mortgage modification programs could adversely affect future incremental revenues.

Under the Home Affordable Modification Program (“HAMP”) and similar government programs, a participating servicer may be entitled to receive financial incentives in connection with any modification plans it enters into with eligible borrowers and subsequent success fees to the extent that a borrower remains current in any agreed upon loan modification. While we participate in and dedicate numerous resources to HAMP, we may not continue to participate in or realize future revenues from HAMP or any other government mortgage modification program. Changes in legislation or regulation regarding HAMP that result in the modification of outstanding mortgage loans and changes in the requirements necessary to qualify for refinancing mortgage loans may impact the extent to which we participate in and receive financial benefits from such programs, or may increase the expense of our participation in such programs. Changes in government loan modification programs could also result in an increase to our costs.

HAMP is currently scheduled to expire on December 31, 2013. If HAMP is not extended, this could decrease our revenues, which would adversely affect our business, financial condition and results of operations.

Under the MHA, a participating servicer may receive a financial incentive to modify qualifying loans, in accordance with the plan’s guidelines and requirements. The MHA also allows us to refinance loans with a high LTV of up to 125%. This allows us to refinance loans to existing borrowers who have little or negative equity in their homes. Changes in legislation or regulations regarding the MHA could reduce our volume of refinancing originations to borrowers with little or negative equity in their homes. Changes to HAMP, the MHA and other similar programs could adversely affect future incremental revenues.

We are highly dependent upon programs administered by GSEs such as Fannie Mae and Freddie Mac to generate revenues through mortgage loan sales to institutional investors. Any changes in existing U.S. government-sponsored mortgage programs could materially and adversely affect our business, liquidity, financial position and results of operations.

In February 2011, the Obama Administration delivered a report to Congress regarding a proposal to reform the housing finance markets in the United States. The report, among other things, outlined various potential proposals to wind down the GSEs and reduce or eliminate over time the role of the GSEs in guaranteeing mortgages and providing funding for mortgage loans, as well as proposals to implement reforms relating to borrowers, lenders and investors in the mortgage market, including reducing the maximum size of loans that the GSEs can guarantee, phasing in a minimum down payment requirement for borrowers, improving underwriting standards and increasing accountability and transparency in the securitization process.

Our ability to generate revenues through mortgage loan sales to institutional investors depends to a significant degree on programs administered by the GSEs, such as Fannie Mae and the Federal Home Loan

Mortgage Corporation (“Freddie Mac”), a government agency, the Government National Mortgage Association (“Ginnie Mae”), and others that facilitate the issuance of MBS in the secondary market. These GSEs play a critical role in the residential mortgage industry and we have significant business relationships with many of them. Almost all of the conforming loans we originate qualify under existing standards for inclusion in guaranteed mortgage securities backed by GSEs. We also derive other material financial benefits from these relationships, including the assumption of credit risk by these GSEs on loans included in such mortgage securities in exchange for our payment of guarantee fees and the ability to avoid certain loan inventory finance costs through streamlined loan funding and sale procedures.

Any discontinuation of, or significant reduction in, the operation of these GSEs or any significant adverse change in the level of activity in the secondary mortgage market or the underwriting criteria of these GSEs could materially and adversely affect our business, liquidity, financial position and results of operations.

The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. federal government, could adversely affect our business and prospects.

Due to increased market concerns about the ability of Fannie Mae and Freddie Mac to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees without the direct support of the U.S. federal government, on July 30, 2008, the U.S. government passed the Housing and Economic Recovery Act of 2008. On September 7, 2008, the FHFA, placed Fannie Mae and Freddie Mac into conservatorship and, together with the U.S. Treasury, established a program designed to boost investor confidence in their respective debt and MBS. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (i) take over the assets and operations of Fannie Mae and Freddie Mac with all the powers of the stockholders, the directors and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (ii) collect all obligations and money due to Fannie Mae and Freddie Mac; (iii) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator’s appointment; (iv) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (v) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

In addition to the FHFA becoming the conservator of Fannie Mae and Freddie Mac, the U.S. Treasury and the FHFA have entered into preferred stock purchase agreements among the U.S. Treasury, Fannie Mae and Freddie Mac pursuant to which the U.S. Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth.

Although the U.S. Treasury has committed capital to Fannie Mae and Freddie Mac, these actions may not be adequate for their needs. If these actions are inadequate, Fannie Mae and Freddie Mac could continue to suffer losses and could fail to honor their guarantees and other obligations. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements. Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could redefine what constitute agency and government conforming MBS and could have broad adverse market implications. Such market implications could adversely affect our business and prospects.

The geographic concentration of our servicing portfolio may result in a higher rate of delinquencies, which could adversely affect our business, financial condition and results of operations.

As of March 31, 2013, approximately 23.3% and 10.1% of the aggregate outstanding loan balance in our forward servicing portfolio was secured by properties located in California and Florida, respectively. Some of these states have experienced severe declines in property values and are experiencing a disproportionately high rate of delinquencies and foreclosures relative to other states. To the extent these states continue to experience weaker economic conditions or greater rates of decline in real estate values than the United States generally, the concentration of loans we service in those regions may increase the effect of the risks listed in this “Risk Factors” section. The impact of property value declines may increase in magnitude and it may continue for a long period of time. Additionally, if states in which we have greater concentrations of business were to change their licensing or other regulatory requirements to make our business cost-prohibitive, we may be required to stop doing business in those states or may be subject to higher cost of doing business in those states, which could adversely affect our business, financial condition and results of operations.

We use financial models and estimates in determining the fair value of certain assets, such as MSRs. If our estimates or assumptions prove to be incorrect, we may be required to record impairment charges, which could adversely affect our earnings.

We use internal financial models that utilize, wherever possible, market participant data to value certain of our assets, including our MSRs, newly originated loans held for sale and investments in debt securities for purposes of financial reporting. These models are complex and use asset-specific collateral data and market inputs for interest and discount rates. In addition, the modeling requirements of MSRs are complex because of the high number of variables that drive cash flows associated with MSRs. Even if the general accuracy of our valuation models is validated, valuations are highly dependent upon the reasonableness of our assumptions and the predictability of the relationships that drive the results of the models. If loan loss levels are higher than anticipated, due to an increase in delinquencies or prepayment speeds, or financial market illiquidity continues beyond our estimate, the value of certain of our assets may decrease. We may be required to record impairment charges, which could impact our ability to satisfy minimum net worth covenants of $424.4 million and borrowing conditions in our debt agreements and adversely affect our business, financial condition or results of operations. Errors in our financial models or changes in assumptions could adversely affect our earnings. See “We may not realize all of the anticipated benefits of potential future acquisitions, which could adversely affect our business, financial condition and results of operations.”

Our earnings may decrease because of changes in prevailing interest rates.

Our profitability is directly affected by changes in prevailing interest rates. The following are the material risks we face related to changes in prevailing interest rates:

•

an increase in prevailing interest rates could generate an increase in delinquency, default and foreclosure rates resulting in an increase in both operating expenses and interest expense and could cause a reduction in the value of our assets;

•

an increase in prevailing interest rates could adversely affect our loan originations volume because refinancing an existing loan would be less attractive for homeowners and qualifying for a loan may be more difficult for consumers;

•	an increase in prevailing interest rates would increase the cost of servicing our outstanding debt, including our ability to finance servicing advances and loan originations;

•	a decrease in prevailing interest rates may require us to record a decrease in the value of our MSRs; and

•	a decrease in prevailing interest rates could reduce our earnings from our custodial deposit accounts.

Our hedging strategies may not be successful in mitigating our risks associated with interest rates.

From time to time, we have used various derivative financial instruments to provide a level of protection against interest rate risks, but no hedging strategy can protect us completely. The derivative financial instruments that we select may not have the effect of reducing our interest rate risks. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies, improperly executed and documented transactions or inaccurate assumptions could actually increase our risks and losses. In addition, hedging strategies involve transaction and other costs. Our hedging strategies and the derivatives that we use may not be able to adequately offset the risks of interest rate volatility and our hedging transactions may result in or magnify losses. Furthermore, interest rate derivatives may not be available on favorable terms or at all, particularly during economic downturns. Any of the foregoing risks could adversely affect our business, financial condition and results of operations.

A downgrade in our servicer ratings could have an adverse effect on our business, financial condition and results of operations.

Standard & Poor’s and Fitch rate us as a residential loan servicer. Our current favorable ratings from the rating agencies are important to the conduct of our loan servicing business. These ratings may be downgraded in the future. Any such downgrade could adversely affect our business, financial condition and results of operations.

We depend on the accuracy and completeness of information about borrowers and counterparties and any misrepresented information could adversely affect our business, financial condition and results of operations.

In deciding whether to extend credit or to enter into other transactions with borrowers and counterparties, we may rely on information furnished to us by or on behalf of borrowers and counterparties, including financial statements and other financial information. We also may rely on representations of borrowers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. We additionally rely on representations from public officials concerning the licensing and good standing of the third party mortgage brokers through which we do business. While we have a practice of independently verifying the borrower information that we use in deciding whether to extend credit or to agree to a loan modification, including employment, assets, income and credit score, if any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the loan applicant, the mortgage broker, another third party or one of our employees, we generally bear the risk of loss associated with the misrepresentation. We have controls and processes designed to help us identify misrepresented information in our loan originations operations. We, however, may not have detected or may not detect all misrepresented information in our loan originations or from our business clients. Any such misrepresented information could adversely affect our business, financial condition and results of operations.

Technology failures could damage our business operations and increase our costs, which could adversely affect our business, financial condition and results of operations.

The financial services industry as a whole is characterized by rapidly changing technologies, and system disruptions and failures caused by fire, power loss, telecommunications failures, unauthorized intrusion, computer viruses and disabling devices, natural disasters and other similar events may interrupt or delay our ability to provide services to our borrowers. Security breaches, acts of vandalism and developments in computer capabilities could result in a compromise or breach of the technology that we use to protect our borrowers’ personal information and transaction data. Despite our efforts to ensure the integrity of our systems, it is possible that we may not be able to anticipate or implement effective preventive measures against all security breaches, especially because the techniques used change frequently or are not recognized until launched, and because security attacks can originate from a wide variety of sources, including third parties such as persons involved with organized crime or associated with external service providers. Those parties may also attempt to fraudulently induce employees, customers or other users of our systems to disclose sensitive information in order to gain access to our data or that of our customers or clients. These risks may increase in the future as we continue to increase our reliance on the internet and use of web-based product offerings and on the use of cybersecurity.

A successful penetration or circumvention of the security of our systems or a defect in the integrity of our systems or cybersecurity could cause serious negative consequences for our business, including significant disruption of our operations, misappropriation of our confidential information or that of our customers, or damage to our computers or operating systems and to those of our customers and counterparties. Any of the foregoing events could result in violations of applicable privacy and other laws, financial loss to us or to our customers, loss of confidence in our security measures, customer dissatisfaction, significant litigation exposure and harm to our reputation, all of which could adversely affect our business, financial condition and results of operations.

The success and growth of our business will depend upon our ability to adapt to and implement technological changes.

Our mortgage loan originations business is currently dependent upon our ability to effectively interface with our brokers, borrowers and other third parties and to efficiently process loan applications and closings. The originations process is becoming more dependent upon technological advancement, such as our continued ability to process applications over the Internet, accept electronic signatures, provide process status updates instantly and other borrower-expected conveniences. Maintaining and improving this new technology and becoming proficient with it may also require significant capital expenditures. As these requirements increase in the future, we will have to fully develop these technological capabilities to remain competitive and any failure to do so could adversely affect our business, financial condition and results of operations.

Any failure of our internal security measures or breach of our privacy protections could cause harm to our reputation and subject us to liability, any of which could adversely affect our business, financial condition and results of operations.

In the ordinary course of our business, we receive and store certain confidential information concerning borrowers. Additionally, we enter into third party relationships to assist with various aspects of our business, some of which require the exchange of confidential borrower information. If a third party were to compromise or breach our security measures or those of the vendors, through electronic, physical or other means, and misappropriate such information, it could cause interruptions in our operations and expose us to significant liabilities, reporting obligations, remediation costs and damage to our reputation. Any of the foregoing risks could adversely affect our business, financial condition and results of operations. See also “—Technology failures could damage our business operations and increase our costs, which could adversely affect our business, financial condition and results of operations.”

Our vendor relationships subject us to a variety of risks.

We have significant vendors that, among other things, provide us with financial, technology and other services to support our servicing and originations businesses. With respect to vendors engaged to perform activities required by servicing criteria, we have elected to take responsibility for assessing compliance with the applicable servicing criteria for the applicable vendor and are required to have procedures in place to provide reasonable assurance that the vendor’s activities comply in all material respects with servicing criteria applicable to the vendor. In the event that a vendor’s activities do not comply with the servicing criteria, it could negatively impact our servicing agreements. In addition, if our current vendors were to stop providing services to us on acceptable terms, including as a result of one or more vendor bankruptcies due to poor economic conditions, we may be unable to procure alternatives from other vendors in a timely and efficient manner and on acceptable terms, or at all. Further, we may incur significant costs to resolve any such disruptions in service and this could adversely affect our business, financial condition and results of operations.

The loss of the services of our senior managers could adversely affect our business.

The experience of our senior managers is a valuable asset to us. Our management team has significant experience in the residential mortgage originations and servicing industry. We do not maintain key life insurance policies relating to our senior managers. The loss of the services of our senior managers could adversely affect our business.

Our business could suffer if we fail to attract and retain a highly skilled workforce.

Our future success will depend on our ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization, in particular skilled managers, loan servicers, debt default specialists, loan officers and underwriters. Trained and experienced personnel are in high demand and may be in short supply in some areas. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. We may not be able to attract, develop and maintain an adequate skilled workforce necessary to operate our businesses and labor expenses may increase as a result of a shortage in the supply of qualified personnel. If we are unable to attract and retain such personnel, we may not be able to take advantage of acquisitions and other growth opportunities that may be presented to us and this could materially affect our business, financial condition and results of operations.

Negative public opinion could damage our reputation and adversely affect our earnings.

Reputation risk, or the risk to our business, earnings and capital from negative public opinion, is inherent in our business. Negative public opinion can result from our actual or alleged conduct in any number of activities, including lending and debt collection practices, technology failures, corporate governance, and actions taken by government regulators and community organizations in response to those activities. Negative public opinion can also result from media coverage, whether accurate or not. Negative public opinion can adversely affect our ability to attract and retain customers, trading counterparties and employees and can expose us to litigation and regulatory action. Although we take steps to minimize reputation risk in dealing with our customers and communities, this risk will always be present in our organization.

Risks Related to the New Notes

Our substantial indebtedness may limit our financial and operating activities and our ability to incur additional debt to fund future needs.

As of March 31, 2013, we and our guarantors had approximately $4.2 billion of total indebtedness, and unfunded availability of approximately $2.6 billion under our various financing facilities. Our substantial indebtedness and any future indebtedness we incur could:

•

require us to dedicate a substantial portion of cash flow from operations to the payment of principal and interest on indebtedness, including indebtedness we may incur in the future, thereby reducing the funds available for other purposes;

•	make it more difficult for us to satisfy and comply with our obligations with respect to the Notes;

•	subject us to increased sensitivity to increases in prevailing interest rates;

•	place us at a competitive disadvantage to competitors with relatively less debt in economic downturns, adverse industry conditions or catastrophic external events; or

•	reduce our flexibility in planning for or responding to changing business, industry and economic conditions.

In addition, our substantial level of indebtedness could limit our ability to obtain additional financing on acceptable terms or at all to fund future acquisitions, working capital, capital expenditures, debt service requirements, general corporate and other purposes, which would have a material effect on our business and financial condition. Our liquidity needs could vary significantly and may be affected by general economic conditions, industry trends, performance and many other factors not within our control.

Our substantial obligations could have other important consequences. For example, our failure to comply with the restrictive covenants in the agreements governing our indebtedness, including the indentures governing the Notes, which limit our ability to incur liens, to incur debt and to sell assets, could result in an event of default that, if not cured or waived, could harm our business or prospects and could result in our bankruptcy.

We may incur more debt, which could limit our financial and operating activities.

We and our subsidiaries are able to incur additional indebtedness in the future, subject to the limitations contained in the agreements governing our indebtedness, including the indentures governing the Notes. Although these agreements generally restrict us and our restricted subsidiaries from incurring additional indebtedness, these restrictions are subject to important exceptions and qualifications. If we or our subsidiaries incur additional debt, the related risks could be magnified and could limit our financial and operating activities.

We may not be able to generate sufficient cash flow to meet our debt service obligations, including the Notes.

Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations including the Notes will depend on our current and future financial performance, which is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our ratio of earnings to fixed charges for the year ended March 31, 2013 was 2.1 and our interest coverage ratio for the year ended March 31, 2013 was 2.1. While our existing cash flow is not restricted as a result of our securitization arrangements and is sufficient to service our existing debt, if we increase our amount of outstanding debt or our cash flow decreases, we may be unable to meet our debt service obligations.

If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including interest payments and the payment of principal at maturity, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot provide assurance that any refinancing would be possible, that any assets could be sold, or, if sold, of the timeliness and amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Furthermore, our ability to refinance would depend upon the condition of the finance and credit markets. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms or on a timely basis, would materially affect our business, financial condition or results of operations.

In addition, we are dependent on the cash flow of and dividends and distributions to us from our subsidiaries in order to service our current indebtedness. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to any indebtedness of ours or to make any funds available therefor, except for those subsidiaries that have guaranteed our obligations under our outstanding indebtedness and that guarantee our obligations under the Notes. The ability of our subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of our subsidiaries then in effect as well as applicable law. There can be no assurance that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us that enable us to pay interest or principal on our existing indebtedness or the Notes.

We may be unable to repay or repurchase the Notes at maturity.

At maturity, the entire outstanding principal amount of the Notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations. If upon the maturity date other arrangements prohibit us from repaying the Notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we were not able to obtain such waivers or refinance these borrowings, we would be unable to repay the Notes.

The indentures governing the Notes, as well as other agreements governing our debt, include provisions that may restrict our financial and business operations, but may not necessarily restrict our ability to take actions that may impair our ability to repay the Notes.

The agreements governing our indebtedness, including our servicing advance facilities that relate to servicing loan portfolios, our warehouse facilities that relate to originating mortgage loans, the notes we issued to finance our purchase of a portfolio of mortgage servicing rights and the indentures that govern the Notes, contain negative covenants customary for such financings, such as limiting our ability to sell or dispose of assets, incur additional indebtedness or liens, make certain restricted payments, make certain investments, consummate mergers, consolidations or other business combinations or engage in other lines of business. These restrictions may interfere with our ability to engage in other necessary or desirable business activities, which could materially affect our business, financial condition or results of operations.

Our financing facilities also require us to comply with certain financial ratios and covenants, such as maximum leverage ratios, minimum tangible net worth, minimum liquidity and positive earnings covenants. In addition, availability under certain of our financing facilities is limited by borrowing base and minimum collateral conditions. Our ability to comply with these covenants depends on our financial condition and performance and also is subject to events outside our control. Asset write-downs, other non-cash charges and other one-time events also impact our ability to comply with these covenants. In addition, these restrictions may interfere with our ability to obtain financing or to engage in other necessary or desirable business activities, which may have a material effect on our operations. These covenants are subject to important exceptions and qualifications. Moreover, if we fail to comply with these covenants and are unable to obtain a waiver or amendment, an event of default would result.

Our financing facilities and other debt agreements, including the indentures governing the Notes, also contain other events of default customary for such financings. In addition, as a servicer, we are required to observe and perform the covenants and obligations in the agreements under which we service loans. As a servicer, we also have obligations under Regulation AB under the Securities Act. Failure to service in accordance with these requirements may lead to an event of default under our credit facilities. We cannot provide assurance that we would have sufficient liquidity to repay or refinance the Notes or borrowings under our credit facilities if such amounts were accelerated upon an event of default. If we are unable to service our debt, this could materially affect our business, financial condition or results of operations.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements covering our indebtedness that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay the principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain alternative financing necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we would be in default under the terms of the agreements governing such indebtedness, which could also result in an event of default under other financing agreements. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, or we could be forced to apply all available cash flows to repay such indebtedness, and, in any case, we could ultimately be forced into bankruptcy or liquidation.

The repayment of the Notes is effectively subordinated to substantially all of our existing and future secured debt and the existing and future secured debt of our guarantors.

The Notes, and each guarantee of the Notes, are unsecured obligations. The Notes, and any other unsecured debt securities issued by us, are effectively junior in right of payment to all secured indebtedness. In the event of our bankruptcy, or the bankruptcy of our guarantors or special purpose vehicles, holders of any secured indebtedness of ours or of our guarantors will have claims that are prior to the claims of the holders of any debt securities issued by us with respect to the assets securing our other indebtedness. As of March 31, 2013, the aggregate carrying value of our and our guarantors’ secured indebtedness was approximately $2.6 billion.

If we defaulted on our obligations under any of our secured debt, our secured lenders could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the Notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of the Notes will be entitled to receive any payment with respect thereto. As a result, the holders of the Notes may recover proportionally less than holders of secured indebtedness.

The Notes and related subsidiary guarantees are effectively subordinated to indebtedness of our existing and future non-guarantor subsidiaries.

Not all of our subsidiaries guarantee the Notes. The Notes are effectively subordinated to all indebtedness and other liabilities and commitments, including trade payables, of our existing and future subsidiaries that do not guarantee the Notes. Any right of the holders of the Notes to participate in the assets of a non-guarantor subsidiary upon any liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors.

As of March 31, 2013, Home Community Mortgage, LLC; HomeSearch.com Realty Inc.; Nationstar Advance Funding 2012-AW, LLC; Nationstar Advance Funding 2012-C, LLC; Nationstar Advance Funding 2012-R, LLC; Nationstar Advance Funding 2012-W, LLC; Nationstar Advance Funding II LLC; Nationstar Advance Funding Trust 2012-AW; Nationstar Advance Funding Trust 2012-C; Nationstar Advance Funding Trust 2012-R; Nationstar Advance Funding Trust 2012-W; Nationstar Advance Funding, LLC; Nationstar Agency Advance Funding LLC; Nationstar Agency Advance Funding Trust; Nationstar Funding LLC; Nationstar Home Equity Loan 2009-A REO LLC; Nationstar Home Equity Loan Trust 2009-A; Nationstar Mortgage Advance Receivables Trust 2010-ADV1; Nationstar Mortgage JV LLC; Nationstar Mortgage JV Manager LLC; Nationstar Residual LLC; Nationstar Reverse Mortgage Advance Funding LLC; Nationstar Reverse Mortgage Advance Receivables Trust 2012-ADV1, Nationstar Advance Funding III LLC, Nationstar Mortgage Advance Receivables Trust, Solutionstar Realty Services LLC, Solutionstar Settlement Services Holding LLC, Solutionstar Settlement Services LLC and Solutionstar Settlement Services of Alabama LLC are our non-guarantor subsidiaries. Non-guarantor subsidiaries held approximately 25.3% of our total assets as of March 31, 2013.

Unrestricted subsidiaries generally are not subject to any of the covenants in the indentures and do not guarantee the Notes, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Subject to compliance with the restrictive covenants contained in the indentures governing the Notes, we are permitted to designate certain of our subsidiaries as unrestricted subsidiaries. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indentures governing the Notes, any guarantees of the Notes by such subsidiary or any of its subsidiaries will be released under the indentures. As a result, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

Unrestricted subsidiaries are generally not subject to the covenants under the indentures governing the Notes and do not guarantee the Notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the Notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the Notes.

As of the date of this prospectus there are no unrestricted subsidiaries, and we do not have any plans to designate any of our subsidiaries as unrestricted subsidiaries.

Your right to be repaid would be adversely affected if a court determined that any of our guarantors made any guarantee for inadequate consideration or with the intent to defraud creditors.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, any guarantee made by any of our guarantors could be voided, or claims under the guarantee made by any of our guarantors could be subordinated to all other obligations of any such guarantor, if the guarantor, at the time it incurred the obligations under the guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value in exchange for incurring those obligations; and

•	was insolvent or rendered insolvent by reason of that incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. A guarantee could be subject to the claim that, since the guarantee was incurred for our benefit and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. The liability of each guarantor under the indentures will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor. We believe that each of our guarantors making a guarantee will receive reasonably equivalent value for incurring the guarantee, but a court may disagree with our conclusion.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

The credit ratings assigned to the Notes may not reflect all risks of an investment in the Notes.

The credit ratings assigned to the Notes reflect the rating agencies’ assessments of our ability to make payments on the Notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the Notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the Notes.

Adverse changes in the ratings of the Notes may cause their trading price to fall and affect the marketability of the Notes.

Rating agencies may lower, suspend or withdraw ratings on the Notes or our other debt in the future. Note holders will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the Notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures governing the Notes.

Upon the occurrence of a “change of control,” as defined in the indentures governing the Notes, we must offer to buy back the Notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest and special interest, if any, to the date of the repurchase. Our failure to purchase, or give notice of purchase of, the Notes would be a default under the indentures governing the Notes. See “Description of New 2019 Notes—Repurchase at the Option of Holders—Change of Control,” “Description of New 2020 Notes—Repurchase at the Option of Holders—Change of Control” and “Description of New 2021 Notes—Repurchase at the Option of Holders—Change of Control.”

If a change of control occurs, it is possible that we may not have sufficient assets at the time of the change of control to make the required repurchase of Notes or to satisfy all obligations under our other debt instruments, including future debt instruments. In order to satisfy our obligations, we could seek to refinance our indebtedness or obtain a waiver from the other lenders or you as a holder of the Notes. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all. Our failure to repurchase any Notes submitted in a change of control offer could constitute an event of default under our other debt documents, even if the change of control offer itself would not cause a default under the indentures governing the Notes.

The change of control provision in the indentures may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indentures. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change of the magnitude required under the definition of a change of control triggering event in the indentures to trigger our obligation to repurchase the Notes.

There is no established trading market for the Notes. If an actual trading market does not develop for the Notes, you may not be able to resell the Notes quickly, for the price that you paid or at all.

The Notes are a new issue of securities and therefore there is no established trading market for the Notes, and an active trading market may not develop. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for any quotation on any automated dealer quotation systems. The initial purchasers of the Old Notes have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The initial purchasers of the Old Notes may discontinue any market making in the Notes at any time, at their sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the Notes.

We also cannot assure you that you will be able to sell your Notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. You may not be able to resell your Notes at their fair market value. The liquidity of, and trading market for, the Notes may also be adversely affected by, among other things:

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in the prices of securities similar to the Notes. It is possible that the market for the Notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

Risks Relating to the Exchange Offers

The consummation of the exchange offers may not occur.

We are not obligated to complete the exchange offers under certain circumstances. See “Description of the Exchange Offers—Conditions to the Exchange Offers.” Even if the exchange offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their New Notes, during which time those holders of Old Notes will not be able to effect transfers of their Old Notes tendered in the exchange offers.

You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the New Notes.

If you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. In addition, if you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes.

Failure to tender the Old Notes in the exchange offers may affect their marketability and will substantially limit, and may effectively eliminate, opportunities to sell your Old Notes in the future.

If the Old Notes are tendered and accepted in the exchange offers, the trading market, if any, for the untendered and tendered but unaccepted Old Notes will be adversely affected. Your failure to participate in the exchange offers will substantially limit, and may effectively eliminate, opportunities to sell your Old Notes in the future.

We issued the Old Notes in a private placement exempt from the registration requirements of the Securities Act. Accordingly, you may not offer, sell or otherwise transfer your Old Notes except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the securities laws, or in a transaction not subject to the securities laws. If you do not exchange your Old Notes for the New Notes in the exchange offer, your Old Notes will continue to be subject to these transfer restrictions after the completion of the exchange offers. In addition, after the completion of the exchange offers, you will no longer be able to obligate us to register the Old Notes under the Securities Act.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including some of the statements under “Prospectus Summary,” “Risk Factors,” and elsewhere in this prospectus, includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. When used in this discussion, the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	the delay in our foreclosure proceedings due to inquiries by certain state Attorneys General, court administrators and state and federal government agencies;

•

the impact of the ongoing implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), including rules issued by the Consumer Financial Protection Bureau (“CFPB”) relating to mortgage servicing and originations and the continuing examination of our business begun by the CFPB, on our business activities and practices, costs of operations and overall results of operations;

•

the impact on our servicing practices of enforcement consent orders against, and agreements entered into by certain federal and state agencies with the largest mortgage servicers and ongoing inquiries regarding other non-bank mortgage servicers;

•	increased legal proceedings and related costs;

•

the continued uncertainty of the residential mortgage market, increase in monthly payments on adjustable rate mortgage loans, adverse economic conditions, decrease in property values and increase in delinquencies and defaults;

•	the deterioration of the market for reverse mortgages and increase in foreclosure rates for reverse mortgages;

•	our ability to efficiently service higher risk loans;

•	our ability to mitigate the increased risks related to servicing reverse mortgages;

•	our ability to compete successfully in the mortgage loan servicing and mortgage loan originations industries;

•

our ability to maintain or grow the size of our servicing portfolio and realize our significant investments in personnel and our technology platform by successfully identifying attractive acquisition opportunities, including MSRs, subservicing contracts, servicing platforms and originations platforms;

•	our ability to scale-up appropriately and integrate our acquisitions to realize the anticipated benefits of any such potential future acquisitions, including potentially significant acquisitions;

•	our substantial indebtedness may limit our financial and operating activities and our ability to incur additional debt to fund future needs;

•	our ability to obtain sufficient capital to meet our financing requirements;

•	our ability to grow our loan originations volume;

•	the termination of our servicing rights and subservicing contracts;

•	changes to federal, state and local laws and regulations concerning loan servicing, loan origination, loan modification or the licensing of entities that engage in these activities;

•	changes in state and federal laws that are adverse to mortgage servicers which increase costs and operational complexity and impose significant penalties for violation;

•	loss of our licenses;

•	our ability to meet certain criteria or characteristics under the indentures governing our securitized pools of loans;

•	our ability to follow the specific guidelines of GSEs or a significant change in such guidelines;

•	delays in our ability to collect or be reimbursed for servicing advances;

•	changes to HAMP, Home Affordable Refinance Program, MHA or other similar government programs;

•	changes in our business relationships with Fannie Mae, Freddie Mac, Ginnie Mae and others that facilitate the issuance of MBS;

•	changes to the nature of the guarantees of Fannie Mae and Freddie Mac and the market implications of such changes;

•	errors in our financial models or changes in assumptions;

•	requirements to write down the value of certain assets;

•	changes in prevailing interest rates;

•	our ability to successfully mitigate our risks through hedging strategies;

•	changes to our servicer ratings;

•	the accuracy and completeness of information about borrowers and counterparties;

•	our ability to maintain our technology systems and our ability to adapt such systems for future operating environments;

•	failure of our internal security measures or breach of our privacy protections;

•	failure of our vendors to comply with servicing criteria;

•	the loss of the services of our senior managers;

•	failure to attract and retain a highly skilled work force;

•	changes in public opinion concerning mortgage originators or debt collectors;

•	changes in accounting standards;

•	conflicts of interest with our principal stockholder and the holders of the notes; and

•	other risks described in the “Risk Factors” section of this prospectus beginning on page 17.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus or incorporated by reference that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables present our selected historical consolidated financial information and the selected historical consolidated financial information of NMHI. Effective June 30, 2012, the Parent Entities guaranteed our outstanding 10.875% Senior Notes due 2015 and our outstanding Old 2019 Notes. Prior to March 7, 2012, NMHI conducted no activities other than those incident to its formation and the preparation of its registration statement on Form S-1. There are certain differences in our and NMHI’s financial information, principally related to taxes, which are presented in Note 20 to the financial statements of the NMHI Q1 2013 10-Q. You should read these tables along with “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited consolidated historical financial statements and the related notes and other information incorporated by reference into this prospectus.

The selected consolidated statement of operations data for the years ended December 31, 2010, 2011 and 2012 and the selected consolidated balance sheet data at December 31, 2011 and 2012 have been derived from NMHI’s audited financial statements incorporated by reference into this prospectus. The selected consolidated statement of operations data for the years ended December 31, 2008 and 2009 and the selected consolidated balance sheet data at December 31, 2008, 2009 and 2010 have been derived from our audited financial statements that are not incorporated by reference into this prospectus. The summary consolidated statement of operations data for the three months ended March 31, 2012 and 2013 and the summary consolidated statement of operations data as of March 31, 2013 have been derived from NMHI’s unaudited financial statements incorporated by reference into this prospectus. The unaudited consolidated financial data, in the opinion of management, reflects all adjustments, including normal recurring items, which are necessary to present fairly, in all material respects, the results of interim periods. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the entire year or for future periods. Additionally, historical audited consolidated financial data is not necessarily indicative of future performance.

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
						(unaudited)
	(in thousands, except per share data)
Statement of Operations Data—Consolidated
Revenues:
Total fee income	$74,007	$100,218	$184,084	$268,705	$497,151	$93,560	$242,475
Gain (loss) on mortgage loans held for sale	(86,663)	(21,349)	77,344	109,136	487,164	70,512	188,587

Total revenues	(12,656)	78,869	261,428	377,841	984,315	164,072	431,062
Total expenses and impairments	147,777	142,367	220,976	306,183	582,045	96,577	268,571
Other income (expense):
Interest income	92,060	52,518	98,895	66,802	71,586	11,201	29,608
Interest expense	(65,548)	(69,883)	(116,163)	(105,375)	(197,308)	(24,980)	(92,374)
Contract termination fees	—	—	—	—	15,600	—	—
Loss on equity method investments	—	—	—	(107)	(14,571)	(117)	—
Gain (loss) on interest rate swaps and caps	(23,689)	(14)	(9,801)	298	(994)	(268)	1,268
Fair value changes in ABS securitizations	—	—	(23,297)	(12,389)	—	—	—

Total other income (expense)	2,823	(17,379)	(50,366)	(50,771)	(125,687)	(14,164)	(61,498)
(Loss) income before taxes	(157,610)	(80,877)	(9,914)	20,887	276,583	53,331	100,993
Income tax expense	—	—	—	—	71,296	3,145	38,377

Net (loss) income	$(157,610)	$(80,877)	$(9,914)	$20,887	$205,287	$50,186	$62,616

	December 31,					March 31,
	2008	2009	2010	2011	2012	2013
						(unaudited)
	(in thousands)
Balance Sheet Data—Consolidated
Cash and cash equivalents	$9,357	$41,645	$21,223	$62,445	$152,649	$220,039
Accounts receivable	355,975	513,939	441,275	562,300	3,043,606	3,614,827
Mortgage servicing rights (at fair value)	110,808	114,605	145,062	251,050	635,860	1,289,643
Total assets	1,122,001	1,280,185	1,947,181	1,787,931	7,126,143	8,885,565
Notes payable(1)	810,041	771,857	709,758	873,179	3,601,586	3,409,886
Unsecured senior notes	—	—	244,061	280,199	1,062,635	1,669,146
Legacy assets securitized debt	—	177,675	138,662	112,490	100,620	98,388
Excess spread financing (at fair value)	—	—	—	44,595	288,089	498,906
ABS nonrecourse debt (at fair value)	—	—	496,692	—	—	—
Total liabilities	866,079	1,016,362	1,690,809	1,506,622	6,368,461	8,061,313
Total equity	255,922	263,823	256,372	281,309	757,682	824,252

(1)	A summary of notes payable as of March 31, 2013 follows:

Notes Payable	March 31, 2013
(in thousands)
Servicing
MBS Advance Financing Facility	$174,965
Securities Repurchase Facility (2011)	11,774
2010-ABS Advance Financing Facility	194,217
2011-1 Agency Advance Financing Facility	575,035
MSR Note	3,239
2012- AW Agency Advance Financing Facility	—
2012- C ABS Advance Financing Facility	574,437
2012- R ABS Advance Financing Facility	326,821
2012- W ABS Advance Financing Facility	424,503
Reverse Participations Financing Facility	104,799
MBS Advance Financing Facility	60,012
Originations
$750 Million Warehouse Facility	495,751
$150 Million Warehouse Facility	128,900
$750 Million Warehouse Facility (2011)	197,257
$300 Million Warehouse Facility (2009)	80,847
ASAP+ Short-Term Financing Facility	57,329

$3,409,886

The following tables summarize consolidated financial information for our and NMHI’s Operating Segments. Management analyzes our and NMHI’s performance in two separate segments, the Servicing Segment and the Originations Segment, which together constitute our Operating Segments. In addition, we have a legacy asset portfolio, which primarily consists of non-prime and non-conforming mortgage loans, most of which were originated from April to July 2007. The Servicing Segment provides loan servicing on our and NMHI’s servicing portfolio and the Originations Segment involves the origination, packaging and sale of GSE mortgage loans into the secondary markets via whole loan sales or securitizations.

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
						(unaudited)
	(in thousands)
Statement of Operations Data—Operating Segments Information
Revenues:
Total fee income	$75,190	$101,289	$189,884	$269,692	$496,843	$93,440	$251,421
Gain on mortgage loans held for sale	21,985	54,437	77,498	109,431	487,142	70,500	179,695

Total revenues	97,175	155,726	267,382	379,123	983,985	163,940	431,116
Total expenses and impairments	85,832	118,429	194,203	279,537	557,900	87,704	259,511
Other income (expense):
Interest income	12,792	8,404	12,111	14,981	51,362	5,926	24,359
Interest expense	(17,007)	(29,315)	(60,597)	(68,979)	(182,647)	(20,705)	(88,080)
Contract termination fees	—	—	—	—	15,600	—	—
Loss on equity method investments	—	—	—	(107)	(14,571)	(117)	—
Gain (loss) on interest rate swaps and caps	—	—	(9,801)	298	1,237	38	795

Total other income (expense)	(4,215)	(20,911)	(58,287)	(53,807)	(129,019)	(14,858)	(62,926)

Income before taxes	$7,128	$16,386	$14,892	$45,779	$297,066	$61,378	$108,679

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(in thousands)
Income from Operating Segments to Adjusted EBITDA Reconciliation:
Income from Operating Segments	$7,128	$16,386	$14,892	$45,779	$297,066	$61,378	$108,679
Adjust for:
Interest expense from unsecured senior notes	—	—	24,628	30,464	63,879	8,542	30,690
Depreciation and amortization	1,172	1,542	1,873	3,395	8,880	1,242	3,528
Change in fair value of MSRs	11,701	27,915	6,043	39,000	68,242	(495)	9,659
Amortization of mortgage servicing liabilities	—	—	—	—	(5,210)	(633)	(275)
Fair value changes on excess spread financing(1)	—	—	—	3,060	10,684	4,852	23,891
Share-based compensation	1,633	579	8,999	14,764	14,045	2,395	2,858
Exit costs	—	—	—	1,836	—	—	—
Fair value changes in derivatives	—	—	9,801	(298)	(1,237)	(38)	(795)
Ineffective portion of cash flow hedge	—	—	(930)	(2,032)	—	—	—

Adjusted EBITDA(2)	$21,634	$46,422	$65,306	$135,968	$456,439	$77,243	$178,235

(1)	Relates to a financing arrangement on certain MSRs which are carried at fair value under FASB ASC 825, Financial Instruments.
(2)	Adjusted EBITDA is a key performance measure used by management in evaluating the performance of our segments. See “Summary Consolidated Financial Data.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes and fixed charges and (ii) fixed charges consist of interest expense, which includes amortization of deferred finance charges, and imputed interest on our lease obligations. The interest component of rent was determined based on an estimate of a reasonable interest factor at the inception of the leases.

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
Ratio of earnings to fixed charges	(1)	(1)	(1)	1.2	2.4	3.1	2.1

(1)	Earnings for the years ended December 31, 2008, 2009 and 2010 were inadequate to cover fixed charges. The coverage deficiencies were $157.6 million, $80.9 million and $9.9 million, respectively.

DESCRIPTION OF THE EXCHANGE OFFERS

Purpose of the Exchange Offers

On April 25, 2012, we issued $275,000,000 aggregate principal amount of unregistered 9.625% Senior Notes due 2019 (the “Old 2019 Notes”). In connection with that issuance, we entered into a Registration Rights Agreement on April 25, 2012 (the “April Registration Rights Agreement”).

On July 24, 2012, we issued a further $100,000,000 aggregate principal amount of Old 2019 Notes. In connection with that issuance, we entered into a Registration Rights Agreement on July 24, 2012 (the “July Registration Rights Agreement” and, together with the April Registration Rights Agreement, the “2019 Registration Rights Agreements”).

On September 24, 2012, we issued $300,000,000 aggregate principal amount of unregistered 7.875% Senior Notes due 2020 (the “Old 2020 Notes”). In connection with that issuance, we entered into a Registration Rights Agreement on September 24, 2012 (the “First September Registration Rights Agreement”).

On September 28, 2012, we issued a further $100,000,000 aggregate principal amount of Old 2020 Notes. In connection with that issuance, we entered into a Registration Rights Agreement on September 28, 2012 (the “Second September Registration Rights Agreement” and, together with the First September Registration Rights Agreement, the “2020 Registration Rights Agreements”).

On February 7, 2013, we issued $400,000,000 aggregate principal amount of unregistered 6.500% Senior Notes due 2021 (the “Old 2021 Notes” and, together with the Old 2019 Notes and the Old 2020 Notes, the “Old Notes”). In connection with that issuance, we entered into a Registration Rights Agreement on February 7, 2013 (the “February Registration Rights Agreement”).

On March 26, 2013, we issued a further $200,000,000 aggregate principal amount of Old 2021 Notes. In connection with that issuance, we entered into a Registration Rights Agreement on March 26, 2013 (the “March Registration Rights Agreement” and, together with the February Registration Rights Agreement, the “2021 Registration Rights Agreements”).

Pursuant to the 2019 Registration Rights Agreements, we agreed that we would use reasonable best efforts to:

•

file a registration statement (the “Exchange Offer Registration Statement”) covering an offer to the Holders of Old 2019 Notes to exchange all Old 2019 Notes for new 9.625% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New 2019 Notes” ) not later than March 31, 2013;

•	have the Exchange Offer Registration Statement remain effective for 90 days after Expiration Date for use by broker-dealers who acquired the Old 2019 Notes directly from us;

•	commence the exchange offer for the New 2019 Notes as soon as reasonably practicable after the Exchange Offer Registration Statement is declared effective by the SEC, and

•	complete the registered exchange offer for the New 2019 Notes not later than June 29, 2013.

Pursuant to the 2020 Registration Rights Agreements, we agreed that we would use reasonable best efforts to:

•

file the Exchange Offer Registration Statement covering an offer to the Holders of Old 2020 Notes to exchange all Old 2020 Notes for new 7.875% Senior Notes due 2020 which have been registered under the Securities Act (the “New 2020 Notes”) not later than March 31, 2013;

•	have the Exchange Offer Registration Statement remain effective for 90 days after Expiration Date for use by broker-dealers who acquired the Old 2020 Notes directly from us;

•	commence the Exchange Offer for the New 2020 Notes as soon as reasonably practicable after the Exchange Offer Registration Statement is declared effective by the SEC, and

•	complete the registered exchange offer for the New 2020 Notes not later than June 29, 2013.

Pursuant to the 2021 Registration Rights Agreements, we agreed that we would use reasonable best efforts to:

•

file the Exchange Offer Registration Statement covering an offer to the Holders of Old 2021 Notes to exchange all Old 2021 Notes for new 6.500% Senior Notes due 2021 which have been registered under the Securities Act (the “New 2021 Notes” and, together with the New 2019 Notes and New 2020 Notes, the “New Notes” ) not later than March 31, 2014;

•	have the Exchange Offer Registration Statement remain effective for 90 days after Expiration Date for use by broker-dealers who acquired the Old 2021 Notes directly from us;

•	commence the Exchange Offer for the New 2021 Notes as soon as reasonably practicable after the Exchange Offer Registration Statement is declared effective by the SEC, and

•	complete the registered exchange offer for the New 2021 Notes not later than June 29, 2014.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the New Notes in exchange for the Old Notes. We filed a copy of the 2019 Registration Rights Agreements, the 2020 Registration Rights Agreements and the 2021 Registration Rights Agreements as exhibits to the registration statement of which this prospectus forms a part and can also be obtained from us. See “Where You Can Find More Information.”

Resale of the New Notes

We are making the exchange offers in reliance on the position of the staff of the Securities and Exchange Commission (the “SEC”) as set forth in interpretive letters addressed to other parties in other transactions. For further information on the SEC’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. We have not sought our own interpretive letter, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offers as it has in interpretive letters to other parties. Based on these interpretations by the staff, we believe that the New Notes issued under the exchange offers may be offered for resale, resold or otherwise transferred by you, without further compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:

(1)	are acquiring the New Notes in the ordinary course of the business of yourself and any beneficial owner;

(2)	are not participating in, and do not intend to participate in, a distribution of the New Notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the New Notes within the meaning of the Securities Act;

(3)	are not a broker-dealer who acquired the Old Notes directly from us; and

(4)	are not an “affiliate” of ours, within the meaning of Rule 405 of the Securities Act.

By tendering the Old Notes in exchange for New Notes, you will be required to represent to us that each of the above statements applies to you. If you are participating in or intend to participate in, a distribution of the New Notes, or have any arrangement or understanding with any person to participate in a distribution of the New Notes to be acquired in these exchange offers, you may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. If you are so deemed, you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of New Notes received in exchange for Old Notes which the broker-dealer acquired as a result of market-making or other trading activities. See “Plan of Distribution.”

The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offers or the acceptance of the exchange offers would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes validly tendered and accepted pursuant to the exchange offers.

We will not pay any accrued and unpaid interest on the Old Notes that we acquire in the exchange offers. Instead, interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including April 25, 2012, the date on which we issued the Old 2019 Notes, with respect to the New 2019 Notes, from and including September 24, 2012, the date on which we issued the Old 2020 Notes, with respect to the New 2020 Notes, and from and including February 7, 2013, the date on which we issued the Old 2021 Notes, with respect to the New 2021 Notes.

Tendering holders of Old Notes must tender Old Notes in minimum denominations of $2,000, and integral multiples of $1,000 in excess thereof. New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that:

(1)	we have registered the New Notes under the Securities Act and therefore these notes will not bear legends restricting their transfer, and

(2)	specified rights under the 2019 Registration Rights Agreements, the 2020 Registration Rights Agreements and the 2021 Registration Rights Agreements, as applicable, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offers, will be eliminated for all the Notes.

The New Notes will evidence the same debt as the Old Notes and will be issued under the terms of, and entitled to the benefits of, the applicable indentures relating to the Old Notes. As of the date of this prospectus, approximately $375,000,000 aggregate principal amount of the Old 2019 Notes, approximately $400,000,000 aggregate principal amount of the Old 2020 Notes and approximately $600,000,000 aggregate principal amount of the Old 2021 Notes are outstanding. Old Notes accepted for exchange will be retired and cancelled and not reissued.

Except as described under “Form, Book-Entry Procedures and Transfer,” we will issue the New Notes in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

We will conduct the exchange offers in accordance with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

We will be considered to have accepted validly tendered Old Notes if and when we have given oral or written notice (if oral, to be promptly confirmed in writing) to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

If we do not accept any tendered Old Notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these Old Notes, without expense, to the tendering holder as soon as practicable after the Expiration Date of the exchange offers.

Holders who tender Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Old Notes in connection with the exchange offers. We will pay all charges and expenses, other than certain applicable taxes in certain circumstances, in connection with the exchange offers. See “—Other Fees and Expenses” and “—Transfer Taxes.”

If we successfully complete the exchange offers, any Old Notes which holders do not tender or which we do not accept in the exchange offers will remain outstanding and continue to accrue interest. The holders of Old Notes after the exchange offers in general will not have further rights under the 2019 Registration Rights Agreements, the 2020 Registration Rights Agreements and the 2021 Registration Rights Agreements, as applicable, including registration rights and any rights to additional interest. Holders wishing to transfer the Old Notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments; Termination

For purposes of the exchange offers, the term “Expiration Date” means 5:00 p.m., New York City time, on                 , 2013, subject to our right to extend the Expiration Date of one or more of the exchange offers in our sole discretion, in which case the “Expiration Date” will mean the latest time and date to which such exchange offer is extended.

We reserve the right, in our sole discretion, by giving oral or written notice (if oral, to be promptly confirmed in writing) to the exchange agent, to:

•	extend one or more of the exchange offers;

•

terminate one or more of the exchange offers if a condition to our obligation to exchange such Old Notes for such New Notes is not satisfied or waived on or prior to the applicable Expiration Date; and

•	amend one or more of the exchange offers.

If an exchange offer is amended in a manner that we determine constitutes a material change, we will extend such exchange offer for a period of two to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if such exchange offer would otherwise have expired during that two to ten business day period.

We may extend, amend or terminate one or more of the exchange offers without extending, amending or terminating all of the exchange offers. We will notify holders of the applicable Old Notes of any extension, amendment or termination of such exchange offer by press release or other public announcement. We will announce any extension of the applicable Expiration Date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date, as applicable. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

We will deliver the New Notes on the settlement date, which will be as soon as practicable after the Expiration Date of the exchange offers, as applicable. We will not be obligated to deliver New Notes unless the exchange offers are consummated.

Conditions to the Exchange Offers

Notwithstanding any other provision of the exchange offers, we will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend one or more of the exchange offers if at any time before the expiration of the applicable exchange offer, we determine (i) that the applicable exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the applicable exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the applicable exchange offer have not been obtained.

Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the applicable exchange offer and return all applicable tendered Old Notes to the respective tendering holders;

•

modify, extend or otherwise amend the applicable exchange offer and retain all applicable tendered Old Notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	to the extent lawful, waive the unsatisfied conditions with respect to the applicable exchange offer and accept all applicable Old Notes tendered and not previously validly withdrawn.

We may extend, terminate, modify or amend one or more of the exchange offers without extending, terminating, modifying or amending all of the exchange offers.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the applicable indenture governing the New Notes under the Trust Indenture Act of 1939, as amended.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Old Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offers described in this prospectus and in the letter of transmittal. The acceptance of the applicable exchange offer by a tendering holder of Old Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Old Notes

Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or the beneficial holder of Old Notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the exchange offers generally, thereby:

(1)

irrevocably sell, assign and transfer to or upon our order or the order of our nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Old Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under, from or in connection with those Old Notes;

(2)	waive any and all rights with respect to the Old Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Old Notes; and

(3)	release and discharge us and the trustee for the Old Notes from any and all claims the holder may have, now or in the future, arising out of or related to the Old Notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Old Notes tendered thereby, other than as expressly provided in this prospectus and in the letter of transmittal, or to participate in any redemption or defeasance of the Old Notes tendered thereby.

In addition, by tendering Old Notes in the exchange offers, each holder of Old Notes will represent, warrant and agree that:

(1)	it has received this prospectus;

(2)	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered thereby, and it has full power and authority to execute the letter of transmittal;

(3)	the Old Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and we will acquire good, indefeasible and unencumbered title to those Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

(4)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered thereby from the date of the letter of transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)	in evaluating the exchange offers and in making its decision whether to participate in the exchange offers by tendering its Old Notes, it has made its own independent appraisal of the matters referred to in this prospectus and the letter of transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us, the exchange agent, other than those contained in this prospectus, as amended or supplemented through the Expiration Date;

(6)	the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus;

(7)	the agreement to the terms of the letter of transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the exchange offers, constitute the irrevocable appointment of the exchange agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Old Notes tendered thereby in favor of us or any other person or persons as we may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of Old Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offers, and to vest in us or our nominees those Old Notes;

(8)	the terms and conditions of the exchange offers shall be deemed to be incorporated in, and form a part of, the letter of transmittal, which shall be read and construed accordingly;

(9)	it is acquiring the New Notes in the ordinary course of the business of the holder and any beneficial owner;

(10)	it is not participating in, and does not intend to participate in, a distribution of the New Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the New Notes within the meaning of the Securities Act;

(11)	it is not a broker-dealer who acquired the Old Notes directly from us; and

(12)	it is not an “affiliate” of ours, within the meaning of Rule 405 of the Securities Act.

The representations, warranties and agreements of a holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Date and the settlement date. For purposes of this prospectus, the “beneficial owner” of any Old Notes means any holder that exercises investment discretion with respect to those Old Notes.

Absence of Dissenters’ Rights

Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offers.

Acceptance of Old Notes for Exchange and Delivery of New Notes

On the settlement date, the New Notes to be issued in exchange for the Old Notes in the applicable exchange offer, if consummated, will be delivered in book-entry form.

We will be deemed to accept validly tendered Old Notes that have not been validly withdrawn as provided in this prospectus when, and if, we give oral or written notice (if oral, to be promptly confirmed in writing) of acceptance to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of the New Notes will be made by the exchange agent on the settlement date following receipt of that notice. The exchange agent will act as agent for tendering holders of Old Notes for the purpose of receiving Old Notes and transmitting New Notes as of the settlement date. If any tendered Old Notes are not accepted for any reason described in the terms and conditions of the exchange offers, such unaccepted Old Notes will be returned without expense to the tendering holders as promptly as practicable after the expiration or termination of the applicable exchange offer.

Procedures for Tendering

To participate in the exchange offers, you must properly tender your Old Notes to the exchange agent as described below. We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should follow carefully the instructions on how to tender your Old Notes. It is your responsibility to properly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent is required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Old Notes, please contact the exchange agent at the address or telephone numbers set forth below.

All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the Old Notes may be tendered using DTC’s automatic tender offer program, or ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offers promptly after the commencement of the exchange offers, and DTC participants may electronically transmit their acceptance of the exchange offers by causing DTC to transfer their Old Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Old Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

Determinations Under the Exchange Offers. We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. Our determination will be final and binding. We reserve the absolute right to reject any Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the exchange.

When We Will Issue New Notes. In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the exchange offers only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the Expiration Date:

•	a book-entry confirmation of such number of Old Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offers.

Participating Broker-Dealers. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers.

Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the Old Notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the applicable exchange offer. You may retender properly withdrawn Old Notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to the Expiration Date of the applicable exchange offer.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offers. All correspondence in connection with the exchange offers should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at:

By Regular Mail or Overnight Courier:

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, MN 55479

By facsimile: (612)-667-6282

For Information or Confirmation by Telephone: (800) 344-5128

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address, telephone numbers or fax number listed above. Holders of Old Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offers. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Announcements

We may make any announcement required pursuant to the terms of this prospectus or required by the Exchange Act or the rules promulgated thereunder through a reasonable press release or other public announcement in our sole discretion; provided, that, if any such announcement is made by issuing a press release to Business Wire, such announcement shall be reasonable and sufficient.

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the Old Notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by the exchange agent as well as our officers and other employees and those of our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Tendering holders of Old Notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its commercial bank, broker, dealer, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Transfer Taxes

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Notes.

Consequences of Failure to Exchange

Holders of Old Notes who do not exchange their Old Notes for New Notes under these exchange offers will remain subject to the restrictions on transfer applicable in the Old Notes (i) as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise as set forth in the prospectus distributed in connection with the private offering of the Old Notes.

Any Old Notes not tendered by their holders in exchange for New Notes in these exchange offers will not retain any rights under the 2109 Registration Rights Agreements, the 2020 Registration Rights Agreements and the 2021 Registration Rights Agreements, as applicable (except in certain limited circumstances). See “—Resale Registration Statement; Additional Interest.”

In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration requirements of the Securities Act and applicable state securities laws. We do not intend to register resales of the Old Notes under the Securities Act. Based on interpretations of the SEC staff, New Notes issued pursuant to these exchange offers may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the New Notes in the ordinary course of the business of the holder and any beneficial owner and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the New Notes to be acquired in these exchange offers. Any holder who tenders in these exchange offers and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the New Notes (i) may not rely on the applicable interpretations of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Resale Registration Statement; Additional Interest

2019 Registration Rights Agreements and 2020 Registration Rights Agreements

Under the 2019 Registration Rights Agreements and the 2020 Registration Rights Agreements, we have agreed that if:

(1)	any change in law or applicable interpretations of the staff of the SEC does not permit us to effect the exchange offers for the Old 2019 Notes or the Old 2020 Notes, as applicable;

(2)	for any other reason the Exchange Offer Registration Statement is not filed by March 31, 2013 or the exchange offers for the Old 2019 Notes or the Old 2020 Notes, as applicable, are not completed within 90 days after March 31, 2013;

(3)	any holder of the Old 2019 Notes or the Old 2020 Notes, as applicable, notifies us that:

(a)	it is prohibited by law or SEC policy from participating in the exchange offers for the Old 2019 Notes or the Old 2020 Notes, as applicable; or

(b)	it may not resell the New 2019 Notes or the New 2020 Notes, as applicable, acquired by it in the exchange offers for the Old 2019 Notes or the Old 2020 Notes, as applicable, to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer (“Participating Broker-Dealer”) receiving New 2019 Notes or New 2020 Notes, as applicable, in the applicable exchange offer and owns Old 2019 Notes or Old 2020 Notes, as applicable, acquired directly from us or an affiliate of ours;

then we will use our reasonable best efforts, at our cost, to (a) file as promptly as practicable a registration statement (the “Shelf Registration Statement”) covering resales of the Old 2019 Notes or the Old 2020 Notes, as applicable; (b) cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use our reasonable best efforts to keep the Shelf Registration Statement effective for a period of one year after the Expiration Date, or such earlier date on which (a) such Old 2019 Notes or Old 2020 Notes, as applicable, covered by the Shelf Registration Statement have been sold, or (b)(i) the Old 2019 Notes or the Old 2020 Notes, as applicable, are freely transferable by holders that are not our affiliates in accordance with Rule 144 (or any similar provision then in force) under the Securities Act or otherwise where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied), (ii) the restrictive legend has been removed from the Old 2019 Notes or the Old 2020 Notes, as applicable, and (iii) the Old 2019 Notes or the Old 2020 Notes, as applicable, do not bear a restricted CUSIP number. We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old 2019 Notes or the Old 2020 Notes, as applicable. A holder selling Old 2019 Notes or Old 2020 Notes, as applicable, pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the 2019 Registration Rights Agreements or the 2020 Registration Rights Agreements, as applicable, which are applicable to such holder (including certain indemnification obligations).

The 2019 Registration Rights Agreements and the 2020 Registration Rights Agreements, as applicable, further provide that in the event that either (i) the exchange offers for the Old 2019 Notes or the Old 2020 Notes, as applicable, are not completed prior to June 29, 2013 (ii) the Shelf Registration Statement, if required under the 2019 Registration Rights Agreements or the 2020 Registration Rights Agreements, as applicable, has not become effective on or prior to June 29, 2013 or (iii) the Shelf Registration Statement, if required, ceases to be effective or this prospectus ceases to be usable for more than 30 days (whether or not consecutive) in any 12-month period, the interest rate on the Old 2019 Notes and the Old 2020 Notes, as applicable, will be increased by (x) 0.25% per annum for the first 90-day period immediately following June 29, 2013 and (y) an additional 0.25% per annum with respect to each subsequent 90 day period thereafter, in each case until the applicable exchange offer is completed or the Shelf Registration Statement, if required, becomes effective or is no longer required, up to a maximum increase of 0.50% per annum.

The foregoing description is a summary of certain provisions of the 2019 Registration Rights Agreements and the 2020 Registration Rights Agreements. It does not restate the 2019 Registration Rights Agreements and the 2020 Registration Rights Agreements in its entirety. We urge you to read the 2019 Registration Rights Agreements and the 2020 Registration Rights Agreements, which are exhibits to the registration statement of which this prospectus forms a part and can also be obtained from us. See “Where You Can Find More Information.”

2021 Registration Rights Agreements

Under the 2021 Registration Rights Agreements, we have agreed that if:

(1)	any change in law or applicable interpretations of the staff of the SEC does not permit us to effect the exchange offer for the Old 2021 Notes;

(2)	for any other reason the Exchange Offer Registration Statement is not filed by March 31, 2014 or the exchange offer for the Old 2021 Notes is not completed within 90 days after March 31, 2014;

(3)	any holder of the Old 2021 Notes notifies us that:

(a)	it is prohibited by law or SEC policy from participating in the exchange offer for the Old 2021 Notes; or

(b)	it may not resell the New 2021 Notes acquired by it in the exchange offer for the Old 2021 Notes to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c)	it is a Participating Broker-Dealer receiving New 2021 Notes in the exchange offer for the Old 2021 Notes and owns Old 2021 Notes acquired directly from us or an affiliate of ours;

then we will use our reasonable best efforts, at our cost, to (a) file as promptly as practicable the Shelf Registration Statement covering resales of the Old 2021 Notes; (b) cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use our reasonable best efforts to keep the Shelf Registration Statement effective for a period of one year after the Expiration Date, or such earlier date on which (a) such Old 2021 Notes covered by the Shelf Registration Statement have been sold, or (b)(i) the Old 2021 Notes are freely transferable by holders that are not our affiliates in accordance with Rule 144 (or any similar provision then in force) under the Securities Act or otherwise where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied), (ii) the restrictive legend has been removed from the Old 2021 Notes, and (iii) the Old 2021 Notes do not bear a restricted CUSIP number. We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old 2021 Notes. A holder selling Old 2021 Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the 2021 Registration Rights Agreements, which are applicable to such holder (including certain indemnification obligations).

The 2021 Registration Rights Agreements, further provide that in the event that either (i) the exchange offer for the Old 2021 Notes is not completed prior to June 29, 2014 (ii) the Shelf Registration Statement, if required under the 2021 Registration Rights Agreements, has not become effective on or prior to June 29, 2014 or (iii) the Shelf Registration Statement, if required, ceases to be effective or this prospectus ceases to be usable for more than 30 days (whether or not consecutive) in any 12-month period, the interest rate on the Old 2021 Notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following June 29, 2014 and (y) an additional 0.25% per annum with respect to each subsequent 90 day period thereafter, in each case until the exchange offer for the Old 2021 Notes is completed or the Shelf Registration Statement, if required, becomes effective or is no longer required, up to a maximum increase of 0.50% per annum.

The foregoing description is a summary of certain provisions of the 2021 Registration Rights Agreements. It does not restate the 2021 Registration Rights Agreements in their entirety. We urge you to read the 2021 Registration Rights Agreements, which are an exhibit to the registration statement of which this prospectus forms a part and can also be obtained from us. See “Where You Can Find More Information.”

Other

Participation in these exchange offers are voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision as to what action to take.

MANAGEMENT, BOARD OF MANAGERS AND BOARD OF DIRECTORS

Executive Officers

The following is a list, as of March 28, 2013, of the names and ages of the executive officers of NMHI and of the offices held by each of these persons with NMHI.

Name	Positions with NMHI	Age
Jay Bray	Chief Executive Officer	46
David C. Hisey	Executive Vice President and Chief Financial Officer	52
Harold Lewis	President and Chief Operating Officer	52
Ramesh Lakshminarayanan	Executive Vice President and Chief Risk Officer	50
Amar R. Patel	Executive Vice President of Portfolio Investments	41
Anthony W. Villani	Executive Vice President and General Counsel	56

Jay Bray

Mr. Bray has served as the President of Nationstar Mortgage LLC since July 2011, as the Chief Executive Officer of Nationstar Mortgage LLC since October 2011, as the Chief Financial Officer of Nationstar Mortgage LLC from the time he joined Nationstar Mortgage LLC in May 2000 until September 2012, as a Manager of Nationstar Mortgage LLC since October 2011, and as a Director of Nationstar Capital Corporation since March 2010. In addition he has served as NMHI’s Chief Executive Officer since 2012. He also served as NMHI’s Executive Vice President and Chief Financial Officer from May 2011 to February 2012. Mr. Bray has over 22 years of experience in the mortgage servicing and originations industry. From 1988 to 1994, Mr. Bray worked with Arthur Andersen, where he served as an audit manager from 1992 to 1994. From 1994 to 2000, Mr. Bray held a variety of leadership roles at Bank of America and predecessor entities, where he managed the Asset Backed Securitization process for mortgage related products, developed and implemented a secondary execution strategy and profitability plan and managed investment banking relationships, secondary marketing operations and investor relations. Additionally, Mr. Bray led the portfolio acquisition, pricing and modeling group.

David C. Hisey

Mr. Hisey has served as the Executive Vice President and Chief Financial Officer of Nationstar Mortgage LLC since September 2012. He has held the same position at NMHI since he joined NMHI in February 2012. Mr. Hisey was previously the Executive Vice President and Deputy Chief Financial Officer for Fannie Mae, a role he held from 2008 to 2012. From 2005 to 2008 he served as Senior Vice President and Controller for Fannie Mae. Prior to his most recent assignment at Fannie Mae, he also briefly served as Executive Vice President and Chief Financial Officer. Prior to joining Fannie Mae, Mr. Hisey was Corporate Vice President of Financial Services Consulting, Managing Director and practice leader of the Lending and Leasing Group of BearingPoint, Inc., a management consulting and systems integration company. Prior to joining BearingPoint in 2001, Mr. Hisey was an audit partner with KPMG, LLP; his tenure at KPMG spanned 19 years from 1982 to 2001.

Harold Lewis

Mr. Lewis has served as the President and Chief Operating Officer of NMHI since September 2012. He also has held the same position at NMHI since joining NMHI in February 2012. Mr. Lewis was previously the Chief Operating Officer at CitiMortgage. Mr. Lewis joined CitiMortgage in April 2009 as head of the Citi Homeowner Assistance Program. Prior to CitiMortgage, Mr. Lewis held executive positions at Fannie Mae for seven years, most recently as Senior Vice President of National Servicing. Mr. Lewis has also held senior management roles with Resource Bancshares Mortgage Group, Nations Credit, Bank of America/Barnett Bank, Cardinal Bank Shares and Union Planter National Bank.

Ramesh Lakshminarayanan

Mr. Lakshminarayanan joined NMHI in 2012 as its Executive Vice President and Chief Risk Officer. He also holds the same position at Nationstar Mortgage LLC. He has over 20 years of experience managing credit risk, with over 10 years of experience in risk management specific to the mortgage industry. Prior to joining NMHI, Mr. Lakshminarayanan worked for JPMorgan Chase from 2006 to December 2011, where he served as Chief Risk Officer Retail/Chief Risk Officer of Chase Home Lending and from January 2012 to June 2012 as Head of Capital Market Operations for Mortgage Banking. From 2001 to 2004, Mr. Lakshminarayanan worked for CitiFinancial as Chief Risk Officer of CitiFinancial Mortgages and from 2004 to 2006 as Group Chief Risk Officer of Consumer Finance North America.

Amar R. Patel

Mr. Patel has served as Nationstar Mortgage LLC’s Executive Vice President of Portfolio Investments since joining Nationstar Mortgage LLC in June 2006. He holds the same position at NMHI and has served in this capacity since 2011. Mr. Patel has over 20 years of experience in the mortgage industry. From 1993 to 2006, Mr. Patel held various management roles at Capstead Mortgage Corporation, last serving as Senior Vice President of Asset and Liability Management.

Anthony W. Villani

Mr. Villani has served as NMHI’s Executive Vice President and General Counsel since 2012. He joined Nationstar Mortgage LLC in October 2011 as an Executive Vice President. Mr. Villani also served as NMHI’s Secretary from February to August of 2012. Prior to joining Nationstar Mortgage LLC, Mr. Villani was Vice President and Associate General Counsel of Goldman, Sachs & Co. where he served as the managing attorney for Litton Loan Servicing LP, a Goldman Sachs company, from June 2008 until September 2011. He has also served as Executive Vice President and General Counsel of EMC Mortgage Corporation, a wholly-owned subsidiary of The Bear Stearns Companies Inc.

Board of Managers of Nationstar Mortgage LLC

Our Board of Managers consists of two managers. Our ability to expand our Board of Managers is subject to complying with applicable notice, background check and other state licensing requirements. No board committees have been designated at this time. Managers hold office until a successor is elected and qualifies or until the Manager’s death, resignation or removal. The following table sets forth the name, age and position of our current managers.

Name	Position	Age
Peter Smith	Manager	45
Jay Bray	Manager	46

Board of Directors of Nationstar Capital Corporation

The Board of Directors of Nationstar Capital Corporation consists of one director. No board committees have been designated at this time. Directors hold office until a successor is elected and qualifies or until the Director’s death, resignation or removal. The following table sets forth the name, age and position of the current director of Nationstar Capital Corporation.

Name	Position	Age
Jay Bray	Chief Executive Officer and Director	46

Peter Smith has served as Nationstar Mortgage LLC’s Manager since 2006 and is a Managing Director of Fortress Investment Group in the asset management area. He has also been a member of the board of directors of Springleaf Finance Corporation and Springleaf Finance, Inc. since 2010. Mr. Smith has also been a member of the board of directors of Eurocastle Investment Limited since 2011. Mr. Smith joined Fortress in May 1998. From 1991 to 1996, Mr. Smith was a Vice President at CRIIMI MAE Inc. From 1996 to 1998, Mr. Smith held positions at UBS and BlackRock. Mr. Smith holds a B.B.A. in Finance from Radford University and an M.B.A. in Finance from George Washington University. As a result of his extensive acquisition, management and financing experience, we believe he is qualified to serve on our board.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Director Independence

Nationstar Mortgage LLC and Nationstar Capital Corporation are privately owned. As a result, we are not required to have independent directors. NMHI is listed on the New York Stock Exchange (“NYSE”) and complies with the director independence requirement under the rules of NYSE.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide an understanding of the compensation program for NMHI’s named executive officers for 2012: (1) Chief Executive Officer, Jay Bray; (2) Executive Vice President and Chief Financial Officer, David C. Hisey; (3) President and Chief Operating Officer, Harold Lewis; (4) Executive Vice President and Chief Risk Officer, Ramesh Lakshminarayanan; and (5) Executive Vice President of Portfolio Investments, Amar R. Patel. The elements of their compensation are set forth in greater detail in the compensation tables and related disclosures following this section. For a complete list of the current executive officers of NMHI, see “Management, Board of Managers and Board of Directors.”

It is also noted that the total compensation provided for the named executive officers comes partially from NMHI and partially from its wholly-owned subsidiary, Nationstar Mortgage LLC. Therefore, the disclosure in this section relates to the joint policies and practices of NMHI and Nationstar Mortgage LLC.

The year 2012 marked a year of transition and significant growth for NMHI as it re-structured itself as a new publicly-traded company and acquired a substantial amount of assets. While Mr. Bray continued as NMHI’s Chief Executive Officer and Mr. Patel as its Executive Vice President of Portfolio Investment, David C. Hisey was appointed as its Executive Vice President and Chief Financial Officer, Harold Lewis as President and Chief Operating Officer and Ramesh Lakshminarayanan as Executive Vice President and Chief Risk Officer. In connection with these appointments NMHI was focused on delivering competitive compensation packages to attract experienced and qualified executives to take on key leadership roles in the transition of NMHI from a private to an expanding public company.

Compensation Philosophy and Objectives

NMHI’s primary executive compensation objectives are to attract, motivate and retain the most talented and dedicated executives and to align their annual and long-term incentives with Company performance while enhancing stockholder value. To achieve these goals NMHI seeks to maintain compensation plans that:

•	Align compensation with NMHI and business unit goals to enhance ownership and accountability;

•	Encourage the achievement of NMHI, business unit and individual goals, both short- and long-term; and

•	Deliver a mix of fixed and at-risk compensation.

Executive Summary—2012 Compensation Overview

As noted, 2012 was a significant transition year for NMHI. Not only did NMHI successfully accomplish its initial public offering but NMHI also took significant steps in expanding and developing its business and building out core corporate structure and functions. NMHI’s financial and business highlights for 2012 include the following:

•	Share price increased more than 120% from the initial public offering price on March 7, 2012 to close at $30.98 on December 31, 2012;

•	Added $1.5 billion of incremental market capitalization since the initial public offering;

•	Raised over $1 billion of capital that was deployed in numerous accretive growth opportunities;

•	Generated record revenue, pretax income and net income;

•	Increased net income by 876% compared to 2011, from $21 million to $205 million;

•	Increased servicing portfolio compared to 2011, from $107 billion to $207 billion;

•	Added over 550,000 new customers, increasing total customer base to 1.1 million;

•	Increased loan origination volume compared to 2011, from $3.4 billion to $7.9 billion while broadening origination channels;

•	Entered reverse mortgage servicing business; and

•	Added significant strength and experience to the senior management team.

As described below, the compensation structure applicable to the named executive officers was established in anticipation of these strategic plans and operational results, including the hiring of new talent to assist in the growth and expansion of NMHI’s operations.

Process for Setting Executive Officer Compensation

Role of Compensation Committee. Prior to its initial public offering in March of 2012, NMHI’s compensation policies and arrangements were overseen by and set for 2012 by the Initial Stockholder. Though based at that time on practices, policies and metrics that were appropriate for a privately-held company, NMHI’s compensation policies and arrangements anticipated the strategic plan to take NMHI public through the initial public offering and the accompanying planned growth and expansion. The Initial Stockholder evaluated NMHI’s performance, including the achievement of key investment and capital raising goals, and the individual performance of each named executive officer, with a goal of setting overall compensation at levels that it believed were appropriate. After the initial public offering, these functions were assumed by the Compensation Committee of NMHI’s Board of Directors. While the Compensation Committee began its oversight at that time, it did not materially change the policies and arrangements that were already in place for 2012. It has, however, begun to review the practices, policies and compensation plans for the named executive officers in light of the new status of NMHI as a public company. Also, since the initial public offering, compensation decisions as to NMHI’s executive officers, including the terms of employment for newly-hired executive officers, have been made by the Compensation Committee. The Compensation Committee conducts periodic reviews, at least annually, of all compensation decisions related to the NMHI’s executive officers, including the Chief Executive Officer. The Compensation Committee administers the NMHI’s compensation plans, programs and policies relating to NMHI’s named executive officers, including all the plans described below. It also conducts an annual evaluation of the Chief Executive Officer.

Role of Named Executive Officers. Other than the Chief Executive Officer, the named executive officers do not, either individually or as a group, play a direct role in determining executive compensation. The Chief Executive Officer advises the Compensation Committee from time to time of his own evaluation of the job performance of the other named executive officers and offers for consideration his own recommendations as to their compensation levels. Since its creation in February 2012, the Compensation Committee has adopted and made the final compensation decisions with respect to the named executive officers, though, as stated above, it has made no material changes to those policies and arrangements that were in place prior to the initial public offering.

Role of Compensation Consultant. Though the Compensation Committee has not retained a compensation consultant to determine or recommend the amount or form of executive or director compensation, it does have the authority to and in the future may elect to retain a compensation consultant if it determines that doing so would assist it in developing, implementing and maintaining appropriate compensation philosophies and plans.

Risk Considerations. In developing and reviewing the executive incentive programs, the Compensation Committee considers the business risks inherent in the design of compensation arrangements to ensure they do not induce executives to take unacceptable levels of business risk for the purpose of increasing their incentive plan awards. The Compensation Committee believes that the mix of compensation components used in the determination of the named executive officers’ compensation reflects the performance of NMHI and the performance of the individual employee and does not encourage the named executive officers to take unreasonable risks relating to the business. The named executive officers’ ownership interest in NMHI aligns their interests with NMHI’s long-term performance and discourages excessive risk taking. The Compensation Committee does not believe NMHI’s compensation programs are reasonably likely to have a material adverse effect on NMHI’s operations.

Tax Considerations. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that NMHI may deduct in any given year with respect to the Chief Executive Officer and certain other of NMHI’s most highly paid executive officers. While there are exceptions to this $1,000,000 limitation for performance-based compensation meeting certain requirements, to maintain flexibility in compensating executive officers in view of the overall objectives of the compensation program, the Compensation Committee has not adopted a policy requiring that all compensation be tax deductible.

Miscellaneous Considerations. Although NMHI does not have requirements or guidelines specifying specific amounts of ownership of NMHI common stock for its named executive officers, it does promote and encourage the aligning of their interests with those of its stockholders by providing them with significant restricted stock awards. NMHI’s Insider Trading Policy also prohibits its employees and directors from engaging in hedging transactions in NMHI common stock.

Elements of Compensation

The total compensation of our named executive officers in 2012 consisted of three principal elements:

•	base salary;

•	non-equity incentive awards (annual cash bonuses); and

•	long-term incentive awards (cash and/or equity).

Determinations regarding any one element affect determinations regarding each other element, with the goal to set overall compensation at an appropriate level to be able to attract and retain top talent. In this regard, the extent to which different compensation elements are at-risk are taken into account in setting the levels for each other element. For example, the amount of base salary paid to a named executive officer is considered in determining the amount of any cash bonus or restricted stock award. But the relationship among the elements is not strictly formulaic due to the need to evaluate the likelihood that the at-risk components of compensation will actually be paid at any particular level. The overall compensation packages of each of the named executive officers are also based on their respective experience, current market conditions, business trends and overall performance of NMHI.

The combination of non-equity incentive awards (generally annual cash bonuses) and long-term incentive awards (generally equity but may also include cash incentives) seeks to strike the appropriate balance between the near-term focus on profitability of NMHI and individual performance, and the long-term focus to create enhanced stockholder value.

Base Salary

Base salaries are the foundation of NMHI’s compensation program. For the named executive officers these are set depending on the scope of their respective responsibilities and what is necessary to recruit and retain skilled executives. Base salaries are reviewed annually in accordance with the named executive officer’s annual performance evaluation and may be modified from time to time in view of the named executive officer’s individual responsibilities, individual and company performance, and experience. Periodic salary adjustments are intended to reward individual performance and are also intended to ensure that the individual’s base salary, in conjunction with the other compensation elements, remains competitive for the position and responsibilities.

Each of the named executive officers, except for Messrs. Bray and Patel, has entered into an employment agreement (more fully discussed below) with NMHI which sets a minimum salary for each. Messrs. Bray’s and Patel’s base salaries were initially set by the Initial Stockholder prior to NMHI’s initial public offering. Base salaries are intended to complement the at-risk components (non-equity annual incentive and long-term incentive awards) of NMHI’s compensation program by assuring that the named executive officers will receive an appropriate minimum level of compensation. For 2012, Mr. Bray received a merit increase of $130,000 and Mr. Patel a merit increase of $20,000 over 2011 base salaries. This was done to compensate them for the increased complexity of their roles in operating a rapidly growing newly-public company.

Messrs. Hisey, Lewis and Lakshminarayanan joined NMHI during 2012. The base salaries of Messrs. Hisey and Lewis were set by the Initial Stockholder; that of Mr. Lakshminarayanan was approved by the Compensation Committee. These were all set as part of compensation packages to induce each of them as top talent to join or remain on NMHI’s team. The following table sets forth information regarding the named executive officers annual base salaries for 2012:

Name	Annual Base Salary
Jay Bray	$450,000
David C. Hisey	$375,000	(1)
Harold Lewis	$450,000	(1)
Ramesh Lakshminarayanan	$380,000	(1)
Amar R. Patel	$275,000

(1)	Messrs. Hisey and Lewis were hired effective February 27, 2012 and Mr. Lakshminarayanan effective July 2, 2012; actual base salaries paid for 2012, as set forth in the “Summary Compensation Table”, were computed from those dates.

Non-equity Incentive Awards (Annual Cash Bonus)

Annual Incentive Compensation Plan. Annual cash bonus incentives for certain executive officers of NMHI are determined and paid under Nationstar Mortgage LLC’s Annual Incentive Compensation Plan (the “Annual Incentive Plan” or “AIP”). Annual cash bonus incentives granted pursuant to the Annual Incentive Plan are keyed to short-term performance and form an important part of the compensation program. The Annual Incentive Plan is designed to provide incentives for designated executive officers to increase certain financial measures of NMHI, as well as personal objectives in relation to those measures. The Annual Incentive Plan provides for payment of annual cash incentive bonuses from a pool equal to 5% of the NMHI’s operating cash flow. For 2012, operating cash flow is generally equal to adjusted EBITDA from the servicing and origination segments adjusted in a manner consistent with NMHI’s financial reporting less capitalized servicing and a fair value adjustment for Newcastle interest expense difference plus impairments of equity method investments. Tying bonus payments to operating cash flow puts a significant portion of these executives’ salary at risk and ties their compensation to NMHI’s operational and financial results. NMHI’s operating cash flow was chosen as an incentive metric because it reflects the effectiveness with which the executives manage NMHI on a short- and long-term basis.

For each year, the Compensation Committee determines which of NMHI’s executives will participate in the Annual Incentive Plan and the allocable portion of the bonus pool for each participating executive for that year. With respect to 2012, the Compensation Committee determined that Messrs. Bray, Hisey, Lewis and Patel were participants in the Annual Incentive Plan. Although there is no guarantee that an executive will continue to participate in the Annual Incentive Plan, any continuing participating executive’s allocable percentage may not be reduced to less than 75% of that executive’s percentage for the prior year. To be eligible to receive the award, the executive must not only be named each year but also be employed by NMHI (and not have given notice of intent to resign) on the last day of the year to which the bonus relates. The following table sets forth information regarding named executive officer participation in the Annual Incentive Plan for 2012:

Name	Allocable Percentage of Bonus Pool
Jay Bray	30%
David C. Hisey	15%
Harold Lewis	20%
Amar R. Patel	15%

Payments under this plan are reflected in the “Non-Stock Incentive Plan Compensation” column of the Summary Compensation Table below. While Messrs. Hisey and Lewis were both provided guaranteed minimum bonuses by the terms of their respective employment agreements (more fully described below), as inducements for them to join NMHI, their actual bonuses under this plan exceeded the minimum guaranteed amounts. The balance of 20% available under the AIP was neither allocated nor distributed.

Management Incentive Plan. Under the Nationstar Mortgage LLC Management Incentive Plan (the “Management Incentive Plan” or “MIP”), Company and individual performance measures are generally established for NMHI’s executives at the beginning of the year by the Compensation Committee. Following year end, a participating executive is rated on the results for each of his or her key objectives on a scale of one to five. The rating is multiplied by the weight of each key objective to obtain a weighted score, with five being the highest possible score. The weighted score is converted into a percentage, which is multiplied by the participating executive’s bonus opportunity (set in terms of a percentage of base salary) and base salary to result in the annual cash incentive award. Awards may also be made from time to time under the MIP, on terms and conditions deemed appropriate by the Compensation Committee. This annual cash incentive is generally paid in a single installment in the first quarter following completion of the plan year. As a condition of participation in this plan, a participant is usually subject to a non-solicitation covenant.

For 2012 the only named executive officer who participated in the Management Incentive Plan was Mr. Lakshminarayanan. As provided by the terms of his employment agreement and as inducement for him to join NMHI, he received a guaranteed bonus for 2012 of $650,000. The Compensation Committee did not award Mr. Lakshminarayanan any amounts under the MIP in excess of the guaranteed bonus.

Generally, a named executive officer does not participate in both the Annual Incentive Plan and the Management Incentive Plan for the same year.

Long-Term Incentive Awards

Pre-Initial Public Offering Awards. Prior to NMHI’s initial public offering, long-term incentives in the form of grants of Series 1 and Series 2 Class A Units (“Units”) and restricted preferred units relating to Series 1 Class C and Class D preferred Units (“RSUs”) of the Initial Stockholder had been awarded to certain NMHI executive officers, including Messrs. Bray and Patel, to promote sustained high performance. Units and RSUs were granted pursuant to the limited liability company agreement of the Initial Stockholder and individual award agreements. No Units or RSUs were granted to named executive officers in 2012. In 2010, substantial one-time grants of Units and RSUs, subject to three-year vesting, were granted to each of Messrs. Bray and Patel based on a review of NMHI’s existing compensation arrangements with its most highly valued executives and the business environment. Specifically, the grants were intended to both serve as a long-term incentive device, a retention device and to further align the interests of the recipients, including Messrs. Bray and Patel, with NMHI in the future.

In conjunction with the NMHI’s initial public offering, in March of 2012, the Initial Stockholder made an exchange offer to the holders of the Series 1 Class A Units to exchange their Series 1 Class A Units for restricted shares of NMHI common stock. Pursuant to this exchange offer, Mr. Bray was issued 492,422 shares of NMHI common stock, 283,949 shares of which had already vested and an additional 208,473 shares that were subject to vesting and, in fact, did vest on June 30, 2012. In addition, Mr. Patel was issued 197,434 shares of NMHI common stock, 114,045 shares of which had already vested and an additional 83,389 shares that were subject to vesting and, in fact, did vest on June 30, 2012. These exchanges are reflected in the “Stock Vested for 2012” table below. In addition, the Series 2 Class A Units and the RSUs held by Messrs. Bray and Patel also vested on June 30, 2012. The value realized on vesting of these Units and RSUs is also reflected in the “Stock Vested for 2012” table below.

2012 Incentive Compensation Plan. The 2012 Incentive Compensation Plan (the “2012 ICP”) enables NMHI to offer certain key employees, consultants and non-employee directors equity- and cash-based awards. It enhances NMHI’s ability to attract, retain and reward such individuals, while strengthening the mutuality of interests between those individuals and NMHI’s stockholders. Time-based restricted stock awards are granted to retain key talent and establish a common interest of the key executives with NMHI’s stockholders through stock ownership. The restricted stock awards usually vest in installments of 33.3%, 33.3% and 33.4% respectively on each of the first three anniversaries of the awards, provided the participant remains continuously employed with NMHI during that time. NMHI believes that the time-based vesting requirements provide a strong retention mechanism. The ultimate value of the award, however, depends on the market value of NMHI common stock on the vesting date, and accordingly time-based restricted stock awards effectively align the interests of the participants with NMHI’s stockholders. It is expected the restricted stock awards will continue to play a significant part of NMHI’s compensation programs for named executive officers.

On March 7, 2012, in connection with NMHI’s initial public offering, restricted stock awards of NMHI common stock were made as follows: Mr. Bray 428,572 shares, Mr. Hisey 71,429 shares and Mr. Lewis 71,429 shares. These awards all vest in installments of 33.3%, 33.3% and 33.4% respectively on each of the first three anniversaries of the awards. These initial awards were recommended by the Initial Stockholder and approved by the Compensation Committee. On December 1, 2012, Mr. Lakshminarayanan also received an initial restricted stock award of 46,751 shares in conjunction with his employment with NMHI as of July 2, 2012. Mr. Lakshminarayanan’s award also vests in installments of 33.3%, 33.3% and 33.4% respectively on each of the first three anniversaries of his employment date. This award, also approved by the Compensation Committee, was to compensate him for losses suffered due to his leaving his former employer. Upon death, disability or a change in control of NMHI, the unvested shares of a restricted stock award will vest. In addition, any unvested restricted shares from Mr. Lakshminarayanan’s initial award will vest immediately upon his termination without cause.

2007 Long-Term Incentive Plan. Under the 2007 Long-Term Incentive Plan (the “LTIP”), NMHI may encourage and reward the continued service of certain employees it deems essential to the overall success and profitability of NMHI. This plan generally requires specified performance goals relating to a particular performance period and the Compensation Committee may consider the position and responsibilities of a participant, the importance of the individual to NMHI, the duties of the individual, desired financial performance of NMHI and past, present and potential contributions of the individual to the growth and success of NMHI in making an award under this plan. The benefits under this plan are solely for cash awards. Upon death or disability, a participant under this plan would be entitled to a pro rata portion of the award based on the number of days that have elapsed for the performance period.

For 2012, the only awards made to a named executive officer under this plan was a time-vesting deferred cash award of $100,000 to Mr. Lewis as part of his initial compensation package, as discussed below under the caption “Employment Agreement of Mr. Lewis.” This award vested and was paid to Mr. Lewis upon the first anniversary of his start date, February 27, 2013. Also, Mr. Bray received a final payment of $200,000 as the last installment of an award he received under this plan in 2008 that vested in 2012, which amount is not included in the Summary Compensation Table below as such amounts would have been included upon grant in 2008. No future awards are expected to be made under the LTIP.

Other Compensation Components

All of NMHI’s named executive officers are eligible to participate in its employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of the named executive officers. In addition, Mr. Bray is reimbursed for the cost of life insurance premiums pursuant to NMHI’s Executive Life Program. While NMHI does not view perquisites as a significant element of its compensation structure, some perquisites are necessary for NMHI to attract and retain superior management talent. The value of these benefits to the named executive officers is set forth in the Summary Compensation Table under the column “All Other Compensation.” For 2012 these perquisites primarily related to relocation benefits for Messrs. Hisey, Lewis and Lakshminarayanan as part of their initial employment packages.

Employment Agreements

Employment Agreement of Mr. Hisey. Mr. Hisey entered into an employment agreement with NMHI effective February 28, 2012, pursuant to which he agreed to serve as NMHI’s Executive Vice President and Chief Financial Officer. In addition to the base salary and a minimum 2012 bonus of $1 million under the Annual Incentive Plan, Mr. Hisey was also awarded 71,429 restricted shares of common stock under the 2012 Incentive Compensation Plan. As noted above, this award will vest in installments of 33.3%, 33.3% and 33.4% respectively on each of the first three anniversaries of the grant date, provided Mr. Hisey remains continuously employed with NMHI during that time. Mr. Hisey’s employment agreement also provides for his participation in the 2012 Incentive Compensation Plan with an initial restricted stock award opportunity valued at 35% of the bonus received under the Annual Incentive Plan for 2012. His first annual grant under the 2012 Incentive Compensation Plan will be made in 2013. Pursuant to his employment agreement, he also received a relocation assistance allowance of up to $225,000. Unless earlier terminated, the employment agreement will expire on February 28, 2014.

Employment Agreement of Mr. Lewis. Mr. Lewis entered into an employment agreement with NMHI effective February 28, 2012, pursuant to which he agreed to serve as NMHI’s President and Chief Operating Officer. In addition to the base salary and a minimum 2012 bonus of $1.15 million under the Annual Incentive Plan, Mr. Lewis was also awarded 71,429 restricted shares of common stock under the 2012 Incentive Compensation Plan. As noted above, this award will vest in installments of 33.3%, 33.3% and 33.4% respectively on each of the first three anniversaries of the grant date, provided Mr. Lewis remains continuously employed with NMHI during that time. Mr. Lewis also received a sign-on bonus of $650,000 which he is subject to return should he voluntarily terminate his employment with NMHI prior to February 28, 2014. Mr. Lewis’s employment agreement also provides for his participation in the 2012 Incentive Compensation Plan with an initial restricted stock award opportunity valued at 35% of the bonus received under the Annual Incentive Plan for 2012. His first annual grant under the 2012 Incentive Compensation Plan will be made in 2013. Pursuant to his employment agreement, he also received a relocation assistance award of $550,000, which he is subject to return should he voluntarily terminate his employment with NMHI prior to February 28, 2014. He also received a $100,000 deferred cash award which was paid as of the first anniversary of his hire date. Unless earlier terminated, the employment agreement will expire on February 28, 2014.

Employment Agreement of Mr. Lakshminarayanan. Mr. Lakshminarayanan entered into an employment agreement with NMHI effective July 2, 2012, pursuant to which he agreed to serve as NMHI’s Executive Vice President and Chief Risk Officer. In addition to the base salary and a minimum 2012 bonus of $650,000 under the Management Incentive Plan, Mr. Lakshminarayanan was also awarded an initial grant of 46,751 restricted shares of common stock under the 2012 Incentive Compensation Plan. As noted above, this award will vest in installments of 33.3%, 33.3% and 33.4% respectively on each of the first three anniversaries of his hire date, provided he remains continuously employed with NMHI during that time. Should Mr. Lakshminarayanan be terminated without cause, any unvested shares relating to this initial award will immediately vest upon termination. Under his employment agreement, provided he remains continuously employed with NMHI, he will also receive an annual restricted stock grant in each of 2013, 2014 and 2015 equal to the number of shares of NMHI common stock having a fair market value of $300,000. Mr. Lakshminarayanan also received a sign-on bonus of $500,000, $350,000 of which was paid within 30 days of his hire date and $75,000 will be paid as a retention award within 30 days of the anniversary of his hire date in each of 2013 and 2014. Pursuant to his employment agreement, he also received a relocation assistance allowance of up to $350,000. Should he voluntarily terminate his employment with NMHI within two years of his hire date he will be obligated to return a pro rata portion of the sign-on bonus paid and of the relocation assistance award. Pursuant to his employment agreement, Mr. Lakshminarayanan will continue to participate in the Management Incentive Plan with a maximum bonus opportunity of up to 275% of his base salary. Mr. Lakshminarayanan’s employment agreement is effective for one year from its effective date of July 2, 2012 but will automatically renew for one year unless either party gives notice of non-renewal to the other at least 30 days prior to the first anniversary of its effective date.

Severance Benefits

As discussed in the preceding section, NMHI has entered into employment agreements with Messrs. Hisey, Lewis and Lakshminarayanan. The agreements provide for severance benefits to the named executive officers upon termination of employment at any time while the employment agreements are in effect, as follows: (i) by NMHI for cause or the employee without good reason, the employee will be entitled only to any unpaid salary, accrued unpaid time off, reimbursable business expenses and vested benefits, if any, under NMHI’s employee benefit plans; (ii) by NMHI without cause or resignation by the employee for good reason, the employee will receive a severance payment of 12-months base salary, 100% of the prior year’s bonus (or with respect to Messrs. Lewis and Hisey for a termination in 2012, a minimum bonus specified in the employment agreement), will forfeit all unvested restricted stock awards and be eligible for medical benefits for up to 12 months; (iii) if the employee voluntarily resigns for any reason, he will be required to repay a pro rata portion of his sign-on bonus and relocation benefits (except with respect to Mr. Lewis who is required to repay the full amount); (iv) by reason of the employee’s death or disability, he will be entitled to accrued benefits plus a pro rata bonus for the portion of the calendar year that he was employed. Upon termination or resignation, any unvested stock award will be forfeited except for the initial award to Mr. Lakshminarayanan made on December 1, 2012, which will immediately vest only if he is terminated without cause. In the event of a change-in-control, death or disability, 100% of any unvested restricted stock awards will vest. See also “Potential Payments Upon Termination or Change of Control” table below.

Summary Compensation Table

The following table sets forth the annual compensation for the named executive officers serving at the end of 2012.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Stock Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Jay Bray	2012	450,000		—		6,000,008	6,000,000	(2)	11,123	(3)	12,461,131
Chief Executive Officer	2011	320,000		—		—	1,598,569	(4)	11,048	(3)	1,929,617
	2010	320,000		—		9,918,148	809,434	(5)	11,048	(3)	11,058,630
David C. Hisey	2012	316,828	(6)	—		1,000,006	3,000,000	(2)	112,571	(7)	4,429,405
Executive Vice President & Chief Financial Officer
Harold Lewis	2012	380,192	(6)	650,000	(8)	1,000,006	4,000,000	(2)	871,141	(7)	6,901,339
President & Chief Operating Officer
Ramesh Lakshminarayanan	2012	190,001	(6)	350,000	(8)	1,000,000	650,000	(2)	11,491	(7)	2,201,492
Executive Vice President & Chief Risk Officer
Amar R. Patel	2012	275,000		—		—	3,000,000	(2)	7,942	(9)	3,282,942
Executive Vice President	2011	255,000		—		—	780,914	(4)	6,231	(9)	1,042,145
Portfolio Investment	2010	255,000		—		4,147,863	395,415	(5)	6,231	(9)	4,804,509

(1)	Represents the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation excluding the effect of estimated forfeitures during the applicable vesting periods, of restricted stock awards granted to the named executive officers. Information with respect to vesting of these awards is disclosed in the Grant of Plan Based Awards table and the accompanying notes.
(2)	These amounts were paid in the first quarter of 2013 but represent awards with respect to NMHI’s and individual performance in 2012.
(3)	Represents for 2012 the payment of a life insurance premium equal to $5,998 and a contribution to Mr. Bray’s 401(k) Plan account of $5,125; for each of 2011 and 2010 these amounts were respectively $5,998 and $5,050.
(4)	These amounts were paid in the first quarter of 2012 but represent awards with respect to NMHI’s and individual performance in 2011.

(5)	These amounts were paid in the first quarter of 2011 but represent awards with respect to NMHI’s and individual performance in 2010.
(6)	Represents actual salaries paid for 2012 from their respective hire dates, for Messrs. Hisey and Lewis from February 28, 2012; for Mr. Lakshminarayanan from July 2, 2012.
(7)	Represents for Mr. Hisey a relocation assistance allowance of $66,082, tax gross up related to the relocation allowance of $37,902, telephone allowance of $618 and contribution to his 401(k) Plan account of $7,969; for Mr. Lewis a relocation assistance allowance of $550,000, tax gross up related to the relocation allowance of $315,460, telephone allowance of $618 and contribution to his 401(k) Plan account of $5,063; and for Mr. Lakshminarayanan a relocation assistance allowance of $3,982, tax gross up related to the relocation allowance of $2,284 and contribution to his 401(k) Plan account of $5,225. Should either of Messrs. Hisey or Lewis voluntarily terminate his employment with NMHI within two years of February 27, 2012, he will be required to repay the full amount of the relocation assistance allowance. Should Mr. Lakshminarayanan voluntarily terminate his employment with NMHI within two years of July 2, 2012, he will be required to repay a pro rata portion of the relocation assistance allowance.
(8)	Sign-on bonuses awarded in conjunction with Messrs. Lewis and Lakshminarayanan beginning employment with NMHI. Should Mr. Lewis voluntarily terminate his employment with NMHI within two years of February 27, 2012, he will be obligated to repay 100% of the bonus. Should Mr. Lakshminarayanan voluntarily terminate his employment with NMHI within two years of July 2, 2012, he will be obligated to repay a pro rata portion of this bonus.
(9)	Represents for 2012 the payment of a contribution to Mr. Patel’s 401(k) Plan account of $6,437 and telephone allowance of $757; for 2011 and 2010 these amounts were for contributions to Mr. Patel’s 401(k) Plan account.

Grants of Plan-Based Awards for 2012

The following table sets forth, for each of the named executive officers, the grants of awards under any plan during the year 2012.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Date of Committee Approval(1)	Threshold ($)	Target ($)		Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)		Grant Date Fair Value of Stock Awards ($)(4)(5)
Jay Bray
AIP	—	—	—	6,000,000	(2)	—	—		—
2012 ICP	3/7/12	3/5/12	—	—		—	428,572		6,000,008
David Hisey
AIP	—	—	—	3,000,000	(2)	—	—		—
2012 ICP	3/7/12	3/5/12	—	—		—	71,429		1,000,006
Harold Lewis
AIP	—	—	—	4,000,000	(2)	—	—		—
2012 ICP	3/7/12	3/5/12	—	—		—	71,249		1,000,006
Ramesh Lakshminarayanan
MIP(8)	—	—	209,000	627,000	(6)	1,045,000	—		—
2012 ICP	12/1/12	11/9/12	—	—		—	46,751	(7)	1,000,004
Amar R. Patel
AIP		—	—	3,000,000	(2)	—	—		—

(1)	For all except Mr. Lakshminarayanan, the grants were approved by the Initial Stockholder prior to the initial public offering. Mr. Lakshminarayanan’s grant was approved by the Compensation Committee.
(2)	Represents awards under the Annual Incentive Compensation Plan.

(3)	Represents awards of time-based restricted stock to Messrs. Bray, Hisey, Lewis, and Lakshminarayanan under NMHI’s 2012 Incentive Compensation Plan. The restricted stock vests 33.3%, 33.3% and 33.4% on the first, second and third anniversaries of the grant date or, with respect to Mr. Lakshminarayanan, the date of hire, subject to the named executive officer’s continued employment through the vesting date.
(4)	Represents the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation excluding the effect of estimated forfeitures during the applicable vesting periods, of restricted stock awards granted to the named executive officers. The awards for Messrs. Bray, Hisey and Lewis were valued at $14 per share which was the initial public offering price. The award for Mr. Lakshminarayanan was valued at $21.39 per share, which was the average of the high and low of the last trading date prior to the effective date of the grant.
(5)	No dividends will be paid on unvested restricted stock awards.
(6)	Award made under the Management Incentive Plan. Although the MIP provided for the possible payouts, under Mr. Lakshminarayanan’s employment agreement, he was awarded a minimum guaranteed bonus of $650,000 for 2012.
(7)	Restricted stock awarded on December 1, 2012 in conjunction with the hiring of Mr. Lakshminarayanan. The restricted stock vests 33.3%, 33.3% and 33.4% on the first, second and third anniversaries of the hiring date of July 2, 2012, provided that the executive is not terminated by NMHI for cause or voluntarily terminates his employment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each of the named executive officers the outstanding equity awards as of December 31, 2012, as described in greater detail in 2012 Incentive Compensation Plan.

Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value(1) of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jay Bray(2)	428,572	13,277,161
David C. Hisey(3)	71,429	2,212,870
Harold Lewis(4)	71,429	2,212,870
Ramesh Lakshminarayanan(5)	46,751	1,448,346
Amar R. Patel	—	—

(1)	Based on the closing market price of NMHI common stock on December 31, 2012, which was $30.98.
(2)	This award of restricted stock is subject to vesting. With respect to 142,714 shares, this award vested on March 7, 2013. With respect to 142,714 shares, this award will vest on March 7, 2014. With respect to 143,144 shares, this award will vest on March 7, 2015.
(3)	This award of restricted stock is subject to vesting. With respect to 23,785 shares, this award vested on March 7, 2013. With respect to 23,786 shares, this award will vest on March 7, 2014. With respect to 23,858 shares, this award will vest on March 7, 2015.
(4)	This award of restricted stock is subject to vesting. With respect to 23,785 shares, this award vested on March 7, 2013. With respect to 23,786 shares, this award will vest on March 7, 2014. With respect to 23,858 shares, this award will vest on March 7, 2015.
(5)	This award of restricted stock is subject to vesting. With respect to 15,568 shares, this award will vest on July 2, 2013. With respect to 15,568 shares, this award will vest on July 2, 2014. With respect to 15,615 shares, this award will vest on July 2, 2015.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2012, with respect to shares of common stock that may be issued under NMHI’s existing equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans approved by stockholders	—	—	3,906,812
Equity Compensation Plans not approved by stockholders	—	—	—
Total	—	—	3,906,812

(1)	While the 2012 Incentive Compensation Plan does provide for the issuance of options and other equity-based awards, as of December 31, 2012 the Compensation Committee has elected only to issue restricted stock awards under this plan.

Stock Vested for 2012

The following table provides information on the vesting of NMHI restricted shares of common stock and Initial Stockholder units for the named executive officers in 2012.

	Number of Shares Acquired on Vesting (#)			Value Realized on Vesting ($)
Name	Common Stock	2A Units(1)	1C&1D Units(2)	Common Stock	2A Units(1)	1C&1D Units(2)
Jay Bray	208,473	10,633	692,917	4,486,339	7,922	1,046,994
Amar Patel	83,389	4,254	277,167	1,794,531	3,169	418,798

(1)	Series 2 Class A units of the Initial Stockholder that had been issued prior to NMHI’s initial public offering and which vested in 2012. See discussion above under the caption “—Long-Term Incentive Awards—Pre-Initial Public Offering Awards.”
(2)	Series 1 Class C and Class D preferred units of the Initial Stockholder that had been issued prior to NMHI’s initial public offering and which vested in 2012. See discussion above under the caption “—Long-Term Incentive Awards—Pre-Initial Public Offering Awards.”

Potential Payments Upon Termination or Change of Control

The following table sets forth the value of benefits that would have been payable to the named executive officers assuming a termination of employment or change of control on December 31, 2012 given their compensation levels and, where applicable, NMHI’s closing stock price on that date. The amounts shown in the table do not include payments and benefits, such as accrued salary, accrued vacation and severance, to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The actual amounts to be paid can only be determined at the time of a named executive officer’s separation from NMHI or a change in control and include the accelerated vesting of previously awarded but unvested restricted stock awards. Mr. Patel’s payments upon termination or change in control would be on the same terms as salaried employees generally, except for termination due to disability as discussed in footnote (2) below.

Name	Death ($)		Disability ($)		Termination Without Cause or Resignation for Good Reason ($)		After Change in Control ($)
Jay Bray
Salary	—		—		—		—
Annual Bonus	—		—		—		—
Market Value of Accelerated Vesting of Restricted Shares	13,277,161	(1)	13,277,161	(1)	—		13,277,161	(1)
Deferred Cash	—		—		—		—
Medical Coverage	—		—		—		—
Disability Benefits	—		—	(2)	—		—
Life Insurance	1,398,295	(3)	—		—		—

Total	14,675,456		13,277,161		—		13,277,161

David. C. Hisey
Salary	—		—		375,000	(4)	—
Annual Bonus	3,000,000	(5)	3,000,000	(5)	3,000,000	(6)	—
Market Value of Accelerated Vesting of Restricted Shares	2,212,870	(1)	2,212,870	(1)	—		2,212,870	(1)
Deferred Cash	—		—		—		—
Medical Coverage	—		—		—	(7)	—
Disability Benefits	—		—	(2)	—		—
Life Insurance	500,000	(3)	—		—		—

Total	5,712,870		8,787,870		3,375,000		2,212,870

Harold Lewis
Salary	—		—		450,000	(4)	—
Annual Bonus	4,000,000	(5)	4,000,000	(5)	1,150,000	(6)	—
Market Value of Accelerated Vesting of Restricted Shares	2,212,870	(1)	2,212,870	(1)	—		2,212,870	(1)
Deferred Cash	84,426		84,426		—		—
Medical Coverage	—		—		8,087	(7)	—
Disability Benefits	—		—	(2)	—		—
Life Insurance	500,000	(3)	—		—		—

Total	6,797,296		6,297,296		1,608,087		2,212,870

Ramesh Lakshminarayanan
Salary	—		—		530,000	(4)	—
Annual Bonus	650,000	(5)	650,000	(5)	—	(6)	—
Market Value of Accelerated Vesting of Restricted Shares	1,448,346	(1)	1,448,346	(1)	1,448,346	(8)	1,448,346	(1)
Deferred Cash	—		—		—		—
Medical Coverage	—		—		4,044	(7)	—
Disability Benefits	—		—	(2)	—		—
Life Insurance	500,000	(3)	—		—		—

Total	2,598,346		2,098,346		1,982,390		1,44811,346

(1)	Pursuant to the award agreements granting each of Messrs. Bray, Hisey, Lewis and Lakshminarayanan restricted stock, in the event the named executive officer’s employment terminates as a result of his death, disability or a change in control, all unvested equity awards shall immediately vest. This is based on the closing market price of $30.98 on December 31, 2012.

(2)	If the termination of employment was due to disability, the following named executive officers would receive a monthly long-term benefit of $25,000 for Mr. Bray; $25,000 for Mr. Hisey; $25,000 for Mr. Lewis; $25,000 for Mr. Lakshminarayanan; and $25,000 for Mr. Patel. This long-term disability benefit would begin six months following the determination of disability and continue until the person reaches the age of 65 years. These payments would be made pursuant to a disability insurance policy maintained by NMHI.
(3)	All salaried employees are entitled to a death benefit of two times their annual salary up to $500,000. This figure includes the $500,000 and additional amounts which Mr. Bray would be entitled pursuant to his special life insurance policy. These payments would be made pursuant to insurance policies maintained by NMHI.
(4)	Represents an amount equal to his base salary as of December 31, 2012. Pursuant to the employment agreements with Messrs. Hisey, Lewis and Lakshminarayanan, upon a termination without cause or by the executive for good reason, the executive is entitled to twelve months of base salary.
(5)	Represents pro-rata amount of bonus for 2012. Pursuant to the employment agreements with Messrs. Hisey, Lewis and Lakshminarayanan, upon termination by reason of death or disability, the executive is entitled to a pro rata bonus for the portion of the year the executive was employed by NMHI.
(6)	Represents a bonus payment if termination had occurred during 2012. Pursuant to the employment agreements with Messrs. Hisey, Lewis and Lakshminarayanan, upon a termination without cause or by the executive for good reason, the executive is entitled to 100% of the prior year’s bonus or, in the case of Messrs. Hisey and Lewis for a termination in 2012, a minimum bonus specified in the employment agreement. Mr. Lakshminarayanan would not receive a bonus payment for a termination occurring in 2012 as he was not employed by NMHI in the prior year.
(7)	Pursuant to their respective employment agreements, Messrs. Hisey, Lewis and Lakshminarayanan are entitled up to 12 months of continued coverage under NMHI’s medical plan in the event of termination without cause or by the executive for good reason. As of the date of this Proxy Statement, Mr. Hisey had not elected to participate in a company provided medical plan.
(8)	Pursuant to the employment agreement of Mr. Lakshminarayanan, if he is terminated by NMHI without cause, any outstanding unvested equity award from his initial hire grant will immediately vest.

Manager Compensation

Our Board of Managers is currently comprised of two members elected by our unitholders: Peter Smith and Jay Bray. Each of Messrs. Smith and Bray receive no payments in addition to what has been described as a result of his service on the Board of Managers (earned but unpaid salary, accrued but unpaid time off, reimbursable business expenses, vested benefits and benefit continuation pursuant to employee benefit plans).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. NMHI’s board of directors has approved a written related party transaction policy that is also effective for Nationstar Mortgage LLC as a subsidiary of NMHI. Pursuant to this policy, directors and managers (including director and manager nominees), executive officers and employees are required to report to the general counsel of Nationstar Mortgage LLC any transactions or circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of the Company, regardless of the amount involved. The general counsel reports these transactions to the nominating and corporate governance committee of the board of directors of NMHI, which is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of the board of directors of NMHI as to whether the transaction at issue is fair, reasonable and within Company policy and whether it should be ratified and approved. The nominating and corporate governance committee of NMHI, in making its recommendation, considers various factors, including the benefit of the transaction to the Company, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of the Company’s business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards.

Prior to the adoption of the written policy, our board of managers used similar processes and controls to obtain information from our managers, executive officers and significant stockholders regarding related party transactions and then determined, based on the facts and circumstances, whether we or a related person had a direct or indirect material interest in these transactions. When considering potential transactions involving a related party, our officers notified our board of managers of the proposed transaction, provided a brief background of the transaction and scheduled a meeting with the board of managers to review the matter. At such meetings, our Chief Executive Officer, Chief Financial Officer and other members of management, as appropriate, provided information to the board of managers regarding the proposed transaction, after which the board of managers and management discussed the transaction and the implications of engaging a related party as opposed to an unrelated third party. If the board of managers (or specified managers as required by applicable legal requirements) determined that the transaction was in our best interests, it voted to approve entering into the transaction with the applicable related party.

Other than compensation agreements and other arrangements which are described under “Compensation Discussion and Analysis” and the transactions described below, since March 27, 2013, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

We currently serve as the loan servicer for two securitized loan portfolios managed by Newcastle, which is managed by an affiliate of Fortress, for which we receive a monthly net servicing fee equal to 0.5% per annum on the UPB of the portfolios, which as of December 31, 2012, 2011 and 2010 was $1.0 billion, $1.1 billion and $1.2 billion respectively. For the years ended December 31, 2012, 2011 and 2010, we received servicing and other performance fees of $5.2 million, $5.8 million and $6.5 million respectively.

We also entered into several sale agreements with parties consisting of Newcastle and certain special-purpose subsidiaries of Newcastle in which Fortress also holds interests (these special purpose subsidiaries, together, with Newcastle, the “Fortress Entities”). We are an affiliate of Newcastle’s manager, which is an affiliate of Fortress. Pursuant to these agreements (the “Fortress Entities Transactions”), we sold to certain Fortress Entities (a separate special-purpose subsidiary is created for each transaction) the right to receive a percentage of the excess cash flow generated from the mortgaging servicing rights (“MSRs”) of certain acquired loan portfolios after receipt of a fixed basic servicing fee per loan. We retain all ancillary income associated with servicing the portfolios and a percentage of the excess cash flow after receipt of the fixed basic servicing fee. We will continue to be the servicer of the loans and provide all servicing and advancing functions for each portfolio.

Should we refinance any loan in any of the portfolios, subject to certain limitations, we will be required to transfer the new loan or a replacement loan of similar economic characteristics into the applicable portfolio. The new or replacement loan will be governed by the same terms set forth in the governing sale agreement relating to that particular portfolio. In each of the Fortress Entities Transactions, the Fortress Entities receive a portion of the excess cash flow generated from the MSRs and we retain the balance. Additionally, as a component of the underlying transaction, the Fortress Entities may be required to remit to us a holdback amount, varying in size for each transaction, pending certain conditions being satisfied by us.

The first Fortress Entities Transaction was entered into in December 2011 with a sale price to the participating Fortress Entities of $43.7 million. The approximate fair value on the outstanding note related to this transaction was $46.4 million at December 31, 2012. The second Fortress Entities Transaction was entered into in March 2012 with a sale price to the participating Fortress Entities of $170.0 million. The approximate fair value on the outstanding note related to this transaction was $148.8 million at December 31, 2012. The third Fortress Entities Transaction was entered into in May 2012 with a sale price to the participating Fortress Entities of $44.0 million. The approximate fair value on the outstanding note related to this transaction was $47.1 million at December 31, 2012. The fourth Fortress Entities Transaction was entered into in December 2012 with a sale price to the participating Fortress Entities of $54.5 million. The approximate fair value on the outstanding notes related to these transactions was $54.5 at December 31, 2012. The fifth Fortress Entities Transaction was entered into in January 2013 with a sale price to the participating Fortress Entities of approximately $680.0 million, which is its current approximate fair value.

In February 2013 we entered into a Participation and Servicing Agreement with certain of the Fortress Entities. We had acquired interests in certain fixed and reverse mortgage loans and servicing rights earlier in February 2013 (the “Mortgage Loan Portfolio”). Pursuant to the Participation and Servicing Agreement, we sold to the participating Fortress Entities a participation interest of 70% in the Mortgage Loan Portfolio for $35.1 million. We retain a 30% interest in the Mortgage Loan Portfolio, including the servicing rights.

In September 2010, we entered into a marketing agreement with Springleaf Home Equity, Inc., Springleaf Financial Services of Arkansas, Inc. and MorEquity, Inc. (collectively, the “Entities”), each of which is indirectly owned by investment funds managed by affiliates of Fortress. Pursuant to this agreement, we market our mortgage origination products to customers of the Entities, and are compensated by the origination fees of loans that we refinance. The marketing agreement expired on December 31, 2012. Additionally, in January 2011, we entered into three agreements to act as the loan subservicer for the Entities for a whole loan portfolio and two securitized loan portfolios totaling $4.4 billion, for which we receive a monthly per loan subservicing fee and other performance incentive fees subject to its agreement with the Entities. For the years ended December 31, 2012 and 2011, NMHI recognized revenue of $9.8 million and $9.9 million respectively in additional servicing and other performance incentive fees related to these portfolios. At December 31, 2012, NMHI had an outstanding receivable from the Entities of $0.7 million.

In March 2011, we entered into a limited partnership agreement with ANC Acquisition LLC (“ANC”). As of December 31, 2012, we and Fortress indirectly own 35% and 65% of ANC, respectively. ANC is the parent company of National Real Estate Independent Services (“NREIS”), an ancillary real estate services and vendor management company that directly and indirectly provides title agency settlement or valuation services for loan originations and default management. We offer these adjacent services in connection with loans we currently service, as well as on a third-party basis in exchange for base and/or incentive fees. Additionally, we advanced NREIS $2.0 million in May 2012. NREIS management has since made the decision to wind down its operations. In order to effect an orderly wind down, we, together with Fortress, the majority owner of ANC, agreed to fund a portion of the expected wind-down costs. As such, we expect to make from time to time in the future certain payments to NREIS to fund a portion of the NREIS wind-down, in a total amount of approximately $2.3 million. As of March 13, 2013, we had made wind-down assistance payments to NREIS in the amount of $1.3 million. For the years ended December 31, 2012 and 2011, we disbursed to NREIS servicing-related advances of $16.9 million and $4.9 million respectively.

Stockholders Agreement

On February 17, 2012, NMHI entered into a Stockholders Agreement with FIF HE Holdings LLC. The Stockholders Agreement provides that, for so long as it is in effect, NMHI and FIF HE Holdings LLC shall take all reasonable actions (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by FIF HE Holdings LLC, and, with respect to us, including in the slate of nominees recommended by the Board those individuals designated by FIF HE Holdings LLC) so as to elect to the Board, and to cause to continue in office, not more than six directors (or such other number as FIF HE Holdings LLC may agree in writing), of whom, at any given time:

•

a number of directors equal to a majority of the Board of Directors shall be individuals designated by FIF HE Holdings LLC, for so long as FIF HE Holdings LLC, certain other affiliates of Fortress and permitted transferees (collectively, the “Fortress Stockholders”) beneficially own at least 40% of our common stock, provided that if the Board consists of more than six directors, then FIF HE Holdings LLC shall have the right to designate a number of directors equal to a majority of the Board plus one director;

•

at least three directors shall be individuals designated by FIF HE Holdings LLC, for so long as the Fortress Stockholders beneficially owns less than 40% but at least 20% of our common stock, provided that if the Board of Directors consists of more than six directors, then FIF HE Holdings LLC shall have the right to designate a number of directors equal to a majority of the Board minus one director;

•

at least two directors shall be individuals designated by FIF HE Holdings LLC for so long as the Fortress Stockholders beneficially owns less than 20% but at least 10% of our common stock, provided that if the Board of Directors consists of more than six directors, then FIF HE Holdings LLC shall have the right to designate a number of directors (rounded up to the nearest whole number) that would be required to maintain FIF HE Holdings LLC’s proportional representation on the Board of Directors; and

•

at least one director shall be an individual designated by FIF HE Holdings LLC for so long as the Fortress Stockholders beneficially owns less than 10% but at least 5% of our common stock, provided that if the Board of Directors consists of more than six directors, then FIF HE Holdings LLC shall have the right to designate a number of directors (rounded up to the nearest whole number) that would be required to maintain FIF HE Holdings LLC’s proportional representation on the Board of Directors.

Since FIF HE Holdings LLC held beneficial ownership of more than 40% of NMHI common stock outstanding and entitled to vote as of March 28, 2013, as of that date it continues to have the right pursuant to the Stockholder Agreement to designate a majority of the Board. Accordingly, FIF HE Holdings LLC has the right to designate four of the six directors of NMHI’s Board of Directors. As of the date of this prospectus, FIF HE Holdings LLC had, in fact, designated all six of the then currently serving directors for the Board of Directors. including those standing for re-election at this year’s Annual Meeting.

Registration Rights

Under the Stockholders Agreement, the Fortress Stockholders have, for so long as the Fortress Stockholders beneficially own an amount of NMHI common stock equal to or greater than 1% of NMHI common stock issued and outstanding immediately after the consummation of the initial public offering (a “Registrable Amount”), “demand” registration rights that allow the Fortress Stockholders, at any time after 180 days following the consummation of the initial public offering, to request that we register under the Securities Act of 1933, as amended, an amount equal to or greater than a Registrable Amount. The Fortress Stockholders are entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. NMHI is also not required to effect any demand registration within three months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. NMHI is not obligated to grant a request for a demand registration within three months of any other demand registration.

For so long as the Fortress Stockholders beneficially own an amount of NMHI common stock equal to or greater than 1% of NMHI common stock issued and outstanding immediately after the consummation of the initial public offering, such Fortress Stockholders also have “piggyback” registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by NMHI (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any other of NMHI’s stockholders that have registration rights. The “piggyback” registration rights of the Fortress Stockholders are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Under the Stockholders Agreement, FIF HE Holdings LLC or any of its respective permitted transferees, for so long as it beneficially owns a Registrable Amount, has the right to request a shelf registration on Form S-3 providing for offerings of NMHI common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to NMHI’s right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if NMHI determines that certain disclosures required by the shelf registration statements would be detrimental to it or its stockholders. In addition, FIF HE Holdings LLC may elect to participate in such shelf registrations within ten days after notice of the registration is given.

Under the Stockholders Agreement, NMHI has agreed to indemnify the applicable selling stockholder and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of NMHI common stock, unless such liability arose from the applicable selling stockholder’s misstatement or omission, and the applicable selling stockholder has agreed to indemnify NMHI against all losses caused by its misstatements or omissions. NMHI will pay all registration expenses incidental to NMHI’s performance under the Stockholders Agreement, and the applicable selling stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the Stockholders Agreement. NMHI has agreed to enter into, and to cause its officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Fortress Stockholders.

Wells Fargo Bank, N.A. is the indenture trustee for our outstanding 10.875% Senior Notes due 2015, 9.625% Senior Notes due 2019 and 7.875% Senior Notes due 2020. Wells Fargo Securities, LLC was an initial purchaser in connection with the offerings in April 2012 and July 2012 of our 9.625% Senior Notes due 2019, the offerings in September 2012 of our 7.875% Senior Notes due 2020 and our 6.500 % Senior Notes due 2012, and acted as a placement agent for our offering of Asset-Backed Notes in January 2013. Wells Fargo Bank, N.A. is also the exchange agent for these exchange offers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Nationstar Mortgage LLC is the sole shareholder of Nationstar Capital Corporation, owning 100% of its outstanding capital stock. Nationstar Mortgage LLC is the indirect wholly-owned subsidiary of NMHI through Nationstar Sub1 LLC and Nationstar Sub2 LLC, which own 99% and 1% of outstanding membership interests of the Nationstar Mortgage LLC, respectively. 22.6% of the outstanding common stock of NMHI is owned by public shareholders, 2.2% is owned by certain of our current and former employees and members of management, and the remaining 75.2% is owned by FIF HE Holdings LLC, an affiliate of Fortress Investment Group LLC.

The following table shows, as of March 28, 2013, the beneficial ownership of shares of NMHI common stock by: (a) each present director, including the nominees for re-election at the Annual Meeting of Stockholders; (b) the five most highly compensated executive officers serving during the 2012 year; (c) all directors and executive officers of NMHI as a group; and (d) each stockholder known to NMHI to beneficially own more than 5% of NMHI common stock. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of NMHI common stock or the individual has the right to acquire the shares within 60 days of March 28, 2013.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. The information does not necessarily indicate beneficial ownership for any other purpose. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all shares shown as beneficially owned by the beneficial owner. For purposes of calculating each person’s percentage ownership, shares issuable pursuant to options exercisable within 60 days after March 28, 2013 are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Nationstar Mortgage LLC, 350 Highland Drive, Lewisville, Texas 75067.

Name	Shares beneficially owned		% of shares outstanding
Executive Officers and Directors
Jay Bray	844,767	(1)	*
Wesley R. Edens	68,118,736	(2)	75.2%
Robert H. Gidel	28,929	(1)	*
Roy A. Guthrie	26,929	(1)	*
Brett Hawkins	21,429	(1)	*
Michael D. Malone	41,429	(1)	*
David C. Hisey	88,767	(1)	*
Amar R. Patel	224,750		*
Ramesh Lakshminarayanan	54,556	(1)	*
Harold Lewis	97,872	(1)	*
All present directors and executive officers as a group (12 persons)	69,816,298	(1)	77.1%
5% Stockholders
FIF HE Holdings LLC	68,104,736	(3)	75.2%

*	Indicates less than one percent.
(1)

Includes with respect to each the following individuals and all directors and executive officers as a group, the following numbers of shares of restricted stock for which the indicated beneficial owners have no investment power (unvested restricted stock awards): Mr. Bray—340,489; Mr. Gidel—14,294;

Mr. Guthrie—14,294; Mr. Hawkins—14,294; Mr. Malone—14,294; Mr. Hisey—74,960; Mr. Patel—27,316; Mr. Lakshminarayanan—54,556; Mr. Lewis—84,065; and all directors and executive officers as a group—658,280.
(2)	Includes 68,104,736 shares held by FIF HE Holdings LLC, an entity owned by certain private equity funds managed by Fortress. Mr. Edens is the Co-Chairman of the board of directors of Fortress and disclaims beneficial ownership of any of the shares held by FIF HE Holdings LLC except to the extent of his indirect pecuniary interest in them. This also includes 14,000 shares purchased by or in trust for certain of his children and of which he also disclaims beneficial ownership.
(3)

Based on a Schedule 13G filed on February 14, 2013 jointly by FIF HE Holdings LLC, Fortress and other related entities. Fortress wholly owns FIG Corp., which is the general partner of Fortress Operating Entity I LP (“FOE I”), which is the sole managing member of each of FIG LLC and Fortress Investment Fund GP (Holding) LLC (“Holdings III”) and wholly owns Fortress Fund IV GP Holdings Ltd. (“Holdings IV”). Holdings III is the sole managing member of Fortress Fund III GP LLC (“GP III”). Holdings IV is the general partner of Fortress Fund IV GP. L.P. (“GP IV”). GP III is the general partner of and FIG LLC is the investment advisor to each of Fortress Investment Fund III LP (“Fund III”), Fortress Investment Fund III (Fund B) LP (“Fund III B”), Fortress Investment Fund III (Fund C) LP (“Fund III C”), Fortress Investment Fund III (Fund D) L.P. (“Fund III D”) and Fortress Investment Fund III (Fund E) L.P. (“Fund III E,” and together with Fund III, Fund III B, Fund III C and Fund III D, “Fortress Funds III”). GP IV is the general partner of and FIG LLC is the investment advisor to each of Fortress Investment Fund IV (Fund A) L.P. (“Fund IV A”), Fortress Investment Fund IV (Fund B) L.P. (“Fund IV B”), Fortress Investment Fund IV (Fund C) L.P. (“Fund IV C”), Fortress Investment Fund IV (Fund D) L.P. (“Fund IV D”) Fortress Investment Fund IV (Fund E) L.P. (“Fund IV E”), Fortress Investment Fund IV (Fund F) L.P. (“Fund IV F”) and Fortress Investment Fund IV (Fund G) L.P. (“Fund IV G,” and together with Fund IV A, Fund IV B, Fund IV C, Fund IV D, Fund IV E, Fund IV F and Fortress Funds III, “Fortress Funds”). Fortress Funds are the sole members of FIF HE Holdings LLC, which directly holds the shares of common stock of Nationstar Mortgage Holdings Inc. These stockholders have indicated that they have shared dispositive power and shared investment power with respect to 68,104,736 shares. As of February 12, 2013, Wesley R. Edens owned approximately 24.4% of Fortress. By virtue of his ownership interest in Fortress and certain of its affiliates, as well as his role in advising certain investment funds, Mr. Edens may be deemed to be the natural person that has sole voting and investment control over the shares listed as beneficially owned by FIF HE Holdings LLC. Mr. Edens disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of all entities listed above and Mr. Edens is 1345 Avenue of the Americas, 46th Floor, New York, NY 10105.

DESCRIPTION OF THE NEW 2019 NOTES

On April 25, 2012, we issued $275,000,000 aggregate principal amount of unregistered 9.625% Senior Notes due 2019 (the “Old 2019 Notes”) under an indenture (as supplemented from time to time, the “2019 Indenture”) dated as of April 25, 2012, among the Company, the Co-Issuer, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, or the “Trustee.” In connection with that issuance, we entered into a Registration Rights Agreement on April 25, 2012 (the “April Registration Rights Agreement”). On July 24, 2012, we issued a further $100,000,000 aggregate principal amount of Old 2019 Notes under the 2019 Indenture. In connection with that issuance, we entered into a Registration Rights Agreement on July 24, 2012 (the “July Registration Rights Agreement” and, together with the April Registration Rights Agreement, the “2019 Registration Rights Agreements”). We will issue up to $375,000,000 aggregate principal amount of 9.625% Senior Notes due 2019 in fully registered form (the “New 2019 Notes”) under the 2019 Indenture and pursuant to our obligations under the 2019 Registration Rights Agreements. The term “Issue Date” as used herein refers to April 25, 2012, the date of original issuance of the Old 2019 Notes. As used in this “Description of the New 2019 Notes,” except as otherwise specified, the term “notes” means the Old 2019 Notes together with the New 2019 Notes. The notes will be treated as a single class for all purposes under the 2019 Indenture.

The following is a summary of the material provisions of the 2019 Indenture and the 2019 Registration Rights Agreements. We urge you to read the 2019 Indenture, including the form and terms of the notes, and the 2019 Registration Rights Agreements, because they define your rights as a holder of New 2019 Notes. The terms of the notes include those stated in the 2019 Indenture and those made part of the 2019 Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). You may request a copy of the 2019 Indenture at our address as shown under “—Additional Information” below. You can find definitions of certain capitalized terms used in this section under “—Certain Definitions.” For purposes of this section, references to the “Company” or “our” include only Nationstar Mortgage LLC and not its Subsidiaries. The term “Issuers” refers collectively to Nationstar Mortgage LLC and Nationstar Capital Corporation.

The Issuers will issue the New 2019 Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Trustee will initially act as the paying agent (the “Paying Agent”) and the registrar (the “Registrar”) for the notes. The Company may change any Paying Agent and Registrar without notice to holders of the notes (the “Holders”). The Company will pay principal (and premium, if any) on the notes at the Trustee’s corporate trust office in New York, New York. At the Company’s option, interest and Additional Interest, if any, may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders.

Brief Description of the Notes and the Note Guarantees

The notes are:

•	general unsecured obligations of the Issuers;

•	pari passu in right of payment with all existing and any future senior Indebtedness of the Issuers;

•	effectively junior in right of payment to all existing and future senior secured Indebtedness of the Issuers to the extent of the assets securing such Indebtedness;

•	senior in right of payment to all existing and future subordinated Indebtedness of the Issuers;

•	subject to registration with the SEC pursuant to the 2019 Registration Rights Agreements;

•	fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors; and

•	effectively junior to any existing and future liabilities of our non-Guarantor subsidiaries.

Without limitation on the generality of the foregoing, the notes are effectively subordinated to secured Indebtedness of the Company—including, without limitation, all Indebtedness under the Existing Facilities,

Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Residual Indebtedness and Securitization Indebtedness. In the event of the Company’s bankruptcy, liquidation, reorganization or other winding up, the Company’s assets that secure such secured Indebtedness will be available to pay obligations on the notes only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets.

The notes are fully and unconditionally guaranteed by all of the Company’s existing and future Domestic Subsidiaries other than our future Excluded Restricted Subsidiaries, our existing and future Securitization Entities, our future Warehouse Facility Trusts, our future MSR Facility Trusts, certain other existing and future Restricted Subsidiaries and other than any Domestic Subsidiaries designated as Unrestricted Subsidiaries in the future, and by the Parent Entities. As of March 31, 2013, Home Community Mortgage, LLC; HomeSearch.com Realty Inc.; Nationstar Advance Funding 2012-AW, LLC; Nationstar Advance Funding 2012-C, LLC; Nationstar Advance Funding 2012-R, LLC; Nationstar Advance Funding 2012-W, LLC; Nationstar Advance Funding II LLC; Nationstar Advance Funding Trust 2012- AW; Nationstar Advance Funding Trust 2012-C; Nationstar Advance Funding Trust 2012-R; Nationstar Advance Funding Trust 2012-W; Nationstar Advance Funding, LLC; Nationstar Agency Advance Funding LLC; Nationstar Agency Advance Funding Trust; Nationstar Funding LLC; Nationstar Home Equity Loan 2009-A REO LLC; Nationstar Home Equity Loan Trust 2009-A; Nationstar Mortgage Advance Receivables Trust 2010-ADV1; Nationstar Mortgage JV LLC; Nationstar Mortgage JV Manager LLC; Nationstar Residual LLC; Nationstar Reverse Mortgage Advance Funding LLC; Nationstar Reverse Mortgage Advance Receivables Trust 2012-ADV1, Nationstar Advance Funding III LLC, Nationstar Mortgage Advance Receivables Trust, Solutionstar Realty Services LLC, Solutionstar Settlement Services Holding LLC, Solutionstar Settlement Services LLC and Solutionstar Settlement Services of Alabama LLC are our Securitization Entities and other Restricted Subsidiaries which do not guarantee the notes. Our non- Guarantor subsidiaries held approximately 25.3% of our total assets as of March 31, 2013.

Each Note Guarantee is:

•	a general unsecured obligation of the Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	effectively junior in right of payment to all existing and future senior secured Indebtedness of that Guarantor to the extent of the assets securing such Indebtedness; and

•	senior in right of payment to all existing and future subordinated Indebtedness of that Guarantor.

Without limitation on the generality of the foregoing, the Note Guarantees are effectively subordinated to secured Indebtedness of the Guarantor—including, without limitation, all Indebtedness under the Existing Facilities, Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Residual Indebtedness, Securitization Indebtedness and any secured guarantee of the Indebtedness of the Company. In the event of a Guarantor’s bankruptcy, liquidation, reorganization or other winding up or similar proceeding, the Guarantor’s assets that secure such secured Indebtedness of the Guarantor will be available to pay obligations on its Note Guarantee only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets.

As of the date of this prospectus, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the 2019 Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the 2019 Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed. The registered Holder of a note will be treated as the owner of the note for all purposes.

Principal, Maturity and Interest

The New 2019 Notes are being offered up to the principal amount of $375,000,000. The Issuers may, without the consent of the Holders, increase the principal amount of notes issued under the 2019 Indenture in the future on the same terms and conditions and with the same CUSIP number as the New 2019 Notes, if registered, or with one or more of the same CUSIP numbers as the Old 2019 Notes, if unregistered. Any offering of additional notes is subject to the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the 2019 Indenture will be treated as a single class for all purposes under the 2019 Indenture.

The notes will mature on May 1, 2019. Interest on the New 2019 Notes will accrue at the rate of 9.625% per annum and will be payable semiannually in cash on each May 1 and November 1, commencing on May 1, 2013, to the persons who are registered Holders at the close of business on the April 15 and October 15 immediately preceding the applicable interest payment date. Interest on the New 2019 Notes will accrue from and including November 1, 2012.

The notes are not entitled to the benefit of any mandatory sinking fund.

Additional Interest may accrue on the notes in certain circumstances pursuant to the 2019 Registration Rights Agreements. See “Description of the Exchange Offers.”

Note Guarantees

The notes are fully and unconditionally guaranteed by each of the Company’s current and future Domestic Subsidiaries, other than our future Excluded Restricted Subsidiaries, Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, certain other Restricted Subsidiaries and future Unrestricted Subsidiaries, and by the Parent Entities. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Note Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Note Guarantee worthless. If a Note Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Your right to be repaid would be adversely affected if a court determined that any of our guarantors made any guarantee for inadequate consideration or with the intent to defraud creditors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

(1)	except in the case of a merger entered into solely for the purpose of reincorporating a Guarantor in another jurisdiction, immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not the Guarantor) assumes all the obligations of that Guarantor under the 2019 Indenture, its Note Guarantee and the 2019 Registration Rights Agreements pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)	the Net Proceeds of such sale or other disposition are either (i) applied in accordance with the applicable provisions of the 2019 Indenture or (ii) not required to be applied in accordance with any provision of the 2019 Indenture.

The Note Guarantee of a Guarantor will be automatically and unconditionally released:

(1)	in connection with any sale, transfer or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the 2019 Indenture;

(2)	in connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the 2019 Indenture;

(3)	if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the 2019 Indenture; or

(4)	upon legal defeasance or satisfaction and discharge of the 2019 Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Redemption

Optional Redemption. At any time prior to May 1, 2015, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of the notes redeemed plus the Applicable Premium, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

On or after May 1, 2015, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve month period beginning on May 1 of the years indicated below, subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption:

Year	Percentage
2015	107.219%
2016	104.813%
2017	102.406%
2018 and thereafter	100.000%

“Applicable Premium” means, with respect to any note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such note and (ii) the excess of:

(1)

the present value at such redemption date of the sum of (A) the redemption price of such note at May 1, 2015 (such redemption price being set forth in the table appearing above under “—Optional Redemption”) plus (B) all required interest payments due on such note through May 1, 2015 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2)	the then outstanding principal amount of such note.

“Treasury Rate” means, as determined by the Issuers, as of the applicable redemption date, the yield to maturity as of such redemption date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2015; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to May 1, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to May 1, 2015, the Issuers may, at their option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35.0% of the principal amount of all notes issued under the 2019 Indenture at a redemption price equal to 109.625% of the principal amount of the notes so redeemed plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of Holders of such notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption); provided that:

(1)	at least 65.0% of the principal amount of all notes issued under the 2019 Indenture remains outstanding immediately after any such redemption; and

(2)	the Issuers makes such redemption not more than 120 days after the consummation of any such Equity Offering.

“Equity Offering” means a sale either (1) of Equity Interests of the Company (other than Disqualified Capital Stock and other than to a Subsidiary of the Company) by the Company or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent.

In addition to the Issuers’ rights to redeem notes as set forth above, the Issuers may at any time and from time to time purchase notes in open-market transactions, tender offers or otherwise.

Selection and Notice of Redemption

In the event that the Issuers choose to redeem less than all of the notes issued under the 2019 Indenture, selection of the notes for redemption will be made by the Trustee either:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

(2)	on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuers purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101.0% of the principal amount of the notes redeemed plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

Within 30 days following the date upon which a Change of Control occurs, the Issuers must send, by first class mail, a notice to each Holder, with a copy to the Trustee or otherwise in accordance with the procedures of DTC, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. Holders will be entitled to withdraw their tendered notes and their election to require the Issuers to purchase such notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of the notes tendered for purchase, and a statement that such Holder is withdrawing his tendered notes and his election to have such notes purchased.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2019 Indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the 2019 Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

If a Change of Control Offer is made, we cannot assure you that the Issuers will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Issuers are required to purchase notes pursuant to a Change of Control Offer, the Issuers expect that they would seek third-party financing to the extent they do not have available funds to meet their purchase obligations. However, we cannot assure you that the Issuers would be able to obtain such financing. See “Risk Factors—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.”

The Company’s other existing and future senior Indebtedness may prohibit events that would constitute a Change of Control. If the Company were to experience a change of control that triggers a default under such other senior Indebtedness, the Company could seek a waiver of such default or seek to refinance such other senior Indebtedness. In the event that the Company does not obtain such a waiver or refinance such senior Indebtedness, such default could result in amounts outstanding under such other senior Indebtedness to be declared due and payable. In addition, the exercise by the Holders of notes of their right to require the Issuers to repurchase the notes could cause a default under such other senior Indebtedness, even if the occurrence of the Change of Control itself does not, due to the financial effect of such repurchases on the Issuers.

Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder’s right to redemption upon a Change of Control; such provisions may only be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Restrictions in the 2019 Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property and to make Restricted Payments (as defined below) may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and we cannot assure you that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the 2019 Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the 2019 Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the 2019 Indenture by virtue thereof.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, other than a Required Asset Sale or any Legacy Loan Portfolio Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75.0% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets (or a third party on behalf of such transferee) pursuant to a customary novation or other agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion; and

(c)	any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 2.5% of Total Assets, at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, including a Required Asset Sale or a Legacy Loan Portfolio Sale, the Issuers (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at their or its option, in any combination of the following:

(1)	to prepay or repay Secured Debt or Indebtedness of any Restricted Subsidiary of the Company that is not a Guarantor, and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided, however, that, except in the case of Net Proceeds from a Legacy Loan Portfolio Sale, Net Proceeds, may not be applied to the prepayment or repayment of Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness, other than Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale;

(2)	to prepay or repay Pari Passu Debt permitted to be incurred pursuant to the 2019 Indenture to the extent required by the terms thereof, and, in the case of Pari Passu Debt under revolving credit facilities or other similar Indebtedness, to correspondingly reduce commitments with respect thereto;

(3)	to make one or more offers to the holders of the notes (and, at the option of the Company, the holders of Pari Passu Debt) to purchase notes (and such other Pari Passu Debt) pursuant to and subject to the conditions applicable to Asset Sale Offers described below;

(4)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company; or

(5)	to acquire other assets (including, without limitation, MSRs and Securitization Assets) that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings and/or borrowings under Permitted Funding Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by the 2019 Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within thirty days thereof, the Issuers will make an Asset Sale Offer to all holders of notes and all holders of Pari Passu Debt containing provisions similar to those set forth in the 2019 Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100.0% of the principal amount (or, in the case of any other Pari Passu Debt offered at a significant original issue discount, 100.0% of the accreted value thereof, if permitted by the relevant indenture or other agreement governing such Pari Passu Debt) plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the 2019 Indenture. If the aggregate principal amount of notes and Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the notes and such Pari Passu Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the 2019 Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the 2019 Indenture by virtue of such compliance.

Certain Covenants

Covenant Suspension

During any period of time that the notes are rated Investment Grade and no Default or Event of Default has occurred and is then continuing, the Company and its Restricted Subsidiaries will not be subject to the following covenants:

•	“Repurchase at the Option of Holders—Asset Sales;”

•	“—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;”

•	“—Certain Covenants—Limitation on Restricted Payments;”

•	“—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

•	clause (2) of the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets;”

•	“—Certain Covenants—Limitation on Transactions with Affiliates;”

•	“—Certain Covenants—Limitation on Guarantees by Restricted Subsidiaries;” and

•	“—Certain Covenants—Conduct of Business”

(collectively, the “Suspended Covenants”). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies, as applicable, withdraws its ratings or downgrades the ratings assigned to the notes such that the notes are not rated Investment Grade, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, it being understood that no actions taken by (or omissions of) the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants. Furthermore, after the time of reinstatement of the Suspended Covenants upon such withdrawal or downgrade, calculations with respect to Restricted Payments will be made in accordance with the terms of the covenant described below under “—Certain Covenants—Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from the Issue Date.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, in each case other than Permitted Indebtedness.

Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted

Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), and the Company’s Restricted Subsidiaries may issue Preferred Stock, in each case if on the date of the incurrence of such Indebtedness or Preferred Stock, after giving effect to the incurrence thereof and the use of proceeds thereof, the Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1.0.

Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2)	purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than in exchange for Qualified Capital Stock of the Company);

(3)	make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Indebtedness owed by the Company or any Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company or the Company) of the Company or any Restricted Subsidiary that is subordinate or junior in right of payment to the notes; or

(4)	make any Restricted Investment

if at the time of such action (each such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as, a “Restricted Payment”) or immediately after giving effect thereto,

(1)	a Default or an Event of Default shall have occurred and be continuing; or

(2)	immediately after giving effect thereto on a pro forma basis, the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(3)	the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

(a)	50.0% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the 2010 Issue Date occurred to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100.0% of such deficit); plus

(b)	100.0% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company from any Person since the 2010 Issue Date including:

(i)	any contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Capital Stock and Excluded Contributions);

(ii)	the issuance or sale of convertible or exchangeable Disqualified Capital Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Capital Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)	to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)	to the extent that any Unrestricted Subsidiary of the Company is designated as a Restricted Subsidiary of the Company after the Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date.

The foregoing provisions do not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice under the 2019 Indenture;

(2)	the making of any Restricted Payment, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (iii) through the application of a substantially concurrent cash capital contribution received by the Company from its shareholders (which capital contribution (to the extent so used) shall be excluded from the calculation of amounts under clause (3)(b) of the immediately preceding paragraph);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary (including the acquisition of any shares of Disqualified Capital Stock of the Company) that is unsecured or contractually subordinated to the notes or to any Note Guarantee by exchange for, or out of the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(4)	so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company (or payments to any direct or indirect parent company of the Company to permit distributions to repurchase common equity (or options, warrants or other rights to acquire common equity) thereof) of such direct or indirect parent company) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company, any direct or indirect parent company of the Company, or any of its Subsidiaries or their authorized representatives, in an aggregate amount not to exceed $5.0 million in any calendar year plus (i) the aggregate net cash proceeds received by the Company after the Issue Date from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current or former director, officer or employee of the Company or any Restricted Subsidiary of the Company (provided that the amount of such net cash proceeds received by the Company and utilized pursuant to this clause (4)(i) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (3)(b) of the preceding paragraph) and (ii) the proceeds of “key-man” life insurance policies that are used to make such redemptions or repurchases; provided that amounts available pursuant to this clause (4) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in the next succeeding twelve-month period and provided, further, that the cancellation of Indebtedness owing to the Company from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of such entities (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under the 2019 Indenture;

(5)

(a) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants and (b) repurchases of Equity Interests or options to purchase Equity Interests deemed to occur in connection with the exercise of stock options to the extent necessary to pay applicable withholding taxes;

(6)	the declaration and payment of dividends or making of distributions by the Company to, or the making of loans to, its direct parent company in amounts required for the Company’s direct or indirect parent entities (including a corporation organized to hold interests in the Company in connection with the public issuance of shares) to pay, without duplication as to amounts of:

(a)	franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of the Company and its direct and indirect parent entities plus $500,000 per year;

(b)	federal, state, and local income taxes of the direct or indirect parent entity or of or on a consolidated or combined tax group of which the direct or indirect parent is the common parent, in each case to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and not directly payable by the Company or its Restricted Subsidiaries and, to the extent of the amount actually received from any of the Company’s Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries of the Company; provided that (i) in determining such taxes, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, shall be taken into account, (ii) if there is an adjustment in the amount of Taxable Income for any periods, an appropriate positive or negative adjustment shall be made to the amount of distributions or loans permitted pursuant to this Section 6(b), and if the adjustment is negative, then the permitted distribution on loan for succeeding periods shall be reduced (without duplication of reductions due to clause 6(b)(i) hereof and with appropriate adjustments for any contributions to the Company in respect of such negative adjustment to Taxable Income) to take into account such negative amount until such negative amount is reduced to zero, (iii) any distribution or loan in respect of such taxes other than amounts relating to estimated payments shall be computed by a nationally recognized accounting firm and (iv) in no event will such dividends and loans exceed the amounts that the Company and its Restricted and/or Unrestricted Subsidiaries (as applicable) would have paid a stand-alone group;

(c)	customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operations of the Company and its Restricted Subsidiaries; and

(d)	general corporate overhead expenses and other expenses incidental to being a public company (including, without limitation, audit, listing and legal expense) of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(7)	so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(9)	any repricing or issuance of employee stock options or the adoption of bonus arrangements, in each case in connection with the issuance of the notes, and payments pursuant to such arrangements;

(10)	Restricted Payments that are made with Excluded Contributions;

(11)	Restricted Payments made with Net Cash Proceeds from Asset Sales remaining after application thereof as required by the “Asset Sale” provisions of the 2019 Indenture (including after the making by the Issuers of any Asset Sale Offer required to be made by the Issuers pursuant to such covenant and the purchase of all notes tendered therein);

(12)	upon occurrence of a Change of Control and within 60 days after the completion of the Change of Control Offer pursuant to the “Change of Control” provisions of the 2019 Indenture (including the purchase of all notes tendered), any purchase or redemption of Obligations of the Company that are subordinate or junior in right of payment to the notes required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101.0% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and (B) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Company or any Restricted Subsidiary of the Company;

(13)	Restricted Payments in an amount not to exceed $40.0 million; and

(14)	the payment of dividends on the Company’s Common Stock (or the payment of dividends to any direct or indirect parent of the Company to fund the payment of dividends on its Common Stock) after the Issue Date, of up to 6.0% per annum of the net proceeds received by or contributed to the Company (or any direct or indirect parent of the Company and contributed to the Company) since the 2010 Issue Date in any public equity offering, other than public equity offerings registered on Form S-8 and other than any public sale constituting an Excluded Contribution, provided, however, that the amount of any such net proceeds that is utilized for any such Restricted Payment shall be excluded from the calculation of amounts under clause 3(b) of the immediately preceding paragraph.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the second paragraph of this covenant, amounts expended pursuant to clauses (1), (4), (7) and (13) shall be included in such calculation.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(1)	pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; or

(3)	transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except, with respect to clauses (1), (2) and (3), for such encumbrances or restrictions existing under or by reason of:

(a)	applicable law, rule, regulation or order;

(b)	the 2019 Indenture and the notes;

(c)	customary non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Company;

(d)	any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)	the Existing Facilities as each exists on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are ordinary and customary with respect to facilities similar to the Existing Facilities (under the relevant circumstances) and will not materially affect the Company’s ability to make anticipated principal and interest payments on the notes (as determined in good faith by the Board of Directors of the Company);

(f)	agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(g)	restrictions on the transfer of assets (other than cash) held in a Restricted Subsidiary of the Company imposed under any agreement governing Indebtedness incurred in accordance with the 2019 Indenture;

(h)	provisions in agreements evidencing Permitted Funding Indebtedness that impose restrictions on the collateral securing such Indebtedness;

(i)	restrictions on the transfer of assets subject to any Lien permitted under the 2019 Indenture imposed by the holder of such Lien;

(j)	restrictions imposed by any agreement to sell assets or Capital Stock permitted under the 2019 Indenture to any Person pending the closing of such sale;

(k)	any agreement or instrument governing Capital Stock of any Person that is acquired;

(l)	the requirements of any Securitization, Warehouse Facility or MSR Facility that are exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of the Company formed in connection therewith;

(m)	customary provisions in joint venture and other similar agreements relating solely to such joint venture;

(n)	customary provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(o)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(p)	other Indebtedness, Disqualified Capital Stock or Preferred Stock of Foreign Subsidiaries of the Company permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock” that impose restrictions solely on the Foreign Subsidiaries party thereto; provided that the restrictions will not materially affect the ability of the Issuers to pay the principal, interest and premium and Additional Interest, if any, on the notes, as determined in good faith by the Company; and

(q)	any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b) through (d), (f) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions, taken as a whole, than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind on the assets of the Company or its Restricted Subsidiaries securing Indebtedness of the Company or its Restricted Subsidiaries unless:

(1)	in the case of Liens securing Indebtedness of the Company or its Restricted Subsidiaries that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)	in all other cases, the notes are equally and ratably secured except for:

(a)	Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b)	Liens securing the notes and the Note Guarantees;

(c)	Liens securing Non-Recourse Indebtedness;

(d)	Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (i) the assets acquired or originated with the proceeds of such Indebtedness, assets that consist of Servicing Advances, MSRs, loans, mortgage related securities and other mortgage related receivables, REO Assets, Residual Assets and other similar assets subject to and pledged to secure such Indebtedness and (ii) any intangible contract rights and proceeds of, and other, related documents, records and assets directly related to the assets set forth in clause (i);

(e)	Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under the 2019 Indenture and that has been incurred in accordance with the provisions of the 2019 Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or its Restricted Subsidiaries not securing the Indebtedness so Refinanced (or property of the same type and value); and

(f)	Permitted Liens.

Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if:

(1)	the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Limitation on Liens;”

(2)	the consideration of that sale and leaseback transaction is at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Merger, Consolidation and Sale of Assets. (A) Neither Issuer, in a single transaction or series of related transactions, may consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all such Issuer’s assets, to any Person and (B) the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)	either:

(a)	the Company, or such Issuer, as the case may be, shall be the surviving or continuing entity; or

(b)	the Person (if other than the Company or such Issuer, as the case may be) formed by such consolidation or into which the Company or such Issuer, as the case may be, is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company or such Issuer, as the case may be, and of the Company’s Subsidiaries substantially as an entirety (the “Surviving Entity”):

(i)	shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the notes is a corporation; and

(ii)	shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the 2019 Indenture and the 2019 Registration Rights Agreements on the part of the Company or such Issuer, as the case may be, to be performed or observed;

(2)	immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company, such Issuer, or such Surviving Entity, as the case may be, shall either (x) be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock” or (y) the Company shall have a pro forma Fixed Charge Coverage Ratio that would not be less than the actual Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(3)	immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)	the Company, such Issuer or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the 2019 Indenture and that all conditions precedent in the 2019 Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The 2019 Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or such Issuer, as the case may be, in accordance with the foregoing, in which the Company or such Issuer, as the case may be, is not the continuing entity, the successor Person formed by such consolidation or into which the Company or such Issuer, as the case may be, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Issuer, as the case may be, under the 2019 Indenture and the notes with the same effect as if such surviving entity had been named as such.

This “Merger, Consolidation and Sale of Assets” covenant does not apply to:

(1)	a merger of the Company or such Issuer, as the case may be, with an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction or converting the Company into a corporation;

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; or

(3)	any Required Asset Sale or Legacy Loan Portfolio Sale that complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), involving aggregate payment of consideration in excess of $5.0 million other than: (1) Affiliate Transactions permitted as described below; and (2) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $7.5 million shall be approved by the Board of Directors of the Company or any direct or indirect parent of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

The restrictions set forth in the first and second paragraphs of this covenant shall not apply to:

(1)	any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved in good faith by the Board of Directors of the Company and payments pursuant thereto and the issuance of Equity Interests of the Company (other than Disqualified Capital Stock) to directors and employees pursuant to stock option or stock ownership plans;

(2)	transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries;

(3)	transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries has made an Investment in the ordinary course of business and such Person is an Affiliate solely because of such Investment;

(4)	transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries holds an interest as a joint venture partner and such Person is an Affiliate because of such interest;

(5)	any agreement as in effect as of the Issue Date or any amendment thereto or any transactions or payments contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date (as determined by the Board of Directors of the Company in good faith);

(6)	Restricted Payments permitted by the 2019 Indenture;

(7)	sales of Qualified Capital Stock and capital contributions to the Company from one or more holders of its Capital Stock;

(8)	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not disadvantageous to the Holders of the notes in any material respect (as determined by the Board of Directors of the Company in good faith);

(9)	transactions in which the Company or any Restricted Subsidiary of the Company, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair, from a financial standpoint, to the Company or such Restricted Subsidiary as approved in good faith by the Board of Directors of the Company;

(10)	(i) the provision of mortgage servicing and similar services to Affiliates in the ordinary course of business and otherwise not prohibited by the 2019 Indenture that are fair to the Company and its Restricted Subsidiaries (as determined by the Company in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Company in good faith) and (ii) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the 2019 Indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11)	payments or loans (or cancellation of loans) to employees of the Company, any of its direct or indirect parent entities or any Restricted Subsidiary of the Company (as determined by the Board of Directors of the Company in good faith);

(12)	guarantees by the Sponsor or any direct and indirect parent of the Company for Obligations of the Company and its Restricted Subsidiaries, including the Note Guarantees given by the Parent Entities;

(13)	investments by the Sponsor in securities of the Company or any Restricted Subsidiary of the Company so long as the investment is being offered generally to other investors on the same or more favorable terms or the securities are acquired in market transactions; and

(14)	Co-Investment Transactions as approved by the Board of Directors of the Company or any direct or indirect parent of the Company.

Limitation on Guarantees by Restricted Subsidiaries. The Company will not permit any Domestic Restricted Subsidiary, other than (i) an Excluded Restricted Subsidiary or (ii) an MSR Facility Trust, a Securitization Entity or a Warehouse Facility Trust, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company of the type described in clauses (1) and (2) of the definition of “Indebtedness” (other than Permitted Funding Indebtedness to the extent such Domestic Restricted Subsidiary is a guarantor thereunder), unless, in any such case:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the 2019 Indenture, providing a Note Guarantee by such Subsidiary; and

(2)	if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to such Note Guarantee pursuant to subordination provisions no less favorable to the Holders of the notes than those contained in the 2019 Indenture.

Notwithstanding the foregoing, any such Note Guarantee by a Restricted Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1)	the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Note Guarantee was executed and delivered pursuant to the preceding paragraph; or

(2)	any sale or other disposition (by merger or otherwise) to any Person that is not a Restricted Subsidiary of the Company of all of the Company’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that: (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the 2019 Indenture; and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Limitation on Restricted Payments.” The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would occur and be continuing following such designation.

Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Restrictions on Activities of Nationstar Capital Corporation. Nationstar Capital Corporation may not hold any assets, become liable for any obligations or engage in any business activities; provided that Nationstar Capital Corporation may be a co-obligor of (i) the notes and (ii) any other Indebtedness incurred by the Company pursuant to the covenant described above under “—Limitation on Incurrence of Incurrence of Indebtedness and Issuance of Preferred Stock,” and in each case may engage in any activities directly related or necessary in connection therewith.

Reports to Holders. Following consummation of the exchange offer for the Old 2019 Notes as contemplated by the 2019 Registration Rights Agreements, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish to the Holders of notes or cause the Trustee to furnish to the Holders of notes within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or its successor) shall be deemed to satisfy the Company’s delivery obligation.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants, and each Form 10-Q and 10-K will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries. In addition, following the consummation of the exchange offer contemplated by the 2019 Registration Rights Agreements, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).

In the event that any direct or indirect parent of the Company becomes a Guarantor of the notes, the 2019 Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that such reporting is accompanied by consolidating information that presents in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than Company and its Subsidiaries, on the one hand, and the information related to the Company, the Note Guarantors and the other Subsidiaries of the Company on a standalone basis on the other hand.

If, at any time after consummation of the exchange offer contemplated by the 2019 Registration Rights Agreements, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on a website within the time periods that would apply if the Company were required to file those reports with the SEC.

If, at any time, the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then any “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or other comparable section, shall provide an analysis and discussion of the material differences with respect to the financial condition and results of operations of the Company and its Restricted Subsidiaries as compared to the Company and its Subsidiaries (including such Unrestricted Subsidiaries).

In addition, the Company agrees that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary in this Description of the New 2019 Notes, the Company will not be deemed to have failed to comply with any of its obligations described below under clause (3) of the caption under “—Events of Default” until 30 days after the date on which any report hereunder is due.

Events of Default

The following events are defined in the 2019 Indenture as “Events of Default”:

(1)	the failure to pay interest, or Additional Interest, if any, on any notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)	the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer);

(3)	a default in the observance or performance of any other covenant or agreement contained in the 2019 Indenture and such default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25.0% of the then outstanding principal amount of all notes issued under the 2019 Indenture;

(4)	the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $25.0 million or more at any time;

(5)	one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable (other than any judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such judgments in writing);

(6)	certain events of bankruptcy or insolvency affecting the Company or any of its Significant Subsidiaries; or

(7)	the Note Guarantee of any Significant Subsidiary of the Company shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary of the Company, as the case may be, denies that it has any further liability under its Note Guarantee or gives notice to such effect, other than by reason of the termination of the 2019 Indenture or the release of any such Note Guarantee in accordance with the 2019 Indenture.

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding notes issued under the 2019 Indenture may declare the principal of and accrued interest on all the notes issued under the 2019 Indenture to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” or the “Acceleration Notice,” and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding notes issued under the 2019 Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The 2019 Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of all notes issued under the 2019 Indenture may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)	if the Company has paid the Trustee (including its agents and counsel) its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)	in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in aggregate principal amount of the then outstanding notes issued under the 2019 Indenture may waive any existing Default or Event of Default under the 2019 Indenture, and its consequences, except a default in the payment of the principal of or interest (including Additional Interest, if any) on any notes.

Holders of the notes may not enforce the 2019 Indenture or the notes except as provided in the 2019 Indenture and under the TIA. Subject to the provisions of the 2019 Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the 2019 Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the 2019 Indenture and applicable law, the Holders of a majority in principal amount of the then outstanding notes issued under the 2019 Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the 2019 Indenture, the Issuers are required to provide an officers’ certificate to the Trustee within five Business Days of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and is continuing and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantors shall have any liability for any obligation of the Issuers or any Guarantors, respectively, under the notes, the Note Guarantees and the 2019 Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation; provided that the foregoing shall not limit any Guarantor’s obligations under its Note Guarantee. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have their obligations discharged with respect to the notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the notes, except for:

(1)	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes when such payments are due;

(2)	the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3)	the rights, powers, trusts, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the 2019 Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the 2019 Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including, bankruptcy, receivership, reorganization, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under the 2019 Indenture (in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Issuers have delivered to the Trustee an irrevocable notice to redeem all of the outstanding notes on such redemption date);

(2)	in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(a)	the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the 2019 Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and the incurrence of Liens associated with any such borrowings));

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the 2019 Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)	the Issuers shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

(7)	the Issuers shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Satisfaction and Discharge

The 2019 Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the 2019 Indenture) as to all notes when:

(1)	either:

(a)	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)	all notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on (including Additional Interest, if any) the notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuers have paid all other sums payable under the 2019 Indenture by the Issuers; and

(3)	the Issuers have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the 2019 Indenture relating to the satisfaction and discharge of the 2019 Indenture have been complied with.

Modification of the 2019 Indenture

From time to time, the Issuers and the Trustee, without the consent of the Holders, may amend the 2019 Indenture to:

(1)	cure any mistakes, ambiguities, defects or inconsistencies;

(2)	provide for uncertificated notes in addition to or in place of certificated notes or to alter the provisions of the 2019 Indenture relating to the form of the notes (including the related definitions) in a manner that does not materially adversely affect any Holder;

(3)	provide for the assumption of the Issuers’ or a Guarantor’s obligations to the Holders of the notes by a successor to the Company or a Guarantor pursuant to the “Merger, Consolidation and Sale of Assets” covenant;

(4)	make any change that would provide any additional rights or benefits to the Holders of the notes or that does not materially adversely affect the legal rights under the 2019 Indenture of any Holder of the notes or to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(5)	comply with requirements of the SEC in order to effect or maintain the qualification of the 2019 Indenture under the TIA;

(6)	provide for the issuance of notes issued after the Issue Date in accordance with the limitations set forth in the 2019 Indenture;

(7)	allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the notes or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or the 2019 Indenture (to the extent permitted by the 2019 Indenture);

(8)	secure the notes;

(9)	provide for the issuance of exchange notes or private exchange notes; or

(10)	conform the text of the 2019 Indenture, the Guarantees or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the 2019 Indenture, the Guarantees or the notes.

The consent of the Holders is not necessary under the 2019 Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

In formulating its opinion on such matters, the Trustee will be entitled to conclusively rely, and shall be fully protected in acting upon, such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the 2019 Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the 2019 Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1)	reduce the amount of notes whose Holders must consent to an amendment;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

(3)	reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(4)	make any notes payable in money other than that stated in the notes;

(5)

make any change in provisions of the 2019 Indenture protecting the right of each Holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes issued under the 2019 Indenture to waive Defaults or Events of Default;

(6)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(7)	after the Issuers’ obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto; or

(8)	modify or change any provision of the 2019 Indenture or the related definitions affecting the ranking of the notes in a manner which adversely affects the Holders.

Governing Law

The 2019 Indenture provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The 2019 Indenture provides that, except during the occurrence and continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the 2019 Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the 2019 Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The 2019 Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Additional Information

Anyone who receives this prospectus may obtain a copy of the 2019 Indenture and the 2019 Registration Rights Agreements without charge by writing to Nationstar Mortgage LLC, 350 Highland Drive, Lewisville, Texas 75067, Attention: Chief Financial Officer.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the 2019 Indenture. Reference is made to the 2019 Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“2010 Issue Date” means March 26, 2010.

“2019 Registration Rights Agreements” means the April Registration Rights Agreement and the July Registration Rights Agreement.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Interest” means the additional interest that may accrue on the notes under the circumstances described under the caption “Exchange Offer; Registration Rights.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“April Registration Rights Agreement” means the Registration Rights Agreement, dated April 25, 2012, among the Issuers, the guarantors party thereto and the initial purchasers party thereto.

“Asset Acquisition” means: (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) other than in the ordinary course of business.

“Asset Sale” means:

(1)	the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, other than any Required Asset Sale or a Legacy Loan Portfolio Sale, will be governed by the provisions of the 2019 Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation and Sale of Assets” and not by the provisions of the Asset Sale covenant; provided further that a transaction otherwise meeting the requirements of an “Asset Sale” under this definition will be deemed to be an Asset Sale notwithstanding its treatment under GAAP; and

(2)	the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)	a transfer of assets between or among the Company and any Restricted Subsidiary of the Company;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4)	the sale of advances, loans, customer receivables, mortgage related securities or other assets in the ordinary course of business, the sale of accounts receivable or other assets that by their terms convert into cash in the ordinary course of business; any sale of MSRs in connection with the origination of the associated mortgage loan in the ordinary course of business or any sale of securities in respect of additional fundings under reverse mortgage loans in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;

(6)	disposition of Investments or other assets and disposition or compromise of receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for loans serviced and/or originated by the Company or any of its Subsidiaries;

(7)	the modification of any loans owned or serviced by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(8)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(9)	disposals or replacements of damaged, worn out or obsolete equipment or other assets no longer used or useful in the business of the Company and its Restricted Subsidiaries, in each case the ordinary course of business;

(10)	assets sold pursuant to the terms of Permitted Funding Indebtedness;

(11)	a sale (in one or more transactions) of Securitization Assets or Residual Interests in the ordinary course of business;

(12)	sales, transfers or contributions of Securitization Assets to Securitization Entities, Warehouse Facility Trusts and MSR Facility Trusts in connection with Securitizations in the ordinary course of business;

(13)	a sale or other disposition of Equity Interests of an Unrestricted Subsidiary;

(14)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Liens;”

(15)	transactions pursuant to repurchase agreements entered into in the ordinary course of business; and

(16)	any Co-Investment Transaction.

“Asset Sale Offer” has the meaning assigned to that term in the 2019 Indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the interest rate per annum implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.

“Capital Stock” means:

(1)	with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; or

(2)	with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests (whether general or limited) of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)	Dollars;

(2)	in the case of any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, such local currencies held by such Foreign Subsidiary of the Company from time to time in the ordinary course of business;

(3)	securities or any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities or such evidence of indebtedness);

(4)	marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;

(5)	certificates of deposit with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(6)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (3) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above;

(7)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within twelve months after the date of acquisition; and

(8)	money market funds at least 90.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

In the case of Investments by any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) local currencies and other short-term investments utilized by foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (8) and in this paragraph.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than any Required Asset Sales or Legacy Loan Portfolio Sale, to any Person other than a Permitted Holder; or

(2)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies; provided that for purposes of calculating the “beneficial ownership” of any group, any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not be included in determining the amount of Voting Stock “beneficially owned” by such group.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

“Co-Investment Transaction” means a transaction pursuant to which a portion of MSRs or the right to receive fees in respect of MSRs are transferred for fair value to another Person.

“Co-Issuer” means Nationstar Capital Corporation, a Delaware corporation.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)	Consolidated Net Income; and

(2)	to the extent Consolidated Net Income has been reduced thereby:

(a)	Consolidated Taxes;

(b)	Consolidated Interest Expense (excluding Consolidated Interest Expense on Indebtedness incurred under clauses (2), (5), (6), (10), (11), (12), (15) and (27) of the definition of Permitted Indebtedness);

(c)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including charges related to the writeoff of goodwill or intangibles as a result of impairment, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

(d)	(i) customary fees, expenses or charges of the Company and its Restricted Subsidiaries payable in connection with (A) the issuance of the notes, (B) the initial public offering of the Company’s

Common Stock or the Common Stock of any of its direct or indirect parent companies after the Issue Date and issuance of Equity Interests and (C) any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness and including, in each case, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, in each case whether or not successful, (ii) restructuring charges and (iii) any amortization or write-off of debt issuance costs for Indebtedness incurred prior to the Issue Date;

(e)	any amortization or write-off of debt issuance costs payable in connection with Corporate Indebtedness incurred concurrent with and after the Issue Date;

(f)	recovery of other-than-temporary loss on available-for-sale securities recognized through members’ (or shareholders’) equity;

(g)	all other unusual or non-recurring items of loss or expense; and

(h)	the amount of any expense related to minority interests; and,

(3)	decreased by (without duplication):

(a)	non-cash gains pursuant to clause (2) above increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition);

(b)	all other unusual or non-recurring gains or revenue;

(c)	all interest income to the extent a matching interest expense has been added back to clause (2) above; and

(d)	fair market value of MSRs capitalized by the Company and its Restricted Subsidiaries;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP. For the avoidance of doubt, Consolidated EBITDA shall exclude the effect of any income or loss related to a Legacy Loan Portfolio, except to the extent such income or loss is accounted for in the calculation of Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)	the aggregate of the interest expense on Indebtedness of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount; (b) the net costs under Permitted Hedging Transactions; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

(2)	to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

(3)	the imputed interest with respect to Attributable Debt created after the Issue Date; and

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Capital of such Person or preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Capital Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries before the payment of dividends on Preferred Stock for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)	after-tax gains and losses from asset sales or abandonments or reserves relating thereto;

(2)	after-tax items classified as extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Person’s assets;

(3)	the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, except for such restrictions permitted by clauses (g) and (h) of the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant, whether such permitted restrictions exist on the Issue Date or are created thereafter, except to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person (other than a Restricted Subsidiary also subject to such restrictions), by such other Person;

(4)	the net income or loss of any other Person, other than a Restricted Subsidiary of the referent Person, except:

(a)	to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person (other than a Restricted Subsidiary described in clause (3) above), by such other Person; or

(b)	that the referent Person’s share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded;

(5)	any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)	income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7)	in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8)	any valuation allowance for mortgage loans held-for-investment and/or any change in fair value of mortgage loans held for sale and corresponding debt in relation to securitized loans in accordance with GAAP that require no additional capital or equity contributions to the Company;

(9)	change in fair value of MSRs or the amortization of MSRs pursuant to such Person’s accounting policy;

(10)	Consolidated Taxes of such Person recognized in accordance with GAAP, to the extent they exceed the taxes in respect of the same income, capital or commercial activity that are recognized in accordance with GAAP for the applicable period by a parent entity of such Person that is liable for such taxes;

(11)	any income or loss related to the fair market value of economic hedges related to MSRs or other mortgage related assets or securities, to the extent that such other mortgage related assets or securities are valued at fair market value and gains and losses with respect to such related assets or securities have been excluded pursuant to another clause of this provision;

(12)	any income or loss related to a Legacy Loan Portfolio;

(13)	the cumulative effect of a change in accounting principles during such period; and

(14)	the effect of any gain or loss associated with liabilities created in respect of a Co-Investment Transaction as a result of the accounting treatment thereof under GAAP.

“Consolidated Taxes” means, with respect to any Person for any period, all income taxes and foreign withholding taxes and taxes based on capital and commercial activity (or similar taxes) of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period.

“Corporate Indebtedness” means, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under clauses (2), (5), (6), (10), (11), (12), (15) and (27) of the definition of Permitted Indebtedness).

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries, or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by Company senior management) with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any its Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate executed by the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

“Dollar” or “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Contributions” means net cash proceeds or marketable securities received by the Company from contributions to its common equity capital designated as Excluded Contributions pursuant to an officers’ certificate on the date such capital contributions are made.

“Excluded Restricted Subsidiary” means any newly acquired or created Subsidiary of the Company that is designated as a Restricted Subsidiary but prohibited, in the reasonable judgment of the Company, from guaranteeing the notes by any applicable law, regulation or contractual restriction existing at the time such Subsidiary becomes a Restricted Subsidiary and which, in the case of any such contractual restriction, in the good faith opinion of the management of the Company, cannot be removed through commercially reasonable efforts. As of the Issue Date, there are no Excluded Restricted Subsidiaries.

“Existing Facilities” means, collectively, the Existing Servicing Advance Facilities, the Existing Warehouse Facilities and the Existing MSR Facilities.

“Existing MSR Facilities” means the MSR Notes together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Servicing Advance Facilities” means: (1) the $275.0 million Agreement with respect to MBS Loan Buyout Financing Option and the Further Amended and Restated Servicer Advance Early Reimbursement Mechanics Addendum, dated as of January 13, 2010, by and among the Company and the lender identified therein, (2) the $300.0 million 2010—ABS Advance Financing Facility maintained with an affiliate of Wells Fargo Securities, LLC, (3) the $75.0 million 2011 Agency Advance Financing Facility maintained with an affiliate of Barclays Capital Inc. and (4) the MSR Notes, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Warehouse Facilities” mean: (1) the $300.0 million Master Repurchase Agreement, dated as of January 27, 2010, by and among the Company and the lender identified therein, (2) the $100.0 million Master Repurchase Agreement, dated as of October 7, 2009, by and among the Company and the lender identified therein, (3) the $175.0 million Master Repurchase Agreement, dated as of October 21, 2010, by and among the Company and the lender identified therein (4) the $50.0 million Master Repurchase Agreement, dated as of March 25, 2011, by and among the Company and the lender identified therein, (5) the Master Repurchase Agreement, entered into December 2011, between the Company and the lender identified therein to finance certain eligible securities and (6) the $50.0 million As Soon As Pooled Plus Agreements, by and among the Company and the lender identified therein; in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the senior management of the Company or any Restricted Subsidiary of the Company, as applicable, when the fair market value of any asset other than cash is estimated in good faith to be below $5.0 million, and by the

Board of Directors of the Company acting reasonably and in good faith and, if the fair market value exceeds $10.0 million, shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“Fixed Charge Coverage Ratio” means, with respect to any Person, as of any date, the ratio of (i) Consolidated EBITDA of such Person for the most recently ended four full fiscal quarters (the “Four Quarter Period”) for which internal financial statements are available ending prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to (ii) the Fixed Charges of such Person for the Four Quarter Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, “Consolidated EBITDA” and “Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)	any asset sales or other dispositions or any asset originations, asset purchases, Investments and Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness that is Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions) attributable to the assets which are originated or purchased, the Investments that are made and the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or asset origination, asset purchase, Investment or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

The Company shall be entitled in calculating the Fixed Charge Coverage Ratio: (i) to treat the entry into a bona fide subservicing agreement in respect of MSRs as an Asset Acquisition and (ii) to give effect in such pro forma calculation to any bona fide binding definitive agreement, subject to customary closing conditions, for any transaction that upon the consummation thereof would be subject to the foregoing paragraph (including any related incurrence or repayment of Indebtedness). The pro forma calculations shall be made by a responsible accounting officer of the Company in good faith based on the information reasonably available to it at the time of such calculation. The foregoing calculations shall not be required to comply with the requirements for pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense on Corporate Indebtedness,

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person, and

(3)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Capital Stock.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries of the Company, as determined in accordance with GAAP in good faith by the Company without intercompany eliminations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of December 31, 2011.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each of:

(1)	Centex Land Vista Ridge Lewisville III General Partner, LLC, Centex Land Vista Ridge Lewisville III, L.P., Champion Mortgage LLC, Harwood Insurance Services, LLC, Harwood Service Company LLC, Harwood Service Company of Georgia, LLC, Harwood Service Company of New Jersey, LLC, HomeSelect Settlement Solutions, LLC, Nationstar 2009 Equity Corporation, Nationstar Equity Corporation, Nationstar Industrial Loan Company, Nationstar Industrial Loan Corporation, Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC, Nationstar Sub2 LLC, NSM Foreclosure Services Inc., NSM Recovery Services Inc.; and

(2)	any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the 2019 Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the 2019 Indenture; provided that any Excluded Restricted Subsidiary, any Securitization Entities, any Warehouse Facility Trusts and any MSR Facility Trusts shall not be deemed to be Guarantors.

“Holder” means the Person in whose name the note is registered on the registrar’s book. “Indebtedness” means with respect to any Person, without duplication:

(1)	all Obligations of such Person for borrowed money;

(2)	all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations of such Person;

(4)	all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)	all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)	guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) or (9) below;

(7)	Obligations of any other Person of the type referred to in clauses (1) through (6) above and clause (9) below which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Obligation so secured;

(8)	all Obligations under currency agreements and interest swap agreements of such Person;

(9)	all Attributable Debt of such Person; and

(10)	all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 2019 Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued at a discount to par;

(2)	with respect to any Obligations under currency agreements and interest swap agreements, the net amount payable if such agreements terminated at that time due to default by such Person;

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person; or

(4)	except as provided above, the principal amount or liquidation preference thereof, in the case of any other Indebtedness.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), advance or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences or Indebtedness issued by, any Person that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. “Investment” shall exclude (x) accounts receivable, extensions of trade credit or advances by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Company’s or its Restricted Subsidiaries’ normal trade practices, as the case may be, (y) deposits made in the ordinary course of business and customary deposits into reserve accounts related to Securitizations and (z) commission, travel and similar advances to officers, directors, managers and employees, in each case, made in the ordinary course of business.

“Investment Grade” means a rating of the notes by both S&P and Moody’s, each such rating being one of such agency’s four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided that, in each case, such ratings are publicly available; provided, further, that in the event Moody’s or S&P is no longer in existence for purposes of determining whether the notes are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

“Investment Grade Securities” means marketable securities of a Person (other than the Company or its Restricted Subsidiaries, an Affiliate of joint venture of the Company or any Restricted Subsidiary), acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of business that are rated, at the time of acquisition, BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s.

“Issue Date” means April 25, 2012, the date on which the Old 2019 Notes were originally issued.

“July Registration Rights Agreement” means the Registration Rights Agreement, dated July 24, 2012, among the Issuers, the guarantors party thereto and the initial purchasers party thereto.

“Issuers” means the Company and the Co-Issuer.

“Legacy Loan Portfolio” means the residential mortgage loans subject to the Note Purchase Agreement, dated as of October 30, 2009 by and among the Company and the representatives of the initial purchasers party thereto.

“Legacy Loan Portfolio Sale” means the sale, lease, conveyance or other disposition, in one or more transactions of all or a portion of the Legacy Loan Portfolio.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“MSR” means mortgage servicing rights (including master servicing rights) entitling the holder to service mortgage loans.

“MSR Assets” means MSRs other than (i) MSRs on loans originated by the Company or its Restricted Subsidiaries for so long as such MSRs are financed in the normal course of the origination of such loans and (ii) MSRs subject to existing Liens on the Issue Date securing Existing MSR Facilities.

“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to finance or refinance the purchase, origination, pooling or funding by the Company or a Restricted Subsidiary of the Company of MSRs originated, purchased, or owned by the Company or any Restricted Subsidiary of the Company in the ordinary course of business.

“MSR Facility Trust” means any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (i) notes and securities are backed by specified MSRs purchased by such Person from the Company or any other Restricted Subsidiary, or (ii) notes and securities are backed by specified mortgage loans purchased by such Person from the Company or any other Restricted Subsidiary.

“MSR Indebtedness” means Indebtedness in connection with a MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“MSR Loans” means loans outstanding under the MSR Notes that are, in accordance with the terms thereof, secured by the pledge of an MSR.

“MSR Notes” means the $22.2 million Senior Secured Credit Agreement, dated as of October 1, 2009, by and among the Company and the lender identified therein.

“MSR Subsidiary” means any Restricted Subsidiary of the Company that owns MSR Assets that have a Fair Market Value in excess of $5.0 million.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, distributions to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Indebtedness” means, with respect to any specified Person, Indebtedness that is:

(1)	specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes);

(2)	advanced to (i) such Person or its Restricted Subsidiaries that holds investment assets or (ii) any of such Person’s Subsidiaries or group of such Person’s Subsidiaries formed for the sole purpose of acquiring or holding investment assets, in each case, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, such Person’s or any of such Person’s Restricted Subsidiaries’ other assets (other than: (A) cross-collateralization against assets which serve as collateral for other Non-Recourse Indebtedness; and (B) subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(3)	specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or any of its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes)

provided that, notwithstanding the foregoing, to the extent that any Non-Recourse Indebtedness is made with recourse to other assets of a Person or its Restricted Subsidiaries, only that portion of such Non-Recourse Indebtedness that is recourse to such other assets or Restricted Subsidiaries shall be deemed not to be Non-Recourse Indebtedness.

“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the 2019 Indenture and any notes issued thereunder, executed pursuant to the provisions of the 2019 Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Parent Entities” means, collectively, Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC and Nationstar Sub2 LLC.

“Pari Passu Debt” means Indebtedness of the Company or a Restricted Subsidiary that is senior or pari passu in right of payment with the notes. For the purposes of this definition, no Indebtedness will be considered to be senior or junior by virtue of being secured on a first or junior priority basis.

“Permitted Business” means the businesses of the Company and its Subsidiaries as described in this prospectus and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof.

“Permitted Funding Indebtedness” means (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehouse Indebtedness, (iii) any Permitted Residual Indebtedness, (iv) any Permitted MSR Indebtedness, (v) any facility that combines any Indebtedness under clauses (i), (ii), (iii) or (iv) and (vi) any Refinancing of the Indebtedness under clauses (i), (ii), (iii), (iv) or (v) and advanced to the Company or any of its Restricted Subsidiaries based upon, and secured by, Servicing Advances, mortgage related securities, loans, MSRs, consumer receivables, REO Assets or Residual Interests existing on the Issue Date or created or acquired thereafter, provided, however that solely as of the date of the incurrence of such Permitted Funding Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any Indebtedness incurred in accordance with this clause (vi) for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect thereto over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (vi) which excess shall be entitled to be incurred pursuant to any other provision under the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Permitted Hedging Transactions” means entering into instruments and contracts and making margin calls thereon by the Company or any of its Restricted Subsidiaries in reasonable relation to a Permitted Business that are entered into for bona fide hedging purposes and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary) and shall include, without limitation, interest rate swaps, caps, floors, collars, forward hedge and TBA contracts or mortgage sale contracts and similar instruments, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments.

“Permitted Holders” means Sponsor and its Affiliates and members of management of the Company and its Subsidiaries.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)	Indebtedness under the notes, exchange notes issued in exchange for any additional notes issued under the 2019 Indenture and the Note Guarantees;

(2)	Indebtedness incurred pursuant to the Existing Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each Existing Facility as in effect on the Issue Date reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

(3)	Indebtedness of the Company or any Guarantor under the Working Capital Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an amount not to exceed the greater of (x) $50.0 million and (y) 1.25% of Total Assets;

(4)	other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clauses (1) and (2) above);

(5)	Permitted Hedging Transactions;

(6)	Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)	Indebtedness owed to and held by the Company or a Restricted Subsidiary, provided, however, that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon and (b) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

(8)	Indebtedness of the Company or any Guarantor to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that: (a) any Indebtedness of the Company or any Guarantor to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated in right of payment, pursuant to a written agreement, to the Company’s obligations under the 2019 Indenture and the notes; and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds, directly or indirectly, any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(9)	[reserved];

(10)	Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(11)	Permitted Funding Indebtedness;

(12)	Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;

(13)	Refinancing Indebtedness;

(14)	(A) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary of the Company (other than Non-Recourse Indebtedness) so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary of the Company is permitted under the terms of the 2019 Indenture, or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company (other than Non-Recourse Indebtedness); provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees by Restricted Subsidiaries”;

(15)	Non-Recourse Indebtedness;

(16)	Indebtedness incurred by the Company or any of the Guarantors in connection with the acquisition of a Permitted Business; provided that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, either

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(b)	the Fixed Charge Coverage Ratio of the Company would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to the incurrence of such Indebtedness;

(17)	Indebtedness (including Capitalized Lease Obligations) incurred to finance the development, construction, purchase, lease, repairs, maintenance or improvement of assets (including MSRs and related Servicing Advances) by the Company or any Restricted Subsidiary, provided that the Liens securing such Indebtedness may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of the construction of the property subject to the Lien, provided, further that the amount of such Indebtedness does not exceed the Fair Market Value of the assets purchased or constructed with the proceeds of such Indebtedness;

(18)	Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (18));

(19)	Indebtedness consisting of Indebtedness from the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company (or payments to any direct or indirect parent company of the Company to permit distributions to repurchase common equity (or options, warrants or other rights to acquire common equity) thereof) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company, any direct or indirect parent company of the Company, or any of its Subsidiaries or their authorized representatives to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments;”

(20)	Indebtedness in respect of overdraft protections and otherwise in connection with customary deposit accounts maintained by the Company or any Restricted Subsidiary with banks and other financial institutions as part of its ordinary cash management program;

(21)	the incurrence of Indebtedness by a Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (21), 5.0% of Foreign Subsidiary Total Assets;

(22)	shares of Preferred Stock of a Restricted Subsidiary of the Company issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such share of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares or Preferred Stock not permitted by this clause (22);

(23)	Indebtedness of the Company and its Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

(24)	Obligations in respect of performance, bid, surety bonds and completion guarantees provided by the Company and its Restricted Subsidiaries in the ordinary course of business;

(25)	[reserved];

(26)	to the extent otherwise constituting Indebtedness, obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of Residual Interests or other loans and other mortgage-related receivables purchased or originated by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business;

(27)	Guarantees by the Company and its Restricted Subsidiaries of Indebtedness that is otherwise Permitted Indebtedness;

(28)	Indebtedness or Disqualified Capital Stock of the Company and Indebtedness, Disqualified Capital Stock or Preferred Stock of any of the Company’s Restricted Subsidiaries in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Capital Stock or sales of Equity Interests to the Company or any of its Subsidiaries) to the extent that such net cash proceeds or cash have not been applied to the covenant “—Limitation on Restricted Payments”; provided, however, that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (28) may not exceed $30.0 million in the aggregate at any one time outstanding;

(29)	Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;

(30)	Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed the greater of (x) $40.0 million and (y) 1.0% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (30);

(31)	Guarantees by the Company and the Restricted Subsidiaries of the Company to owners of servicing rights in the ordinary course of business; and

(32)	additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed the greater of (x) $40.0 million and (y) 1.0% of Total Assets at any one time outstanding.

For purposes of determining compliance with the “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (32) above or is entitled to be incurred pursuant to the second paragraph of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	Investments by the Company or any Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage related securities or charge-off receivables in the ordinary course of business;

(5)	Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;

(6)	Investments in MSRs;

(7)	Investments in Residual Interests in connection with any Securitization, Warehouse Facility or MSR Facility;

(8)	Investments by the Company or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Company or such Restricted Subsidiary in the ordinary course of business;

(9)	any Restricted Investment made as a result of the receipt of securities or other assets of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” or any other disposition of assets not constituting an Asset Sale;

(10)	Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of the Company, or any of its direct or indirect parent entities, or any Unrestricted Subsidiary;

(11)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(12)	Investments in connection with Permitted Hedging Transactions;

(13)	repurchases of the notes;

(14)	Investments in and making of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs);

(15)	guarantees of Indebtedness permitted under the covenant described in “—Certain covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”;

(16)	any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the third paragraph of the covenant described under “—Limitation on Transactions with Affiliates” (except transactions described in clauses (6) and (9) of such paragraph);

(17)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(18)	endorsements for collection or deposit in the ordinary course of business;

(19)	any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (19) to the extent required by the terms of such Investment as in existence on the Issue Date;

(20)	any Investment by the Company or any Restricted Subsidiary of the Company in any Person where such Investment was acquired by the Company or any Restricted Subsidiary of the Company (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary of the Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(21)	any Investment by the Company or any Restricted Subsidiary of the Company in a joint venture not to exceed the greater of (x) $40.0 million and (y) 1.0% of Total Assets;

(22)	other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $60.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(23)	purchases of mortgage backed securities or similar debt instruments related to a Permitted Business.

“Permitted Liens” means the following types of Liens:

(1)	Liens for taxes, assessments or governmental charges or claims either: (a) not delinquent for a period of more than 30 days; or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation laws, unemployment insurance laws or similar legislation and other types of social security or obtaining of insurance, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)	Liens existing on the Issue Date;

(5)	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(6)	Liens on assets or property at the time the Company or a Restricted Subsidiary acquired the assets or property or within 360 days of such acquisition, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto); provided, further that the aggregate amount of obligations secured thereby does not exceed the greater of (x) $50.0 million and (y) 1.25% of Total Assets at any time outstanding and no such Lien may secure obligations in an amount that exceeds the Fair Market Value of the assets or property acquired as of the date of acquisition;

(7)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary of the Company;

(8)	leases, subleases, licenses or sublicenses granted to others which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(10)	Liens securing Indebtedness permitted to be incurred under the Working Capital Facility, including any letter of credit facility relating thereto, that was permitted to be Incurred pursuant to clause (3) of the definition of Permitted Indebtedness;

(11)	Liens in favor of the Issuers or any Guarantor;

(12)	Liens on the Equity Interests of any Unrestricted Subsidiary securing Non-Recourse Indebtedness of such Unrestricted Subsidiary;

(13)	grants of software and other technology licenses in the ordinary course of business;

(14)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (4), (5), (6), (28) and (34) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (4), (5), (6), (28) and (34) of this definition at the time the original Lien became a Permitted Lien under the 2019 Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(15)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(16)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business and Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(17)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(18)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(19)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(20)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of other for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the Permitted Business of the Company and its Subsidiaries and other similar charges or encumbrances in respect of real property not interfering, in the aggregate, in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(21)	any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(22)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(23)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(24)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(25)	Liens securing Permitted Hedging Transactions and the costs thereof;

(26)	Liens securing Indebtedness under Currency Agreements;

(27)	Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $50.0 million and (y) 1.25% of Total Assets;

(28)	Liens securing Indebtedness incurred to finance the construction or purchase of assets (excluding MSR Assets) by the Company or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary), provided that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition or completion of the construction of the property subject to the Lien, provided further that the amount of Indebtedness secured by such Liens does not exceed the purchase price of the assets purchased or constructed with the proceeds of such Indebtedness;

(29)	Liens on Securitization Assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;

(30)	Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Company substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;

(31)	Liens to secure Indebtedness of any Foreign Subsidiary of the Company or Excluded Restricted Subsidiary securing Indebtedness of such Foreign Subsidiary of the Company or any Excluded Restricted Subsidiary that is permitted by the terms of the 2019 Indenture to be incurred;

(32)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(33)	Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement; and

(34)	Liens securing Indebtedness incurred to finance the purchase of MSR Assets (“Acquired MSR Assets”) by the Company or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary), provided that (x) any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition of the property subject to the Lien and (y) the aggregate amount of Indebtedness secured by the Acquired MSR Assets in such purchase does not exceed the greater of $50.0 million and 65.0% of the purchase price of such Acquired MSR Assets less the amount necessary to pay any fees and expenses related to such acquisition (the purchase price of the Acquired MSR Assets shall be determined by the terms of the contract governing such purchase or, if not specified in such contract, management in good faith).

“Permitted MSR Indebtedness” means MSR Indebtedness; provided that solely as of the date of the incurrence of such MSR Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such MSR Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall not be Permitted MSR Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Permitted Residual Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries under a Residual Funding Facility; provided that solely as of the date of the incurrence of such Permitted Residual Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (not including customary contractual recourse for breaches of representations and warranties) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Company or such Restricted Subsidiary, as the case may be, at such time.

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (i) in connection with any Securitization, any Warehouse Indebtedness or MSR Indebtedness used to finance the purchase, origination or pooling of any Receivables subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Company and its Restricted Subsidiaries from the applicable Securitization Entity, and (ii) solely as of the date of the incurrence of such Permitted Securitization Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.”).

“Permitted Servicing Advance Facility Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred under a Servicing Advance Facility; provided, however that solely as of the date of the incurrence of such Permitted Servicing Advance Facility Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breaches of representations or warranties and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness under a Servicing Advance Facility which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Company or such Restricted Subsidiary, as the case may be, at such time.

“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided that solely as of the date of the incurrence of such Warehouse Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agencies” means Moody’s and S&P.

“Realizable Value “ of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Company in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Company in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness or Permitted Residual Indebtedness, as the case may be, (or, if such agreement does not contain any related provision, as determined by senior management of the Company in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Company or any of its Restricted Subsidiaries shall be the minimum price payable to the Company or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means loans and other mortgage-related receivables (including Servicing Receivables and MSRs but excluding Residual Interests and net interest margin securities) purchased or originated by the Company or any Restricted Subsidiary of the Company or, with respect to Servicing Receivables and MSRs, otherwise arising in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Refinance “ means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with clauses (1), (4), (13), (16), (17), (28) or (29) of the definition of Permitted Indebtedness, and in each case that does not:

(1)	result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing and amounts of Indebtedness otherwise permitted to be incurred under the 2019 Indenture); or

(2)	create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (i) such Indebtedness is incurred either (a) by the Company or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being Refinanced and (ii) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Company or any Restricted Subsidiary secured by Residual Interests.

“Residual Interests” means any residual, subordinated, reserve accounts and retained ownership interest held by the Company or a Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (i) MSRs, (ii) pools or portfolios of MSRs, or (iii) the Capital Stock of any Person that holds MSRs or pools or portfolios of MSRs, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a government-sponsored enterprise.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means any Indebtedness secured by a Lien upon the property of the Company or any of its Restricted Subsidiaries (regardless of the Realizable Value of such property).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securitization” means a public or private transfer, sale or financing of Servicing Advances and/or mortgage loans, installment contracts, other loans and any other asset capable of being securitized (collectively, the “Securitization Assets”) by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Servicing Advances or mortgage loans to a Securitization Entity.

“Securitization Assets” has the meaning set forth in the definition of “Securitization.”

“Securitization Entity” means (i) any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor and (iii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements. As of March 15, 2013, Nationstar Home Equity Loan Trust 2009-A, Nationstar Home Equity Loan 2009-A REO LLC, Nationstar Mortgage Advance Receivables Trust 2010 ADVI, Nationstar Funding LLC, Nationstar Residual, LLC, Nationstar Advance Funding LLC, Nationstar Advance Funding II, LLC, Nationstar Agency Advance Funding, LLC, Nationstar Agency Advance Funding Trust, Nationstar Advance Funding 2012-W, LLC, Nationstar Advance Funding Trust 2012-W, Nationstar Advance Funding 2012-R, LLC, Nationstar Advance Funding Trust 2012-R, Nationstar Advance Funding 2012-C, LLC, Nationstar Advance Funding Trust 2012-C, Nationstar Advance Funding 2012-AW, LLC, Nationstar Advance Funding Trust 2012-AW, Nationstar Advance Funding III LLC, Nationstar Mortgage Advance Receivables Trust, Nationstar Reverse Mortgage Advance Funding LLC and Nationstar Reverse Mortgage Advance Receivables Trust 2012-ADV1 shall be deemed to satisfy the requirements of the foregoing definition.

“Securitization Indebtedness” means (i) Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to the Company or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Company or any of its Restricted Subsidiaries.

“Servicing Advances” means advances made by the Company or any of its Restricted Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Company or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer.

“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to the Company or any of its Restricted Subsidiaries based on such collateral.

“Servicing Receivables” means rights to collections under mortgage-related receivables, or other rights to reimbursement of Servicing Advances that the Company or a Restricted Subsidiary of the Company has made in the ordinary course of business and on customary industry terms.

“Significant Subsidiary,” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“Sponsor “ means Fortress Investment Group LLC.

“Subsidiary,” with respect to any Person, means:

(1)	any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Taxable Income” means, for any period, the taxable income or loss of the Company for such period for federal income tax purposes.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Indebtedness and other Indebtedness that is not recourse to the Company or any Restricted Subsidiary or any of their assets;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (i) finance or refinance the purchase, origination or funding by the Company or a Restricted Subsidiary of the Company of, provide funding to the Company or a Restricted Subsidiary of the Company through the transfer of, loans, mortgage related securities and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (ii) finance the funding of or refinance Servicing Advances; or (iii) finance or refinance the carrying of REO Assets related to loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company; provided that such purchase, origination, pooling, funding, refinancing and carrying is in the ordinary course of business.

“Warehouse Facility Trust” means any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which (i) notes and securities are backed by specified Servicing Advances purchased by such Person from the Company or any other Restricted Subsidiary, or (ii) notes and securities are backed by specified mortgage loans purchased by such Person from the Company or any other Restricted Subsidiary.

“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or Preferred Stock into; (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

“Working Capital Facility” means (i) any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that provide loans, notes, other credit facilities or commitments permitted under clause (3) of the definition of Permitted Indebtedness and (ii) any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that alters the maturity thereof, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

DESCRIPTION OF THE NEW 2020 NOTES

On September 24, 2012, we issued $300,000,000 aggregate principal amount of unregistered 7.875% Senior Notes due 2020 (the “Old 2020 Notes”) under an indenture (as supplemented from time to time, the “2020 Indenture”) dated as of September 24, 2012, among the Company, the Co-Issuer, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, or the “Trustee.” In connection with that issuance, we entered into a Registration Rights Agreement on September 24, 2012 (the “First September Registration Rights Agreement”). On September 28, 2012, we issued a further $100,000,000 aggregate principal amount of Old 2020 Notes under the 2020 Indenture. In connection with that issuance, we entered into a Registration Rights Agreement on September 28, 2012 (the “Second September Registration Rights Agreement” and, together with the First September Registration Rights Agreement, the “2020 Registration Rights Agreements”). We will issue up to $400,000,000 aggregate principal amount of 7.875% Senior Notes due 2020 in fully registered form (the “New 2020 Notes”) under the 2020 Indenture and pursuant to our obligations under the 2020 Registration Rights Agreements. The term “Issue Date” as used herein refers to September 24, 2012, the date of original issuance of the Old 2020 Notes. As used in this “Description of the New 2020 Notes,” except as otherwise specified, the term “notes” means the Old 2020 Notes together with the New 2020 Notes. The notes will be treated as a single class for all purposes under the 2020 Indenture.

The following is a summary of the material provisions of the 2020 Indenture and the 2020 Registration Rights Agreements. We urge you to read the 2020 Indenture, including the form and terms of the notes, and the 2020 Registration Rights Agreements, because they define your rights as a holder of New 2020 Notes. The terms of the notes include those stated in the 2020 Indenture and those made part of the 2020 Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). You may request a copy of the 2020 Indenture at our address as shown under “—Additional Information” below. You can find definitions of certain capitalized terms used in this section under “—Certain Definitions.” For purposes of this section, references to the “Company” or “our” include only Nationstar Mortgage LLC and not its Subsidiaries. The term “Issuers” refers collectively to Nationstar Mortgage LLC and Nationstar Capital Corporation.

The Issuers will issue the New 2020 Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Trustee will initially act as the paying agent (the “Paying Agent”) and the registrar (the “Registrar”) for the notes. The Company may change any Paying Agent and Registrar without notice to holders of the notes (the “Holders”). The Company will pay principal (and premium, if any) on the notes at the Trustee’s corporate trust office in New York, New York. At the Company’s option, interest and Additional Interest, if any, may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders.

Brief Description of the Notes and the Note Guarantees

The notes are:

•	general unsecured obligations of the Issuers;

•	pari passu in right of payment with all existing and any future senior Indebtedness of the Issuers;

•	effectively junior in right of payment to all existing and future senior secured Indebtedness of the Issuers to the extent of the assets securing such Indebtedness;

•	senior in right of payment to all existing and future subordinated Indebtedness of the Issuers;

•	subject to registration with the SEC pursuant to the 2020 Registration Rights Agreements;

•	fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors; and

•	effectively junior to any existing and future liabilities of our non-Guarantor subsidiaries.

Without limitation on the generality of the foregoing, the notes are effectively subordinated to secured Indebtedness of the Company—including, without limitation, all Indebtedness under the Existing Facilities,

Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Residual Indebtedness and Securitization Indebtedness. In the event of the Company’s bankruptcy, liquidation, reorganization or other winding up, the Company’s assets that secure such secured Indebtedness will be available to pay obligations on the notes only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets.

The notes are fully and unconditionally guaranteed by all of the Company’s existing and future Domestic Subsidiaries other than our future Excluded Restricted Subsidiaries, our existing and future Securitization Entities, our future Warehouse Facility Trusts, our future MSR Facility Trusts, certain other existing and future Restricted Subsidiaries and other than any Domestic Subsidiaries designated as Unrestricted Subsidiaries in the future, and by the Parent Entities. As of March 31, 2013, Home Community Mortgage, LLC; HomeSearch.com Realty Inc.; Nationstar Advance Funding 2012-AW, LLC; Nationstar Advance Funding 2012-C, LLC; Nationstar Advance Funding 2012-R, LLC; Nationstar Advance Funding 2012-W, LLC; Nationstar Advance Funding II LLC; Nationstar Advance Funding Trust 2012- AW; Nationstar Advance Funding Trust 2012-C; Nationstar Advance Funding Trust 2012-R; Nationstar Advance Funding Trust 2012-W; Nationstar Advance Funding, LLC; Nationstar Agency Advance Funding LLC; Nationstar Agency Advance Funding Trust; Nationstar Funding LLC; Nationstar Home Equity Loan 2009-A REO LLC; Nationstar Home Equity Loan Trust 2009-A; Nationstar Mortgage Advance Receivables Trust 2010-ADV1; Nationstar Mortgage JV LLC; Nationstar Mortgage JV Manager LLC; Nationstar Residual LLC; Nationstar Reverse Mortgage Advance Funding LLC; Nationstar Reverse Mortgage Advance Receivables Trust 2012-ADV1, Nationstar Advance Funding III LLC, Nationstar Mortgage Advance Receivables Trust, Solutionstar Realty Services LLC, Solutionstar Settlement Services Holding LLC, Solutionstar Settlement Services LLC and Solutionstar Settlement Services of Alabama LLC are our Securitization Entities and other Restricted Subsidiaries which do not guarantee the notes. Our non- Guarantor subsidiaries held approximately 25.3% of our total assets as of March 31, 2013.

Each Note Guarantee is:

•	a general unsecured obligation of the Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	effectively junior in right of payment to all existing and future senior secured Indebtedness of that Guarantor to the extent of the assets securing such Indebtedness; and

•	senior in right of payment to all existing and future subordinated Indebtedness of that Guarantor.

Without limitation on the generality of the foregoing, the Note Guarantees are effectively subordinated to secured Indebtedness of the Guarantor—including, without limitation, all Indebtedness under the Existing Facilities, Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Residual Indebtedness, Securitization Indebtedness and any secured guarantee of the Indebtedness of the Company. In the event of a Guarantor’s bankruptcy, liquidation, reorganization or other winding up or similar proceeding, the Guarantor’s assets that secure such secured Indebtedness of the Guarantor will be available to pay obligations on its Note Guarantee only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets.

As of the date of this prospectus, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the 2020 Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the 2020 Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed. The registered Holder of a note will be treated as the owner of the note for all purposes.

Principal, Maturity and Interest

The New 2020 Notes are being offered up to the principal amount of $400,000,000. The Issuers may, without the consent of the Holders, increase the principal amount of notes issued under the 2020 Indenture in the future on the same terms and conditions and with the same CUSIP number as the New 2020 Notes, if registered, or with one or more of the same CUSIP numbers as the Old 2020 Notes, if unregistered. Any offering of additional notes is subject to the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the 2020 Indenture will be treated as a single class for all purposes under the 2020 Indenture.

The notes will mature on October 1, 2020. Interest on the New 2020 Notes will accrue at the rate of 7.875% per annum and will be payable semiannually in cash on each April 1 and October 1, commencing on April 1, 2013, to the persons who are registered Holders at the close of business on the March 15 and September 15 immediately preceding the applicable interest payment date. Interest on the New 2020 Notes will accrue from and including April 1, 2013.

The notes are not entitled to the benefit of any mandatory sinking fund.

Additional Interest may accrue on the notes in certain circumstances pursuant to the 2020 Registration Rights Agreements. See “Description of the Exchange Offers.”

Note Guarantees

The notes are fully and unconditionally guaranteed by each of the Company’s current and future Domestic Subsidiaries, other than our future Excluded Restricted Subsidiaries, Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, certain other Restricted Subsidiaries and future Unrestricted Subsidiaries, and by the Parent Entities. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Note Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Note Guarantee worthless. If a Note Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Your right to be repaid would be adversely affected if a court determined that any of our guarantors made any guarantee for inadequate consideration or with the intent to defraud creditors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

(1)	except in the case of a merger entered into solely for the purpose of reincorporating a Guarantor in another jurisdiction, immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not the Guarantor) assumes all the obligations of that Guarantor under the 2020 Indenture, its Note Guarantee and the 2020 Registration Rights Agreements pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)	the Net Proceeds of such sale or other disposition are either (i) applied in accordance with the applicable provisions of the 2020 Indenture or (ii) not required to be applied in accordance with any provision of the 2020 Indenture.

The Note Guarantee of a Guarantor will be automatically and unconditionally released:

(1)	in connection with any sale, transfer or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the 2020 Indenture;

(2)	in connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the 2020 Indenture;

(3)	if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the 2020 Indenture; or

(4)	upon legal defeasance or satisfaction and discharge of the 2020 Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Redemption

Optional Redemption. At any time prior to October 1, 2016, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of the notes redeemed plus the Applicable Premium, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

On or after October 1, 2016, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve month period beginning on October 1 of the years indicated below, subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption:

Year	Percentage
2016	103.938%
2017	101.969%
2018 and thereafter	100.000%

“Applicable Premium” means, with respect to any note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such note and (ii) the excess of:

(1)

the present value at such redemption date of the sum of (A) the redemption price of such note at October 1, 2016 (such redemption price being set forth in the table appearing above under “—Optional Redemption”) plus (B) all required interest payments due on such note through October 1, 2016

(excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2)	the then outstanding principal amount of such note.

“Treasury Rate” means, as determined by the Issuers, as of the applicable redemption date, the yield to maturity as of such redemption date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2016; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to October 1, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to October 1, 2015, the Issuers may, at their option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35.0% of the principal amount of all notes issued under the 2020 Indenture at a redemption price equal to 107.875% of the principal amount of the notes so redeemed plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of Holders of such notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption); provided that:

(1)	at least 65.0% of the principal amount of all notes issued under the 2020 Indenture remains outstanding immediately after any such redemption; and

(2)	the Issuers makes such redemption not more than 120 days after the consummation of any such Equity Offering.

“Equity Offering” means a sale either (1) of Equity Interests of the Company (other than Disqualified Capital Stock and other than to a Subsidiary of the Company) by the Company or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent.

In addition to the Issuers’ rights to redeem notes as set forth above, the Issuers may at any time and from time to time purchase notes in open-market transactions, tender offers or otherwise.

Selection and Notice of Redemption

In the event that the Issuers choose to redeem less than all of the notes issued under the 2020 Indenture, selection of the notes for redemption will be made by the Trustee either:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

(2)	on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuers purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101.0% of the principal amount of the notes redeemed plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

Within 30 days following the date upon which a Change of Control occurs, the Issuers must send, by first class mail, a notice to each Holder, with a copy to the Trustee or otherwise in accordance with the procedures of DTC, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. Holders will be entitled to withdraw their tendered notes and their election to require the Issuers to purchase such notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of the notes tendered for purchase, and a statement that such Holder is withdrawing his tendered notes and his election to have such notes purchased.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2020 Indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the 2020 Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

If a Change of Control Offer is made, we cannot assure you that the Issuers will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Issuers are required to purchase notes pursuant to a Change of Control Offer, the Issuers expect that they would seek third-party financing to the extent they do not have available funds to meet their purchase obligations. However, we cannot assure you that the Issuers would be able to obtain such financing. See “Risk Factors—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.”

The Company’s other existing and future senior Indebtedness may prohibit events that would constitute a Change of Control. If the Company were to experience a change of control that triggers a default under such other senior Indebtedness, the Company could seek a waiver of such default or seek to refinance such other senior Indebtedness. In the event that the Company does not obtain such a waiver or refinance such senior Indebtedness, such default could result in amounts outstanding under such other senior Indebtedness to be declared due and payable. In addition, the exercise by the Holders of notes of their right to require the Issuers to repurchase the notes could cause a default under such other senior Indebtedness, even if the occurrence of the Change of Control itself does not, due to the financial effect of such repurchases on the Issuers.

Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder’s right to redemption upon a Change of Control; such provisions may only be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Restrictions in the 2020 Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property and to make Restricted Payments (as defined below) may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and we cannot assure you that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the 2020 Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the 2020 Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the 2020 Indenture by virtue thereof.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, other than a Required Asset Sale or any Legacy Loan Portfolio Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75.0% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets (or a third party on behalf of such transferee) pursuant to a customary novation or other agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion; and

(c)	any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 2.5% of Total Assets, at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, including a Required Asset Sale or a Legacy Loan Portfolio Sale, the Issuers (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at their or its option, in any combination of the following:

(1)	to prepay or repay Secured Debt or Indebtedness of any Restricted Subsidiary of the Company that is not a Guarantor, and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided, however, that, except in the case of Net Proceeds from a Legacy Loan Portfolio Sale, Net Proceeds, may not be applied to the prepayment or repayment of Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness, other than Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale;

(2)	to prepay or repay Pari Passu Debt permitted to be incurred pursuant to the 2020 Indenture to the extent required by the terms thereof, and, in the case of Pari Passu Debt under revolving credit facilities or other similar Indebtedness, to correspondingly reduce commitments with respect thereto;

(3)	to make one or more offers to the holders of the notes (and, at the option of the Company, the holders of Pari Passu Debt) to purchase notes (and such other Pari Passu Debt) pursuant to and subject to the conditions applicable to Asset Sale Offers described below;

(4)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company; or

(5)	to acquire other assets (including, without limitation, MSRs and Securitization Assets) that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings and/or borrowings under Permitted Funding Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by the 2020 Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within thirty days thereof, the Issuers will make an Asset Sale Offer to all holders of notes and all holders of Pari Passu Debt containing provisions similar to those set forth in the 2020 Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100.0% of the principal amount (or, in the case of any other Pari Passu Debt offered at a significant original issue discount, 100.0% of the accreted value thereof, if permitted by the relevant indenture or other agreement governing such Pari Passu Debt) plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the 2020 Indenture. If the aggregate principal amount of notes and Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the notes and such Pari Passu Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the 2020 Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the 2020 Indenture by virtue of such compliance.

Certain Covenants

Covenant Suspension

During any period of time that the notes are rated Investment Grade and no Default or Event of Default has occurred and is then continuing, the Company and its Restricted Subsidiaries will not be subject to the following covenants:

•	“Repurchase at the Option of Holders—Asset Sales;”

•	“—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;”

•	“—Certain Covenants—Limitation on Restricted Payments;”

•	“—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

•	clause (2) of the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets;”

•	“—Certain Covenants—Limitation on Transactions with Affiliates;”

•	“—Certain Covenants—Limitation on Guarantees by Restricted Subsidiaries;” and

•	“—Certain Covenants—Conduct of Business”

(collectively, the “Suspended Covenants”). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies, as applicable, withdraws its ratings or downgrades the ratings assigned to the notes such that the notes are not rated Investment Grade, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, it being understood that no actions taken by (or omissions of) the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants. Furthermore, after the time of reinstatement of the Suspended Covenants upon such withdrawal or downgrade, calculations with respect to Restricted Payments will be made in accordance with the terms of the covenant described below under “—Certain Covenants—Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from the Issue Date.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, in each case other than Permitted Indebtedness.

Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), and the Company’s

Restricted Subsidiaries may issue Preferred Stock, in each case if on the date of the incurrence of such Indebtedness or Preferred Stock, after giving effect to the incurrence thereof and the use of proceeds thereof, the Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1.0.

Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2)	purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than in exchange for Qualified Capital Stock of the Company);

(3)	make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Indebtedness owed by the Company or any Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company or the Company) of the Company or any Restricted Subsidiary that is subordinate or junior in right of payment to the notes; or

(4)	make any Restricted Investment

if at the time of such action (each such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as, a “Restricted Payment”) or immediately after giving effect thereto,

(1)	a Default or an Event of Default shall have occurred and be continuing; or

(2)	immediately after giving effect thereto on a pro forma basis, the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(3)	the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

(a)	50.0% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the 2010 Issue Date occurred to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100.0% of such deficit); plus

(b)	100.0% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company from any Person since the 2010 Issue Date including:

(i)	any contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Capital Stock and Excluded Contributions);

(ii)	the issuance or sale of convertible or exchangeable Disqualified Capital Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Capital Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)	to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)	to the extent that any Unrestricted Subsidiary of the Company is designated as a Restricted Subsidiary of the Company after the Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date.

The foregoing provisions do not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice under the 2020 Indenture;

(2)	the making of any Restricted Payment, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (iii) through the application of a substantially concurrent cash capital contribution received by the Company from its shareholders (which capital contribution (to the extent so used) shall be excluded from the calculation of amounts under clause (3)(b) of the immediately preceding paragraph);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary (including the acquisition of any shares of Disqualified Capital Stock of the Company) that is unsecured or contractually subordinated to the notes or to any Note Guarantee by exchange for, or out of the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(4)	so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company (or payments to any direct or indirect parent company of the Company to permit distributions to repurchase common equity (or options, warrants or other rights to acquire common equity) thereof) of such direct or indirect parent company) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company, any direct or indirect parent company of the Company, or any of its Subsidiaries or their authorized representatives, in an aggregate amount not to exceed $5.0 million in any calendar year plus (i) the aggregate net cash proceeds received by the Company after the Issue Date from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current or former director, officer or employee of the Company or any Restricted Subsidiary of the Company (provided that the amount of such net cash proceeds received by the Company and utilized pursuant to this clause (4)(i) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (3)(b) of the preceding paragraph) and (ii) the proceeds of “key-man” life insurance policies that are used to make such redemptions or repurchases; provided that amounts available pursuant to this clause (4) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in the next succeeding twelve-month period and provided, further, that the cancellation of Indebtedness owing to the Company from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of such entities (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under the 2020 Indenture;

(5)	(a) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants and (b) repurchases of Equity Interests or options to purchase Equity Interests deemed to occur in connection with the exercise of stock options to the extent necessary to pay applicable withholding taxes;

(6)	the declaration and payment of dividends or making of distributions by the Company to, or the making of loans to, its direct parent company in amounts required for the Company’s direct or indirect parent entities (including a corporation organized to hold interests in the Company in connection with the public issuance of shares) to pay, without duplication as to amounts of:

(a)	franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of the Company and its direct and indirect parent entities plus $500,000 per year;

(b)	federal, state, and local income taxes of the direct or indirect parent entity or of or on a consolidated or combined tax group of which the direct or indirect parent is the common parent, in each case to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and not directly payable by the Company or its Restricted Subsidiaries and, to the extent of the amount actually received from any of the Company’s Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries of the Company; provided that (i) in determining such taxes, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, shall be taken into account, (ii) if there is an adjustment in the amount of Taxable Income for any periods, an appropriate positive or negative adjustment shall be made to the amount of distributions or loans permitted pursuant to this Section 6(b), and if the adjustment is negative, then the permitted distribution on loan for succeeding periods shall be reduced (without duplication of reductions due to clause 6(b)(i) hereof and with appropriate adjustments for any contributions to the Company in respect of such negative adjustment to Taxable Income) to take into account such negative amount until such negative amount is reduced to zero, (iii) any distribution or loan in respect of such taxes other than amounts relating to estimated payments shall be computed by a nationally recognized accounting firm and (iv) in no event will such dividends and loans exceed the amounts that the Company and its Restricted and/or Unrestricted Subsidiaries (as applicable) would have paid a stand-alone group;

(c)	customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operations of the Company and its Restricted Subsidiaries; and

(d)	general corporate overhead expenses and other expenses incidental to being a public company (including, without limitation, audit, listing and legal expense) of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(7)	so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(9)	any repricing or issuance of employee stock options or the adoption of bonus arrangements, in each case in connection with the issuance of the notes, and payments pursuant to such arrangements;

(10)	Restricted Payments that are made with Excluded Contributions;

(11)	Restricted Payments made with Net Cash Proceeds from Asset Sales remaining after application thereof as required by the “Asset Sale” provisions of the 2020 Indenture (including after the making by the Issuers of any Asset Sale Offer required to be made by the Issuers pursuant to such covenant and the purchase of all notes tendered therein);

(12)	upon occurrence of a Change of Control and within 60 days after the completion of the Change of Control Offer pursuant to the “Change of Control” provisions of the 2020 Indenture (including the purchase of all notes tendered), any purchase or redemption of Obligations of the Company that are subordinate or junior in right of payment to the notes required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101.0% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and (B) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Company or any Restricted Subsidiary of the Company;

(13)	Restricted Payments in an amount not to exceed $40.0 million; and

(14)	the payment of dividends on the Company’s Common Stock (or the payment of dividends to any direct or indirect parent of the Company to fund the payment of dividends on its Common Stock) after the Issue Date, of up to 6.0% per annum of the net proceeds received by or contributed to the Company (or any direct or indirect parent of the Company and contributed to the Company) since the 2010 Issue Date in any public equity offering, other than public equity offerings registered on Form S-8 and other than any public sale constituting an Excluded Contribution, provided, however, that the amount of any such net proceeds that is utilized for any such Restricted Payment shall be excluded from the calculation of amounts under clause 3(b) of the immediately preceding paragraph.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the second paragraph of this covenant, amounts expended pursuant to clauses (1), (4), (7) and (13) shall be included in such calculation.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(1)	pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; or

(3)	transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except, with respect to clauses (1), (2) and (3), for such encumbrances or restrictions existing under or by reason of:

(a)     applicable law, rule, regulation or order;

(b)     the 2020 Indenture and the notes;

(c)     customary non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Company;

(d)     any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)     the Existing Facilities as each exists on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are ordinary and customary with respect to facilities similar to the Existing Facilities (under the relevant circumstances) and will not materially affect the Company’s ability to make anticipated principal and interest payments on the notes (as determined in good faith by the Board of Directors of the Company);

(f)     agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(g)     restrictions on the transfer of assets (other than cash) held in a Restricted Subsidiary of the Company imposed under any agreement governing Indebtedness incurred in accordance with the 2020 Indenture;

(h)     provisions in agreements evidencing Permitted Funding Indebtedness that impose restrictions on the collateral securing such Indebtedness;

(i)     restrictions on the transfer of assets subject to any Lien permitted under the 2020 Indenture imposed by the holder of such Lien;

(j)     restrictions imposed by any agreement to sell assets or Capital Stock permitted under the 2020 Indenture to any Person pending the closing of such sale;

(k)     any agreement or instrument governing Capital Stock of any Person that is acquired;

(l)     the requirements of any Securitization, Warehouse Facility or MSR Facility that are exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of the Company formed in connection therewith;

(m)     customary provisions in joint venture and other similar agreements relating solely to such joint venture;

(n)     customary provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(o)     restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(p)     other Indebtedness, Disqualified Capital Stock or Preferred Stock of Foreign Subsidiaries of the Company permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock” that impose restrictions solely on the Foreign Subsidiaries party thereto; provided that the restrictions will not materially affect the ability of the Issuers to pay the principal, interest and premium and Additional Interest, if any, on the notes, as determined in good faith by the Company; and

(q)     any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b) through (d), (f) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions, taken as a whole, than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind on the assets of the Company or its Restricted Subsidiaries securing Indebtedness of the Company or its Restricted Subsidiaries unless:

(1)	in the case of Liens securing Indebtedness of the Company or its Restricted Subsidiaries that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)	in all other cases, the notes are equally and ratably secured except for:

(a)	Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b)	Liens securing the notes and the Note Guarantees;

(c)	Liens securing Non-Recourse Indebtedness;

(d)	Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (i) the assets acquired or originated with the proceeds of such Indebtedness, assets that consist of Servicing Advances, MSRs, loans, mortgage related securities and other mortgage related receivables, REO Assets, Residual Assets and other similar assets subject to and pledged to secure such Indebtedness and (ii) any intangible contract rights and proceeds of, and other, related documents, records and assets directly related to the assets set forth in clause (i);

(e)	Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under the 2020 Indenture and that has been incurred in accordance with the provisions of the 2020 Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or its Restricted Subsidiaries not securing the Indebtedness so Refinanced (or property of the same type and value); and

(f)	Permitted Liens.

Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if:

(1)	the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Limitation on Liens;”

(2)	the consideration of that sale and leaseback transaction is at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Merger, Consolidation and Sale of Assets. (A) Neither Issuer, in a single transaction or series of related transactions, may consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all such Issuer’s assets, to any Person and (B) the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)	either:

(a)	the Company, or such Issuer, as the case may be, shall be the surviving or continuing entity; or

(b)	the Person (if other than the Company or such Issuer, as the case may be) formed by such consolidation or into which the Company or such Issuer, as the case may be, is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company or such Issuer, as the case may be, and of the Company’s Subsidiaries substantially as an entirety (the “Surviving Entity”):

(i)	shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the notes is a corporation; and

(ii)	shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the 2020 Indenture and the 2020 Registration Rights Agreements on the part of the Company or such Issuer, as the case may be, to be performed or observed;

(2)	immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company, such Issuer, or such Surviving Entity, as the case may be, shall either (x) be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock” or (y) the Company shall have a pro forma Fixed Charge Coverage Ratio that would not be less than the actual Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(3)	immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)	the Company, such Issuer or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the 2020 Indenture and that all conditions precedent in the 2020 Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The 2020 Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or such Issuer, as the case may be, in accordance with the foregoing, in which the Company or such Issuer, as the case may be, is not the continuing entity, the successor

Person formed by such consolidation or into which the Company or such Issuer, as the case may be, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Issuer, as the case may be, under the 2020 Indenture and the notes with the same effect as if such surviving entity had been named as such.

This “Merger, Consolidation and Sale of Assets” covenant does not apply to:

(1)	a merger of the Company or such Issuer, as the case may be, with an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction or converting the Company into a corporation;

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; or

(3)	any Required Asset Sale or Legacy Loan Portfolio Sale that complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), involving aggregate payment of consideration in excess of $5.0 million other than: (1) Affiliate Transactions permitted as described below; and (2) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $7.5 million shall be approved by the Board of Directors of the Company or any direct or indirect parent of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

The restrictions set forth in the first and second paragraphs of this covenant shall not apply to:

(1)	any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved in good faith by the Board of Directors of the Company and payments pursuant thereto and the issuance of Equity Interests of the Company (other than Disqualified Capital Stock) to directors and employees pursuant to stock option or stock ownership plans;

(2)	transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries;

(3)	transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries has made an Investment in the ordinary course of business and such Person is an Affiliate solely because of such Investment;

(4)	transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries holds an interest as a joint venture partner and such Person is an Affiliate because of such interest;

(5)	any agreement as in effect as of the Issue Date or any amendment thereto or any transactions or payments contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date (as determined by the Board of Directors of the Company in good faith);

(6)	Restricted Payments permitted by the 2020 Indenture;

(7)	sales of Qualified Capital Stock and capital contributions to the Company from one or more holders of its Capital Stock;

(8)	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not disadvantageous to the Holders of the notes in any material respect (as determined by the Board of Directors of the Company in good faith);

(9)	transactions in which the Company or any Restricted Subsidiary of the Company, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair, from a financial standpoint, to the Company or such Restricted Subsidiary as approved in good faith by the Board of Directors of the Company;

(10)	(i) the provision of mortgage servicing and similar services to Affiliates in the ordinary course of business and otherwise not prohibited by the 2020 Indenture that are fair to the Company and its Restricted Subsidiaries (as determined by the Company in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Company in good faith) and (ii) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the 2020 Indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11)	payments or loans (or cancellation of loans) to employees of the Company, any of its direct or indirect parent entities or any Restricted Subsidiary of the Company (as determined by the Board of Directors of the Company in good faith);

(12)	guarantees by the Sponsor or any direct and indirect parent of the Company for Obligations of the Company and its Restricted Subsidiaries, including the Note Guarantees given by the Parent Entities;

(13)	investments by the Sponsor in securities of the Company or any Restricted Subsidiary of the Company so long as the investment is being offered generally to other investors on the same or more favorable terms or the securities are acquired in market transactions; and

(14)	Co-Investment Transactions as approved by the Board of Directors of the Company or any direct or indirect parent of the Company.

Limitation on Guarantees by Restricted Subsidiaries. The Company will not permit any Domestic Restricted Subsidiary, other than (i) an Excluded Restricted Subsidiary or (ii) an MSR Facility Trust, a Securitization Entity or a Warehouse Facility Trust, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company of the type described in clauses (1) and (2) of the definition of “Indebtedness” (other than Permitted Funding Indebtedness to the extent such Domestic Restricted Subsidiary is a guarantor thereunder), unless, in any such case:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the 2020 Indenture, providing a Note Guarantee by such Subsidiary; and

(2)	if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to such Note Guarantee pursuant to subordination provisions no less favorable to the Holders of the notes than those contained in the 2020 Indenture.

Notwithstanding the foregoing, any such Note Guarantee by a Restricted Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1)	the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Note Guarantee was executed and delivered pursuant to the preceding paragraph; or

(2)	any sale or other disposition (by merger or otherwise) to any Person that is not a Restricted Subsidiary of the Company of all of the Company’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that: (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the 2020 Indenture; and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Limitation on Restricted Payments.” The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would occur and be continuing following such designation.

Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Restrictions on Activities of Nationstar Capital Corporation. Nationstar Capital Corporation may not hold any assets, become liable for any obligations or engage in any business activities; provided that Nationstar Capital Corporation may be a co-obligor of (i) the notes and (ii) any other Indebtedness incurred by the Company pursuant to the covenant described above under “—Limitation on Incurrence of Incurrence of Indebtedness and Issuance of Preferred Stock,” and in each case may engage in any activities directly related or necessary in connection therewith.

Reports to Holders. Following consummation of the exchange offer for the Old 2020 Notes as contemplated by the 2020 Registration Rights Agreements, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish to the Holders of notes or cause the Trustee to furnish to the Holders of notes within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or its successor) shall be deemed to satisfy the Company’s delivery obligation.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants, and each Form 10-Q and 10-K will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries. In addition, following the consummation of the exchange offer contemplated by the 2020 Registration Rights Agreements, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).

In the event that any direct or indirect parent of the Company becomes a Guarantor of the notes, the 2020 Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that such reporting is accompanied by consolidating information that presents in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than Company and its Subsidiaries, on the one hand, and the information related to the Company, the Note Guarantors and the other Subsidiaries of the Company on a standalone basis on the other hand.

If, at any time after consummation of the exchange offer contemplated by the 2020 Registration Rights Agreements, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on a website within the time periods that would apply if the Company were required to file those reports with the SEC.

If, at any time, the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then any “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or other comparable section, shall provide an analysis and discussion of the material differences with respect to the financial condition and results of operations of the Company and its Restricted Subsidiaries as compared to the Company and its Subsidiaries (including such Unrestricted Subsidiaries).

In addition, the Company agrees that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary in this Description of the New 2020 Notes, the Company will not be deemed to have failed to comply with any of its obligations described below under clause (3) of the caption under “—Events of Default” until 30 days after the date on which any report hereunder is due.

Events of Default

The following events are defined in the 2020 Indenture as “Events of Default”:

(1)	the failure to pay interest, or Additional Interest, if any, on any notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)	the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer);

(3)	a default in the observance or performance of any other covenant or agreement contained in the 2020 Indenture and such default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25.0% of the then outstanding principal amount of all notes issued under the 2020 Indenture;

(4)	the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $25.0 million or more at any time;

(5)	one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable (other than any judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such judgments in writing);

(6)	certain events of bankruptcy or insolvency affecting the Company or any of its Significant Subsidiaries; or

(7)	the Note Guarantee of any Significant Subsidiary of the Company shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary of the Company, as the case may be, denies that it has any further liability under its Note Guarantee or gives notice to such effect, other than by reason of the termination of the 2020 Indenture or the release of any such Note Guarantee in accordance with the 2020 Indenture.

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding notes issued under the 2020 Indenture may declare the principal of and accrued interest on all the notes issued under the 2020 Indenture to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” or the “Acceleration Notice,” and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding notes issued under the 2020 Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The 2020 Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of all notes issued under the 2020 Indenture may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)	if the Company has paid the Trustee (including its agents and counsel) its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)	in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in aggregate principal amount of the then outstanding notes issued under the 2020 Indenture may waive any existing Default or Event of Default under the 2020 Indenture, and its consequences, except a default in the payment of the principal of or interest (including Additional Interest, if any) on any notes.

Holders of the notes may not enforce the 2020 Indenture or the notes except as provided in the 2020 Indenture and under the TIA. Subject to the provisions of the 2020 Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the 2020 Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the 2020 Indenture and applicable law, the Holders of a majority in principal amount of the then outstanding notes issued under the 2020 Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the 2020 Indenture, the Issuers are required to provide an officers’ certificate to the Trustee within five Business Days of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and is continuing and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantors shall have any liability for any obligation of the Issuers or any Guarantors, respectively, under the notes, the Note Guarantees and the 2020 Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation; provided that the foregoing shall not limit any Guarantor’s obligations under its Note Guarantee. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have their obligations discharged with respect to the notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the notes, except for:

(1)	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes when such payments are due;

(2)	the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3)	the rights, powers, trusts, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the 2020 Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the 2020 Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including, bankruptcy, receivership, reorganization, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under the 2020 Indenture (in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Issuers have delivered to the Trustee an irrevocable notice to redeem all of the outstanding notes on such redemption date);

(2)	in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(a)	the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the 2020 Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and the incurrence of Liens associated with any such borrowings));

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the 2020 Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)	the Issuers shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

(7)	the Issuers shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Satisfaction and Discharge

The 2020 Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the 2020 Indenture) as to all notes when:

(1)	either:

(a)	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)	all notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on (including Additional Interest, if any) the notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuers have paid all other sums payable under the 2020 Indenture by the Issuers; and

(3)	the Issuers have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the 2020 Indenture relating to the satisfaction and discharge of the 2020 Indenture have been complied with.

Modification of the 2020 Indenture

From time to time, the Issuers and the Trustee, without the consent of the Holders, may amend the 2020 Indenture to:

(1)	cure any mistakes, ambiguities, defects or inconsistencies;

(2)	provide for uncertificated notes in addition to or in place of certificated notes or to alter the provisions of the 2020 Indenture relating to the form of the notes (including the related definitions) in a manner that does not materially adversely affect any Holder;

(3)	provide for the assumption of the Issuers’ or a Guarantor’s obligations to the Holders of the notes by a successor to the Company or a Guarantor pursuant to the “Merger, Consolidation and Sale of Assets” covenant;

(4)	make any change that would provide any additional rights or benefits to the Holders of the notes or that does not materially adversely affect the legal rights under the 2020 Indenture of any Holder of the notes or to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(5)	comply with requirements of the SEC in order to effect or maintain the qualification of the 2020 Indenture under the TIA;

(6)	provide for the issuance of notes issued after the Issue Date in accordance with the limitations set forth in the 2020 Indenture;

(7)	allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the notes or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or the 2020 Indenture (to the extent permitted by the 2020 Indenture);

(8)	secure the notes;

(9)	provide for the issuance of exchange notes or private exchange notes; or

(10)	conform the text of the 2020 Indenture, the Guarantees or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the 2020 Indenture, the Guarantees or the notes.

The consent of the Holders is not necessary under the 2020 Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

In formulating its opinion on such matters, the Trustee will be entitled to conclusively rely, and shall be fully protected in acting upon, such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the 2020 Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the 2020 Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1)	reduce the amount of notes whose Holders must consent to an amendment;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

(3)	reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(4)	make any notes payable in money other than that stated in the notes;

(5)

make any change in provisions of the 2020 Indenture protecting the right of each Holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes issued under the 2020 Indenture to waive Defaults or Events of Default;

(6)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(7)	after the Issuers’ obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto; or

(8)	modify or change any provision of the 2020 Indenture or the related definitions affecting the ranking of the notes in a manner which adversely affects the Holders.

Governing Law

The 2020 Indenture provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The 2020 Indenture provides that, except during the occurrence and continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the 2020 Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the 2020 Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The 2020 Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Additional Information

Anyone who receives this prospectus may obtain a copy of the 2020 Indenture and the 2020 Registration Rights Agreements without charge by writing to Nationstar Mortgage LLC, 350 Highland Drive, Lewisville, Texas 75067, Attention: Chief Financial Officer.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the 2020 Indenture. Reference is made to the 2020 Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“2010 Issue Date” means March 26, 2010.

“2020 Registration Rights Agreements” means the First September Registration Rights Agreement and the Second September Registration Rights Agreement.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Interest” means the additional interest that may accrue on the notes under the circumstances described under the caption “Exchange Offer; Registration Rights.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Acquisition” means: (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) other than in the ordinary course of business.

“Asset Sale” means:

(1)	the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, other than any Required Asset Sale or a Legacy Loan Portfolio Sale, will be governed by the provisions of the 2020 Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation and Sale of Assets” and not by the provisions of the Asset Sale covenant; provided further that a transaction otherwise meeting the requirements of an “Asset Sale” under this definition will be deemed to be an Asset Sale notwithstanding its treatment under GAAP; and

(2)	the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)	a transfer of assets between or among the Company and any Restricted Subsidiary of the Company;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4)	the sale of advances, loans, customer receivables, mortgage related securities or other assets in the ordinary course of business, the sale of accounts receivable or other assets that by their terms convert into cash in the ordinary course of business; any sale of MSRs in connection with the origination of the associated mortgage loan in the ordinary course of business or any sale of securities in respect of additional fundings under reverse mortgage loans in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;

(6)

disposition of Investments or other assets and disposition or compromise of receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for loans serviced and/or originated by the Company or any of its Subsidiaries;

(7)	the modification of any loans owned or serviced by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(8)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(9)	disposals or replacements of damaged, worn out or obsolete equipment or other assets no longer used or useful in the business of the Company and its Restricted Subsidiaries, in each case the ordinary course of business;

(10)	assets sold pursuant to the terms of Permitted Funding Indebtedness;

(11)	a sale (in one or more transactions) of Securitization Assets or Residual Interests in the ordinary course of business;

(12)	sales, transfers or contributions of Securitization Assets to Securitization Entities, Warehouse Facility Trusts and MSR Facility Trusts in connection with Securitizations in the ordinary course of business;

(13)	a sale or other disposition of Equity Interests of an Unrestricted Subsidiary;

(14)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Liens;”

(15)	transactions pursuant to repurchase agreements entered into in the ordinary course of business; and

(16)	any Co-Investment Transaction.

“Asset Sale Offer” has the meaning assigned to that term in the 2020 Indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the interest rate per annum implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.

“Capital Stock” means:

(1)	with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; or

(2)	with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests (whether general or limited) of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)	Dollars;

(2)	in the case of any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, such local currencies held by such Foreign Subsidiary of the Company from time to time in the ordinary course of business;

(3)	securities or any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities or such evidence of indebtedness);

(4)	marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;

(5)	certificates of deposit with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(6)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (3) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above;

(7)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within twelve months after the date of acquisition; and

(8)	money market funds at least 90.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

In the case of Investments by any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) local currencies and other short-term investments utilized by foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (8) and in this paragraph.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than any Required Asset Sales or Legacy Loan Portfolio Sale, to any Person other than a Permitted Holder; or

(2)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies; provided that for purposes of calculating the “beneficial ownership” of any group, any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not be included in determining the amount of Voting Stock “beneficially owned” by such group.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

“Co-Investment Transaction” means a transaction pursuant to which a portion of MSRs or the right to receive fees in respect of MSRs are transferred for fair value to another Person.

“Co-Issuer” means Nationstar Capital Corporation, a Delaware corporation.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)	Consolidated Net Income; and

(2)	to the extent Consolidated Net Income has been reduced thereby:

(a)	Consolidated Taxes;

(b)	Consolidated Interest Expense (excluding Consolidated Interest Expense on Indebtedness incurred under clauses (2), (5), (6), (10), (11), (12), (15) and (27) of the definition of Permitted Indebtedness);

(c)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including charges related to the writeoff of goodwill or intangibles as a result of impairment, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

(d)	(i) customary fees, expenses or charges of the Company and its Restricted Subsidiaries payable in connection with (A) the issuance of the notes, (B) the initial public offering of the Company’s

Common Stock or the Common Stock of any of its direct or indirect parent companies after the Issue Date and issuance of Equity Interests and (C) any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness and including, in each case, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, in each case whether or not successful, (ii) restructuring charges and (iii) any amortization or write-off of debt issuance costs for Indebtedness incurred prior to the Issue Date;

(e)	any amortization or write-off of debt issuance costs payable in connection with Corporate Indebtedness incurred concurrent with and after the Issue Date;

(f)	recovery of other-than-temporary loss on available-for-sale securities recognized through members’ (or shareholders’) equity;

(g)	all other unusual or non-recurring items of loss or expense; and

(h)	the amount of any expense related to minority interests; and,

(3)	decreased by (without duplication):

(a)	non-cash gains pursuant to clause (2) above increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition);

(b)	all other unusual or non-recurring gains or revenue;

(c)	all interest income to the extent a matching interest expense has been added back to clause (2) above; and

(d)	fair market value of MSRs capitalized by the Company and its Restricted Subsidiaries;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP. For the avoidance of doubt, Consolidated EBITDA shall exclude the effect of any income or loss related to a Legacy Loan Portfolio, except to the extent such income or loss is accounted for in the calculation of Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)	the aggregate of the interest expense on Indebtedness of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount; (b) the net costs under Permitted Hedging Transactions; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

(2)	to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

(3)	the imputed interest with respect to Attributable Debt created after the Issue Date; and

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Capital of such Person or preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Capital Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries before the payment of dividends on Preferred Stock for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)	after-tax gains and losses from asset sales or abandonments or reserves relating thereto;

(2)	after-tax items classified as extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Person’s assets;

(3)	the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, except for such restrictions permitted by clauses (g) and (h) of the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant, whether such permitted restrictions exist on the Issue Date or are created thereafter, except to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person (other than a Restricted Subsidiary also subject to such restrictions), by such other Person;

(4)	the net income or loss of any other Person, other than a Restricted Subsidiary of the referent Person, except:

(a)	to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person (other than a Restricted Subsidiary described in clause (3) above), by such other Person; or

(b)	that the referent Person’s share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded;

(5)	any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)	income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7)	in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8)	any valuation allowance for mortgage loans held-for-investment and/or any change in fair value of mortgage loans held for sale and corresponding debt in relation to securitized loans in accordance with GAAP that require no additional capital or equity contributions to the Company;

(9)	change in fair value of MSRs or the amortization of MSRs pursuant to such Person’s accounting policy;

(10)	Consolidated Taxes of such Person recognized in accordance with GAAP, to the extent they exceed the taxes in respect of the same income, capital or commercial activity that are recognized in accordance with GAAP for the applicable period by a parent entity of such Person that is liable for such taxes;

(11)	any income or loss related to the fair market value of economic hedges related to MSRs or other mortgage related assets or securities, to the extent that such other mortgage related assets or securities are valued at fair market value and gains and losses with respect to such related assets or securities have been excluded pursuant to another clause of this provision;

(12)	any income or loss related to a Legacy Loan Portfolio;

(13)	the cumulative effect of a change in accounting principles during such period; and

(14)	the effect of any gain or loss associated with liabilities created in respect of a Co-Investment Transaction as a result of the accounting treatment thereof under GAAP.

“Consolidated Taxes” means, with respect to any Person for any period, all income taxes and foreign withholding taxes and taxes based on capital and commercial activity (or similar taxes) of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period.

“Corporate Indebtedness” means, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under clauses (2), (5), (6), (10), (11), (12), (15) and (27) of the definition of Permitted Indebtedness).

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries, or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by Company senior management) with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any its Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate executed by the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

“Dollar” or “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Contributions” means net cash proceeds or marketable securities received by the Company from contributions to its common equity capital designated as Excluded Contributions pursuant to an officers’ certificate on the date such capital contributions are made.

“Excluded Restricted Subsidiary” means any newly acquired or created Subsidiary of the Company that is designated as a Restricted Subsidiary but prohibited, in the reasonable judgment of the Company, from guaranteeing the notes by any applicable law, regulation or contractual restriction existing at the time such Subsidiary becomes a Restricted Subsidiary and which, in the case of any such contractual restriction, in the good faith opinion of the management of the Company, cannot be removed through commercially reasonable efforts. As of the Issue Date, there are no Excluded Restricted Subsidiaries.

“Existing Facilities” means, collectively, the Existing Servicing Advance Facilities, the Existing Warehouse Facilities and the Existing MSR Facilities.

“Existing MSR Facilities” means the MSR Notes together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Servicing Advance Facilities” means: (1) the $275.0 million Agreement with respect to MBS Loan Buyout Financing Option and the Further Amended and Restated Servicer Advance Early Reimbursement Mechanics Addendum, dated as of January 13, 2010, by and among the Company and the lender identified therein, (2) the $300.0 million 2010—ABS Advance Financing Facility maintained with an affiliate of Wells Fargo Securities, LLC, (3) the $75.0 million 2011 Agency Advance Financing Facility maintained with an affiliate of Barclays Capital Inc. and (4) the MSR Notes, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Warehouse Facilities” mean: (1) the $300.0 million Master Repurchase Agreement, dated as of January 27, 2010, by and among the Company and the lender identified therein, (2) the $100.0 million Master Repurchase Agreement, dated as of October 7, 2009, by and among the Company and the lender identified therein, (3) the $175.0 million Master Repurchase Agreement, dated as of October 21, 2010, by and among the Company and the lender identified therein (4) the $50.0 million Master Repurchase Agreement, dated as of March 25, 2011, by and among the Company and the lender identified therein, (5) the Master Repurchase Agreement, entered into December 2011, between the Company and the lender identified therein to finance certain eligible securities and (6) the $50.0 million As Soon As Pooled Plus Agreements, by and among the Company and the lender identified therein; in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the senior management of the Company or any Restricted Subsidiary of the Company, as applicable, when the fair market value of any asset other than cash is estimated in good faith to be below $5.0 million, and by the Board of Directors of the Company acting reasonably and in good faith and, if the fair market value exceeds $10.0 million, shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“First September Registration Rights Agreement” means the Registration Rights Agreement, dated September 24, 2012, among the Issuers, the guarantors party thereto and the initial purchasers party thereto.

“Fixed Charge Coverage Ratio” means, with respect to any Person, as of any date, the ratio of (i) Consolidated EBITDA of such Person for the most recently ended four full fiscal quarters (the “Four Quarter Period”) for which internal financial statements are available ending prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to (ii) the Fixed Charges of such Person for the Four Quarter Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, “Consolidated EBITDA” and “Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)	any asset sales or other dispositions or any asset originations, asset purchases, Investments and Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness that is Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions) attributable to the assets which are originated or purchased, the Investments that are made and the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or asset origination, asset purchase, Investment or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

The Company shall be entitled in calculating the Fixed Charge Coverage Ratio: (i) to treat the entry into a bona fide subservicing agreement in respect of MSRs as an Asset Acquisition and (ii) to give effect in such pro forma calculation to any bona fide binding definitive agreement, subject to customary closing conditions, for any transaction that upon the consummation thereof would be subject to the foregoing paragraph (including any related incurrence or repayment of Indebtedness). The pro forma calculations shall be made by a responsible accounting officer of the Company in good faith based on the information reasonably available to it at the time of such calculation. The foregoing calculations shall not be required to comply with the requirements for pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense on Corporate Indebtedness,

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person, and

(3)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Capital Stock.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries of the Company, as determined in accordance with GAAP in good faith by the Company without intercompany eliminations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of December 31, 2011.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each of:

(1)	Centex Land Vista Ridge Lewisville III General Partner, LLC, Centex Land Vista Ridge Lewisville III, L.P., Champion Mortgage LLC, Harwood Insurance Services, LLC, Harwood Service Company LLC, Harwood Service Company of Georgia, LLC, Harwood Service Company of New Jersey, LLC, HomeSelect Settlement Solutions, LLC, Nationstar 2009 Equity Corporation, Nationstar Equity Corporation, Nationstar Industrial Loan Company, Nationstar Industrial Loan Corporation, Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC, Nationstar Sub2 LLC, NSM Foreclosure Services Inc., NSM Recovery Services Inc.; and

(2)	any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the 2020 Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the 2020 Indenture; provided that any Excluded Restricted Subsidiary, any Securitization Entities, any Warehouse Facility Trusts and any MSR Facility Trusts shall not be deemed to be Guarantors.

“Holder” means the Person in whose name the note is registered on the registrar’s book. “Indebtedness” means with respect to any Person, without duplication:

(1)	all Obligations of such Person for borrowed money;

(2)	all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations of such Person;

(4)	all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)	all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)	guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) or (9) below;

(7)	Obligations of any other Person of the type referred to in clauses (1) through (6) above and clause (9) below which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Obligation so secured;

(8)	all Obligations under currency agreements and interest swap agreements of such Person;

(9)	all Attributable Debt of such Person; and

(10)	all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 2020 Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued at a discount to par;

(2)	with respect to any Obligations under currency agreements and interest swap agreements, the net amount payable if such agreements terminated at that time due to default by such Person;

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person; or

(4)	except as provided above, the principal amount or liquidation preference thereof, in the case of any other Indebtedness.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), advance or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences or Indebtedness issued by, any Person that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. “Investment” shall exclude (x) accounts receivable, extensions of trade credit or advances by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Company’s or its Restricted Subsidiaries’ normal trade practices, as the case may be, (y) deposits made in the ordinary course of business and customary deposits into reserve accounts related to Securitizations and (z) commission, travel and similar advances to officers, directors, managers and employees, in each case, made in the ordinary course of business.

“Investment Grade” means a rating of the notes by both S&P and Moody’s, each such rating being one of such agency’s four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided that, in each case, such ratings are publicly available; provided, further, that in the event Moody’s or S&P is no longer in existence for purposes of determining whether the notes are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

“Investment Grade Securities” means marketable securities of a Person (other than the Company or its Restricted Subsidiaries, an Affiliate of joint venture of the Company or any Restricted Subsidiary), acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of business that are rated, at the time of acquisition, BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s.

“Issue Date” means September 24, 2012, the date on which the Old 2020 Notes were originally issued.

“Issuers” means the Company and the Co-Issuer.

“Legacy Loan Portfolio” means the residential mortgage loans subject to the Note Purchase Agreement, dated as of October 30, 2009 by and among the Company and the representatives of the initial purchasers party thereto.

“Legacy Loan Portfolio Sale” means the sale, lease, conveyance or other disposition, in one or more transactions of all or a portion of the Legacy Loan Portfolio.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“MSR” means mortgage servicing rights (including master servicing rights) entitling the holder to service mortgage loans.

“MSR Assets” means MSRs other than (i) MSRs on loans originated by the Company or its Restricted Subsidiaries for so long as such MSRs are financed in the normal course of the origination of such loans and (ii) MSRs subject to existing Liens on the Issue Date securing Existing MSR Facilities.

“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to finance or refinance the purchase, origination, pooling or funding by the Company or a Restricted Subsidiary of the Company of MSRs originated, purchased, or owned by the Company or any Restricted Subsidiary of the Company in the ordinary course of business.

“MSR Facility Trust” means any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (i) notes and securities are backed by specified MSRs purchased by such Person from the Company or any other Restricted Subsidiary, or (ii) notes and securities are backed by specified mortgage loans purchased by such Person from the Company or any other Restricted Subsidiary.

“MSR Indebtedness” means Indebtedness in connection with a MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“MSR Loans” means loans outstanding under the MSR Notes that are, in accordance with the terms thereof, secured by the pledge of an MSR.

“MSR Notes” means the $22.2 million Senior Secured Credit Agreement, dated as of October 1, 2009, by and among the Company and the lender identified therein.

“MSR Subsidiary” means any Restricted Subsidiary of the Company that owns MSR Assets that have a Fair Market Value in excess of $5.0 million.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, distributions to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Indebtedness” means, with respect to any specified Person, Indebtedness that is:

(1)	specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes);

(2)	advanced to (i) such Person or its Restricted Subsidiaries that holds investment assets or (ii) any of such Person’s Subsidiaries or group of such Person’s Subsidiaries formed for the sole purpose of acquiring or holding investment assets, in each case, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, such Person’s or any of such Person’s Restricted Subsidiaries’ other assets (other than: (A) cross-collateralization against assets which serve as collateral for other Non-Recourse Indebtedness; and (B) subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(3)	specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or any of its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes)

provided that, notwithstanding the foregoing, to the extent that any Non-Recourse Indebtedness is made with recourse to other assets of a Person or its Restricted Subsidiaries, only that portion of such Non-Recourse Indebtedness that is recourse to such other assets or Restricted Subsidiaries shall be deemed not to be Non-Recourse Indebtedness.

“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the 2020 Indenture and any notes issued thereunder, executed pursuant to the provisions of the 2020 Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Parent Entities” means, collectively, Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC and Nationstar Sub2 LLC.

“Pari Passu Debt” means Indebtedness of the Company or a Restricted Subsidiary that is senior or pari passu in right of payment with the notes. For the purposes of this definition, no Indebtedness will be considered to be senior or junior by virtue of being secured on a first or junior priority basis.

“Permitted Business” means the businesses of the Company and its Subsidiaries as described in this prospectus and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof.

“Permitted Funding Indebtedness” means (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehouse Indebtedness, (iii) any Permitted Residual Indebtedness, (iv) any Permitted MSR Indebtedness, (v) any facility that combines any Indebtedness under clauses (i), (ii), (iii) or (iv) and (vi) any Refinancing of the Indebtedness under clauses (i), (ii), (iii), (iv) or (v) and advanced to the Company or any of its Restricted Subsidiaries based upon, and secured by, Servicing Advances, mortgage related securities, loans, MSRs, consumer receivables, REO Assets or Residual Interests existing on the Issue Date or created or acquired thereafter, provided, however that solely as of the date of the incurrence of such Permitted Funding Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any Indebtedness incurred in accordance with this clause (vi) for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect thereto over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (vi) which excess shall be entitled to be incurred pursuant to any other provision under the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Permitted Hedging Transactions” means entering into instruments and contracts and making margin calls thereon by the Company or any of its Restricted Subsidiaries in reasonable relation to a Permitted Business that are entered into for bona fide hedging purposes and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary) and shall include, without limitation, interest rate swaps, caps, floors, collars, forward hedge and TBA contracts or mortgage sale contracts and similar instruments, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments.

“Permitted Holders” means Sponsor and its Affiliates and members of management of the Company and its Subsidiaries.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)	Indebtedness under the notes, exchange notes issued in exchange for any additional notes issued under the 2020 Indenture and the Note Guarantees;

(2)	Indebtedness incurred pursuant to the Existing Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each Existing Facility as in effect on the Issue Date reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

(3)	Indebtedness of the Company or any Guarantor under the Working Capital Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an amount not to exceed the greater of (x) $50.0 million and (y) 1.25% of Total Assets;

(4)	other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clauses (1) and (2) above);

(5)	Permitted Hedging Transactions;

(6)	Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)	Indebtedness owed to and held by the Company or a Restricted Subsidiary, provided, however, that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon and (b) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

(8)	Indebtedness of the Company or any Guarantor to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that: (a) any Indebtedness of the Company or any Guarantor to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated in right of payment, pursuant to a written agreement, to the Company’s obligations under the 2020 Indenture and the notes; and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds, directly or indirectly, any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(9)	[reserved];

(10)	Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(11)	Permitted Funding Indebtedness;

(12)	Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;

(13)	Refinancing Indebtedness;

(14)

(A) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary of the Company (other than Non-Recourse Indebtedness) so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary of the Company is permitted under the terms of the 2020 Indenture, or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company (other than Non-Recourse Indebtedness); provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees by Restricted Subsidiaries”;

(15)	Non-Recourse Indebtedness;

(16)	Indebtedness incurred by the Company or any of the Guarantors in connection with the acquisition of a Permitted Business; provided that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, either

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(b)	the Fixed Charge Coverage Ratio of the Company would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to the incurrence of such Indebtedness;

(17)	Indebtedness (including Capitalized Lease Obligations) incurred to finance the development, construction, purchase, lease, repairs, maintenance or improvement of assets (including MSRs and related Servicing Advances) by the Company or any Restricted Subsidiary, provided that the Liens securing such Indebtedness may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of the construction of the property subject to the Lien, provided, further that the amount of such Indebtedness does not exceed the Fair Market Value of the assets purchased or constructed with the proceeds of such Indebtedness;

(18)	Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (18));

(19)	Indebtedness consisting of Indebtedness from the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company (or payments to any direct or indirect parent company of the Company to permit distributions to repurchase common equity (or options, warrants or other rights to acquire common equity) thereof) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company, any direct or indirect parent company of the Company, or any of its Subsidiaries or their authorized representatives to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments;”

(20)	Indebtedness in respect of overdraft protections and otherwise in connection with customary deposit accounts maintained by the Company or any Restricted Subsidiary with banks and other financial institutions as part of its ordinary cash management program;

(21)	the incurrence of Indebtedness by a Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (21), 5.0% of Foreign Subsidiary Total Assets;

(22)	shares of Preferred Stock of a Restricted Subsidiary of the Company issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such share of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares or Preferred Stock not permitted by this clause (22);

(23)	Indebtedness of the Company and its Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

(24)	Obligations in respect of performance, bid, surety bonds and completion guarantees provided by the Company and its Restricted Subsidiaries in the ordinary course of business;

(25)	[reserved];

(26)	to the extent otherwise constituting Indebtedness, obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of Residual Interests or other loans and other mortgage-related receivables purchased or originated by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business;

(27)	Guarantees by the Company and its Restricted Subsidiaries of Indebtedness that is otherwise Permitted Indebtedness;

(28)	Indebtedness or Disqualified Capital Stock of the Company and Indebtedness, Disqualified Capital Stock or Preferred Stock of any of the Company’s Restricted Subsidiaries in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Capital Stock or sales of Equity Interests to the Company or any of its Subsidiaries) to the extent that such net cash proceeds or cash have not been applied to the covenant “—Limitation on Restricted Payments”; provided, however, that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (28) may not exceed $30.0 million in the aggregate at any one time outstanding;

(29)	Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;

(30)	Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed the greater of (x) $40.0 million and (y) 1.0% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (30);

(31)	Guarantees by the Company and the Restricted Subsidiaries of the Company to owners of servicing rights in the ordinary course of business; and

(32)	additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed the greater of (x) $40.0 million and (y) 1.0% of Total Assets at any one time outstanding.

For purposes of determining compliance with the “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (32) above or is entitled to be incurred pursuant to the second paragraph of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	Investments by the Company or any Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage related securities or charge-off receivables in the ordinary course of business;

(5)	Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;

(6)	Investments in MSRs;

(7)	Investments in Residual Interests in connection with any Securitization, Warehouse Facility or MSR Facility;

(8)	Investments by the Company or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Company or such Restricted Subsidiary in the ordinary course of business;

(9)	any Restricted Investment made as a result of the receipt of securities or other assets of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” or any other disposition of assets not constituting an Asset Sale;

(10)	Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of the Company, or any of its direct or indirect parent entities, or any Unrestricted Subsidiary;

(11)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(12)	Investments in connection with Permitted Hedging Transactions;

(13)	repurchases of the notes;

(14)	Investments in and making of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs);

(15)	guarantees of Indebtedness permitted under the covenant described in “—Certain covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”;

(16)	any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the third paragraph of the covenant described under “—Limitation on Transactions with Affiliates” (except transactions described in clauses (6) and (9) of such paragraph);

(17)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(18)	endorsements for collection or deposit in the ordinary course of business;

(19)	any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (19) to the extent required by the terms of such Investment as in existence on the Issue Date;

(20)	any Investment by the Company or any Restricted Subsidiary of the Company in any Person where such Investment was acquired by the Company or any Restricted Subsidiary of the Company (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary of the Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(21)	any Investment by the Company or any Restricted Subsidiary of the Company in a joint venture not to exceed the greater of (x) $40.0 million and (y) 1.0% of Total Assets;

(22)	other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $60.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(23)	purchases of mortgage backed securities or similar debt instruments related to a Permitted Business.

“Permitted Liens” means the following types of Liens:

(1)	Liens for taxes, assessments or governmental charges or claims either: (a) not delinquent for a period of more than 30 days; or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation laws, unemployment insurance laws or similar legislation and other types of social security or obtaining of insurance, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)	Liens existing on the Issue Date;

(5)	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(6)	Liens on assets or property at the time the Company or a Restricted Subsidiary acquired the assets or property or within 360 days of such acquisition, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto); provided, further that the aggregate amount of obligations secured thereby does not exceed the greater of (x) $50.0 million and (y) 1.25% of Total Assets at any time outstanding and no such Lien may secure obligations in an amount that exceeds the Fair Market Value of the assets or property acquired as of the date of acquisition;

(7)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary of the Company;

(8)	leases, subleases, licenses or sublicenses granted to others which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(10)	Liens securing Indebtedness permitted to be incurred under the Working Capital Facility, including any letter of credit facility relating thereto, that was permitted to be Incurred pursuant to clause (3) of the definition of Permitted Indebtedness;

(11)	Liens in favor of the Issuers or any Guarantor;

(12)	Liens on the Equity Interests of any Unrestricted Subsidiary securing Non-Recourse Indebtedness of such Unrestricted Subsidiary;

(13)	grants of software and other technology licenses in the ordinary course of business;

(14)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (4), (5), (6), (28) and (34) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (4), (5), (6), (28) and (34) of this definition at the time the original Lien became a Permitted Lien under the 2020 Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(15)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(16)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business and Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(17)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(18)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(19)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(20)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of other for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the Permitted Business of the Company and its Subsidiaries and other similar charges or encumbrances in respect of real property not interfering, in the aggregate, in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(21)	any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(22)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(23)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(24)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(25)	Liens securing Permitted Hedging Transactions and the costs thereof;

(26)	Liens securing Indebtedness under Currency Agreements;

(27)	Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $50.0 million and (y) 1.25% of Total Assets;

(28)	Liens securing Indebtedness incurred to finance the construction or purchase of assets (excluding MSR Assets) by the Company or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary), provided that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition or completion of the construction of the property subject to the Lien, provided further that the amount of Indebtedness secured by such Liens does not exceed the purchase price of the assets purchased or constructed with the proceeds of such Indebtedness;

(29)	Liens on Securitization Assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;

(30)	Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Company substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;

(31)	Liens to secure Indebtedness of any Foreign Subsidiary of the Company or Excluded Restricted Subsidiary securing Indebtedness of such Foreign Subsidiary of the Company or any Excluded Restricted Subsidiary that is permitted by the terms of the 2020 Indenture to be incurred;

(32)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(33)	Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement; and

(34)	Liens securing Indebtedness incurred to finance the purchase of MSR Assets (“Acquired MSR Assets”) by the Company or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary), provided that (x) any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition of the property subject to the Lien and (y) the aggregate amount of Indebtedness secured by the Acquired MSR Assets in such purchase does not exceed the greater of $50.0 million and 65.0% of the purchase price of such Acquired MSR Assets less the amount necessary to pay any fees and expenses related to such acquisition (the purchase price of the Acquired MSR Assets shall be determined by the terms of the contract governing such purchase or, if not specified in such contract, management in good faith).

“Permitted MSR Indebtedness” means MSR Indebtedness; provided that solely as of the date of the incurrence of such MSR Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such MSR Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall not be Permitted MSR Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Permitted Residual Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries under a Residual Funding Facility; provided that solely as of the date of the incurrence of such Permitted Residual Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (not including customary contractual recourse for breaches of representations and warranties) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Company or such Restricted Subsidiary, as the case may be, at such time.

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (i) in connection with any Securitization, any Warehouse Indebtedness or MSR Indebtedness used to finance the purchase, origination or pooling of any Receivables subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Company and its Restricted Subsidiaries from the applicable Securitization Entity, and (ii) solely as of the date of the incurrence of such Permitted Securitization Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts)

Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.”).

“Permitted Servicing Advance Facility Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred under a Servicing Advance Facility; provided, however that solely as of the date of the incurrence of such Permitted Servicing Advance Facility Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breaches of representations or warranties and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness under a Servicing Advance Facility which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Company or such Restricted Subsidiary, as the case may be, at such time.

“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided that solely as of the date of the incurrence of such Warehouse Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agencies” means Moody’s and S&P.

“Realizable Value “ of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Company in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Company in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness or Permitted Residual Indebtedness, as the case may be, (or, if such agreement does not contain any related provision, as determined by senior management of the Company in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Company or any of its Restricted Subsidiaries shall be the minimum price payable to the Company or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means loans and other mortgage-related receivables (including Servicing Receivables and MSRs but excluding Residual Interests and net interest margin securities) purchased or originated by the Company or any Restricted Subsidiary of the Company or, with respect to Servicing Receivables and MSRs, otherwise arising in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Refinance “ means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with clauses (1), (4), (13), (16), (17), (28) or (29) of the definition of Permitted Indebtedness, and in each case that does not:

(1)	result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing and amounts of Indebtedness otherwise permitted to be incurred under the 2020 Indenture); or

(2)	create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (i) such Indebtedness is incurred either (a) by the Company or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being Refinanced and (ii) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Company or any Restricted Subsidiary secured by Residual Interests.

“Residual Interests” means any residual, subordinated, reserve accounts and retained ownership interest held by the Company or a Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (i) MSRs, (ii) pools or portfolios of MSRs, or (iii) the Capital Stock of any Person that holds MSRs or pools or portfolios of MSRs, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a government-sponsored enterprise.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Second September Registration Rights Agreement” means the Registration Rights Agreement, dated September 28, 2012, among the Issuers, the guarantors party thereto and the initial purchasers party thereto.

“Secured Debt” means any Indebtedness secured by a Lien upon the property of the Company or any of its Restricted Subsidiaries (regardless of the Realizable Value of such property).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securitization” means a public or private transfer, sale or financing of Servicing Advances and/or mortgage loans, installment contracts, other loans and any other asset capable of being securitized (collectively, the “Securitization Assets”) by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Servicing Advances or mortgage loans to a Securitization Entity.

“Securitization Assets” has the meaning set forth in the definition of “Securitization.”

“Securitization Entity” means (i) any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor and (iii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements. As of March 15, 2013, Nationstar Home Equity Loan Trust 2009-A, Nationstar Home Equity Loan 2009-A REO LLC, Nationstar Mortgage Advance Receivables Trust 2010 ADVI, Nationstar Funding LLC, Nationstar Residual, LLC, Nationstar Advance Funding LLC, Nationstar Advance Funding II, LLC, Nationstar Agency Advance Funding, LLC, Nationstar Agency Advance Funding Trust, Nationstar Advance Funding 2012-W, LLC, Nationstar Advance Funding Trust 2012-W, Nationstar Advance Funding 2012-R, LLC, Nationstar Advance Funding Trust 2012-R, Nationstar Advance Funding 2012-C, LLC, Nationstar Advance Funding Trust 2012-C, Nationstar Advance Funding 2012-AW, LLC, Nationstar Advance Funding Trust 2012-AW, Nationstar Advance Funding III LLC, Nationstar Mortgage Advance Receivables Trust, Nationstar Reverse Mortgage Advance Funding LLC and Nationstar Reverse Mortgage Advance Receivables Trust 2012-ADV1 shall be deemed to satisfy the requirements of the foregoing definition.

“Securitization Indebtedness” means (i) Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to the Company or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Company or any of its Restricted Subsidiaries.

“Servicing Advances” means advances made by the Company or any of its Restricted Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Company or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer.

“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to the Company or any of its Restricted Subsidiaries based on such collateral.

“Servicing Receivables” means rights to collections under mortgage-related receivables, or other rights to reimbursement of Servicing Advances that the Company or a Restricted Subsidiary of the Company has made in the ordinary course of business and on customary industry terms.

“Significant Subsidiary,” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“Sponsor “ means Fortress Investment Group LLC.

“Subsidiary,” with respect to any Person, means:

(1)	any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Taxable Income” means, for any period, the taxable income or loss of the Company for such period for federal income tax purposes.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Indebtedness and other Indebtedness that is not recourse to the Company or any Restricted Subsidiary or any of their assets;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (i) finance or refinance the purchase, origination or funding by the Company or a Restricted Subsidiary of the Company of, provide funding to the Company or a Restricted Subsidiary of the Company through the transfer of, loans, mortgage related securities and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (ii) finance the funding of or refinance Servicing Advances; or (iii) finance or refinance the carrying of REO Assets related to loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company; provided that such purchase, origination, pooling, funding, refinancing and carrying is in the ordinary course of business.

“Warehouse Facility Trust” means any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which (i) notes and securities are backed by specified Servicing Advances purchased by such Person from the Company or any other Restricted Subsidiary, or (ii) notes and securities are backed by specified mortgage loans purchased by such Person from the Company or any other Restricted Subsidiary.

“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or Preferred Stock into; (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

“Working Capital Facility” means (i) any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that provide loans, notes, other credit facilities or commitments permitted under clause (3) of the definition of Permitted Indebtedness and (ii) any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that alters the maturity thereof, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

DESCRIPTION OF THE NEW 2021 NOTES

On February 7, 2013, we issued $400,000,000 aggregate principal amount of unregistered 6.500% Senior Notes due 2021 (the “Old 2021 Notes”) under an indenture (as supplemented from time to time, the “2021 Indenture”) dated as of February 7, 2013, among the Company, the Co-Issuer, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, or the “Trustee.” In connection with that issuance, we entered into a Registration Rights Agreement on February 7, 2013 (the “February Registration Rights Agreement”). On March 26, 2013, we issued a further $200,000,000 aggregate principal amount of Old 2021 Notes under the 2021 Indenture. In connection with that issuance, we entered into a Registration Rights Agreement on March 26, 2013 (the “March Registration Rights Agreement” and, together with the February Registration Rights Agreement, the “2021 Registration Rights Agreements”). We will issue up to $600,000,000 aggregate principal amount of 6.500% Senior Notes due 2021 in fully registered form (the “New 2021 Notes”) under the 2021 Indenture and pursuant to our obligations under the 2021 Registration Rights Agreements. The term “Issue Date” as used herein refers to February 7, 2013, the date of original issuance of the Old 2021 Notes. As used in this “Description of the New 2021 Notes,” except as otherwise specified, the term “notes” means the Old 2021 Notes together with the New 2021 Notes. The notes will be treated as a single class for all purposes under the 2021 Indenture.

The following is a summary of the material provisions of the 2021 Indenture and the 2021 Registration Rights Agreements. We urge you to read the 2021 Indenture, including the form and terms of the notes, and the 2021 Registration Rights Agreements, because they define your rights as a holder of New 2021 Notes. The terms of the notes include those stated in the 2021 Indenture and those made part of the 2021 Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). You may request a copy of the 2021 Indenture at our address as shown under “—Additional Information” below. You can find definitions of certain capitalized terms used in this section under “—Certain Definitions.” For purposes of this section, references to the “Company” or “our” include only Nationstar Mortgage LLC and not its Subsidiaries. The term “Issuers” refers collectively to Nationstar Mortgage LLC and Nationstar Capital Corporation.

The Issuers will issue the New 2021 Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Trustee will initially act as the paying agent (the “Paying Agent”) and the registrar (the “Registrar”) for the notes. The Company may change any Paying Agent and Registrar without notice to holders of the notes (the “Holders”). The Company will pay principal (and premium, if any) on the notes at the Trustee’s corporate trust office in New York, New York. At the Company’s option, interest and Additional Interest, if any, may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders.

Brief Description of the Notes and the Note Guarantees

The notes are:

•	general unsecured obligations of the Issuers;

•	pari passu in right of payment with all existing and any future senior Indebtedness of the Issuers;

•	effectively junior in right of payment to all existing and future senior secured Indebtedness of the Issuers to the extent of the assets securing such Indebtedness;

•	senior in right of payment to all existing and future subordinated Indebtedness of the Issuers;

•	subject to registration with the SEC pursuant to the 2021 Registration Rights Agreements;

•	fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors; and

•	effectively junior to any existing and future liabilities of our non-Guarantor subsidiaries.

Without limitation on the generality of the foregoing, the notes are effectively subordinated to secured Indebtedness of the Company—including, without limitation, all Indebtedness under the Existing Facilities, Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Residual Indebtedness and Securitization Indebtedness. In the event of the Company’s bankruptcy, liquidation, reorganization or other winding up, the Company’s assets that secure such secured Indebtedness will be available to pay obligations on the notes only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets.

The notes are fully and unconditionally guaranteed by all of the Company’s existing and future Domestic Subsidiaries other than our future Excluded Restricted Subsidiaries, our existing and future Securitization Entities, our future Warehouse Facility Trusts, our future MSR Facility Trusts, certain other existing and future Restricted Subsidiaries and other than any Domestic Subsidiaries designated as Unrestricted Subsidiaries in the future, and by the Parent Entities. As of March 31, 2013, Home Community Mortgage, LLC; HomeSearch.com Realty Inc.; Nationstar Advance Funding 2012-AW, LLC; Nationstar Advance Funding 2012-C, LLC; Nationstar Advance Funding 2012-R, LLC; Nationstar Advance Funding 2012-W, LLC; Nationstar Advance Funding II LLC; Nationstar Advance Funding Trust 2012- AW; Nationstar Advance Funding Trust 2012-C; Nationstar Advance Funding Trust 2012-R; Nationstar Advance Funding Trust 2012-W; Nationstar Advance Funding, LLC; Nationstar Agency Advance Funding LLC; Nationstar Agency Advance Funding Trust; Nationstar Funding LLC; Nationstar Home Equity Loan 2009-A REO LLC; Nationstar Home Equity Loan Trust 2009-A; Nationstar Mortgage Advance Receivables Trust 2010-ADV1; Nationstar Mortgage JV LLC; Nationstar Mortgage JV Manager LLC; Nationstar Residual LLC; Nationstar Reverse Mortgage Advance Funding LLC; Nationstar Reverse Mortgage Advance Receivables Trust 2012-ADV1, Nationstar Advance Funding III LLC, Nationstar Mortgage Advance Receivables Trust, Solutionstar Realty Services LLC, Solutionstar Settlement Services Holding LLC, Solutionstar Settlement Services LLC and Solutionstar Settlement Services of Alabama LLC are our Securitization Entities and other Restricted Subsidiaries which do not guarantee the notes. Our non- Guarantor subsidiaries held approximately 25.3% of our total assets as of March 31, 2013.

Each Note Guarantee is:

•	a general unsecured obligation of the Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	effectively junior in right of payment to all existing and future senior secured Indebtedness of that Guarantor to the extent of the assets securing such Indebtedness; and

•	senior in right of payment to all existing and future subordinated Indebtedness of that Guarantor.

Without limitation on the generality of the foregoing, the Note Guarantees are effectively subordinated to secured Indebtedness of the Guarantor—including, without limitation, all Indebtedness under the Existing Facilities, Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Residual Indebtedness, Securitization Indebtedness and any secured guarantee of the Indebtedness of the Company. In the event of a Guarantor’s bankruptcy, liquidation, reorganization or other winding up or similar proceeding, the Guarantor’s assets that secure such secured Indebtedness of the Guarantor will be available to pay obligations on its Note Guarantee only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets.

As of the date of this prospectus, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the 2021 Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the 2021 Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed. The registered Holder of a note will be treated as the owner of the note for all purposes.

Principal, Maturity and Interest

The New 2021 Notes are being offered up to the principal amount of $400,000,000. The Issuers may, without the consent of the Holders, increase the principal amount of notes issued under the 2021 Indenture in the future on the same terms and conditions and with the same CUSIP number as the New 2021 Notes, if registered, or with one or more of the same CUSIP numbers as the Old 2021 Notes, if unregistered. Any offering of additional notes is subject to the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the 2021 Indenture will be treated as a single class for all purposes under the 2021 Indenture.

The notes will mature on July 1, 2021. Interest on the New 2021 Notes will accrue at the rate of 6.500% per annum and will be payable semiannually in cash on each January 1 and July 1, commencing on July 1, 2013, to the persons who are registered Holders at the close of business on the December 15 and June 15 immediately preceding the applicable interest payment date. Interest on the New 2021 Notes will accrue from and including February 7, 2013.

The notes are not entitled to the benefit of any mandatory sinking fund.

Additional Interest may accrue on the notes in certain circumstances pursuant to the 2021 Registration Rights Agreements. See “Description of the Exchange Offers.”

Note Guarantees

The notes are fully and unconditionally guaranteed by each of the Company’s current and future Domestic Subsidiaries, other than our future Excluded Restricted Subsidiaries, Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, certain other Restricted Subsidiaries and future Unrestricted Subsidiaries, and by the Parent Entities. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Note Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Note Guarantee worthless. If a Note Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Your right to be repaid would be adversely affected if a court determined that any of our guarantors made any guarantee for inadequate consideration or with the intent to defraud creditors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

(1)	except in the case of a merger entered into solely for the purpose of reincorporating a Guarantor in another jurisdiction, immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not the Guarantor) assumes all the obligations of that Guarantor under the 2021 Indenture, its Note Guarantee and the 2021 Registration Rights Agreements pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)	the Net Proceeds of such sale or other disposition are either (i) applied in accordance with the applicable provisions of the 2021 Indenture or (ii) not required to be applied in accordance with any provision of the 2021 Indenture.

The Note Guarantee of a Guarantor will be automatically and unconditionally released:

(1)	in connection with any sale, transfer or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the 2021 Indenture;

(2)	in connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the 2021 Indenture;

(3)	if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the 2021 Indenture or if any Restricted Subsidiary is no longer required to be a Guarantor pursuant to the covenant described under “—Limitation on Guarantees by Restricted Subsidiaries”; or

(4)	upon legal defeasance or satisfaction and discharge of the 2021 Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Redemption

Optional Redemption. At any time prior to January 1, 2017, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of the notes redeemed plus the Applicable Premium, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

On or after January 1, 2017, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve month period beginning on January 1 of the years indicated below, subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption:

Year	Percentage
2017	103.250%
2018	101.625%
2019 and thereafter	100.000%

“Applicable Premium” means, with respect to any note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such note and (ii) the excess of:

(1)	the present value at such redemption date of the sum of (A) the redemption price of such note at January 1, 2017 (such redemption price being set forth in the table appearing above under “—Optional Redemption”) plus (B) all required interest payments due on such note through January 1, 2017 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2)	the then outstanding principal amount of such note.

“Treasury Rate” means, as determined by the Issuers, as of the applicable redemption date, the yield to maturity as of such redemption date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to January 1, 2017; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to January 1, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to January 1, 2016, the Issuers may, at their option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35.0% of the principal amount of all notes issued under the 2021 Indenture at a redemption price equal to 106.500% of the principal amount of the notes so redeemed plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of Holders of such notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption); provided that:

(1)	at least 65.0% of the principal amount of all notes issued under the 2021 Indenture remains outstanding immediately after any such redemption; and

(2)	the Issuers makes such redemption not more than 120 days after the consummation of any such Equity Offering.

“Equity Offering” means a sale either (1) of Equity Interests of the Company (other than Disqualified Capital Stock and other than to a Subsidiary of the Company) by the Company or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent.

In addition to the Issuers’ rights to redeem notes as set forth above, the Issuers may at any time and from time to time purchase notes in open-market transactions, tender offers or otherwise.

Selection and Notice of Redemption

In the event that the Issuers choose to redeem less than all of the notes issued under the 2021 Indenture, selection of the notes for redemption will be made by the Trustee either:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

(2)	on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuers purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101.0% of the principal amount of the notes redeemed plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

Within 30 days following the date upon which a Change of Control occurs, the Issuers must send, by first class mail, a notice to each Holder, with a copy to the Trustee or otherwise in accordance with the procedures of DTC, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. Holders will be entitled to withdraw their tendered notes and their election to require the Issuers to purchase such notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of the notes tendered for purchase, and a statement that such Holder is withdrawing his tendered notes and his election to have such notes purchased.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2021 Indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the 2021 Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

If a Change of Control Offer is made, we cannot assure you that the Issuers will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Issuers are required to purchase notes pursuant to a Change of Control Offer, the Issuers expect that they would seek third-party financing to the extent they do not have available funds to meet their purchase obligations. However, we cannot assure you that the Issuers would be able to obtain such financing. See “Risk Factors—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.”

The Company’s other existing and future senior Indebtedness may prohibit events that would constitute a Change of Control. If the Company were to experience a change of control that triggers a default under such other senior Indebtedness, the Company could seek a waiver of such default or seek to refinance such other senior Indebtedness. In the event that the Company does not obtain such a waiver or refinance such senior Indebtedness, such default could result in amounts outstanding under such other senior Indebtedness to be declared due and payable. In addition, the exercise by the Holders of notes of their right to require the Issuers to repurchase the notes could cause a default under such other senior Indebtedness, even if the occurrence of the Change of Control itself does not, due to the financial effect of such repurchases on the Issuers.

Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder’s right to redemption upon a Change of Control; such provisions may only be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Restrictions in the 2021 Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property and to make Restricted Payments (as defined below) may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and we cannot assure you that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the 2021 Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the 2021 Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the 2021 Indenture by virtue thereof.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, other than a Required Asset Sale or any Legacy Loan Portfolio Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75.0% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets (or a third party on behalf of such transferee) pursuant to a customary novation or other agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion; and

(c)

any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $125.0 million and (y) 2.5% of Total Assets, at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, including a Required Asset Sale or a Legacy Loan Portfolio Sale, the Issuers (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at their or its option, in any combination of the following:

(1)	to prepay or repay Secured Debt or Indebtedness of any Restricted Subsidiary of the Company that is not a Guarantor, and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided, however, that, except in the case of Net Proceeds from a Legacy Loan Portfolio Sale, Net Proceeds, may not be applied to the prepayment or repayment of Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness, other than Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale;

(2)	to prepay or repay Pari Passu Debt permitted to be incurred pursuant to the 2021 Indenture to the extent required by the terms thereof, and, in the case of Pari Passu Debt under revolving credit facilities or other similar Indebtedness, to correspondingly reduce commitments with respect thereto;

(3)	to make one or more offers to the holders of the notes (and, at the option of the Company, the holders of Pari Passu Debt) to purchase notes (and such other Pari Passu Debt) pursuant to and subject to the conditions applicable to Asset Sale Offers described below;

(4)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company; or

(5)	to acquire other assets (including, without limitation, MSRs and Securitization Assets) that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings and/or borrowings under Permitted Funding Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by the 2021 Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $60.0 million, within thirty days thereof, the Issuers will make an Asset Sale Offer to all holders of notes and all holders of Pari Passu Debt containing provisions similar to those set forth in the 2021 Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100.0% of the principal amount (or, in the case of any other Pari Passu Debt offered at a significant original issue discount, 100.0% of the accreted value thereof, if permitted by the relevant indenture or other agreement governing such Pari Passu Debt) plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the 2021 Indenture. If the aggregate principal amount of notes and Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the notes and such Pari Passu Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the 2021 Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the 2021 Indenture by virtue of such compliance.

Certain Covenants

Covenant Suspension

During any period of time that the notes are rated Investment Grade and no Default or Event of Default has occurred and is then continuing, the Company and its Restricted Subsidiaries will not be subject to the following covenants:

•	“Repurchase at the Option of Holders—Asset Sales;”

•	“—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;”

•	“—Certain Covenants—Limitation on Restricted Payments;”

•	“—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

•	clause (2) of the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets;”

•	“—Certain Covenants—Limitation on Transactions with Affiliates;”

•	“—Certain Covenants—Limitation on Guarantees by Restricted Subsidiaries;” and

•	“—Certain Covenants—Conduct of Business”

(collectively, the “Suspended Covenants”). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies, as applicable, withdraws its ratings or downgrades the ratings assigned to the notes such that the notes are not rated Investment Grade, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, it being understood that no actions taken by (or omissions of) the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants. Furthermore, after the time of reinstatement of the Suspended Covenants upon such withdrawal or downgrade, calculations with respect to Restricted Payments will be made in accordance with the terms of the covenant described below under “—Certain Covenants—Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from the Issue Date.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, in each case other than Permitted Indebtedness.

Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), and the Company’s Restricted Subsidiaries may issue Preferred Stock, in each case if on the date of the incurrence of such Indebtedness or Preferred Stock, after giving effect to the incurrence thereof and the use of proceeds thereof, the Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1.0.

Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2)	purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than in exchange for Qualified Capital Stock of the Company);

(3)	make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Indebtedness owed by the Company or any Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company or the Company) of the Company or any Restricted Subsidiary that is subordinate or junior in right of payment to the notes; or

(4)	make any Restricted Investment

if at the time of such action (each such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as, a “Restricted Payment”) or immediately after giving effect thereto,

(1)	a Default or an Event of Default shall have occurred and be continuing; or

(2)	immediately after giving effect thereto on a pro forma basis, the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(3)	the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

(a)	50.0% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the 2010 Issue Date occurred to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100.0% of such deficit); plus

(b)	100.0% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company from any Person since the 2010 Issue Date including:

i.	any contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Capital Stock and Excluded Contributions);

ii.	the issuance or sale of convertible or exchangeable Disqualified Capital Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Capital Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)	to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)	to the extent that any Unrestricted Subsidiary of the Company is designated as a Restricted Subsidiary of the Company after the Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date.

The foregoing provisions do not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice under the 2021 Indenture;

(2)	the making of any Restricted Payment, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (iii) through the application of a substantially concurrent cash capital contribution received by the Company from its shareholders (which capital contribution (to the extent so used) shall be excluded from the calculation of amounts under clause (3)(b) of the immediately preceding paragraph);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary (including the acquisition of any shares of Disqualified Capital Stock of the Company) that is unsecured or contractually subordinated to the notes or to any Note Guarantee by exchange for, or out of the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(4)	so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company (or payments to any direct or indirect parent company of the Company to permit distributions to repurchase common equity (or options, warrants or other rights to acquire common equity) thereof) of such direct or indirect parent company) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company, any direct or indirect parent company of the Company, or any of its Subsidiaries or their authorized representatives, in an aggregate amount not to exceed $10.0 million in any calendar year plus (i) the aggregate net cash proceeds received by the Company after the Issue Date from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current or former director, officer or employee of the Company or any Restricted Subsidiary of the Company (provided that the amount of such net cash proceeds received by the Company and utilized pursuant to this clause (4)(i) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (3)(b) of the preceding paragraph) and (ii) the proceeds of “key-man” life insurance policies that are used to make such redemptions or repurchases; provided that amounts available pursuant to this clause (4) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in the next succeeding twelve-month period and provided, further, that the cancellation of Indebtedness owing to the Company from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of such entities (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under the 2021 Indenture;

(5)	(a) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants and (b) repurchases of Equity Interests or options to purchase Equity Interests deemed to occur in connection with the exercise of stock options to the extent necessary to pay applicable withholding taxes;

(6)	the declaration and payment of dividends or making of distributions by the Company to, or the making of loans to, its direct parent company in amounts required for the Company’s direct or indirect parent entities (including a corporation organized to hold interests in the Company in connection with the public issuance of shares) to pay, without duplication as to amounts of:

(a)	franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of the Company and its direct and indirect parent entities plus $500,000 per year;

(b)	federal, state, and local income taxes of the direct or indirect parent entity or of or on a consolidated or combined tax group of which the direct or indirect parent is the common parent, in each case to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and not directly payable by the Company or its Restricted Subsidiaries and, to the extent of the amount actually received from any of the Company’s Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries of the Company; provided that (i) in determining such taxes, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, shall be taken into account, (ii) if there is an adjustment in the amount of Taxable Income for any periods, an appropriate positive or negative adjustment shall be made to the amount of distributions or loans permitted pursuant to this Section 6(b), and if the adjustment is negative, then the permitted distribution on loan for succeeding periods shall be reduced (without duplication of reductions due to clause 6(b)(i) hereof and with appropriate adjustments for any contributions to the Company in respect of such negative adjustment to Taxable Income) to take into account such negative amount until such negative amount is reduced to zero, (iii) any distribution or loan in respect of such taxes other than amounts relating to estimated payments shall be computed by a nationally recognized accounting firm and (iv) in no event will such dividends and loans exceed the amounts that the Company and its Restricted and/or Unrestricted Subsidiaries (as applicable) would have paid a stand-alone group;

(c)	customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operations of the Company and its Restricted Subsidiaries; and

(d)	general corporate overhead expenses and other expenses incidental to being a public company (including, without limitation, audit, listing and legal expense) of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(7)	so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(9)	any repricing or issuance of employee stock options or the adoption of bonus arrangements, in each case in connection with the issuance of the notes, and payments pursuant to such arrangements;

(10)	Restricted Payments that are made with Excluded Contributions;

(11)	Restricted Payments made with Net Cash Proceeds from Asset Sales remaining after application thereof as required by the “Asset Sale” provisions of the 2021 Indenture (including after the making by the Issuers of any Asset Sale Offer required to be made by the Issuers pursuant to such covenant and the purchase of all notes tendered therein);

(12)	upon occurrence of a Change of Control and within 60 days after the completion of the Change of Control Offer pursuant to the “Change of Control” provisions of the 2021 Indenture (including the purchase of all notes tendered), any purchase or redemption of Obligations of the Company that are subordinate or junior in right of payment to the notes required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101.0% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and (B) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Company or any Restricted Subsidiary of the Company;

(13)	Restricted Payments in an amount not to exceed $100.0 million;

(14)	the payment of dividends on the Company’s Common Stock (or the payment of dividends to any direct or indirect parent of the Company to fund the payment of dividends on its Common Stock) after the Issue Date, of up to 6.0% per annum of the net proceeds received by or contributed to the Company (or any direct or indirect parent of the Company and contributed to the Company) since the 2010 Issue Date in any public equity offering, other than public equity offerings registered on Form S-8 and other than any public sale constituting an Excluded Contribution, provided, however, that the amount of any such net proceeds that is utilized for any such Restricted Payment shall be excluded from the calculation of amounts under clause 3(b) of the immediately preceding paragraph; and

(15)	any transfer, dividend or other distribution of Parent Stock or any proceeds from a transfer thereof to a direct or indirect parent entity of the Company.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the second paragraph of this covenant, amounts expended pursuant to clauses (1), (4), (7) and (13) shall be included in such calculation.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(1)	pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; or

(3)	transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

1.	except, with respect to clauses (1), (2) and (3), for such encumbrances or restrictions existing under or by reason of:

(a)	applicable law, rule, regulation or order;

(b)	the 2021 Indenture and the notes;

(c)	customary non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Company;

(d)	any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)	the Existing Facilities as each exists on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are ordinary and customary with respect to facilities similar to the Existing Facilities (under the relevant circumstances) and will not materially affect the Company’s ability to make anticipated principal and interest payments on the notes (as determined in good faith by the Board of Directors of the Company);

(f)	agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(g)	restrictions on the transfer of assets (other than cash) held in a Restricted Subsidiary of the Company imposed under any agreement governing Indebtedness incurred in accordance with the 2021 Indenture;

(h)	provisions in agreements evidencing Permitted Funding Indebtedness that impose restrictions on the collateral securing such Indebtedness;

(i)	restrictions on the transfer of assets subject to any Lien permitted under the 2021 Indenture imposed by the holder of such Lien;

(j)	restrictions imposed by any agreement to sell assets or Capital Stock permitted under the 2021 Indenture to any Person pending the closing of such sale;

(k)	any agreement or instrument governing Capital Stock of any Person that is acquired;

(l)	the requirements of any Securitization, Warehouse Facility or MSR Facility that are exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of the Company formed in connection therewith;

(m)	customary provisions in joint venture and other similar agreements relating solely to such joint venture;

(n)	customary provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(o)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(p)	other Indebtedness, Disqualified Capital Stock or Preferred Stock of Foreign Subsidiaries of the Company permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock” that impose restrictions solely on the Foreign Subsidiaries party thereto; provided that the restrictions will not materially affect the ability of the Issuers to pay the principal, interest and premium and Additional Interest, if any, on the notes, as determined in good faith by the Company; and

(q)	any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b) through (d), (f) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions, taken as a whole, than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind on the assets of the Company or its Restricted Subsidiaries securing Indebtedness of the Company or its Restricted Subsidiaries unless:

(1)	in the case of Liens securing Indebtedness of the Company or its Restricted Subsidiaries that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)	in all other cases, the notes are equally and ratably secured except for:

(a)	Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b)	Liens securing the notes and the Note Guarantees;

(c)	Liens securing Non-Recourse Indebtedness;

(d)	Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (i) the assets acquired or originated with the proceeds of such Indebtedness, assets that consist of Servicing Advances, MSRs, loans, mortgage related securities and other mortgage related receivables, REO Assets, Residual Assets and other similar assets subject to and pledged to secure such Indebtedness and (ii) any intangible contract rights and proceeds of, and other, related documents, records and assets directly related to the assets set forth in clause (i);

(e)	Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under the 2021 Indenture and that has been incurred in accordance with the provisions of the 2021 Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or its Restricted Subsidiaries not securing the Indebtedness so Refinanced (or property of the same type and value); and

(f)	Permitted Liens.

Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if:

(1)	the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Limitation on Liens;”

(2)	the consideration of that sale and leaseback transaction is at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Merger, Consolidation and Sale of Assets. (A) Neither Issuer, in a single transaction or series of related transactions, may consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all such Issuer’s assets, to any Person and (B) the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)	either:

(a)	the Company, or such Issuer, as the case may be, shall be the surviving or continuing entity; or

(b)	the Person (if other than the Company or such Issuer, as the case may be) formed by such consolidation or into which the Company or such Issuer, as the case may be, is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company or such Issuer, as the case may be, and of the Company’s Subsidiaries substantially as an entirety (the “Surviving Entity”):

i.	shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the notes is a corporation; and

ii.	shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the 2021 Indenture and the 2021 Registration Rights Agreements on the part of the Company or such Issuer, as the case may be, to be performed or observed;

(2)	immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company, such Issuer, or such Surviving Entity, as the case may be, shall either (x) be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock” or (y) the Company shall have a pro forma Fixed Charge Coverage Ratio that would not be less than the actual Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(3)	immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)	the Company, such Issuer or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the 2021 Indenture and that all conditions precedent in the 2021 Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The 2021 Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or such Issuer, as the case may be, in accordance with the foregoing, in which the Company or such Issuer, as the case may be, is not the continuing entity, the successor Person formed by such consolidation or into which the Company or such Issuer, as the case may be, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Issuer, as the case may be, under the 2021 Indenture and the notes with the same effect as if such surviving entity had been named as such.

This “Merger, Consolidation and Sale of Assets” covenant does not apply to:

(1)	a merger of the Company or such Issuer, as the case may be, with an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction or converting the Company into a corporation;

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; or

(3)	any Required Asset Sale or Legacy Loan Portfolio Sale that complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), involving aggregate payment of consideration in excess of $5.0 million other than: (1) Affiliate Transactions permitted as described below; and (2) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $7.5 million shall be approved by the Board of Directors of the Company or any direct or indirect parent of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

The restrictions set forth in the first and second paragraphs of this covenant shall not apply to:

(1)	any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved in good faith by the Board of Directors of the Company and payments pursuant thereto and the issuance of Equity Interests of the Company (other than Disqualified Capital Stock) to directors and employees pursuant to stock option or stock ownership plans;

(2)	transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries;

(3)	transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries has made an Investment in the ordinary course of business and such Person is an Affiliate solely because of such Investment;

(4)	transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries holds an interest as a joint venture partner and such Person is an Affiliate because of such interest;

(5)	any agreement as in effect as of the Issue Date or any amendment thereto or any transactions or payments contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date (as determined by the Board of Directors of the Company in good faith);

(6)	Restricted Payments permitted by the 2021 Indenture;

(7)	sales of Qualified Capital Stock and capital contributions to the Company from one or more holders of its Capital Stock;

(8)	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not disadvantageous to the Holders of the notes in any material respect (as determined by the Board of Directors of the Company in good faith);

(9)	transactions in which the Company or any Restricted Subsidiary of the Company, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair, from a financial standpoint, to the Company or such Restricted Subsidiary as approved in good faith by the Board of Directors of the Company;

(1)	(10)(i)the provision of mortgage servicing and similar services to Affiliates in the ordinary course of business and otherwise not prohibited by the 2021 Indenture that are fair to the Company and its Restricted Subsidiaries (as determined by the Company in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Company in good faith) and (ii) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the 2021 Indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10)	payments or loans (or cancellation of loans) to employees of the Company, any of its direct or indirect parent entities or any Restricted Subsidiary of the Company (as determined by the Board of Directors of the Company in good faith);

(11)	guarantees by the Sponsor or any direct and indirect parent of the Company for Obligations of the Company and its Restricted Subsidiaries, including the Note Guarantees given by the Parent Entities;

(12)	investments by the Sponsor in securities of the Company or any Restricted Subsidiary of the Company so long as the investment is being offered generally to other investors on the same or more favorable terms or the securities are acquired in market transactions; and

(13)	Co-Investment Transactions as approved by the Board of Directors of the Company or any direct or indirect parent of the Company.

Limitation on Guarantees by Restricted Subsidiaries. The Company will not permit any Domestic Restricted Subsidiary, other than (i) an Excluded Restricted Subsidiary or (ii) an MSR Facility Trust, a Securitization Entity or a Warehouse Facility Trust, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company of the type described in clauses (1) and (2) of the definition of “Indebtedness” (other than Permitted Funding Indebtedness to the extent such Domestic Restricted Subsidiary is a guarantor thereunder), unless, in any such case:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the 2021 Indenture, providing a Note Guarantee by such Subsidiary; and

(2)

if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to such Note Guarantee pursuant to subordination provisions no less favorable to the Holders of the notes than those contained in the 2021 Indenture.

Notwithstanding the foregoing, any such Note Guarantee by a Restricted Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1)	the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Note Guarantee was executed and delivered pursuant to the preceding paragraph; or

(2)	any sale or other disposition (by merger or otherwise) to any Person that is not a Restricted Subsidiary of the Company of all of the Company’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that: (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the 2021 Indenture; and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Limitation on Restricted Payments.” The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would occur and be continuing following such designation.

Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Restrictions on Activities of Nationstar Capital Corporation. Nationstar Capital Corporation may not hold any assets, become liable for any obligations or engage in any business activities; provided that Nationstar Capital Corporation may be a co-obligor of (i) the notes and (ii) any other Indebtedness incurred by the Company pursuant to the covenant described above under “—Limitation on Incurrence of Incurrence of Indebtedness and Issuance of Preferred Stock,” and in each case may engage in any activities directly related or necessary in connection therewith.

Reports to Holders. Following consummation of the exchange offer for the Old 2021 Notes as contemplated by the 2021 Registration Rights Agreements, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish to the Holders of notes or cause the Trustee to furnish to the Holders of notes within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or its successor) shall be deemed to satisfy the Company’s delivery obligation.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants, and each Form 10-Q and 10-K will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries. In addition, following the consummation of the exchange offer contemplated by the 2021 Registration Rights Agreements, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).

In the event that any direct or indirect parent of the Company becomes a Guarantor of the notes, the 2021 Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that such reporting is accompanied by consolidating information that presents in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than Company and its Subsidiaries, on the one hand, and the information related to the Company, the Note Guarantors and the other Subsidiaries of the Company on a standalone basis on the other hand.

If, at any time after consummation of the exchange offer contemplated by the 2021 Registration Rights Agreements, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on a website within the time periods that would apply if the Company were required to file those reports with the SEC.

If, at any time, the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then any “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or other comparable section, shall provide an analysis and discussion of the material differences with respect to the financial condition and results of operations of the Company and its Restricted Subsidiaries as compared to the Company and its Subsidiaries (including such Unrestricted Subsidiaries).

In addition, the Company agrees that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary in this Description of the New 2021 Notes, the Company will not be deemed to have failed to comply with any of its obligations described below under clause (3) of the caption under “—Events of Default” until 30 days after the date on which any report hereunder is due.

Events of Default

The following events are defined in the 2021 Indenture as “Events of Default”:

(1)	the failure to pay interest, or Additional Interest, if any, on any notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)	the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer);

(3)	a default in the observance or performance of any other covenant or agreement contained in the 2021 Indenture and such default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25.0% of the then outstanding principal amount of all notes issued under the 2021 Indenture;

(4)	the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $25.0 million or more at any time;

(5)	one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable (other than any judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such judgments in writing);

(6)	certain events of bankruptcy or insolvency affecting the Company or any of its Significant Subsidiaries; or

(7)	the Note Guarantee of any Significant Subsidiary of the Company shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary of the Company, as the case may be, denies that it has any further liability under its Note Guarantee or gives notice to such effect, other than by reason of the termination of the 2021 Indenture or the release of any such Note Guarantee in accordance with the 2021 Indenture.

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding notes issued under the 2021 Indenture may declare the principal of and accrued interest on all the notes issued under the 2021 Indenture to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” or the “Acceleration Notice,” and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding notes issued under the 2021 Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The 2021 Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of all notes issued under the 2021 Indenture may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)	if the Company has paid the Trustee (including its agents and counsel) its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)	in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in aggregate principal amount of the then outstanding notes issued under the 2021 Indenture may waive any existing Default or Event of Default under the 2021 Indenture, and its consequences, except a default in the payment of the principal of or interest (including Additional Interest, if any) on any notes.

Holders of the notes may not enforce the 2021 Indenture or the notes except as provided in the 2021 Indenture and under the TIA. Subject to the provisions of the 2021 Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the 2021 Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the 2021 Indenture and applicable law, the Holders of a majority in principal amount of the then outstanding notes issued under the 2021 Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the 2021 Indenture, the Issuers are required to provide an officers’ certificate to the Trustee within five Business Days of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and is continuing and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantors shall have any liability for any obligation of the Issuers or any Guarantors, respectively, under the notes, the Note Guarantees and the 2021 Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation; provided that the foregoing shall not limit any Guarantor’s obligations under its Note Guarantee. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have their obligations discharged with respect to the notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the notes, except for:

(1)	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes when such payments are due;

(2)	the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3)	the rights, powers, trusts, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the 2021 Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the 2021 Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including, bankruptcy, receivership, reorganization, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under the 2021 Indenture (in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Issuers have delivered to the Trustee an irrevocable notice to redeem all of the outstanding notes on such redemption date);

(2)	in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(a)	the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the 2021 Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and the incurrence of Liens associated with any such borrowings));

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the 2021 Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)	the Issuers shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

(7)	the Issuers shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Satisfaction and Discharge

The 2021 Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the 2021 Indenture) as to all notes when:

(1)	either:

(a)	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)	all notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on (including Additional Interest, if any) the notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuers have paid all other sums payable under the 2021 Indenture by the Issuers; and

(3)	the Issuers have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the 2021 Indenture relating to the satisfaction and discharge of the 2021 Indenture have been complied with.

Modification of the 2021 Indenture

From time to time, the Issuers and the Trustee, without the consent of the Holders, may amend the 2021 Indenture to:

(1)	cure any mistakes, ambiguities, defects or inconsistencies;

(2)	provide for uncertificated notes in addition to or in place of certificated notes or to alter the provisions of the 2021 Indenture relating to the form of the notes (including the related definitions) in a manner that does not materially adversely affect any Holder;

(3)	provide for the assumption of the Issuers’ or a Guarantor’s obligations to the Holders of the notes by a successor to the Company or a Guarantor pursuant to the “Merger, Consolidation and Sale of Assets” covenant;

(4)	make any change that would provide any additional rights or benefits to the Holders of the notes or that does not materially adversely affect the legal rights under the 2021 Indenture of any Holder of the notes or to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(5)	comply with requirements of the SEC in order to effect or maintain the qualification of the 2021 Indenture under the TIA;

(6)	provide for the issuance of notes issued after the Issue Date in accordance with the limitations set forth in the 2021 Indenture;

(7)	allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the notes or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or the 2021 Indenture (to the extent permitted by the 2021 Indenture);

(8)	secure the notes;

(9)	provide for the issuance of exchange notes or private exchange notes; or

(10)	conform the text of the 2021 Indenture, the Guarantees or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the 2021 Indenture, the Guarantees or the notes.

The consent of the Holders is not necessary under the 2021 Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

In formulating its opinion on such matters, the Trustee will be entitled to conclusively rely, and shall be fully protected in acting upon, such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the 2021 Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the 2021 Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1)	reduce the amount of notes whose Holders must consent to an amendment;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

(3)	reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(4)	make any notes payable in money other than that stated in the notes;

(5)	make any change in provisions of the 2021 Indenture protecting the right of each Holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes issued under the 2021 Indenture to waive Defaults or Events of Default;

(6)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(7)	after the Issuers’ obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto; or

(8)	modify or change any provision of the 2021 Indenture or the related definitions affecting the ranking of the notes in a manner which adversely affects the Holders.

Governing Law

The 2021 Indenture provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The 2021 Indenture provides that, except during the occurrence and continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the 2021 Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the 2021 Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The 2021 Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Additional Information

Anyone who receives this prospectus may obtain a copy of the 2021 Indenture and the 2021 Registration Rights Agreements without charge by writing to Nationstar Mortgage LLC, 350 Highland Drive, Lewisville, Texas 75067, Attention: Chief Financial Officer.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the 2021 Indenture. Reference is made to the 2021 Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“2010 Issue Date” means March 26, 2010.

“2021 Registration Rights Agreements” means the February Registration Rights Agreement and the March Registration Rights Agreement.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Interest” means the additional interest that may accrue on the notes under the circumstances described under the caption “Exchange Offer; Registration Rights.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Acquisition” means: (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) other than in the ordinary course of business.

“Asset Sale” means:

(1)	the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, other than any Required Asset Sale or a Legacy Loan Portfolio Sale, will be governed by the provisions of the 2021 Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation and Sale of Assets” and not by the provisions of the Asset Sale covenant; provided further that a transaction otherwise meeting the requirements of an “Asset Sale” under this definition will be deemed to be an Asset Sale notwithstanding its treatment under GAAP; and

(2)	the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)	a transfer of assets between or among the Company and any Restricted Subsidiary of the Company;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4)	the sale of advances, loans, customer receivables, mortgage related securities or other assets in the ordinary course of business, the sale of accounts receivable or other assets that by their terms convert into cash in the ordinary course of business; any sale of MSRs in connection with the origination of the associated mortgage loan in the ordinary course of business or any sale of securities in respect of additional fundings under reverse mortgage loans in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;

(6)	disposition of Investments or other assets and disposition or compromise of receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for loans serviced and/or originated by the Company or any of its Subsidiaries;

(7)	the modification of any loans owned or serviced by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(8)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(9)	disposals or replacements of damaged, worn out or obsolete equipment or other assets no longer used or useful in the business of the Company and its Restricted Subsidiaries, in each case the ordinary course of business;

(10)	assets sold pursuant to the terms of Permitted Funding Indebtedness;

(11)	a sale (in one or more transactions) of Securitization Assets or Residual Interests in the ordinary course of business;

(12)	sales, transfers or contributions of Securitization Assets to Securitization Entities, Warehouse Facility Trusts and MSR Facility Trusts in connection with Securitizations in the ordinary course of business;

(13)	a sale or other disposition of Equity Interests of an Unrestricted Subsidiary;

(14)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Liens;”

(15)	transactions pursuant to repurchase agreements entered into in the ordinary course of business; and

(16)	any Co-Investment Transaction; and

(17)	any transfer, dividend or other distribution of Parent Stock to a direct or indirect parent entity of the Company.

“Asset Sale Offer” has the meaning assigned to that term in the 2021 Indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the interest rate per annum implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; or

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests (whether general or limited) of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)	Dollars;

(2)	in the case of any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, such local currencies held by such Foreign Subsidiary of the Company from time to time in the ordinary course of business;

(3)	securities or any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities or such evidence of indebtedness);

(4)	marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;

(5)	certificates of deposit with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(6)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (3) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above;

(7)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within twelve months after the date of acquisition; and

(8)	money market funds at least 90.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

In the case of Investments by any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) local currencies and other short-term investments utilized by foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (8) and in this paragraph.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than any Required Asset Sales or Legacy Loan Portfolio Sale, to any Person other than a Permitted Holder; or

(2)

the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies; provided that for purposes of calculating the “beneficial ownership” of any group, any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not be included in determining the amount of Voting Stock “beneficially owned” by such group.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

“Co-Investment Transaction” means a transaction pursuant to which a portion of MSRs or the right to receive fees in respect of MSRs are transferred for fair value to another Person.

“Co-Issuer” means Nationstar Capital Corporation, a Delaware corporation.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)	Consolidated Net Income; and

(2)	to the extent Consolidated Net Income has been reduced thereby:

(a)	Consolidated Taxes;

(b)	Consolidated Interest Expense (excluding Consolidated Interest Expense on Indebtedness incurred under clauses (2), (5), (6), (10), (11), (12), (15) and (27) of the definition of Permitted Indebtedness);

(c)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including charges related to the writeoff of goodwill or intangibles as a result of impairment, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

(d)	(i) customary fees, expenses or charges of the Company and its Restricted Subsidiaries payable in connection with (A) the issuance of the notes, (B) the initial public offering of the Company’s Common Stock or the Common Stock of any of its direct or indirect parent companies after the Issue Date and issuance of Equity Interests and (C) any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness and including, in each case, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, in each case whether or not successful, (ii) restructuring charges and (iii) any amortization or write-off of debt issuance costs for Indebtedness incurred prior to the Issue Date;

(e)	any amortization or write-off of debt issuance costs payable in connection with Corporate Indebtedness incurred concurrent with and after the Issue Date;

(f)	recovery of other-than-temporary loss on available-for-sale securities recognized through members’ (or shareholders’) equity;

(g)	all other unusual or non-recurring items of loss or expense;

(h)	the amount of any expense related to minority interests; and

(3) decreased by (without duplication):

(a)	non-cash gains pursuant to clause (2) above increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition);

(b)	all other unusual or non-recurring gains or revenue;

(c)	all interest income to the extent a matching interest expense has been added back to clause (2) above; and

(d)	fair market value of MSRs capitalized by the Company and its Restricted Subsidiaries;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP. For the avoidance of doubt, Consolidated EBITDA shall exclude the effect of any income or loss related to a Legacy Loan Portfolio, except to the extent such income or loss is accounted for in the calculation of Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)	the aggregate of the interest expense on Indebtedness of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount; (b) the net costs under Permitted Hedging Transactions; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

(2)	to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

(3)	the imputed interest with respect to Attributable Debt created after the Issue Date; and

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Capital of such Person or preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Capital Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries before the payment of dividends on Preferred Stock for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)	after-tax gains and losses from asset sales or abandonments or reserves relating thereto;

(2)	after-tax items classified as extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Person’s assets;

(3)

the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, except for such restrictions permitted by clauses (g) and (h) of the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant, whether such permitted restrictions exist on the Issue Date or are created thereafter, except to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person (other than a Restricted Subsidiary also subject to such restrictions), by such other Person;

(4)	the net income or loss of any other Person, other than a Restricted Subsidiary of the referent Person, except:

(a)	to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person (other than a Restricted Subsidiary described in clause (3) above), by such other Person; or

(b)	that the referent Person’s share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded;

(5)	any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)	income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7)	in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8)	any valuation allowance for mortgage loans held-for-investment and/or any change in fair value of mortgage loans held for sale and corresponding debt in relation to securitized loans in accordance with GAAP that require no additional capital or equity contributions to the Company;

(9)	change in fair value of MSRs or the amortization of MSRs pursuant to such Person’s accounting policy;

(10)	Consolidated Taxes of such Person recognized in accordance with GAAP, to the extent they exceed the taxes in respect of the same income, capital or commercial activity that are recognized in accordance with GAAP for the applicable period by a parent entity of such Person that is liable for such taxes;

(11)	any income or loss related to the fair market value of economic hedges related to MSRs or other mortgage related assets or securities, to the extent that such other mortgage related assets or securities are valued at fair market value and gains and losses with respect to such related assets or securities have been excluded pursuant to another clause of this provision;

(12)	any income or loss related to a Legacy Loan Portfolio;

(13)	the cumulative effect of a change in accounting principles during such period; and

(14)	the effect of any gain or loss associated with liabilities created in respect of a Co-Investment Transaction as a result of the accounting treatment thereof under GAAP.

“Consolidated Taxes” means, with respect to any Person for any period, all income taxes and foreign withholding taxes and taxes based on capital and commercial activity (or similar taxes) of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period.

“Corporate Indebtedness” means, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under clauses (2), (5), (6), (10), (11), (12), (15) and (27) of the definition of Permitted Indebtedness).

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries, or any Securitization Entity for the

purpose of providing credit support (that is reasonably customary as determined by Company senior management) with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any its Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate executed by the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

“Dollar” or “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Contributions” means net cash proceeds or marketable securities received by the Company from contributions to its common equity capital designated as Excluded Contributions pursuant to an officers’ certificate on the date such capital contributions are made.

“Excluded Restricted Subsidiary” means any newly acquired or created Subsidiary of the Company that is designated as a Restricted Subsidiary but prohibited, in the reasonable judgment of the Company, from guaranteeing the notes by any applicable law, regulation or contractual restriction existing at the time such Subsidiary becomes a Restricted Subsidiary and which, in the case of any such contractual restriction, in the good faith opinion of the management of the Company, cannot be removed through commercially reasonable efforts. As of the Issue Date, there are no Excluded Restricted Subsidiaries.

“Existing Facilities” means, collectively, the Existing Servicing Advance Facilities, the Existing Warehouse Facilities and the Existing MSR Facilities.

“Existing MSR Facilities” means the MSR Notes together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Servicing Advance Facilities” means: (1) the $275.0 million Agreement with respect to MBS Loan Buyout Financing Option and the Further Amended and Restated Servicer Advance Early Reimbursement Mechanics Addendum, dated as of January 13, 2010, by and among the Company and the lender identified therein, (2) the $300.0 million 2010—ABS Advance Financing Facility maintained with an affiliate of Wells Fargo Securities, LLC, (3) the $75.0 million 2011 Agency Advance Financing Facility maintained with an affiliate of Barclays Capital Inc. and (4) the MSR Notes, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Warehouse Facilities” mean: (1) the $300.0 million Master Repurchase Agreement, dated as of January 27, 2010, by and among the Company and the lender identified therein, (2) the $100.0 million Master Repurchase Agreement, dated as of October 7, 2009, by and among the Company and the lender identified therein, (3) the $175.0 million Master Repurchase Agreement, dated as of October 21, 2010, by and among the Company and the lender identified therein, (4) the $50.0 million Master Repurchase Agreement, dated as of March 25, 2011, by and among the Company and the lender identified therein, (5) the Master Repurchase Agreement, entered into December 2011, between the Company and the lender identified therein to finance certain eligible securities and (6) the $50.0 million As Soon As Pooled Plus Agreements, by and among the Company and the lender identified therein; in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the senior management of the Company or any Restricted Subsidiary of the Company, as applicable, when the fair market value of any asset other than cash is estimated in good faith to be below $5.0 million, and by the Board of Directors of the Company acting reasonably and in good faith and, if the fair market value exceeds $10.0 million, shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“February Registration Right Agreement” means the Registration Rights Agreement, dated February 7, 2013, among the Issuers, the guarantors party thereto and the initial purchasers party thereto.

“Fixed Charge Coverage Ratio” means, with respect to any Person, as of any date, the ratio of (i) Consolidated EBITDA of such Person for the most recently ended four full fiscal quarters (the “Four Quarter Period”) for which internal financial statements are available ending prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to (ii) the Fixed Charges of such Person for the Four Quarter Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, “Consolidated EBITDA” and “Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)	any asset sales or other dispositions or any asset originations, asset purchases, Investments and Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness that is Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions) attributable to the assets which are originated or purchased, the Investments that are made and the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or asset origination, asset purchase, Investment or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

The Company shall be entitled in calculating the Fixed Charge Coverage Ratio: (i) to treat the entry into a bona fide subservicing agreement in respect of MSRs as an Asset Acquisition and (ii) to give effect in such pro forma calculation to any bona fide binding definitive agreement, subject to customary closing conditions, for any transaction that upon the consummation thereof would be subject to the foregoing paragraph (including any related incurrence or repayment of Indebtedness). The pro forma calculations shall be made by a responsible accounting officer of the Company in good faith based on the information reasonably available to it at the time of such calculation. The foregoing calculations shall not be required to comply with the requirements for pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense on Corporate Indebtedness,

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person, and

(3)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Capital Stock.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries of the Company, as determined in accordance with GAAP in good faith by the Company without intercompany eliminations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of December 31, 2011.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each of:

(1)	Centex Land Vista Ridge Lewisville III General Partner, LLC, Centex Land Vista Ridge Lewisville III, L.P., Champion Mortgage LLC, Harwood Insurance Services, LLC, Harwood Service Company LLC, Harwood Service Company of Georgia, LLC, Harwood Service Company of New Jersey, LLC, HomeSelect Settlement Solutions, LLC, Nationstar 2009 Equity Corporation, Nationstar Equity Corporation, Nationstar Industrial Loan Company, Nationstar Industrial Loan Corporation, Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC, Nationstar Sub2 LLC, NSM Foreclosure Services Inc., NSM Recovery Services Inc.; and

(2)	any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the 2021 Indenture, but not including any Foreign Subsidiary or any Subsidiary that would be a Foreign Subsidiary if it were a Restricted Subsidiary, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the 2021 Indenture; provided that any Excluded Restricted Subsidiary, any Securitization Entities, any Warehouse Facility Trusts and any MSR Facility Trusts shall not be deemed to be Guarantors.

“Holder” means the Person in whose name the note is registered on the registrar’s book. “Indebtedness” means with respect to any Person, without duplication:

(1)	all Obligations of such Person for borrowed money;

(2)	all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations of such Person;

(4)	all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)	all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)	guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) or (9) below;

(7)	Obligations of any other Person of the type referred to in clauses (1) through (6) above and clause (9) below which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Obligation so secured;

(8)	all Obligations under currency agreements and interest swap agreements of such Person;

(9)	all Attributable Debt of such Person; and

(10)	all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 2021 Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued at a discount to par;

(2)	with respect to any Obligations under currency agreements and interest swap agreements, the net amount payable if such agreements terminated at that time due to default by such Person;

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person; or

(4)	except as provided above, the principal amount or liquidation preference thereof, in the case of any other Indebtedness.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), advance or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences or Indebtedness issued by, any Person that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. “Investment” shall exclude (x) accounts receivable, extensions of trade credit or advances by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Company’s or its Restricted Subsidiaries’ normal trade practices, as the case may be, (y) deposits made in the ordinary course of business and customary deposits into reserve accounts related to Securitizations and (z) commission, travel and similar advances to officers, directors, managers and employees, in each case, made in the ordinary course of business.

“Investment Grade” means a rating of the notes by both S&P and Moody’s, each such rating being one of such agency’s four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided that, in each case, such ratings are publicly available; provided, further, that in the event Moody’s or S&P is no longer in existence for purposes of determining whether the notes are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

“Investment Grade Securities” means marketable securities of a Person (other than the Company or its Restricted Subsidiaries, an Affiliate of joint venture of the Company or any Restricted Subsidiary), acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of business that are rated, at the time of acquisition, BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s.

“Issue Date” means February 7, 2013, the date on which the Old 2021 Notes were originally issued.

“Issuers” means the Company and the Co-Issuer.

“Legacy Loan Portfolio” means the residential mortgage loans subject to the Note Purchase Agreement, dated as of October 30, 2009 by and among the Company and the representatives of the initial purchasers party thereto.

“Legacy Loan Portfolio Sale” means the sale, lease, conveyance or other disposition, in one or more transactions of all or a portion of the Legacy Loan Portfolio.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.

“March Registration Right Agreement” means the Registration Rights Agreement, dated March 26, 2013, among the Issuers, the guarantors party thereto and the initial purchasers party thereto.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“MSR” means mortgage servicing rights (including master servicing rights) entitling the holder to service mortgage loans.

“MSR Assets” means MSRs other than (i) MSRs on loans originated by the Company or its Restricted Subsidiaries for so long as such MSRs are financed in the normal course of the origination of such loans and (ii) MSRs subject to existing Liens on the Issue Date securing Existing MSR Facilities.

“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to finance or refinance the purchase, origination, pooling or funding by the Company or a Restricted Subsidiary of the Company of MSRs originated, purchased, or owned by the Company or any Restricted Subsidiary of the Company in the ordinary course of business.

“MSR Facility Trust” means any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (i) notes and securities are backed by specified MSRs purchased by such Person from the Company or any other Restricted Subsidiary, or (ii) notes and securities are backed by specified mortgage loans purchased by such Person from the Company or any other Restricted Subsidiary.

“MSR Indebtedness” means Indebtedness in connection with a MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“MSR Loans” means loans outstanding under the MSR Notes that are, in accordance with the terms thereof, secured by the pledge of an MSR.

“MSR Notes” means the $22.2 million Senior Secured Credit Agreement, dated as of October 1, 2009, by and among the Company and the lender identified therein.

“MSR Subsidiary” means any Restricted Subsidiary of the Company that owns MSR Assets that have a Fair Market Value in excess of $5.0 million.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, distributions to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Indebtedness” means, with respect to any specified Person, Indebtedness that is:

(1)	specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes);

(2)	advanced to (i) such Person or its Restricted Subsidiaries that holds investment assets or (ii) any of such Person’s Subsidiaries or group of such Person’s Subsidiaries formed for the sole purpose of acquiring or holding investment assets, in each case, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, such Person’s or any of such Person’s Restricted Subsidiaries’ other assets (other than: (A) cross-collateralization against assets which serve as collateral for other Non-Recourse Indebtedness; and (B) subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(3)	specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or any of its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) provided that, notwithstanding the foregoing, to the extent that any Non-Recourse Indebtedness is made with recourse to other assets of a Person or its Restricted Subsidiaries, only that portion of such Non-Recourse Indebtedness that is recourse to such other assets or Restricted Subsidiaries shall be deemed not to be Non-Recourse Indebtedness.

“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the 2021 Indenture and any notes issued thereunder, executed pursuant to the provisions of the 2021 Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Originations Joint Venture” means one or more joint ventures that constitute Restricted Subsidiaries and that engage in the business of or otherwise conduct activities related to mortgage loan origination.

“Originations Joint Venture Total Assets” means the total assets of the Originations Joint Ventures of the Company, as determined consistent with the definition of Total Assets.

“Parent Entities” means, collectively, Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC and Nationstar Sub2 LLC.

“Parent Stock” means the stock of a parent entity of the Company, held by the Company as of the Issue Date or subsequently acquired from a parent entity of the Company.

“Pari Passu Debt” means Indebtedness of the Company or a Restricted Subsidiary that is senior or pari passu in right of payment with the notes. For the purposes of this definition, no Indebtedness will be considered to be senior or junior by virtue of being secured on a first or junior priority basis.

“Permitted Business” means the businesses of the Company and its Subsidiaries as described in this prospectus and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof.

“Permitted Funding Indebtedness” means (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehouse Indebtedness, (iii) any Permitted Residual Indebtedness, (iv) any Permitted MSR Indebtedness, (v) any facility that combines any Indebtedness under clauses (i), (ii), (iii) or (iv) and (vi) any Refinancing of the Indebtedness under clauses (i), (ii), (iii), (iv) or (v) and advanced to the Company or any of its Restricted Subsidiaries based upon, and secured by, Servicing Advances, mortgage related securities, loans, MSRs, consumer receivables, REO Assets or Residual Interests existing on the Issue Date or created or acquired thereafter, provided, however that solely as of the date of the incurrence of such Permitted Funding Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any Indebtedness incurred in accordance with this clause (vi) for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect thereto over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (vi) which excess shall be entitled to be incurred pursuant to any other provision under the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Permitted Hedging Transactions” means entering into instruments and contracts and making margin calls thereon by the Company or any of its Restricted Subsidiaries in reasonable relation to a Permitted Business that are entered into for bona fide hedging purposes and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary) and shall include, without limitation, interest rate swaps, caps, floors, collars, forward hedge and TBA contracts or mortgage sale contracts and similar instruments, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments.

“Permitted Holders” means Sponsor and its Affiliates and members of management of the Company and its Subsidiaries.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)	Indebtedness under the notes, exchange notes issued in exchange for any additional notes issued under the 2021 Indenture and the Note Guarantees;

(2)	Indebtedness incurred pursuant to the Existing Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each Existing Facility as in effect on the Issue Date reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

(3)	Indebtedness of the Company or any Guarantor under the Working Capital Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an amount not to exceed the greater of (x) $100.0 million and (y) 1.25% of Total Assets;

(4)	other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clauses (1) and (2) above);

(5)	Permitted Hedging Transactions;

(6)	Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)	Indebtedness owed to and held by the Company or a Restricted Subsidiary, provided, however, that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon and (b) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

(8)	Indebtedness of the Company or any Guarantor to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that: (a) any Indebtedness of the Company or any Guarantor to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated in right of payment, pursuant to a written agreement, to the Company’s obligations under the 2021 Indenture and the notes; and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds, directly or indirectly, any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(9)	[reserved];

(10)	Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(11)	Permitted Funding Indebtedness;

(12)	Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;

(13)	Refinancing Indebtedness;

(14)	(A) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary of the Company (other than Non-Recourse Indebtedness) so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary of the Company is permitted under the terms of the 2021 Indenture, or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company (other than Non-Recourse Indebtedness); provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees by Restricted Subsidiaries”;

(15)	Non-Recourse Indebtedness;

(16)	Indebtedness incurred by the Company or any of the Guarantors in connection with the acquisition of a Permitted Business; provided that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, either

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(b)	the Fixed Charge Coverage Ratio of the Company would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to the incurrence of such Indebtedness;

(17)	Indebtedness (including Capitalized Lease Obligations) incurred to finance the development, construction, purchase, lease, repairs, maintenance or improvement of assets (including MSRs and related Servicing Advances) by the Company or any Restricted Subsidiary, provided that the Liens securing such Indebtedness may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of the construction of the property subject to the Lien, provided, further that the amount of such Indebtedness does not exceed the Fair Market Value of the assets purchased or constructed with the proceeds of such Indebtedness;

(18)	Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(19)	Indebtedness consisting of Indebtedness from the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company (or payments to any direct or indirect parent company of the Company to permit distributions to repurchase common equity (or options, warrants or other rights to acquire common equity) thereof) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company, any direct or indirect parent company of the Company, or any of its Subsidiaries or their authorized representatives to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments;”

(20)	Indebtedness in respect of overdraft protections and otherwise in connection with customary deposit accounts maintained by the Company or any Restricted Subsidiary with banks and other financial institutions as part of its ordinary cash management program;

(21)	the incurrence of Indebtedness by a Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (21), 5.0% of Foreign Subsidiary Total Assets;

(22)	shares of Preferred Stock of a Restricted Subsidiary of the Company issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such share of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares or Preferred Stock not permitted by this clause (22);

(23)	Indebtedness of the Company and its Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

(24)	Obligations in respect of performance, bid, surety bonds and completion guarantees provided by the Company and its Restricted Subsidiaries in the ordinary course of business;

(25)	[reserved];

(26)	to the extent otherwise constituting Indebtedness, obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of Residual Interests or other loans and other mortgage-related receivables purchased or originated by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business;

(27)	Guarantees by the Company and its Restricted Subsidiaries of Indebtedness that is otherwise Permitted Indebtedness;

(28)	Indebtedness or Disqualified Capital Stock of the Company and Indebtedness, Disqualified Capital Stock or Preferred Stock of any of the Company’s Restricted Subsidiaries in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Capital Stock or sales of Equity Interests to the Company or any of its Subsidiaries) to the extent that such net cash proceeds or cash have not been applied to the covenant “—Limitation on Restricted Payments”; provided, however, that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (28) may not exceed $50.0 million in the aggregate at any one time outstanding;

(29)	Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;

(30)	Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed the greater of (x) $80.0 million and (y) 1.0% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (30);

(31)	Guarantees by the Company and the Restricted Subsidiaries of the Company to owners of servicing rights in the ordinary course of business;

(32)	additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed the greater of (x) $80.0 million and (y) 1.0% of Total Assets at any one time outstanding; and

(33)	(i) the incurrence of Indebtedness by the Services Business in an amount not to exceed at any one time

a.	outstanding, together with any other Indebtedness incurred under this clause (i), the greater of (x) $50.0

b.	million and (y) 25% of Services Business Total Assets and (ii) the incurrence of Indebtedness by an

c.	Originations Joint Venture in an amount not to exceed at any one time outstanding, together with any

d.	other Indebtedness incurred under this clause (ii), the greater of (x) $50.0 million and (y) 25% of Originations Joint Venture Total Assets.

For purposes of determining compliance with the “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (33) above or is entitled to be incurred pursuant to the second paragraph of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	Investments by the Company or any Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage related securities or charge-off receivables in the ordinary course of business;

(5)	Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;

(6)	Investments in MSRs;

(7)	Investments in Residual Interests in connection with any Securitization, Warehouse Facility or MSR Facility;

(8)	Investments by the Company or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Company or such Restricted Subsidiary in the ordinary course of business;

(9)	any Restricted Investment made as a result of the receipt of securities or other assets of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” or any other disposition of assets not constituting an Asset Sale;

(10)	Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of the Company, or any of its direct or indirect parent entities, or any Unrestricted Subsidiary;

(11)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(12)	Investments in connection with Permitted Hedging Transactions;

(13)	repurchases of the notes;

(14)	Investments in and making of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs);

(15)	guarantees of Indebtedness permitted under the covenant described in “—Certain covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”;

(16)	any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the third paragraph of the covenant described under “—Limitation on Transactions with Affiliates” (except transactions described in clauses (6) and (9) of such paragraph);

(17)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(18)	endorsements for collection or deposit in the ordinary course of business;

(19)	any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (19) to the extent required by the terms of such Investment as in existence on the Issue Date;

(20)	any Investment by the Company or any Restricted Subsidiary of the Company in any Person where such Investment was acquired by the Company or any Restricted Subsidiary of the Company (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary of the Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(21)	any Investment by the Company or any Restricted Subsidiary of the Company in a joint venture not to exceed the greater of (x) $75.0 million and (y) 1.0% of Total Assets;

(22)	other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $100.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(23)	purchases of mortgage backed securities or similar debt instruments related to a Permitted Business.

“Permitted Liens” means the following types of Liens:

(1)	Liens for taxes, assessments or governmental charges or claims either: (a) not delinquent for a period of more than 30 days; or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation laws, unemployment insurance laws or similar legislation and other types of social security or obtaining of insurance, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)	Liens existing on the Issue Date;

(5)	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(6)	Liens on assets or property at the time the Company or a Restricted Subsidiary acquired the assets or property or within 360 days of such acquisition, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto); provided, further that the aggregate amount of obligations secured thereby does not exceed the greater of (x) $80.0 million and (y) 1.25% of Total Assets at any time outstanding and no such Lien may secure obligations in an amount that exceeds the Fair Market Value of the assets or property acquired as of the date of acquisition;

(7)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary of the Company;

(8)	leases, subleases, licenses or sublicenses granted to others which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(10)	Liens securing Indebtedness permitted to be incurred under the Working Capital Facility, including any letter of credit facility relating thereto, that was permitted to be Incurred pursuant to clause (3) of the definition of Permitted Indebtedness;

(11)	Liens in favor of the Issuers or any Guarantor;

(12)	Liens on the Equity Interests of any Unrestricted Subsidiary securing Non-Recourse Indebtedness of such Unrestricted Subsidiary;

(13)	grants of software and other technology licenses in the ordinary course of business;

(14)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (4), (5), (6), (28) and (34) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (4), (5), (6), (28) and (34) of this definition at the time the original Lien became a Permitted Lien under the 2021 Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(15)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(16)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business and Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(17)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(18)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(19)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(20)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of other for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the Permitted Business of the Company and its Subsidiaries and other similar charges or encumbrances in respect of real property not interfering, in the aggregate, in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(21)	any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(22)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(23)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(24)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(25)	Liens securing Permitted Hedging Transactions and the costs thereof;

(26)	Liens securing Indebtedness under Currency Agreements;

(27)	Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $80.0 million and (y) 1.25% of Total Assets;

(28)	Liens securing Indebtedness incurred to finance the construction or purchase of assets (excluding MSR Assets) by the Company or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary), provided that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition or completion of the construction of the property subject to the Lien, provided further that the amount of Indebtedness secured by such Liens does not exceed the purchase price of the assets purchased or constructed with the proceeds of such Indebtedness;

(29)	Liens on Securitization Assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;

(30)	Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Company substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;

(31)	Liens to secure Indebtedness of any Foreign Subsidiary of the Company or Excluded Restricted Subsidiary securing Indebtedness of such Foreign Subsidiary of the Company or any Excluded Restricted Subsidiary that is permitted by the terms of the 2021 Indenture to be incurred;

(32)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(33)	Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement;

(34)	Liens securing Indebtedness incurred to finance the purchase of MSR Assets (“Acquired MSR Assets”) by the Company or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary), provided that (x) any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition of the property subject to the Lien and (y) the aggregate amount of Indebtedness secured by the Acquired MSR Assets in such purchase does not exceed the greater of $100.0 million and 65.0% of the purchase price of such Acquired MSR Assets less the amount necessary to pay any fees and expenses related to such acquisition (the purchase price of the Acquired MSR Assets shall be determined by the terms of the contract governing such purchase or, if not specified in such contract, management in good faith); and

(35)	Liens to secure Indebtedness of the Services Business or Originations Joint Venture that is permitted by the terms of the Indenture to be incurred covering only the assets of the Services Business or Originations Joint Venture, as applicable.

“Permitted MSR Indebtedness” means MSR Indebtedness; provided that solely as of the date of the incurrence of such MSR Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such MSR Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall not be Permitted MSR Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Permitted Residual Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries under a Residual Funding Facility; provided that solely as of the date of the incurrence of such Permitted Residual Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (not including customary contractual recourse for breaches of representations and warranties) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Company or such Restricted Subsidiary, as the case may be, at such time.

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (i) in connection with any Securitization, any Warehouse Indebtedness or MSR Indebtedness used to finance the purchase, origination or pooling of any Receivables subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Company and its Restricted Subsidiaries from the applicable Securitization Entity, and (ii) solely as of the date of the incurrence of such Permitted Securitization Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.”).

“Permitted Servicing Advance Facility Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred under a Servicing Advance Facility; provided, however that solely as of the date of the incurrence of such Permitted Servicing Advance Facility Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breaches of representations or warranties and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness under a Servicing Advance Facility which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Company or such Restricted Subsidiary, as the case may be, at such time.

“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided that solely as of the date of the incurrence of such Warehouse Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agencies” means Moody’s and S&P.

“Realizable Value “ of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Company in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Company in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness or Permitted Residual Indebtedness, as the case may be, (or, if such agreement does not contain any related provision, as determined by senior management of the Company in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Company or any of its Restricted Subsidiaries shall be the minimum price payable to the Company or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means loans and other mortgage-related receivables (including Servicing Receivables and MSRs but excluding Residual Interests and net interest margin securities) purchased or originated by the Company or any Restricted Subsidiary of the Company or, with respect to Servicing Receivables and MSRs, otherwise arising in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Refinance “ means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with clauses (1), (4), (13), (16), (17), (28) or (29) of the definition of Permitted Indebtedness, and in each case that does not:

(1)	result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing and amounts of Indebtedness otherwise permitted to be incurred under the 2021 Indenture); or

(2)	create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (i) such Indebtedness is incurred either (a) by the Company or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being Refinanced and (ii) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Company or any Restricted Subsidiary secured by Residual Interests.

“Residual Interests” means any residual, subordinated, reserve accounts and retained ownership interest held by the Company or a Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (i) MSRs, (ii) pools or portfolios of MSRs, or (iii) the Capital Stock of any Person that holds MSRs or pools or portfolios of MSRs, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a government-sponsored enterprise.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means any Indebtedness secured by a Lien upon the property of the Company or any of its Restricted Subsidiaries (regardless of the Realizable Value of such property).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securitization” means a public or private transfer, sale or financing of Servicing Advances and/or mortgage loans, installment contracts, other loans and any other asset capable of being securitized (collectively, the “Securitization Assets”) by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Servicing Advances or mortgage loans to a Securitization Entity.

“Securitization Assets” has the meaning set forth in the definition of “Securitization.”

“Securitization Entity” means (i) any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor and (iii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements. As of March 15, 2013, Nationstar Home Equity Loan Trust 2009-A, Nationstar Home Equity Loan 2009-A REO LLC, Nationstar Mortgage Advance Receivables Trust 2010 ADVI, Nationstar Funding LLC, Nationstar Residual, LLC, Nationstar Advance Funding LLC, Nationstar Advance Funding II, LLC, Nationstar Agency Advance Funding, LLC, Nationstar Agency Advance Funding Trust, Nationstar Advance Funding 2012-W, LLC, Nationstar Advance Funding Trust 2012-W, Nationstar Advance Funding 2012-R, LLC, Nationstar Advance Funding Trust 2012-R, Nationstar Advance Funding 2012-C, LLC, Nationstar Advance Funding Trust 2012-C,

Nationstar Advance Funding 2012-AW, LLC, Nationstar Advance Funding Trust 2012-AW, Nationstar Advance Funding III LLC, Nationstar Mortgage Advance Receivables Trust, Nationstar Reverse Mortgage Advance Funding LLC and Nationstar Reverse Mortgage Advance Receivables Trust 2012-ADV1 shall be deemed to satisfy the requirements of the foregoing definition.

“Securitization Indebtedness” means (i) Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to the Company or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Company or any of its Restricted Subsidiaries.

“Services Business” means a Person to which the Company contributes one or more Subsidiaries or other assets that provides one or more services other than mortgage servicing or loan origination, including but not limited to one or more of REO, field services, valuation and title services and recovery services, after which contribution the Services Business shall be deemed to include such Person and its Subsidiaries.

“Services Business Total Assets” means the total assets of the Services Business, as determined consistent with the definition of Total Assets.

“Servicing Advances” means advances made by the Company or any of its Restricted Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Company or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer.

“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to the Company or any of its Restricted Subsidiaries based on such collateral.

“Servicing Receivables” means rights to collections under mortgage-related receivables, or other rights to reimbursement of Servicing Advances that the Company or a Restricted Subsidiary of the Company has made in the ordinary course of business and on customary industry terms.

“Significant Subsidiary,” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“Sponsor “ means Fortress Investment Group LLC.

“Subsidiary,” with respect to any Person, means:

(1)	any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Taxable Income” means, for any period, the taxable income or loss of the Company for such period for federal income tax purposes.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Indebtedness and other Indebtedness that is not recourse to the Company or any Restricted Subsidiary or any of their assets;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (i) finance or refinance the purchase, origination or funding by the Company or a Restricted Subsidiary of the Company of, provide funding to the Company or a Restricted Subsidiary of the Company through the transfer of, loans, mortgage related securities and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (ii) finance the funding of or refinance Servicing Advances; or (iii) finance or refinance the carrying of REO Assets related to loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company; provided that such purchase, origination, pooling, funding, refinancing and carrying is in the ordinary course of business.

“Warehouse Facility Trust” means any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which (i) notes and securities are backed by specified Servicing Advances purchased by such Person from the Company or any other Restricted Subsidiary, or (ii) notes and securities are backed by specified mortgage loans purchased by such Person from the Company or any other Restricted Subsidiary.

“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or Preferred Stock into; (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

“Working Capital Facility” means (i) any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that provide loans, notes, other credit facilities or commitments permitted under clause (3) of the definition of Permitted Indebtedness and (ii) any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that alters the maturity thereof, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

General

The New Notes will be issued in fully registered global form. The New Notes initially will be represented by one or more global certificates without interest coupons (the “global notes”). The global notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee for credit to the accounts of direct or indirect participants in DTC, as described below under “—Depositary Procedures.”

The global notes will be deposited on behalf of the acquirers of the New Notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct. Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participating organizations (collectively, the “participants”) and facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by DTC, ownership of interests in the global notes will be shown on, and the transfer of ownership of such interest will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC if they are participants in such system or indirectly through organizations that are participants or indirect participants in such system. All interests in the global notes will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of and premium, if any, and interest on the global notes registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the indentures, as applicable. We and the trustee will treat the persons in whose names the New Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the trustee or any agent of ours or the trustee has or will have any responsibility or liability for:

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any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the New Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Interests in the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

DTC has advised us that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such participant or participants has or have given such direction.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

If (i) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, (ii) DTC has ceased to be a clearing agency registered under the Exchange Act, (iii) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Notes in the form of certificated notes, or (iv) an Event of Default has occurred and is continuing, upon request by the holders of the Notes, we will issue Notes in certificated form in exchange for global securities. The indentures, as applicable, permit us to determine at any time and in our sole discretion that Notes shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax considerations that may be relevant to holders of the Notes who are exchanging Notes pursuant to the Offer to Exchange. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this offering memorandum may affect the tax consequences described herein, possibly with retroactive effect. This summary deals only with notes that will be held as capital assets and, except where otherwise specifically noted, is only addressed to persons who hold Notes pursuant to this Offer to Exchange. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, persons subject to the alternative minimum tax, certain U.S. expatriates, controlled foreign corporations, passive foreign investment companies, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes), or persons that have a “functional currency” other than the U.S. dollar.

If an entity classified as a partnership for U.S. federal income tax purposes holds our Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Persons who are partners of a partnership holding our Notes should consult their tax advisors.

Persons considering the exchange of Notes should consult their own tax advisors in determining the tax consequences to them of the ownership and disposition of Notes, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Pursuant to U.S. Treasury Department Circular 230, holders of Notes or prospective purchasers are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to in this Offer to Exchange or any document referred to herein is not intended or written to be used, and cannot be used by note holders for the purpose of avoiding penalties that may be imposed under the Code; (b) such discussion is written for use in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) note holders should seek advice based on their particular circumstances from an independent tax advisor.

As used under this heading “Certain U.S. Federal Income Tax Consequences,” the term “U.S. Holder” means a beneficial owner of a note that is (i) an individual citizen or resident of the United States; (ii) a U.S. domestic corporation; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of the trust’s substantial decisions, or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.” As used under this heading “ Certain U.S. Federal Income Tax Consequences” the term “Non-U.S. Holder” means a beneficial owner of a note that is neither a U.S. Holder nor a partnership (or other entity or arrangement classified as a partnership) that is organized in or under the laws of the United States or any political subdivision thereof. The following summary applies equally to all Notes, except where expressly stated otherwise.

Exchange Pursuant to the Offer to Exchange

The exchange of Old Notes for New Notes in this Offer to Exchange will not be treated as an “exchange” for U.S. federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange of Old Notes for New Notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the New Notes will have the same tax attributes and tax consequences as the Old Notes exchanged therefor, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

Tax Consequences to U.S. Holders

Market Discount and Amortizable Bond Premium

If a U.S. Holder acquires a Note at a cost that is less than its adjusted issue price on the acquisition date, the amount of the difference is treated as “market discount” for U.S. federal income tax purposes, unless the difference is de minimis. In general, market discount will be treated as accruing ratably over the remaining term of the Note or, at the holder’s election, on a constant yield to maturity basis. A U.S. holder may elect to include market discount in income currently as it accrues. A holder that does not make this election will be required to treat any gain on the disposition of the Note as ordinary income to the extent of accrued market discount not previously included in income with respect to the Note, and to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Note until maturity or until a taxable disposition of the Note.

If a U.S. Holder’s tax basis in a Note exceeds the Note’s stated redemption price at maturity, the Note has bond premium to the extent of that excess. It is generally possible to elect to amortize bond premium on a constant yield to maturity method, as a reduction of interest income from a Note. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the Note by the amount of bond premium used to offset stated interest income.

Purchase, Sale and Retirement of Notes

Initially, the tax basis in a Note generally will equal the cost of the Note to the U.S. Holder. A U.S. Holder’s basis will increase by any amounts that are included in income under the rules governing market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the Note.

Upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including accrued qualified stated interest, which will be taxable as ordinary interest income) and the U.S. Holder’s tax basis in such Note.

Tax Consequences to Non-U.S. Holders

Under U.S. federal income tax law, and subject to the discussion below concerning backup withholding, no withholding of U.S. federal income tax generally will be required with respect to the payment by us or our paying agent on a Note owned by a Non-U.S. Holder of interest (including OID) that qualifies as portfolio interest (including payment of the mandatory principal redemption amount). Interest on a Note owned by a Non-U.S. Holder will qualify as portfolio interest, provided that (i) such interest is not effectively connected with the conduct of such Non-U.S. Holder’s U.S. trade or business, (ii) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable U.S. Treasury regulations, (iii) such Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership, and (iv) such Non-U.S. Holder either a) provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that is it a Non-U.S. Holder) or b) holds Notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification and other rules apply to certain non-U.S. holders that are entities rather than individuals.

A Non-U.S. Holder with interest income that does not qualify as portfolio interest will be subject to a 30% U.S. federal withholding tax unless, under current procedures, it delivers a properly completed IRS Form W-

8ECI (stating that interest paid on its Notes is not subject to withholding tax because it is effectively connected to its conduct of a trade or business in the U.S.) or IRS Form W-8BEN (claiming an exemption from or reduction in withholding tax under an applicable income tax treaty).

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on the sale, exchange or redemption of a Note, unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. or (ii) in the case of gain realized by an individual holder, the holder is present in the U.S. for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met. Notwithstanding the foregoing, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income or gain that is effectively connected with its U.S. trade or business and, if required by an applicable income tax treaty, that is attributable to its U.S. “permanent establishment,” unless such treaty provides otherwise. In addition, under certain circumstances, effectively connected earnings and profits of a corporate Non-U.S. Holder may be subject to a “branch profits” tax imposed at a 30% rate or at such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

Under current U.S. federal income tax law, information reporting requirements apply with respect to payments made to U.S. Holders of principal and interest on, and the proceeds of dispositions (including retirements and redemptions) of, Notes unless an exemption exists. In addition, if a U.S. Holder is not exempt, such U.S. Holder will be subject to backup withholding tax (currently at a rate of 28%) in respect of such payments if, among other things, that U.S. Holder does not provide his or her correct taxpayer identification number to us or our paying agent. All individuals are subject to these requirements. In general, corporations are exempt from these requirements. Backup withholding tax is not an additional tax and may be credited against a U.S. Holder’s U.S. federal income tax liability (and may entitle such U.S. Holder to a refund), provided that correct information is timely provided to the IRS.

A Non-U.S. Holder will not be subject to backup withholding and information reporting with respect to payments made by us with respect to the Notes if the beneficial owner has provided us with an IRS Form W-8BEN and we do not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person. In addition, no backup withholding will be required regarding the gross proceeds of the sale of Notes made within the United States or conducted through certain U.S. financial intermediaries if the payer receives that statement described above and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts so withheld will be allowed as a credit against such Non-U.S. Holder’s federal income tax liability and may entitle such Non-U.S. Holder to a refund provided you timely furnish the required information to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes, where such Old Notes were acquired as a result of market-making activities or other trading activities. Starting on the Expiration Date and ending on the close of business 90 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the date that is 90 days from the date of original issuance of the New Notes, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of New Notes in the exchange offers. In consideration for issuing the New Notes, we will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled.

LEGAL MATTERS

The validity of the New Notes, the indentures under which they will be issued, and/or the corporate action authorizing the same will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, Bass, Berry & Sims PLC, Memphis, Tennessee, and Greenberg Traurig LLP, Dallas, Texas, as more particularly set forth in the applicable opinions.

EXPERTS

The consolidated financial statements of Nationstar Mortgage Holdings Inc. appearing in Nationstar Mortgage Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Annex A

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional adviser.

LETTER OF TRANSMITTAL

Relating to

Nationstar Mortgage LLC

Nationstar Capital Corporation

Offers to Exchange

$375,000,000 aggregate principal amount of their 9.625% Senior Notes due 2019 (CUSIP No. 63860U AE0); $400,000,000 aggregate principal amount of their 7.875% Senior Notes due 2020 (CUSIP No. 63860U AH3) and $600,000,000 aggregate principal amount of their 6.500% Senior Notes due 2021 (CUSIP No. 63860U AK6), the issuance of each of which has been registered under the Securities Act of 1933, as amended, for any and all of their outstanding unregistered 9.625% Senior Notes due 2019 (CUSIP Nos. 63860U AD2, U6375Y AC0, 63860U AF7 and U6375Y AD8); 7.875% Senior Notes due 2020 (CUSIP Nos. 63860U AG5, U6375Y AE6 and U6375Y AF3) and 6.500% Senior Notes due 2021 (CUSIP Nos. 63860U AJ9, U6376V AA9 and U6376V AB7), respectively.

This document relates to the exchange offers (the “Exchange Offers”) made by Nationstar Mortgage LLC (the “Company”) and Nationstar Capital Corporation (the “Co-issuer,” and together with the Company, the “Issuers”) to exchange $375,000,000 aggregate principal amount of their new 9.625% Senior Notes due 2019 (the “New 2019 Notes”), $400,000,000 aggregate principal amount of their new 7.875% Senior Notes due 2020 (the “New 2020 Notes”) and $600,000,000 aggregate principal amount of their new 6.500% Senior Notes due 2021 (the “New 2021 Notes” and, together with the New 2019 Notes and the New 2020 Notes, the “New Notes”), the issuance of each of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of their outstanding unregistered 9.625% Senior Notes due 2019 (the “Old 2019 Notes”), 7.875% Senior Notes due 2020 (the “Old 2020 Notes”) and 6.500% Senior Notes due 2021 (the “Old 2021 Notes” and, together with the Old 2019 Notes and the Old 2020 Notes, the “Old Notes”), respectively. The Exchange Offers are described in the prospectus dated March 29, 2013 (the “Prospectus”) and in this letter of transmittal (this “Letter of Transmittal”). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.”

The Exchange Offers will expire at 5:00 p.m., New York City time, on                 , 2013, unless extended by the Issuers (such date and time, as they may be extended for any Exchange Offer, the “Expiration Date”) of such Exchange Offer. Tendered Old Notes may be withdrawn at any time prior to the expiration of the Exchange Offers.

Upon the satisfaction or waiver of the conditions to the acceptance of Old Notes set forth in the Prospectus under “Description of the Exchange Offers—Conditions to the Exchange Offers”, the Issuers will accept for settlement Old Notes that have been validly tendered (and not subsequently validly withdrawn). This acceptance date is referred to as the “Acceptance Date.” The Issuers will deliver the New Notes on a date (the “Settlement Date”) as soon as practicable after the Expiration Date.

The Exchange Agent for the Exchange Offers is:

Wells Fargo Bank, National Association

Registered & Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12 Floor
P.O. Box 1517	Sixth & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479 By facsimile: (612)-667-6282 For Information or Confirmation by Telephone: (800) 344-5128	Minneapolis, MN 55402

This Letter of Transmittal is to be used by holders of the Old Notes. Tender of the Old Notes is to be made using the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Description of the Exchange Offers—Procedures for Tendering.” DTC participants that are accepting the Exchange Offers must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offers, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender Old Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

The New Notes will be issued in full exchange for Old Notes in the Exchange Offers, if consummated, on the Settlement Date and will be delivered in book-entry form.

Please read the accompanying instructions carefully.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offers, the undersigned hereby tenders to the Issuers the aggregate principal amount of Old Notes credited by the undersigned to the Exchange Agent’s account at DTC using ATOP.

The undersigned understands that validly tendered Old Notes (or defectively tendered Old Notes with respect to which the Issuers have waived such defect or caused such defect to be waived) will be deemed to have been accepted by the Issuers if, as and when the Issuers give oral or written notice (if oral, to be promptly confirmed in writing) thereof to the Exchange Agent. The undersigned understands that, subject to the terms and conditions, Old Notes properly tendered and accepted (and not validly withdrawn) in accordance with the terms and conditions will be exchanged for New Notes. The undersigned understands that, under certain circumstances, the Issuers may not be required to accept any of the Old Notes tendered (including any such Old Notes tendered after the Expiration Date). If any Old Notes are not accepted for exchange for any reason (or if Old Notes are validly withdrawn), such Old Notes will be returned, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, as promptly as practicable after the expiration or termination of the Exchange Offers.

By tendering Old Notes in the Exchange Offers, the undersigned acknowledges that the Exchange Offers are being made based upon the Issuers’ understanding of an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) as set forth in no-action letters issued to other parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offers may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires such New Notes directly from the Issuers for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement with any person to participate in the distribution of such New Notes. If the undersigned is not a broker-dealer, the undersigned represents that it acquires the New Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Notes and it has no arrangements or understandings with any person to participate in a distribution of the New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Upon agreement to the terms of this Letter of Transmittal pursuant to an agent’s message, the undersigned, or the beneficial holder of Old Notes on behalf of which the undersigned has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offers generally, hereby:

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irrevocably sell, assign and transfer to or upon the order of the Issuers or their nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Old Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Issuers or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under, from or in connection with such Old Notes;

•	waive any and all rights with respect to the Old Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of such Old Notes; and

•	release and discharge the Issuers, the Guarantors and Wells Fargo Bank, National Association, as the trustee for the Old Notes from any and all claims the undersigned may have, now or in the future,

arising out of or related to the Old Notes tendered hereby, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Old Notes tendered hereby, other than as expressly provided in the Prospectus and in this Letter of Transmittal, or to participate in any redemption or defeasance of the Old Notes tendered hereby.

The undersigned understands that tenders of Old Notes pursuant to the procedures described in the Prospectus and in this Letter of Transmittal and acceptance of such Old Notes by the Issuers will, following such acceptance, constitute a binding agreement between the undersigned and the Issuers upon the terms and conditions.

By tendering Old Notes in the Exchange Offers, the undersigned represents, warrants and agrees that:

•	it has received the Prospectus;

•

it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered hereby, and it has full power and authority to execute this Letter of Transmittal;

•

the Old Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Issuers will acquire good, indefeasible and unencumbered title to such Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Issuers accept the same;

•

it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered hereby from the date of this Letter of Transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•

in evaluating the Exchange Offers and in making its decision whether to participate in the Exchange Offers by tendering its Old Notes, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus and this Letter of Transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to such holder by the Issuers or the Exchange Agent, other than those contained in the Prospectus, as amended or supplemented through the Expiration Date;

•

the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in the Prospectus;

•

the agreement to the terms of this Letter of Transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the Exchange Offers, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent and an irrevocable instruction to such attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Old Notes tendered hereby in favor of the Issuers or any other person or persons as the Issuers may direct and to deliver such forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of such Old Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offers, and to vest in the Issuers or their nominees such Old Notes;

•	the terms and conditions of the Exchange Offers shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

•	it is acquiring the New Notes in the ordinary course of its business;

•

it is not participating in, and does not intend to participate in, a distribution of the New Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the New Notes within the meaning of the Securities Act;

•	it is not a broker-dealer who acquired the Old Notes directly from the Issuers; and

•	it is not an “affiliate” of the Issuers, within the meaning of Rule 405 of the Securities Act.

The representations, warranties and agreements of a holder tendering Old Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date, as applicable. For purposes of this Letter of Transmittal, the “beneficial owner” of any Old Notes means any holder that exercises investment discretion with respect to such Old Notes.

The undersigned understands that tenders may not be withdrawn at any time after the Expiration Date, except as set forth in the Prospectus, unless the applicable Exchange Offer is amended with changes to the terms and conditions that are, in the reasonable judgment of the Issuers, materially adverse to the tendering holders, in which case tenders may be withdrawn under the conditions described in the extension.

If one or more of the Exchange Offers are amended in a manner determined by the Issuers to constitute a material change, the Issuers will extend such Exchange Offer for a period of two to ten business days, depending on the significance of the amendment and the manner of disclosure to such holders, if such Exchange Offer would otherwise have expired during such two to ten business day period. We may extend, amend or terminate one or more of the exchange offers without extending, amending or terminating all of the exchange offers.

All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Amount Tendered (if less than all):

Address:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the Old Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offers, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS

1. Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Old Notes tendered by book-entry transfer, as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the cover page of this Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date.

2. Validity of Tenders

The Issuers will determine in their sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. The Issuers’ determination will be final and binding. The Issuers reserve the absolute right to reject any Old Notes not properly tendered or any acceptance of Old Notes that would, in the opinion of its counsel, be unlawful. The Issuers also reserve the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offers, including the instructions in this Letter of Transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Old Notes, none of the Issuers, the Exchange Agent and any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable after the Expiration Date.

3. Waiver of Conditions

The Issuers reserve the absolute right to waive, in whole or part, at any time or from time to time, any of the conditions to the Exchange Offers set forth in the Prospectus or in this Letter of Transmittal.

4. No Conditional Tender

No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

5. Request for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address, telephone numbers or fax number set forth under the relevant heading in this Letter of Transmittal. Holders may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers.

6. Withdrawal

Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled “Description of the Exchange Offers—Withdrawal of Tenders.”

7. Transfer Taxes

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct the Issuers to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offers be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Notes.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Nationstar Mortgage LLC

Nationstar Capital Corporation

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

(a) Nationstar Capital Corporation; Nationstar 2009 Equity Corporation; NSM Recovery Services Inc.; NSM Foreclosure Services Inc. (each a Delaware corporation and, collectively referred to herein as the “Delaware Corporations”)

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VII of By-laws of Nationstar Capital Corporation provides that it shall indemnify each person who is or was an officer or director to the fullest extent permitted by Certificate of Incorporation, which in turn provides in Article IV that the Corporation shall, to the fullest extent permitted by DGCL, indemnify any director or officer against any expenses, liabilities or other matter referred to in Section 145 of DGCL.

Article VII of By-laws of Nationstar 2009 Equity Corporation provides that it shall indemnify each person who is or was an officer or director to the fullest extent permitted by Certificate of Incorporation, which in turn provides in Article IV that the Corporation shall, to the fullest extent permitted by DGCL, indemnify any director or officer against any expenses, liabilities or other matter referred to in Section 145 of DGCL.

Both Article VII of Certificate of Incorporation and Article VIII of By-laws of NSM Recovery Services Inc. provide that the Corporation shall, to the fullest extent permitted by Section 145 of DGCL, indemnify any director, officer against expenses (including attorney’s fees), judgments, fines, amounts paid in settlements and/or other matters referred to in or covered by Section 145 of DGCL.

Both Article VII of Certificate of Incorporation and Article VIII of By-laws of NSM Foreclosure Services Inc. provide that the Corporation shall, to the fullest extent permitted by Section 145 of DGCL, indemnify any director, officer against expenses (including attorney’s fees), judgments, fines, amounts paid in settlements and/or other matters referred to in or covered by Section 145 of DGCL.

(b) Nationstar Mortgage LLC; Centex Land Vista Ridge Lewisville III General Partner, LLC; Harwood Service Company LLC; HomeSelect Settlement Solutions, LLC (each a Delaware limited liability company and, collectively referred to herein as the “LLCs”)

The LLCs are each empowered by Section 18-108 of the Delaware Limited Liability Company Act to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 19 of Third Amended and Restated Limited Liability Company Agreement of Nationstar Mortgage LLC provides that officers and directors shall be entitled, to the fullest extent permitted by law, to indemnification from the Company for any liability, loss, damage or claim arises out of any action or inaction of an officer or director, which indemnification shall only be available, except in cases of fraud, gross negligence, or willful misconduct.

Centex Land Vista Ridge Lewisville III General Partner, LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

Harwood Service Company LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

HomeSelect Settlement Solutions, LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

Nationstar Mortgage LLC maintains insurance on behalf of its members, managers and officers, insuring them against any liability asserted against them in their capacities as members, managers and officers or arising out of such status.

(c) Centex Land Vista Ridge Lewisville III, L.P. (a Delaware limited partnership and referred to herein as the “Delaware LP”)

The Delaware LP is empowered by Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to the limitations in the partnership agreement, to indemnify and hold harmless any person against any and all claims and demands.

The Section 5.4 of the Agreement of Limited Partnership of the Delaware LP provides that the Partnership shall indemnify and hold harmless the General Partner, any such Affiliates, and any Specified Agents against losses, damages, expenses (including attorney’s fees), judgments and amounts paid in settlement actually and reasonably incurred by or in connection with such claim, action, suit or processing, except in cases of bad faith, willful misconduct or fraud.

(d) Harwood Insurance Services, LLC (a California Limited Liability Company and referred to herein as the “California LLC”)

Under Section 17153 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against on incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The California LLC’s Articles of Organization and Limited Liability Company Agreement are silent on indemnification provisions.

(e) Harwood Service Company Of Georgia, LLC (a Georgia Limited Liability Company and referred to herein as the “Georgia LLC”)

Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement.

The Georgia LLC’s Articles of Organization and Limited Liability Company Agreement are silent on indemnification provisions.

(f) Harwood Service Company of New Jersey, LLC (a New Jersey Limited Liability Company and referred to herein as the “New Jersey LLC”)

Section 42:2B-10 of the New Jersey Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in a limited liability company’s operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The New Jersey LLC’s Articles of Organization and Limited Liability Company Agreement are silent on indemnification provisions.

(g) Nationstar Equity Corporation (a Nevada Corporation and referred to herein as the “Nevada Corporation”)

Chapter 78 of the Nevada Revised Statutes (“NRS”) allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense. The registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the registrant.

Article VI of the By-laws of the Nevada Corporation provides that the Corporation shall indemnify directors and officers who was or is a party or is a threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the Corporation.

(h) Nationstar Industrial Loan Company (a Tennessee Company and referred to herein as the “Tennessee Corporation”)

Part 5 of Chapter 18 of the Tennessee Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Sections 48-18-301(d) and 48-18-403(d) of the Tennessee Business Corporation Act provide that a director or officer shall not be liable for any action taken as a director or officer or any failure to take any action if the director or officer performed the duties of his or her office (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the director reasonably believes to be in the best interests of the corporation.

Article IV of the By-laws of the Tennessee Corporation provides that the Corporation shall indemnify directors and officers who was or is a party or is a threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the Corporation.

(i) Nationstar Industrial Loan Corporation (a Minnesota Corporation and referred to herein as the “Minnesota Corporation”)

Section 302A.521 of the Minnesota Business Corporation Act (“MNBCA”) provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined in Section 302A.521 of the MNBCA) of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person: has not been indemnified therefor by another organization or employee benefit plan; acted in good faith; received no improper personal benefit and Section 302A.255 of the MNBCA (with respect to director conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

In addition, Section 302A.521, subd. 3 of the MNBCA requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

Article IV of the By-laws of the Minnesota Corporation provides that the Corporation shall indemnify directors and officers who was or is a party or is a threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the Corporation.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits: The list of exhibits is set forth in beginning on page II-27 of this Registration Statement and is incorporated herein by reference.

(b) Financial Statement Schedules: No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.

Item 22.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(d) The undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NATIONSTAR MORTGAGE LLC

By:	/s/ David C. Hisey
David C. Hisey
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer and Manager (Principal Executive Officer)

/s/ David C. Hisey David C. Hisey	Chief Financial Officer (Principal Financial and Accounting Officer)

* Peter Smith	Manager

*	By:	/s/ Elizabeth Giddens Elizabeth Giddens as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NATIONSTAR CAPITAL CORPORATION

By:	/s/ Jay Bray
Jay Bray Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

CENTEX LAND VISTA RIDGE LEWISVILLE III GENERAL PARTNER, LLC

By:	/s/ Jay Bray
Jay Bray
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Financial Officer and Manager (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

CENTEX LAND VISTA RIDGE LEWISVILLE III, L.P.

By:	CENTEX LAND VISTA RIDGE LEWISVILLE III GENERAL PARTNER, LLC, its General Partner

	By:	/s/ Jay Bray
Jay Bray
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

CHAMPION MORTGAGE LLC

By:	NATIONSTAR MORTGAGE LLC its Sole Member

	By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

HARWOOD SERVICE COMPANY, LLC

By:	NATIONSTAR MORTGAGE LLC its sole member

	By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

HARWOOD INSURANCE SERVICES, LLC

By:	NATIONSTAR MORTGAGE LLC its Sole Member

	By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

HARWOOD SERVICE COMPANY OF GEORGIA, LLC

By:	NATIONSTAR MORTGAGE LLC its Sole Member

	By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

HARWOOD SERVICE COMPANY OF NEW JERSEY, LLC

By:	NATIONSTAR MORTGAGE LLC its Sole Member

	By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

HOMESELECT SETTLEMENT SOLUTIONS, LLC

By:	/s/ Jay Bray
Jay Bray
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Financial Officer and Manager (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NATIONSTAR 2009 EQUITY CORPORATION

By:	/s/ Jay Bray
Jay Bray
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NATIONSTAR EQUITY CORPORATION

By:	/s/ Jay Bray
Jay Bray
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NATIONSTAR INDUSTRIAL LOAN COMPANY

By:	/s/ Jay Bray
Jay Bray
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NATIONSTAR INDUSTRIAL LOAN CORPORATION

By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NATIONSTAR MORTGAGE HOLDINGS INC.

By:	/s/ David C. Hisey
David C. Hisey
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer and Director (Principal Executive Officer)

/s/ David C. Hisey David C. Hisey	Chief Financial Officer (Principal Financial and Accounting Officer)

* Wesley R. Edens	Chairman and Director

* Robert H. Gidel	Director

* Roy A. Guthrie	Director

* Brett Hawkins	Director

* Michael D. Malone	Director

*	By:	/s/ Elizabeth Giddens
Elizabeth Giddens as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NATIONSTAR SUB1 LLC

By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer, Chief Financial Officer and Manager (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NATIONSTAR SUB2 LLC

By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Executive Officer, Chief Financial Officer and Manager (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NSM RECOVERY SERVICES INC.

By:	/s/ Jay Bray
Jay Bray
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2013.

NSM FORECLOSURE SERVICES INC.

By:	/s/ Jay Bray
Jay Bray
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2013.

/s/ Jay Bray Jay Bray	Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1	Master Pre-IPO Restructuring Agreement, dated as of February 17, 2012, by and among FIF HE Holdings LLC, Nationstar Mortgage Holdings Inc., Nationstar Mortgage LLC and the other parties thereto (incorporated by reference to Exhibit 2.1 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-1/A filed with the SEC on February 24, 2012).

2.2#	Mortgage Servicing Rights Purchase and Sale Agreement, dated as of January 6, 2013, between Nationstar Mortgage LLC and Bank of America, National Association (incorporated by reference to Exhibit 2.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on January 10, 2013).

2.3#	Acquisition Agreement, dated as of May 6, 2013, by and among Greenlight Financial Services, Joann Pham and Nationstar Mortgage LLC (incorporated by reference to Exhibit 2.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 9, 2013).

3.1	Certificate of Formation of Nationstar Mortgage LLC (incorporated by reference to Exhibit 3.1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

3.2	Operating Agreement of Nationstar Mortgage LLC (incorporated by reference to Exhibit 3.2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

3.3	Assignment and Assumption Agreement, dated as of March 9, 2012, between FIF HE Holdings LLC and Nationstar Sub1 LLC and Nationstar Sub2 LLC (incorporated by reference to Exhibit 3.3 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

3.4	Certificate of Incorporation of Nationstar Capital Corporation (incorporated by reference to Exhibit 3.3 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

3.5	By-Laws of Nationstar Capital Corporation (incorporated by reference to Exhibit 3.4 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

3.6	Certificate of Formation of Centex Land Vista Ridge Lewisville III General Partner, LLC (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.7	Limited Liability Company Agreement of Centex Land Vista Ridge Lewisville III General Partner, LLC (incorporated by reference to Exhibit 3.6 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.8	Certificate of Limited Partnership of Centex Land Vista Ridge Lewisville III, L.P. (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.9	Agreement of Limited Partnership of Centex Land Vista Ridge Lewisville III, L.P. (incorporated by reference to Exhibit 3.8 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.10	Certificate of Formation of Harwood Service Company, LLC (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

Exhibit Number	Description

3.11	Limited Liability Company Agreement of Harwood Service Company, LLC (incorporated by reference to Exhibit 3.10 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.12	Limited Liability Company Articles of Organization of Harwood Insurance Services, LLC (incorporated by reference to Exhibit 3.11 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.13	Limited Liability Company Agreement of Harwood Insurance Services, LLC (incorporated by reference to Exhibit 3.12 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.14	Certificate of Organization of Harwood Service Company of Georgia, LLC (incorporated by reference to Exhibit 3.13 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.15	Limited Liability Company Agreement of Harwood Service Company of Georgia, LLC (incorporated by reference to Exhibit 3.14 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.16	Certificate of Formation of Harwood Service Company of New Jersey, LLC (incorporated by reference to Exhibit 3.15 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.17	Limited Liability Company Agreement of Harwood Service Company of New Jersey, LLC (incorporated by reference to Exhibit 3.16 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.18	Certificate of Formation of HomeSelect Settlement Solutions, LLC (incorporated by reference to Exhibit 3.17 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.19	Limited Liability Company Agreement of HomeSelect Settlement Solutions, LLC (incorporated by reference to Exhibit 3.18 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.20	Certificate of Incorporation of Nationstar 2009 Equity Corporation (incorporated by reference to Exhibit 3.19 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.21	By-Laws of Nationstar 2009 Equity Corporation (incorporated by reference to Exhibit 3.20 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.22	Articles of Incorporation of Nationstar Equity Corporation (incorporated by reference to Exhibit 3.21 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.23	By-Laws of Nationstar Equity Corporation (incorporated by reference to Exhibit 3.22 to Amendment No. 2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on March 28, 2011).

3.24	Charter of Nationstar Industrial Loan Company (incorporated by reference to Exhibit 3.23 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

Exhibit Number	Description

3.25	Amended and Restated By-Laws of Nationstar Industrial Loan Company (incorporated by reference to Exhibit 3.25 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

3.26	Articles of Incorporation of Nationstar Industrial Loan Corporation (incorporated by reference to Exhibit 3.25 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.27	Amended and Restated By-Laws of Nationstar Industrial Loan Corporation (incorporated by reference to Exhibit 3.27 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

3.28	Certificate of Incorporation of NSM Recovery Services Inc. (incorporated by reference to Exhibit 3.27 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.29	By-Laws of NSM Recovery Services Inc. (incorporated by reference to Exhibit 3.28 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.30	Certificate of Incorporation of NSM Foreclosure Services Inc. (incorporated by reference to Exhibit 3.29 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.31	By-Laws of NSM Foreclosure Services Inc. (incorporated by reference to Exhibit 3.30 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on February 8, 2011).

3.32	Amended and Restated Certificate of Incorporation of Nationstar Mortgage Holdings Inc. (incorporated by reference to Exhibit 3.1 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-1/A filed with the SEC on February 24, 2012).

3.33	Amended and Restated By-laws of Nationstar Mortgage Holdings Inc. (incorporated by reference to Exhibit 3.2 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-1/A filed with the SEC on February 24, 2012).

3.34	Certificate of Formation of Nationstar Sub1 LLC (incorporated by reference to Exhibit 3.34 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

3.35	Limited Liability Company Agreement of Nationstar Sub1 LLC (incorporated by reference to Exhibit 3.35 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

3.36	Certificate of Formation of Nationstar Sub2 LLC (incorporated by reference to Exhibit 3.36 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

3.37	Limited Liability Company Agreement of Nationstar Sub2 LLC (incorporated by reference to Exhibit 3.37 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

3.38	Certificate of Formation of Champion Mortgage LLC (incorporated by reference to Exhibit 3.38 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

Exhibit Number	Description

3.39	Limited Liability Company Agreement of Champion Mortgage LLC (incorporated by reference to Exhibit 3.39 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

4.1	Stockholders Agreement, dated as of February 17, 2012, between Nationstar Mortgage Holdings Inc. and FIF HE Holdings LLC (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-1/A filed with the SEC on February 24, 2012).

4.2	Indenture, dated as of March 26, 2010, between Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee, including the form of 10.875% Senior Note due 2015 (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

4.3	First Supplemental Indenture, dated as of August 31, 2010, between NSM Recovery Services Inc., a subsidiary of Nationstar Mortgage LLC, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

4.4	Second Supplemental Indenture, dated as of December 13, 2010, among NSM Foreclosure Services Inc., a subsidiary of Nationstar Mortgage LLC, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

4.5	Third Supplemental Indenture, dated as of December 19, 2011, among Nationstar Mortgage LLC, Nationstar Capital Corporation, Centex Land Vista Ridge Lewisville III General Partner, LLC, Centex Land Vista Ridge Lewisville III, L.P., Harwood Service Company LLC, Harwood Insurance Services, LLC, Harwood Service Company of Georgia, LLC, Harwood Service Company of New Jersey, LLC, HomeSelect Settlement Solutions, LLC, Nationstar 2009 Equity Corporation, Nationstar Equity Corporation, Nationstar Industrial Loan Company, Nationstar Industrial Loan Corporation, NSM Recovery Services, Inc., NSM Foreclosure Services, Inc., and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage LLC’s Current Report on Form 8-K filed with the SEC on December 19, 2011).

4.6	Fourth Supplemental Indenture, dated as of August 9, 2012, among Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC, Nationstar Sub2 LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on August 9, 2012).

4.7	Fifth Supplemental Indenture, dated as of August 30, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on September 4, 2012).

4.8	Sixth Supplemental Indenture, dated as of December 10, 2012, between Champion Mortgage LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.9 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

4.9	Indenture, dated as of April 25, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on April 25, 2012).

Exhibit Number	Description

4.10	First Supplemental Indenture, dated as of July 24, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on July 24, 2012).

4.11	Second Supplemental Indenture, dated as of August 9, 2012, among Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC, Nationstar Sub2 LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on August 9, 2012).

4.12	Third Supplemental Indenture, dated as of December 10, 2012, between Champion Mortgage LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.16 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

4.13	Indenture, dated as of September 24, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on September 24, 2012).

4.14	First Supplemental Indenture, dated as of September 28, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on September 28, 2012).

4.15	Second Supplemental Indenture, dated as of December 10, 2012, between Champion Mortgage LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.12 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

4.16	Indenture, dated as of February 7, 2013, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on February 7, 2013).

4.17	First Supplemental Indenture, dated as of March 26, 2013, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on March 26, 2013).

4.18+	Indenture, dated as of June 12, 2012, between Nationstar Agency Advance Funding Trust 2012-AW and Wells Fargo Bank, National Association, as indenture trustee (incorporated by reference to Exhibit 4.2 to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2012).

4.19+	Indenture, dated as of June 26, 2012, between Nationstar Advance Funding Trust 2012-W and Wells Fargo Bank, National Association, as indenture trustee (incorporated by reference to Exhibit 4.3 to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2012).

4.20+	Indenture, dated as of June 26, 2012, between Nationstar Advance Funding Trust 2012-R and Wells Fargo Bank, National Association, as indenture trustee (incorporated by reference to Exhibit 4.4 to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2012).

Exhibit Number	Description

4.21+	Indenture, dated as of June 26, 2012, between Nationstar Advance Funding Trust 2012-C and Wells Fargo Bank, National Association, as indenture trustee (incorporated by reference to Exhibit 4.5 to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2012).

4.22+	Amendment No. 1, dated July 18, 2012, to Indenture, dated as of June 26, 2012, between Nationstar Advance Funding Trust 2012-C and Wells Fargo Bank, National Association, as indenture trustee (incorporated by reference to Exhibit 4.22 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

4.23+	Amendment No. 2, dated August 24, 2012, to Indenture, dated as of June 26, 2012, between Nationstar Advance Funding Trust 2012-C and Wells Fargo Bank, National Association, as indenture trustee (incorporated by reference to Exhibit 4.23 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

4.24+	Amendment No. 3, dated November 30, 2012, to Indenture, dated as of June 26, 2012, between Nationstar Advance Funding Trust 2012-C and Wells Fargo Bank, National Association, as indenture trustee (incorporated by reference to Exhibit 4.24 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

4.25±	Amendment No. 4, dated March 7, 2013, to Indenture, dated as of June 26, 2012, between Nationstar Advance Funding Trust 2012-C and Wells Fargo Bank, National Association, as indenture trustee (incorporated by reference to Exhibit 4.3 to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2013).

4.26±	Amendment No. 5, dated March 29, 2013, to Indenture, dated as of June 26, 2012, between Nationstar Advance Funding Trust 2012-C and Wells Fargo Bank, National Association, as indenture trustee (incorporated by reference to Exhibit 4.4 to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2013).

4.27	Fourth Amended and Restated Indenture, dated January 31, 2013, among Nationstar Agency Advance Funding Trust, as issuer, The Bank of New York Mellon, as indenture trustee, calculation agent, paying agent and securities intermediary, Nationstar Mortgage LLC, as servicer and as administrator, and Barclays Bank PLC, as administrative agent (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on February 6, 2013).

4.28	Series 2013-VF1 Indenture Supplement to Fourth Amended and Restated Indenture, dated January 31, 2013, among Nationstar Agency Advance Funding Trust, as issuer, The Bank of New York Mellon, as indenture trustee, calculation agent, paying agent and securities intermediary, Nationstar Mortgage LLC, as administrator and as servicer, and Barclays Bank PLC, as administrative agent (incorporated by reference to Exhibit 10.2 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on February 6, 2013).

4.29	Series 2013-T1 Indenture Supplement to Fourth Amended and Restated Indenture, dated January 31, 2013, among Nationstar Agency Advance Funding Trust, as issuer, The Bank of New York Mellon, as indenture trustee, calculation agent, paying agent and securities intermediary, Nationstar Mortgage LLC, as administrator and as servicer, and Barclays Bank PLC, as administrative agent (incorporated by reference to Exhibit 10.3 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on February 6, 2013).

Exhibit Number	Description

4.30	Series 2013-T2 Indenture Supplement to Fourth Amended and Restated Indenture, dated January 31, 2013, among Nationstar Agency Advance Funding Trust, as issuer, The Bank of New York Mellon, as indenture trustee, calculation agent, paying agent and securities intermediary, Nationstar Mortgage LLC, as administrator and as servicer, and Barclays Bank PLC, as administrative agent (incorporated by reference to Exhibit 10.4 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on February 6, 2013).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP (incorporated by reference to Exhibit 5.1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

5.2	Opinion of Bass, Berry & Sims PLC (incorporated by reference to Exhibit 5.2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on May 3, 2013).

5.3	Opinion of Greenberg Traurig LLP (incorporated by reference to Exhibit 5.3 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

10.1	Registration Rights Agreement, dated as of April 25, 2012, among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors party thereto, and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on April 25, 2012).

10.2	Registration Rights Agreement, dated as of July 24, 2012, among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors party thereto, and Credit Suisse Securities (USA) LLC, RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on July 24, 2012).

10.3	Registration Rights Agreement, dated as of September 24, 2012, among the issuers, the guarantors party thereto, and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on September 24, 2012).

10.4	Registration Rights Agreement, dated as of September 28, 2012, among the issuers, the guarantors party thereto, and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on September 28, 2012).

10.5	Registration Rights Agreement, dated February 7, 2013, among the issuers, the guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and RBS Securities Inc., as representatives of the several initial purchasers (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on February 7, 2013).

10.6	Registration Rights Agreement, dated March 26, 2013, among the issuers, the guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC as representatives of the several initial purchasers (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on March 26, 2013).

Exhibit Number	Description

10.7	Amended and Restated Receivables Pooling Agreement, dated January 31, 2013, between Nationstar Agency Advance Funding LLC (depositor) and Nationstar Agency Advance Funding Trust (issuer) (incorporated by reference to Exhibit 10.5 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on February 6, 2013).

10.8	Amended and Restated Receivables Sale Agreement, dated January 31, 2013, between Nationstar Mortgage LLC (receivables seller and servicer) and Nationstar Agency Advance Funding LLC (depositor) (incorporated by reference to Exhibit 10.6 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on February 6, 2013).

10.9	Asset Purchase Agreement, dated as of May 13, 2012, among Nationstar Mortgage LLC and Residential Capital, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Executive Trustee Services, LLC, ETS of Washington, Inc., EPRE LLC and the additional Sellers identified on Schedule A thereto (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 16, 2012)

10.10	Amended and Restated Asset Purchase Agreement, dated as of June 28, 2012, among Nationstar Mortgage LLC and Residential Capital, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Executive Trustee Services LLC, ETS of Washington, Inc., EPRE LLC, GMACM Borrower LLC and RFC Borrower LLC (incorporated by reference to Exhibit 2.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on July 5, 2012)

10.11+	Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement), dated December 20, 2012, between Fannie Mae and Nationstar Mortgage LLC (restates and supersedes prior EAF facility) (incorporated by reference to Exhibit 10.10 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.12+	First Amendment, dated January 31, 2013, to the Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement), dated December 20, 2012, between Fannie Mae and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.11 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.13	Master Repurchase Agreement, dated March 25, 2011, between Barclays Bank, PLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.12 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.14	Amendment and Waiver, dated February 21, 2012, to the Master Repurchase Agreement, dated March 25, 2011, and the Mortgage Loan Participation Purchase and Sale Agreement, dated March 25, 2011, between Barclays Bank, PLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.13 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.15	Amendment Number One, dated February 29, 2012, to the Master Repurchase Agreement, dated March 25, 2011, between Barclays Bank, PLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.14 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.16	Amendment Number Two, dated June 28, 2012, to the Master Repurchase Agreement, dated March 25, 2011, between Barclays Bank, PLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.15 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.17	Amendment Number Three, dated August 28, 2012, to the Master Repurchase Agreement, dated March 25, 2011, between Barclays Bank, PLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.16 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

Exhibit Number	Description

10.18	Amendment Number Four, dated December 24, 2012, to the Master Repurchase Agreement, dated March 25, 2011, between Barclays Bank, PLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.17 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.19	Mortgage Loan Participation Purchase and Sale Agreement, dated March 25, 2011, between Barclays Bank PLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.18 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.20	Amendment Number One, dated February 29, 2012, to the Mortgage Loan Participation Purchase and Sale Agreement, dated March 25, 2011, between Barclays Bank PLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.19 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.21	Amendment Number Two, dated August 28, 2012, to the Mortgage Loan Participation Purchase and Sale Agreement, dated March 25, 2011, among Barclays Bank PLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.20 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.22	Amendment Number Three, dated December 24, 2012, to the Mortgage Loan Participation Purchase and Sale Agreement, dated March 25, 2012, between Barclays Bank PLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.21 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.23	Asset Purchase Agreement, dated as of March 6, 2012, among Aurora Bank FSB, Aurora Loan Services LLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage LLC’s Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.24	Amended and Restated Asset Purchase Agreement, dated as of June 12, 2012, among Aurora Bank FSB, Aurora Loan Services LLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on June 14, 2012).

10.25	First Letter Agreement, dated as of June 1, 2012, among Aurora Bank FSB, Aurora Loan Services LLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on June 7, 2012).

10.26	Second Letter Agreement, dated as of June 1, 2012, among Aurora Bank FSB, Aurora Loan Services LLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.2 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on June 7, 2012).

10.27	Mortgage Selling and Servicing Contract, dated July 31, 1997, between Fannie Mae and Centex Home Equity Corp. (incorporated by reference to Exhibit 10.37 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-1/A filed with the SEC on January 20, 2012).

10.28	Future Spread Agreement for FNMA Mortgage Loans, dated March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC (incorporated by reference to Exhibit 10.3 to Nationstar Mortgage LLC’s Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.29	Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC (incorporated by reference to Exhibit 10.2 to Nationstar Mortgage LLC’s Current Report on Form 8-K filed with the SEC on March 6, 2012).

Exhibit Number	Description

10.30	Future Spread Agreement for FHLMC Mortgage Loans, dated March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC (incorporated by reference to Exhibit 10.5 to Nationstar Mortgage LLC’s Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.31	Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC (incorporated by reference to Exhibit 10.4 to Nationstar Mortgage LLC’s Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.32	Future Spread Agreement for Non-Agency Mortgage Loans, dated March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC (incorporated by reference to Exhibit 10.7 to Nationstar Mortgage LLC’s Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.33	Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC (incorporated by reference to Exhibit 10.6 to Nationstar Mortgage LLC’s Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.34	Future Spread Agreement for FHLMC Mortgage Loans, dated May 13, 2012, between Nationstar Mortgage LLC and NIC MSR IV LLC (incorporated by reference to Exhibit 10.5 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 16, 2012).

10.35	Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of May 13, 2012, between Nationstar Mortgage LLC and NIC MSR IV LLC (incorporated by reference to Exhibit 10.4 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 16, 2012).

10.36	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR IV LLC (incorporated by reference to Exhibit 10.2 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on July 5, 2012).

10.37	Future Spread Agreement for FNMA Mortgage Loans, dated May 13, 2012, between Nationstar Mortgage LLC and NIC MSR V LLC (incorporated by reference to Exhibit 10.3 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 16, 2012).

10.38	Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of May 13, 2012, between Nationstar Mortgage LLC and NIC MSR V LLC (incorporated by reference to Exhibit 10.2 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 16, 2012).

10.39	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR V LLC (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on July 5, 2012).

10.40	Future Spread Agreement for Non-Agency Mortgage Loans, dated May 13, 2012, between Nationstar Mortgage LLC and NIC MSR VI LLC (incorporated by reference to Exhibit 10.7 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 16, 2012).

10.41	Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of May 13, 2012, between Nationstar Mortgage LLC and NIC MSR VI LLC (incorporated by reference to Exhibit 10.6 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 16, 2012).

Exhibit Number	Description

10.42	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR VI LLC (incorporated by reference to Exhibit 10.3 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on July 5, 2012).

10.43	Future Spread Agreement for GNMA Mortgage Loans, dated May 13, 2012, between Nationstar Mortgage LLC and NIC MSR VII LLC (incorporated by reference to Exhibit 10.9 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 16, 2012).

10.44	Current Excess Servicing Spread Acquisition Agreement for GNMA Mortgage Loans, dated as of May 13, 2012, between Nationstar Mortgage LLC and NIC MSR VII LLC (incorporated by reference to Exhibit 10.8 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 16, 2012).

10.45	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for GNMA Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR VII LLC (incorporated by reference to Exhibit 10.4 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on July 5, 2012).

10.46	Future Spread Agreement for Non-Agency Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC and MSR XIII LLC (incorporated by reference to Exhibit 10.45 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.47	Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC and MSR XIII LLC (incorporated by reference to Exhibit 10.46 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.48	Future Spread Agreement for FHLMC Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC and MSR IX LLC (incorporated by reference to Exhibit 10.47 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.49	Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC and MSR IX LLC (incorporated by reference to Exhibit 10.48 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.50	Future Spread Agreement for FNMA Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC and MSR X LLC (incorporated by reference to Exhibit 10.49 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.51	Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC and MSR X LLC (incorporated by reference to Exhibit 10.50 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.52	Future Spread Agreement for GNMA Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC and MSR XI LLC (incorporated by reference to Exhibit 10.51 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.53	Current Excess Servicing Spread Acquisition Agreement for GNMA Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC and MSR XI LLC (incorporated by reference to Exhibit 10.52 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

Exhibit Number	Description

10.54	Future Spread Agreement for Non-Agency Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC and MSR XII LLC (incorporated by reference to Exhibit 10.53 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.55	Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC and MSR XII LLC (incorporated by reference to Exhibit 10.54 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.56	Receivables Purchase Agreement, dated as of June 12, 2012, among Nationstar Agency Advance Funding Trust 2012-AW, Nationstar Agency Advance Funding 2012-AW, LLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.19 to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2012).

10.57	Receivables Purchase Agreement, dated as of June 26, 2012, among Nationstar Advance Funding Trust 2012-W, Nationstar Advance Funding 2012-W, LLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.22 to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2012).

10.58	Receivables Purchase Agreement, dated as of June 26, 2012, among Nationstar Advance Funding Trust 2012-R, Nationstar Advance Funding 2012-R, LLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.21 to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2012).

10.59	Receivables Purchase Agreement, dated as of June 26, 2012, among Nationstar Advance Funding Trust 2012-C, Nationstar Advance Funding 2012-C, LLC and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.20 to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2012).

10.60	Amended and Restated Master Repurchase Agreement, dated October 21, 2010, between Bank of America, N.A., as buyer, and Nationstar Mortgage LLC, as seller (incorporated by reference to Exhibit 10.31 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-1/A filed with the SEC on January 20, 2012).

10.61	Amendment and Waiver to the Amended and Restated Master Repurchase Agreement and the Transition Subservicing Agreement, dated as of February 21, 2012 between Nationstar Mortgage LLC and Bank of America, N.A. (incorporated by reference to Exhibit 10.50 to Nationstar Mortgage Holdings Inc’s Registration Statement on Form S-1/A filed with the SEC on February 24, 2012).

10.62	Amendment Number One to the Amended and Restated Master Repurchase Agreement, dated November 24, 2010, between Bank of America, N.A., as buyer, and Nationstar Mortgage LLC, as seller (incorporated by reference to Exhibit 10.33 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-1/A filed with the SEC on January 20, 2012).

10.63	Amendment Number Two to the Amended and Restated Master Repurchase Agreement, dated October 20, 2011, between Bank of America, N.A., as buyer, and Nationstar Mortgage LLC, as seller (incorporated by reference to Exhibit 10.34 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-1/A filed with the SEC on January 20, 2012).

10.64	Amendment Number Three to the Amended and Restated Master Repurchase Agreement, dated January 17, 2012, between Bank of America, N.A., as buyer, and Nationstar Mortgage LLC, as seller (incorporated by reference to Exhibit 10.35 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-1/A filed with the SEC on January 20, 2012).

Exhibit Number	Description

10.65	Amendment Number Four to the Amended and Restated Master Repurchase Agreement, dated June 1, 2012, between Nationstar Mortgage LLC and Bank of America, N.A. (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on September 4, 2012).

10.66	Request for Temporary Increase, dated June 26, 2012, between Bank of America, N.A. and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.2 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on September 4, 2012).

10.67	Amendment Number Five, dated January 30, 2013, to the Amended and Restated Master Repurchase Agreement, dated October 21, 2010, between Bank of America, N.A. and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.66 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.68+	Transaction Terms Letter for Amended and Restated Master Repurchase Agreement, dated January 30, 2013, between Bank of America, N.A. and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.67 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.69	Amendment to the Fifth Amended and Restated Master Repurchase Agreement, dated as of February 21, 2012, between Nationstar Mortgage LLC and The Royal Bank of Scotland plc. (incorporated by reference to Exhibit 10.49 to Nationstar Mortgage Holdings Inc’s Registration Statement on Form S-1/A filed with the SEC on February 24, 2012).

10.70	Amendment Number Four to Fifth Amended and Restated Master Repurchase Agreement, dated as of February 25, 2012, between The Royal Bank of Scotland plc and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.58 to Nationstar Mortgage Holdings Inc’s Registration Statement on Form S-1/A filed with the SEC on February 24, 2012).

10.71**	Employment Agreement, dated as of January 29, 2008, by and between Nationstar Mortgage LLC and Robert L. Appel (incorporated by reference to Exhibit 10.5 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

10.72**	Amendment, dated as of September 17, 2010, to Employment Agreement dated January 29, 2008 by and between Nationstar Mortgage LLC and Robert L. Appel (incorporated by reference to Exhibit 10.6 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

10.73**	Employment Agreement between David Hisey and Nationstar Mortgage Holdings Inc. (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on February 21, 2013).

10.74**	Employment Agreement between Harold Lewis and Nationstar Mortgage Holdings Inc. (incorporated by reference to Exhibit 10.73 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.75**	Employment Agreement between Ramesh Lakshminarayanan and Nationstar Mortgage Holdings Inc. (incorporated by reference to Exhibit 10.74 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.76**	Nationstar Mortgage Holdings Inc. 2012 Incentive Compensation Plan (incorporated by reference to Exhibit 10.57 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-1/A filed with the SEC on February 24, 2012).

10.77**	Form of Restricted Stock Grant Agreement for Employees (IPO) under the 2012 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on November 16, 2012).

Exhibit Number	Description

10.78**	Form of Restricted Stock Grant Agreement for Employees under the 2012 Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on November 16, 2012).

10.79**	Form of Restricted Stock Grant Agreement for Non-Employee Directors (IPO) under the 2012 Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on November 16, 2012).

10.80**	Form of Restricted Stock Grant Agreement for Non-Employee Directors under the 2012 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to Nationstar Mortgage Holdings Inc.’s Current Report on Form 8-K filed with the SEC on November 16, 2012).

10.81**	Form of Cash Award Agreement for Employees under the 2012 Incentive Compensation Plan (incorporated by reference to Exhibit 10.80 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.82**	Nationstar Mortgage LLC Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.81 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.83**	Nationstar Mortgage LLC Management Incentive Plan (MIP) (incorporated by reference to Exhibit 10.82 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.84**	Nationstar Mortgage LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.16 to Nationstar Mortgage Holdings Inc.’s Registration Statement on Form S-4/A filed with the SEC on December 23, 2010).

10.85**	Amendment Number Two to Nationstar Mortgage LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.84 to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013).

10.86	Form of Indemnification Agreement with directors and officers (incorporated by reference to Exhibit 10.52 to Nationstar Mortgage Holdings Inc’s Registration Statement on Form S-1/A filed with the SEC on February 24, 2012).

12.1*	Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1) (incorporated by reference to Exhibit 23.2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.2) (incorporated by reference to Exhibit 23.3 to Nationstar Mortgage LLC’s Registration Statement on Form S-4/A filed with the SEC on May 3, 2013).

23.4	Consent of Greenberg Traurig LLP (included in Exhibit 5.3) (incorporated by reference to Exhibit 23.4 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

24.1	Power of Attorney (included on signature pages) (incorporated by reference to Exhibit 24.1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

Exhibit Number	Description

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the 2019 Indenture (incorporated by reference to Exhibit 25.1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the 2020 Indenture (incorporated by reference to Exhibit 25.2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the 2021 Indenture (incorporated by reference to Exhibit 25.3 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 1, 2013).

101	Interactive data files (incorporated by reference to Exhibits 101.INS, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE to Nationstar Mortgage Holdings Inc.’s Annual Report on Form 10-K filed with the SEC on March 15, 2013 and Exhibits 101.INS, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE to Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2013).

*	Filed herewith.
**	Management contract, compensatory plan or arrangement.
+	Certain portions of this exhibit have been omitted pursuant to confidential treatment granted by the SEC under Rule 24b-2 as promulgated with the Securities Exchange Act of 1934, as amended.
±	Certain portions of this exhibit have been omitted and have been filed separately with the SEC pursuant to a request for confidential treatment under Rule 24b-2 as promulgated with the Securities Exchange Act of 1934, as amended.
#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby undertakes to furnish supplementally a copy of any referenced schedule to the SEC upon request.